Filed pursuant to Rule 424(b)(4)
Registration No. 333-258149

PROSPECTUS FOR

243,320,841 SHARES OF COMMON STOCK

5,333,333 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

AND

15,333,333 SHARES OF COMMON STOCK UNDERLYING WARRANTS

OF

THE BEACHBODY COMPANY, INC.

This prospectus relates to the resale from time to time of (i) an aggregate of 201,788,314 shares of common stock, par value $0.0001 per share (the “common stock”), of The Beachbody Company, Inc., a Delaware corporation (“Beachbody”) by the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”), (ii) the resale of 7,500,000 shares of common stock issued to the Sponsor (as defined below) and subsequently distributed to its members, including 3,750,000 shares of common stock that are subject to certain vesting restrictions pursuant to the Sponsor Agreement (as defined below), (iii) the resale of 22,500,000 shares of common stock issued in the PIPE Investment (as defined below) by certain of the Selling Stockholders, and (iv) the issuance by us and resale of 11,532,527 shares of common stock reserved for issuance upon the exercise of options to purchase common stock. This prospectus also relates to the issuance by us of up to 15,333,333 shares of common stock upon the exercise of outstanding warrants.

On June 25, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 9, 2021 (the “Merger Agreement”), by and among Forest Road Acquisition Corp., a Delaware corporation (“FRX”), BB Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of FRX (“BB Merger Sub”), Myx Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of FRX (“Myx Merger Sub”), The Beachbody Company Group, LLC, a Delaware limited liability company (“BB”) and Myx Fitness Holdings, LLC, a Delaware limited liability company (“Myx”). As contemplated by the Merger Agreement, FRX changed its name to “The Beachbody Company, Inc.” In connection with the foregoing transactions, BB Merger Sub merged with and into BB, the separate corporate existence of BB Merger Sub ceased and BB survived as a wholly-owned subsidiary of FRX; Myx Merger Sub merged with and into Myx, the separate corporate existence of Myx Merger Sub ceased and Myx survived as a wholly-owned subsidiary of FRX; and BB merged with and into FRX, the separate corporate existence of BB ceased and FRX continued as a surviving acquiror entity (the “Business Combination”).

We are registering the resale of shares of common stock and warrants as required by (i) an amended and restated registration rights agreement, dated as of June 25, 2020 (the “Registration Rights Agreement”), entered into by and among Beachbody, Forest Road Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), certain equityholders of The Beachbody Company Group, LLC, a Delaware limited liability company, set forth on the signature pages thereto, and Carl Daikeler, Mary Conlin, John Salter, Michael Heller, Ben Van de Bunt and Kevin Mayer in private placements consummated in connection with the Business Combination (such private placements, collectively, the “PIPE Investment”).

We are also registering the (i) resale of shares of common stock held by certain of our affiliates and (ii) the issuance and resale of shares of common stock reserved for issuance upon the exercise of options to purchase shares of common stock and the settlement of restricted stock units, in each case, held by certain of our current and former employees.

We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock or warrants by the Selling Shareholders.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock and warrants. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock and warrants.

Our shares of common stock are listed on The New York Stock Exchange under the symbol “BODY.” On July 19, 2021, the closing sale price of shares of our common stock was $8.79. Our warrants are listed on The New York Stock Exchange under the symbol “BODY WS.” On July 19, 2021, the closing sale price of our warrants was $2.28.

Investing in shares of our common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2021

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

EXPLANATORY NOTE

This prospectus is being filed pursuant to Rules 424(b)(4) and 424(b)(8) under the Securities Act of 1933, as amended (the “Securities Act”), to correct certain disclosures in the Registration Statement on Form S-1 (the “Registration Statement”) of The Beachbody Company, Inc. (the “Company”), Registration No. 333-258149, filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 23, 2021, under the subsection titled “Description of Securities — Warrants” beginning on page 131 of the Registration Statement, relating to the description of the warrants issued by Forest Road Acquisition Corp., the predecessor of the Company, in connection with its initial public offering.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“2021 Plan” are to the Beachbody Company, Inc. 2021 Incentive Award Plan;

•	“Business Combination” are to the transactions contemplated in the Merger Agreement;

•	“Bylaws” are to the Amended and Restated Bylaws of The Beachbody Company, Inc.;

•	“Certificate of Incorporation” are our certificate of incorporation dated June 25, 2021;

•	“Closing” are to the closing of the Business Combination on June 25, 2021;

•	“Company,” “we,” “us” and “our” are to FRX prior to the Business Combination and to Beachbody after the Business Combination and its change of name to The Beachbody Company, Inc.;

•	“common stock” are to shares of our common stock, par value $0.0001 per share;

•	“Continental” are to Continental Stock Transfer & Trust Company;

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“ESPP” are to our 2021 Employee Stock Purchase Plan;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“founder shares” are to shares of Class B common stock purchased by the Sponsor;

•	“GAAP” are to accounting principles generally accepted in the United States of America;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•	“Management Awards” are to equity awards under the 2020 Plan in the form of restricted stock units expected to be granted to certain of our employees within 90 days following the Closing;

•	“NYSE” are to the New York Stock Exchange;

•	“FRX Awards” are to FRX Options, FRX Restricted Stock Awards and FRX RSUs;

•	“FRX common stock” are to shares of FRX common stock, par value $0.0001 per share;

•	“FRX Options” are to options to purchase shares of FRX common stock;

•	“FRX Restricted Stock Awards” are to restricted shares of FRX common stock;

•	“FRX RSUs” are to restricted stock units based on shares of FRX common stock;

•	“FRX Stockholders” are to the stockholders of FRX and holders of FRX Awards prior to the Business Combination;

•	“Beachbody” are to FRX after the Business Combination and its name change from Forest Road Acquisition Corp.;

•	“Beachbody Options” are to options to purchase shares of our common stock;

•	“Beachbody Restricted Stock” are to restricted shares of our common stock;

•	“Beachbody RSUs” are to restricted stock units based on shares of our common stock;

•	“ordinary shares” are to the FRX Class A ordinary shares and the FRX Class B ordinary shares, collectively;

•

“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“PIPE Investment” are to the purchase of shares of our common stock pursuant to the Subscription Agreements;

•	“PIPE Investment Amount” are to the aggregate gross purchase price received by FRX prior to or substantially concurrently with Closing for the shares in the PIPE Investment;

•	“PIPE Investors” are to those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements;

•	“pro forma” are to giving pro forma effect to the Business Combination;

•	“Organizational Documents” are to the Certificate of Incorporation and the Bylaws;

•	“public shareholders” are to holders of public shares, whether acquired in FRX’s initial public offering or acquired in the secondary market;

•

“public shares” are to the FRX Class A ordinary shares (including those that underlie the units) that were offered and sold by FRX in its initial public offering and registered pursuant to the IPO registration statement or the shares of our common stock issued as a matter of law upon the conversion thereof at the time of the Business Combination, as context requires;

•

“public warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by FRX in its initial public offering and registered pursuant to the IPO registration statement or the redeemable warrants of Beachbody issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

•	“redemption” are to each redemption of public shares for cash pursuant to the Organizational Documents;

•

“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement to be entered into at Closing, entered into by and among Beachbody, Forest Road Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), certain equityholders of The Beachbody Company Group, LLC, a Delaware limited liability company, set forth on the signature pages thereto, and Carl Daikeler, Mary Conlin, John Salter, Michael Heller, Ben Van de Bunt and Kevin Mayer.;

•	“Sarbanes Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“FRX” are to Forest Road Acquisition Corp., prior to the Business Combination;

•	“FRX Class A ordinary shares” are to FRX’s Class A ordinary shares, par value $0.0001 per share;

•	“FRX Class B ordinary shares” are to FRX’s Class B ordinary shares, par value $0.0001 per share;

•

“FRX units” and “units” are to the units of FRX, each unit representing one FRX Class A ordinary share and one-third of one redeemable warrant to acquire one FRX Class A ordinary share, that were offered and sold by FRX in its initial public offering and registered pursuant to the IPO registration statement (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof);

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Sponsor” are to Forest Road Acquisition Sponsor LLC, a Delaware limited liability company;

•

“Sponsor Agreement” are to that certain Sponsor Agreement, dated February 9, 2021, by and among the Sponsor, FRX, each officer and director of FRX and Beachbody, as amended and modified from time to time;

•	“Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment will be consummated;

•	“trust account” are to the trust account established at the consummation of FRX’s initial public offering maintained by Continental, acting as trustee;

•	“Trust Agreement” are to the Investment Management Trust Agreement, dated November 24, 2020, by and between FRX and Continental Stock Transfer & Trust Company, as trustee; and

•	“Unvested Sponsor Shares” are to 3,750,000 shares of Class A common stock subject to certain vesting restrictions pursuant to the Sponsor Agreement; and

•	“warrants” are to the public warrants.

Additionally, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of FRX, which became the business of Beachbody and its subsidiaries following the Closing.

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	our public securities’ potential liquidity and trading;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	factors relating to our business, operations and financial performance, including:

•	our ability to effectively compete in the fitness and nutrition industries;

•	our ability to successfully acquire and integrate new operations;

•	our reliance on a few key products

•	market conditions and global and economic factors beyond our control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	litigation and the ability to adequately protect our intellectual property rights; and

•	other factors detailed under the section entitled “ Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Beachbody, which became the business of FRX following the Closing.

Our Company

We are a health and wellness platform providing fitness, nutrition and stress-reducing programs to our customers. With over 2.7 million digital subscriptions and 0.4 million nutritional subscriptions, we believe our ability to offer solutions in both the global fitness market and the global nutrition market under one platform positions us a leading holistic health and wellness platform. We have a 22-year track record of creating innovative training, nutrition and stress-reducing programs that have improved the lives of millions of customers. We make fitness entertaining, approachable, effective and convenient, while fostering social connections that encourage customers to live healthier and more fulfilling lives.

We are a results-oriented company at the intersection of wellness, technology and media. We developed one of the original fitness digital streaming platforms with an extensive library of content containing over 80 complete workout programs and over 2,300 streaming workouts. We measure the success of our library by customer engagement indicators including a metric that divides daily active users by monthly active users (“DAU/MAU”) and “streams” by our subscribers over the respective periods. While the measure of a digital stream may vary across companies, we define streams and total streams as the stream of a video for at least 25% of its length during a given period. For the three months ended March 31, 2021, our DAU/MAU was 35%. In 2020 our subscribers’ streams totaled 180 million and during the three months ended March 31, 2021 totaled 56 million. We also measure our success by month over month retention rates of our digital subscribers, which was approximately 96% as of March 31, 2021.

Driven by our commitment to help people achieve their goals and lead healthy, fulfilling lives, we have built or acquired digital platforms to engage with our customers and deliver differentiated experiences, including Beachbody on Demand and Openfit and upon shareholder approval, will acquire Myx. Our digital platforms include an extensive library with high production value and creatively diverse fitness content at a price point as low as $9.99 per month or $99.00 per year. In addition to each platform that has its own unique distribution channels, the content we produce drives a flywheel of new digital and nutritional subscriptions that helps fuel revenue growth.

Our premium nutrition products help make meal planning and healthy weight loss achievable without deprivation or starvation. Simplicity and proven strategies are at the core of what we do and many of our brands, including Shakeology, Beachbody Performance and Ladder, have been clinically designed to help our customers achieve their goals. By leveraging data about our customers, such as which content they are engaging with, we are able to make targeted recommendations that support improved results.

We have also built a social commerce platform that organically increases our customers, inspires participants to achieve their goals and generates cash flow that can be used to accelerate our digital and international businesses. This platform consists hundreds of thousands of micro influencers or Coaches, who help customers maintain their fitness program through positive reinforcement, accountability and an online/offline support community.

Our revenue is primarily generated from the sale of digital subscriptions and nutritional products that are often bundled together. We also generate revenue through connected fitness products with the acquisition of Myx. We believe that this acquisition will help increase future revenue through connected devices and additional digital subscriptions. We also intend to increase revenues through future international expansion and opportunistic acquisitions.

Our holistic health and wellness platform has generated significant revenue and subscriber growth since fully transitioning to digital. In the last three years:

•	Total revenue was $790.3 million in 2018, $755.8 million in 2019, $863.6 million in 2020 and $226.2 million for the three months ended March 31, 2021

•	Net income (loss) was $0.1 million in 2018, $32.3 million in 2019, $(21.4) million in 2020 and $(30.1) million for three months ended March 31, 2021

•

Adjusted EBITDA was $68.1 million in 2018, $78.4 million in 2019, $51.5 million in 2020 and $(11.7) million for three months ended March 31, 2021; with 2020 and 2021 results to date reflecting a significant increase in media spend driving subscriber and deferred revenue growth

•	Digital subscriptions were 1.5 million at the end of 2018, 1.7 million at the end of 2019, 2.6 million at the end of 2020 and 2.7 million as of March 31, 2021

•	Digital subscription month over month retention was 94.1% in 2018, 95.3% in 2019, 95.5% in 2020 and 95.8% for three months ended March 31, 2021

•	Nutritional subscriptions were 0.4 million at the end of 2018, 0.3 million at the end of 2019 and 0.4 million at the end of 2020 and as of March 31, 2021

See “Selected Consolidated Financial and Other Data — Non-GAAP Financial Measures” for information regarding our use of Adjusted EBITDA and a reconciliation of net income/loss to Adjusted EBITDA. For a definition of digital subscriptions, nutritional subscriptions and subscriber retention, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Model — Key Operational and Business Metrics.”

Our Industry and Opportunity

Overview

We are a global leader in the health, wellness and fitness industry with over 2.7 million digital subscriptions and over 0.4 million nutritional subscriptions as of March 31, 2021. Our total revenue was $790.3 million in 2018, $755.8 million in 2019 and $863.6 million in 2020 and $226.2 million for the three months ended March 31, 2021. We believe our growth has been driven by an increasing awareness on health and wellness by customers, an acceleration of consumer purchases of digital fitness products, increased demand for convenience and streaming services, and a desire to live a healthier life. In 2020, 99% of our revenue was generated in North America and we believe there is a large opportunity to expand internationally where many of these same trends exist.

Industry

We operate within the global health, wellness, and fitness industries, which are comprised of diverse products and offerings such as online/offline fitness solutions, nutritional offerings, mental health products and connected fitness devices. According to the Global Wellness Institute, the total spend on the global wellness industry in 2019 was $4.5 trillion, of which physical activity, healthy eating and nutrition represented over $1.5 trillion in spending. Additionally, according to IHRSA (International Health, Racquet & Sportsclub Association), 183 million and 62 million people had gym memberships globally and in the United States, respectively, in 2019.

Our approach to health, wellness and fitness addresses a massive and largely untapped market by bringing various aspects of well-being together in one place. We have focused our efforts on the technological disruption in the growing global health, wellness, and fitness industry since the launch of the beta version of the Beachbody on Demand digital platform in fourth quarter of 2015. A recent study from The New Consumer suggests that 66% of customers prefer home fitness solutions to gyms, and we believe that we will continue to benefit from this investment in technology and structural shift in the global wellness industry as users continue to transition to digital fitness, nutrition and mindfulness solutions.

By providing cost-effective content, which requires little to no equipment, and, with the acquisition of Myx, a lower cost connected indoor bike, we believe that we will be able to significantly expand the market for fitness engagement. And while the COVID-19 pandemic drove significant subscriber growth, 59% of Americans say they do not plan on renewing their gym membership since the pandemic has helped them find more affordable ways to exercise and live a healthier lifestyle.

Total Addressable Market

According to the Global Wellness Institute, the Total Addressable Market (TAM) is approximately $1.5 trillion and includes the physical activity and healthy eating/weight loss markets. More specifically, 3.7% of the world’s population, or 277 million people, are members of gyms, health clubs and fitness studios and/or participate in structured or independent/at-home fitness activities or classes on a regular basis. Additionally, approximately $700 billion is spent annually on healthy eating, weight loss and nutrition supplements. Given our holistic approach and wide library of health and wellness content, we believe our potential customer is any person who is interested in taking a proactive step forward in improving his or her life through fitness, nutrition, mindfulness or better recovery. With approximately 2.7 million digital subscriptions as of March 31, 2021, we believe we have penetrated approximately 1% of our total addressable global market of 277 million people globally.

Consumer Trends in Our Favor

Increasing Focus on Health and Wellness

The growing awareness of the benefits of exercise, proper nutrition, mindfulness, and recovery is driving increased participation and spend in health, wellness, and fitness. This trend has translated into consistent year-over-year growth of the fitness industry both in the United States and globally over the past two decades, even during times of economic recession. According to IHRSA, health club industry revenues in the United States grew at a 5.4% annual growth rate over the last ten years. Employers and health insurance companies are also investing in employee well-being by offering incentives for preventative health measures such as exercise. Additionally, recent studies from the NIH suggest that the combination of exercise and a proper diet are more effective than exercise alone. We believe that our holistic solution positions us well relative to companies who are focused on one aspect of health and wellness.

Democratization of Health and Wellness Through More Accessible Digital Solutions

Many consumers have found that digital health and wellness offerings are more convenient or accessible than offline solutions, which has helped accelerate consumer spending. In 2020, according to an LEK consulting study, consumer investment in digital fitness increased by 30%-35%, positioning the sector for faster growth in the future. Many of these customers plan on continuing to use these digital services, even as gyms reopen, and the online fitness market is expected to grow from $6 billion in 2019 to $59 billion by 2027. We believe this increased use of digital services will help democratize health and wellness. At an annual subscription price of $99 a year for Beachbody on Demand, we believe Beachbody is well positioned to continue to be a leading digital health and wellness platform.

Mobile and Streaming Services Provides Anytime, Anywhere Access to Fitness and Nutrition Programs

The quality, quantity and speed of streaming content has significantly changed media consumption patterns. Consumers can select from extensive catalogs of content across video programming, music, and gaming, allowing for personalized, on-demand consumption anywhere, anytime and at a great value. This trend continues to shape the health and fitness industry as app stores have made this content more accessible around the world. As a result, fitness and health related downloads reached 656 million in the second quarter of 2020, up from 446 million in the second quarter of 2019 and we believe we can continue to capitalize on this opportunity.

Demand for Convenience and On-Demand Solutions

Household trends, longer working hours and the rise of mobile technology make it challenging to balance time between family, work and personal health and wellness. According to the Pew Research Center, there has been an increase in dual income families from 49% in 1970 to 66% in 2016. We believe that busy lifestyles, less free time, more people working from home and changing household dynamics are driving demand for more convenient health, wellness, and fitness options.

Desire for Community and Shared Experiences Through Social Platforms

We believe consumers are increasingly spending on experiences and are seeking meaningful community connections, even in a digital world. Community has been a key attribute of transcendent health and wellness brands such as Peloton, Lululemon and Crossfit. Our recent introduction of BODgroups has enabled us to increase our emphasis on community and leverage the power of our Coach network to help people get results and live healthier lives through positive reinforcement, accountability, and an online/offline support network.

Our Competitive Advantages

We attribute our success to the following competitive strengths:

We Provide a Holistic Health and Wellness Solution in a Digital Ecosystem

We provide a holistic health and wellness solution powered by three distinct experiential platforms that seamlessly interact with each other. Beachbody On Demand is a leading digital subscription platform that maintains a comprehensive library of on-demand, highly produced and creatively diverse fitness content, while also providing nutritional programming aimed to make meal planning and healthy weight loss achievable. Openfit provides a comparable experience, but through a digitally streamed lens, leveraging the power of celebrity, mass social influence, story and live interactivity. Our acquisition of Myx will provide a complementary entrant into connected fitness, offering an indoor cycling experience, while encouraging broader cross training on and off the bike. Together, these platforms can create a community-driven digital ecosystem to increase and retain subscribers as well as increase engagement and will be the driving force behind our commitment to helping people achieve their goals and lead healthy, fulfilling lives.

Best-in-Class Content Creation Capabilities with One of the Largest Digital Fitness Catalogs in the Industry

Our digital libraries currently have access to over 2,300 fitness videos from 84 complete workout programs. Our production of content is one of our key core competencies as we leverage our expertise to attract new mass-market audiences and we have one of the largest digital fitness catalogs in the industry, powered by our best-in-class content creation capabilities. Our content library provides significant opportunities for sustainable growth due to the evergreen nature of our programs. We have world class training and live fitness classes that are accessible anywhere and deliver compelling value to our subscribers. Our disciplined and data-driven approach allows us to create and develop content in-house, utilizing teams to assess subscriber viewership and online and offline trends. We have three in-house studios that allow us to control our production quality and undergo rigorous testing and revisions to create compelling workouts. We also gather and study data and analytics to drive post-launch optimization. Our marketing and merchandising teams work in parallel to create branding opportunities, and also assemble product bundles to drive results and increase revenue.

Large and Growing Digital Subscriber Base Being Accelerated by a Social Commerce Platform and Relationships with Social Influencers and Celebrities

We have a large and growing digital subscriber base across each platform that continues to accelerate, driven by the burgeoning relationships that we have cultivated with our Coaches, social influencers and celebrity network. Coaches help attract and retain customers, while keeping them on track with their fitness and nutrition goals. Our roster of influencers and celebrities, including LeBron James and Arnold Schwarzenegger, helps to increase the visibility of our products and services. Our digital platforms have 2.7 million digital subscriptions as of March 31, 2021, up from nearly 1.5 million in 2018, with over 180 million streamed views in 2020 and 56 million streamed views for the three months ended March 31, 2021. We had a month over month retention of 96% for the three months ended March 31, 2021, with active subscribers averaging 13.6 workouts per month.

Compelling Unit Economics and Ability to Profitably Acquire Customers

We rely on a synergistic combination of direct marketing and social commerce to drive compelling lifetime value to cost of acquisition unit economics across our platforms. Our Coaches attract, motivate and retain customers with our fitness content and nutritional supplements. We believe that as customers get results with our programs, they become evangelists for our total solution. This in turn attracts more customers who form BOD groups on our proprietary social platform and compounds demand for future content releases. We have recently implemented live content that is only available to subscribers, and also have seen reductions in our customer acquisition costs following the launch of Openfit.

Compelling Financial Profile

Our 22-year track record of profitable growth is characterized by efficient customer acquisition, high retention, recurring revenue and rapid digital subscriber growth across our platforms. Our growth is attributable to a highly analytical and agile marketing approach and a social commerce platform, all of which contribute to efficient digital subscriber acquisition. Many of our digital subscribers also signup for nutrition subscriptions, which further contributes to revenue growth. We have a track record of generating strong returns from our marketing investments and believe we can accelerate these to significantly increase our total subscriber base and drive profitable long-term revenue growth. We see a substantial opportunity to increase customers as consumer demands shift to more at-home, digital and on-demand focused health and wellness options.

Mission Focused Founders Surrounded by Ambitious Management Team

Carl Daikeler and Jon Congdon founded Beachbody in 1998 with a bold mission — to help people achieve their goals and lead healthy, fulfilling lives. While the mission has remained consistent, the management team has evolved and strengthened into an ambitious world-class group highly focused on customer engagement. From emotional storytelling and social tools, first with the introduction of customer message board forums, to social media and now our proprietary social platform, we have proven our ability to innovate amidst changing consumer preferences and technological advancements. We continue to curate entrepreneurial, analytical and experienced management to innovate in product development, stabilize logistics, create new technology, better serve the customer and deliver highly tested and potent supplements. We remain as relentlessly focused on results as we were at inception.

Growth Opportunities

We believe there are several attractive opportunities to continue to drive long-term growth:

Integration of MYX into Our Connected Fitness Ecosystem

We plan to maximize the potential of MYX by leveraging our subscriber base, social commerce platform, marketing experience and content creation capabilities. The combined ecosystem will create a holistic at-home fitness and wellness experience with a connected device that delivers premium and diverse content at a compelling price point. MYX equipment will represent the foundation of our connected fitness offering and enable us to offer a holistic on-/off-bike approach to our customers. We will continue working with our Coaches and social influencers to highlight the benefits of our products and rapidly expand sales across our existing and new customer base.

Launch New Products and Expand Content Offering

We continually innovate to deliver new workouts, wellness programs and nutritional supplements to help our customers experience results. We have a proven track record of catering to changing customer preferences over our 22-year history. We are agile and work quickly to integrate feedback from our customers to stay up to date with new fitness trends. We use this real time data to create content to engage existing and new customers and leverage analytics to optimize products and drive engagement through multiple customer touchpoints. Total workouts streamed grew from 89 million in 2018, to over 104 million in 2019, 180 million in 2020, and 56 million for the three months ended March 31, 2021, demonstrating the engagement of our subscriber base.

Investment in Data and Marketing Technologies to Drive Subscription Growth

We believe we can increase our rate of subscriber growth and retention with new content offerings and an increased investment in media. We are constantly learning from our customers, Coaches, and influencers and can leverage this data in content creation and developing products that enhance customer lifetime value. We intend to continue increasing brand awareness and productivity of our social commerce channel. Our business model, working with third parties for logistics and supply chain, allows us to efficiently allocate capital, preserving valuable resources for customer acquisition and content creation.

International Expansion

We believe there is significant opportunity for both Openfit and Beachbody to grow internationally, particularly with the addition of the MYX bike. We currently distribute products in the United States, Canada, the United Kingdom and France with plans for expansion to Mexico in 2021 and Germany in 2022. We will continue to pursue disciplined international expansion by targeting developed countries where fitness and nutrition needs can be well-served with an in-home total solution at an affordable price.

Opportunistic Mergers and Acquisitions to Expand Our Offering and Leverage Our Platform

Our platform and ecosystem are well positioned to leverage our capabilities and growing subscriber base to offer new health, wellness and fitness options. We will continue to seek out capabilities that are accretive to our existing content base and can help us attract new customers, focusing on health and wellness with new innovations. We will benefit as a public company from further platform recognition and access to capital to help facilitate these transactions.

Our Product Offerings and Economic Model

Digital Subscriptions

Our digital subscriptions include Beachbody on Demand (BOD), launched in beta version in the fourth quarter of 2015, and Openfit, launched in 2019. The subscriptions are renewed on a monthly, quarterly, and annual basis and include unlimited access to an extensive library of live and on-demand fitness and nutrition content.

Our digital platforms provide a one stop shop for all types of fitness and nutrition content, with world famous brands such as P90X, Insanity, 21 Day Fix, 80 Day Obsession, Morning Melt-Down 100 and LIIFT4. The BOD platform gives users access to comprehensive, highly produced, and creatively diverse fitness content with dynamic trainers. We had over 2.7 million digital subscribers as of March 31, 2021, who have access to over 2,300 fitness, nutrition, mindfulness and recovery videos that can be accessed anywhere. BOD content is available on the web as well as iOS, Android, Roku and AppleTV.

Leveraging the power of celebrity, mass social influence, story and live interactivity, Openfit is a digital streaming platform for people who want to make the commitment to change their fitness and nutrition habits for the long term with the gratification of aligning that commitment with celebrities and influencers they admire and love to watch. Celebrity-influence is combined with live small group training supervised by a team of certified trainers offering real time feedback, motivation and professional instruction. Complemented by the acquisition of Ladder, which originally formulated its products to the specifications of founders LeBron James and Arnold Schwarzenegger, Openfit provides an original and exciting digital fitness and wellness resource. Openfit content can be streamed via iOS, Android, FireTV, Chromecast, Roku and AppleTV.

Digital subscriptions also help generate sales of our nutritional products, which are often sold together as bundles.

Nutritional Products

Our nutritional products include Shakeology, Beachbody Performance supplements and BEACHBARs. As part of our mission to be a total health and wellness solution for our consumers, our nutritional products are formulated and manufactured to high quality standards and complement our fitness and device offerings. Our research and development team rigorously assesses and develops new nutritional products that are in line with these goals, satisfies customer demand, and increases subscriptions and lifetime revenue. Shakeology, our premium nutrition shake, is clinically shown to help reduce cravings and promote healthy weight loss and formulated to help support healthy digestion and provide healthy energy with its proprietary formula of superfoods, phytonutrients, enzymes, fiber and protein, with no artificial sweeteners, flavors, colors or preservatives.

Beachbody Performance supplements include our pre-workout Energize, post-workout Recover and overnight recovery supplement Recharge, to reduce soreness and prepare the body for the next day’s workout. These products were created to meet a different need than Shakeology, which is a once-a-day premium nutrition shake that helps supplement a healthy diet.

BEACHBARs are low sugar, protein bars available in three flavors made with ingredients to help satisfy cravings without undermining our customers’ fitness and weight loss goals. We continue to research and develop additional nutritional products, and currently provide a variety of other nutritional supplements including collagen, fiber and greens “boosts.”

Connected Fitness Products

Our digital subscription offerings will be complemented by our entrance into connected fitness through the Myx acquisition. Our connected fitness products will include both Myx Fitness offerings launched in 2020: the MYX bike, a connected-stationary-bike with heart rate monitor, and MYX Plus, which includes the connected bike and heart rate monitor along with ancillary workout equipment such as a dumbbell, a kettlebell, resistance bands, a bike mat, an oversized exercise mat and a foam roller, creating an all-in-one home gym offering. The MYX bike is equipped with a unique swivel touch screen that enables users to engage with content beyond the indoor cycling experience and encourages broader cross-training, incorporating resistance training and yoga for a more holistic fitness experience and healthier results.

We believe that Myx’s focus on a holistic approach to fitness is the perfect fit for the Beachbody ecosystem, and together with Beachbody’s digital subscription offerings and nutritional products, will bring together a comprehensive in-home solution that provides personalization, live coaching, celebrity rides, nutritional supplements and healthy meal-planning.

We intend to provide Beachbody and Openfit content through the Myx Fitness touch screen. The content presented on the swivel touch screen will depend on the sales channel through which it was purchased, Beachbody or Openfit. We expect to sell the MYX/Openfit/Ladder offering to customers via our direct-to-consumer channel, retail and our current Openfit subscribers, and plan to offer the Beachbody content and supplements together with the MYX bike through BOD subscribers and Coaches.

The MYX bike is manufactured using commercial-grade equipment and includes a 21.5” 360-degree swivel screen. In the United States, the standard package sells for $1,299 and includes a Polar heart rate monitor with free delivery and set up. The MYX Plus package sells for $1,499. With approximately 27,500 bikes sold, MYX has been recognized as a leading brand in connected fitness by CNET, PC Magazine, USA Today, WIRED and Health.

Our Value Proposition

Our holistic approach to health and wellness provides the consumer with tools to succeed at a lower cost than most traditional gyms or fitness studios and nutrition/weight loss plans.

Our business model is characterized by developing compelling fitness and nutrition programs that are designed to provide the subscriber with results. This in turn attracts additional customers who see those results on social media. These consumers then become advocates for the company, which helps attract and retain new and existing consumers. This “virtuous cycle” of content, customer success, and new customer acquisition drives subscriber growth and recurring revenue opportunities.

Our monthly connected fitness subscription at an average price of $29.00 is less expensive than most monthly gym memberships, a fraction of the price of a personal training session, and less than the cost of one individual connected fitness class at a boutique studio. Boutique studio fitness classes typically cost between $25.00 and $45.00 per person per class and follow a strict schedule whereas our monthly connected fitness subscription covers the household and offers unlimited use, anytime, anywhere. Our on-demand library feature classes, spanning 5 to 60 minutes, provide our customers with flexibility and convenience.

Myx offers attractive 0% APR financing programs, which allow qualified customers to pay in monthly installments of as low as $37 for 36 months for a MYX bike. These financing programs have successfully broadened the base of customers by attracting consumers from a wider spectrum of ages and income levels.

Our nutritional products come in varying sizes and prices and are often bundled with digital content offerings. One of our most popular packages is the BOD and Shakeology Challenge pack, which is priced at $160 and comes with a one-month supply of Shakeology and an annual BOD membership.

Our Economic Model

Our Beachbody offerings provide access to our marketplace of Coaches, which are people who have signed up to use Beachbody’s products and organize groups on our proprietary social platform, BODgroups. On this platform, Coaches earn a share of the revenue generated by promoting our products and helping our customers succeed. They also earn additional bonuses for expanding this social network by building teams of Coaches. This marketplace, called Team Beachbody, is made up of hundreds of thousands of Coaches who get early access to each new program and receive a 25% discount on their purchases or a 25% commission on orders they generate through their efforts.

We also sell our digital subscription products, nutritional products and connected fitness products direct to consumer through our Beachbody and Openfit platforms. On Openfit, many of our influencers receive a commission on digital subscriptions or nutritional products that they help sell, however there is no commission paid on any subscriptions that are not sold through the social channels of these influencers.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock or warrants and result in a loss of all or a portion of your investment:

•	If we are unable to anticipate and satisfy consumer preferences and shifting views of health, fitness and nutrition, our business may be adversely affected.

•	The perception of the effects of our nutritional products may change over time, which could reduce customer demand.

•	We rely on consumer discretionary spending, which may be adversely affected by economic downturns and other macroeconomic conditions or trends.

•	If we are unable to sustain pricing levels for our products and services, our business could be adversely affected.

•

Our success depends on our ability to maintain the value and reputation of our brands. Adverse publicity associated with our products, ingredients or network marketing program, or those of similar companies, could adversely affect our business.

•

Our marketing strategy relies on the use of social media platforms and any negative publicity on such social media platforms may adversely affect the public perception of our brand, and changing terms or conditions or ways in which advertisers use their platforms may adversely affect our ability to engage with customers, both of which in turn could have a material and adverse effect on our business, results of operations and financial condition. In addition, our use of social media could subject us to fines or other penalties.

•	We may be unable to attract and retain customers, which would materially and adversely affect our business, results of operations and financial condition.

•

Our customers use their connected fitness products and fitness accessories to track and record their workouts. If our products fail to provide accurate metrics and data to our customers, our brand and reputation could be harmed, and we may be unable to retain our customers.

•	Our business relies on sales of a few key products.

•	We operate in highly competitive markets and we may be unable to compete successfully against existing and future competitors.

•	We may be unable to effectively integrate the Myx business into our operations.

•

The failure or inability of our contract manufacturers to comply with the specifications and requirements of our products could result in a product recall, which could adversely affect our reputation and subject us to significant liability should the consumption of any of our products cause or be claimed to cause illness or physical harm.

•	If any of our products are unacceptable to us or our customers, our business could be harmed.

•	Our products and services may be affected from time to time by design and manufacturing defects that could adversely affect our business and result in harm to our reputation.

•	We may incur material product liability claims, which could increase our costs and adversely affect our revenues and operating income.

•	Our business model relies on high quality customer service, and any negative impressions of our customer service experience may adversely affect our business and result in harm to our reputation.

•	The seasonal nature of our business could cause operating results to fluctuate.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under the guidance in ASC 805, Beachbody is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of FRX issuing stock for the net assets of Beachbody, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of FRX.

Corporate Information

We were incorporated under the name “Forest Road Acquisition Corp.” on September 24, 2020 as a Delaware corporation for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On June 25, 2021, we changed our name to “The Beachbody Company, Inc.”

Our principal executive office is located at 3301 Exposition Blvd. Santa Monica, CA 90404. Our telephone number is (310) 883-9000. Our website address is www.beachbody.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the fitness industry or otherwise generally impact companies like us. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Beachbody and Myx

The Company is a holding company with no direct operations that relies on dividends, distributions, loans and other payments, advances and transfers of funds from Beachbody and Myx to pay dividends, pay expenses and meet its other obligations. Accordingly, the Company’s stockholders and warrant holders will be subject to all of the risks of the businesses of Beachbody and Myx.

For the purposes of this section, “we,” “us” and “our” refers to Beachbody and Myx, as applicable.

Risks Related to Our Business and Industry

If we are unable to anticipate and satisfy consumer preferences and shifting views of health, fitness and nutrition, our business may be adversely affected.

The fitness industry is highly susceptible to changes in consumer preferences. Our success depends on our ability to anticipate and satisfy consumer preferences relating to health, fitness and nutrition. Our business is, and all of our workouts and products are, subject to changing consumer preferences that cannot be predicted with certainty. Consumers’ preferences for health and fitness services and products, including the technology through which they consume these services and products, could shift rapidly to offerings different from what we offer, and we may be unable to anticipate and respond to such shifts in consumer preferences. It is also possible that competitors could introduce new products, services and/or technologies that negatively impact consumer preference for our workouts and products. In addition, developments or shifts in research or public opinion on the types of workouts and products we provide could negatively impact our business. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality health and fitness services. Our failure to effectively introduce new health and fitness services that are accepted by consumers could result in a decrease in revenue, which could have a material adverse effect on our financial condition and adversely impact our business.

The perception of the effects of our nutritional products may change over time, which could reduce customer demand.

A substantial portion of our revenues is derived from our Shakeology line of products. We believe that these nutritional products have, or are perceived to have, positive effects on health, and compete in a market that relies on innovation and evolving consumer preferences. However, the nutritional industry is subject to changing consumer trends, demands and preferences. Additionally, the science underlying nutritious foods and dietary supplements is constantly evolving. Therefore, products once considered healthy may over time become disfavored by consumers or no longer be perceived as healthy. Trends within the food industry change often and our failure to anticipate, identify or react to changes in these trends could, among other things, lead to reduced consumer demand and spending reductions, and could adversely impact our business, financial condition and results of operations. Additionally, ingredients used in our products may become negatively perceived by consumers, resulting in reformulation of existing products to remove such ingredients, which may negatively affect taste or other qualities. Factors that may affect consumer perception of nutritional products include dietary trends and attention to different nutritional aspects of foods, concerns regarding the health effects of specific ingredients and nutrients, trends away from specific ingredients in products and increasing awareness of the environmental and social effects of product production. For example, conflicting scientific information on what constitutes good nutrition, diet trends and other weight loss trends may also adversely affect our business from time to time. Our success depends, in part, on our ability to anticipate the tastes and dietary habits of consumers and other consumer trends and to offer nutritional products that appeal to their needs and preferences on a timely and affordable basis. Failure to do so could have a material adverse effect on our financial condition and adversely impact our business.

We rely on consumer discretionary spending, which may be adversely affected by economic downturns and other macroeconomic conditions or trends.

Our business and operating results are subject to global economic conditions and their impact on consumer discretionary spending. Some of the factors that may negatively influence consumer spending include high levels of unemployment, higher consumer debt levels, reductions in net worth, declines in asset values and related market uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future of the political and economic environment. Consumer purchases of discretionary items generally decline during periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. If consumer purchases of subscriptions and products decline, our revenue may be adversely affected.

For example, the outbreak of the novel coronavirus (“COVID-19”), a virus causing potentially deadly respiratory tract infections, has negatively affected economic conditions regionally as well as globally and has caused a reduction in consumer spending. Efforts to contain the effect of the virus have included travel restrictions and restrictions on public gatherings. Many businesses have eliminated non-essential travel and canceled in-person events to reduce instances of employees and others being exposed to large public gatherings, and governments across the globe have restricted business activities and strongly encouraged, instituted orders or otherwise restricted individuals from leaving their home. These efforts have led to an increase in at-home gyms and workouts which has in turn led to an increase in our consumers, a trend which may be negatively impacted when commercial and office gyms reopen. The ultimate severity of the coronavirus outbreak and successful distribution and vaccine inoculation results are uncertain at this time and therefore we cannot predict the full impact it may have on our end markets or operations; however, the effect on our results could be material and adverse. Any significant or prolonged decrease in consumer spending on fitness or nutritional products could adversely affect the demand for our offerings, reducing our cash flows and revenues, and thereby materially harming our business, financial condition, results of operations and prospects.

COVID-19 has had a significant impact on the fitness sector and has increased demand for home fitness solutions as gyms across the country have either been shuttered by government orders or abandoned by members uncertain of their safety in those facilities. While we cannot predict the long-term impact on consumer behavior, we believe that a significant percentage of gym goers do not plan to return to the gym even after widespread distribution of the COVID-19 vaccine. The adoption of at-home connected fitness by the broad market consumer has been accelerated by the pandemic. In addition, COVID-19 has had an adverse impact on global supply chains, resulting in an increased uncertainty in shipping lead times as well as increased import and logistics costs.

However, if a significant percentage of consumers return to the gym and do not continue at-home fitness, or import and logistics costs continue to increase, our business, financial condition, results of operations and prospects may be adversely affected.

If we are unable to sustain pricing levels for our products and services, our business could be adversely affected.

If we are unable to sustain pricing levels for our products and services, including our nutritional products, digital services and connected fitness products, whether due to competitive pressure or otherwise, our revenue and gross margins could be significantly reduced. Further, our decisions around the development of new ancillary products and services are grounded in assumptions about eventual pricing levels. If there is price compression in the market after these decisions are made, it could have a negative effect on our business.

Our success depends on our ability to maintain the value and reputation of our brands.

We believe that our brands are important to attracting and retaining customers. Maintaining, protecting, and enhancing our brands depends largely on the success of our marketing efforts, ability to provide consistent, high-quality products, services, features, content, and support, and our ability to successfully secure, maintain, and defend our rights to use our trademarks, logos and other intellectual property important to our brands. We believe that the importance of our brands will increase as competition further intensifies and brand promotion activities may require substantial expenditures. Our brands could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity. Unfavorable publicity about us, including our products, services, technology, subscriber service, content, personnel, industry, distribution and/or marketing channel, and suppliers could diminish confidence in, and the use of, our products and services. Such negative publicity also could have an adverse effect on the size, engagement and loyalty of our customer base and result in decreased revenue, which could have an adverse effect on our business, financial condition, and operating results.

Adverse publicity associated with our products, ingredients or network marketing program, or those of similar companies, could adversely affect our business.

The size of our distributor base and the results of our operations may be significantly affected by the perception of our company and similar companies. This perception is dependent upon opinions concerning:

•	the safety and quality of our products and nutritional supplement ingredients;

•	the safety and quality of similar products and ingredients distributed by other companies;

•	our distributors;

•	publicity concerning network marketing; and

•	the direct selling business generally.

Adverse publicity concerning any actual or purported failure of our Company or our distributors to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, the regulation of our network marketing business, the licensing of our products for sale in our target markets, or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on the goodwill of our Company and could negatively affect our ability to attract, motivate and retain distributors, which would have a material adverse effect on our ability to generate revenue. We cannot ensure that all distributors will comply with applicable legal requirements relating to the advertising, sale, labeling, licensing or distribution of our products or promotion of the income opportunity.

In addition, our distributors’ and consumers’ perception of the safety and quality of our products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by national media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could have a material adverse effect on our reputation or the market demand for our products.

Our marketing strategy relies on the use of social media platforms and any negative publicity on such social media platforms may adversely affect the public perception of our brand, and changing terms or conditions or ways in which advertisers use their platforms may adversely affect our ability to engage with customers, both of which in turn could have a material and adverse effect on our business, results of operations and financial condition. In addition, our use of social media could subject us to fines or other penalties.

We rely on social media marketing through various social media platforms, such as Instagram, YouTube and Facebook, as a means to engage with our existing customers as well as attract new customers. Existing and new customers alike interact with the brand both organically, through posts by the Beachbody community, as well as through distributors via their own social media accounts. While the use of social media platforms allows us access to a broad audience of consumers and other interested persons, our use of, and reliance on, social media as a key marketing tool exposes us to significant risk of widespread negative publicity. Social media users generally have the ability to post information to social media platforms without filters or checks on accuracy of the content posted. Information concerning the Company or its many brands may be posted on such platforms at any time. Such information may be adverse to our interests or may be inaccurate, each of which can harm our reputation and value of our brands. The harm may be immediate without affording us an opportunity for redress or correction. In addition, social media platforms provide users with access to such a broad audience that collective action against our products and offerings, such as boycotts, can be more easily organized. If such actions were organized, we could suffer reputational damage. Social media platforms may be used to attack us, our information security systems, including through use of spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, distributed denial of service attacks, password attacks, “Man in the Middle” attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting. As such, the dissemination of information on social media platforms and other online platforms could materially and adversely affect our business, results of operations and financial condition, regardless of the information’s accuracy.

Our reliance on social media platforms for advertising also subjects us to the risk that any change to the platforms’ algorithms, terms and conditions and/or ways in which advertisers may advertise on their platforms may adversely affect our ability to effectively engage with customers and sell our products, which in turn could have a material and adverse effect on our business, results of operations and financial condition.

In addition, our use of social media platforms as a marketing tool could also subject us to fines or other penalties. As laws and regulations, including those from the Federal Trade Commission, State Attorneys General, and other enforcement agencies rapidly evolve to govern the use of these platforms, the failure by us, our distributors, influencers, or other third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could materially and adversely impact our business, results of operations and financial condition or subject us to fines or other penalties.

We may be unable to attract and retain customers, which would materially and adversely affect our business, results of operations and financial condition.

The success of our business depends on our ability to attract and retain customers. Our marketing efforts may not be successful in attracting customers, and membership levels may materially decline over time. Customers may cancel their membership at any time. In addition, we experience attrition, and we must continually engage existing customers and attract new customers in order to maintain membership levels. Some of the factors that could lead to a decline in membership levels include, among other factors:

•	changing desires and behaviors of consumers or their perception of our brand;

•	changes in discretionary spending trends;

•	market maturity or saturation;

•	a decline in our ability to deliver quality service at a competitive price;

•	a failure to introduce new features, products or services that customers find engaging;

•	the introduction of new products or services, or changes to existing products and services, that are not favorably received;

•	technical or other problems that affect the customer experience;

•	an increase in membership fees due to inflation;

•	direct and indirect competition in our industry;

•	a decline in the public’s interest in health and fitness; and

•	a general deterioration of economic conditions or a change in consumer spending preferences or buying trends.

Any decrease in our average fees or higher membership costs may materially and adversely impact our results of operations and financial condition. Additionally, further expansion into international markets may create new challenges in attracting and retaining customers that we may not successfully address, as these markets carry unique risks as discussed below. As a result of these factors, we cannot be certain that our membership levels will be adequate to maintain or permit the expansion of our operations. A decline in membership levels would have an adverse effect on our business, results of operations and financial condition.

Our customers use their connected fitness products and fitness accessories to track and record their workouts. If our products fail to provide accurate metrics and data to our customers, our brand and reputation could be harmed, and we may be unable to retain our customers.

Our customers use their connected fitness products and fitness accessories to track and record certain metrics related to their workouts. Examples of metrics tracked on our platform currently include heartrate and calories burned. These metrics assist our customers in tracking their fitness journeys and understanding the effectiveness of their workouts. We anticipate introducing new metrics and features in the future. If the software used in our connected fitness products or on our platform malfunctions and fails to accurately track, display, or record customers workouts and metrics, we could face claims alleging that our products and services do not operate as advertised. Such reports and claims could result in negative publicity, product liability claims, and, in some cases, may require us to expend time and resources to refute such claims and defend against potential litigation. If our products and services fail to provide accurate metrics and data to our customers, or if there are reports or claims of inaccurate metrics and data or claims of inaccuracy regarding the overall health benefits of our products and services in the future, we may become the subject of negative publicity, litigation, regulatory proceedings, and warranty claims, and our brand, operating results, and business could be harmed.

Our business relies on sales of a few key products.

Our digital platforms which provide recurring subscription revenue also provide a significant portion of our revenue, accounting for approximately 42% of revenue for the three months ended March 31, 2021. Our Shakeology dietary supplement product also constitutes a significant portion of our revenue, accounting for approximately 35% of revenue for the three months ended March 31, 2021. If consumer demand for these products decreases significantly or we cease offering these products without a suitable replacement, our operations could be materially adversely affected. Despite these efforts, our financial performance currently remains dependent on a few products. Any significant diminished consumer interest in these products would adversely affect our business. We could also experience adverse financial consequences if we fail to sustain market interest in the newly-added Myx business. We may not be able to develop successful new products or implement successful enhancements to existing products. Any products that we do develop or enhance may not generate sufficient revenue to justify the cost of developing and marketing these products.

We operate in highly competitive markets and we may be unable to compete successfully against existing and future competitors.

Our products and services are offered in a highly competitive market. We face significant competition in every aspect of our business, including at-home fitness equipment and content, fitness clubs, nutritional products, dietary supplements, and health and wellness apps. Moreover, we expect the competition in our market to intensify in the future as new and existing competitors introduce new or enhanced products and services that compete with ours.

Our competitors may develop, or have already developed, products, features, content, services, or technologies that are similar to ours or that achieve greater acceptance, may undertake more successful product development efforts, create more compelling employment opportunities, or marketing campaigns, or may adopt more aggressive pricing policies. Our competitors may develop or acquire, or have already developed or acquired, intellectual property rights that significantly limit or prevent our ability to compete effectively in the public marketplace. In addition, our competitors may have significantly greater resources than us, allowing them to identify and capitalize more efficiently upon opportunities in new markets and consumer preferences and trends, quickly transition and adapt their products and services, devote greater resources to marketing, advertising and research and development, or be better positioned to withstand substantial price competition. If we are not able to compete effectively against our competitors, they may acquire and engage customers or generate revenue at the expense of our efforts, which could have an adverse effect on our business, financial condition, and operating results. The business of marketing nutritional products is highly competitive and sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. In addition, we anticipate that we will be subject to increasing competition in the future from large electronic commerce sellers. Some of these competitors have significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established subscriber bases, and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or subscriber requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify.

We are also subject to competition for the recruitment of distributors from other organizations, including those that market nutritional products, dietary and nutritional supplements, and personal care products as well as other types of products. Our ability to remain competitive depends, in part, on our success in recruiting and retaining coaches through an attractive compensation plan, the maintenance of an attractive product portfolio, and other incentives. We cannot ensure that our programs for recruitment and retention efforts will be successful.

We compete with other direct selling organizations, some of which have longer operating histories and higher visibility, name recognition and financial resources. The Company competes for new coaches on the basis of the culture, premium quality products and compensation plan. We envision the entry of many more direct selling organizations into the marketplace as this channel of distribution expands. There can be no assurance that the Company will be able to successfully meet the challenges posed by increased competition.

We also compete for the time, attention and commitment of its independent distributor force. Given that the pool of individuals interested in the business opportunities presented by direct selling tends to be limited in each market, the potential pool of distributors for our products is reduced to the extent other companies successfully recruit these individuals into their businesses. Although we believe that we offer an attractive business opportunity, there can be no assurance that other companies will not be able to recruit our existing distributors or deplete the pool of potential distributors in a given market.

We may be unable to effectively integrate the Myx business into our operations.

In connection with this transaction, we will acquire Myx, including the Myx brand name, its product line, and all existing equipment, inventory and facilities. The acquisition presents significant challenges for our management team. To be successful, we must effectively and efficiently integrate the Myx business into our organization, including the Myx product line, marketing and distribution system, production facilities, product development teams, and administrative and finance personnel and policies. We must also implement appropriate operational, financial and management systems and controls. We may encounter significant difficulties in this process, any one or more of which could adversely affect our business.

Additional risks relating to the acquisition include the following:

•

Our contract manufacturing experience is generally limited to the production of our dietary supplement products. We intend to continue Myx’s contract manufacturing operations, which are much more extensive than our own. We may be unable to operate Myx’s manufacturing operations in a cost-effective or timely manner.

Because of these and other risks, the Myx acquisition could fail to produce the revenue, earnings and business synergies that we anticipate, in which case our business would be adversely affected.

We have limited control over our suppliers, manufacturers, and logistics providers, which may subject us to significant risks, including the potential inability to produce or obtain quality products on a timely basis or in sufficient quantity in order to meet demand.

We have limited control over our suppliers, manufacturers, and logistics providers, which subjects us to risks, such as the following:

•	inability to satisfy demand for our products or other products or services that we currently offer or may offer in the future;

•	reduced control over delivery timing and product reliability;

•	reduced ability to monitor the manufacturing process and components used in our products;

•	limited ability to develop comprehensive manufacturing specifications that take into account any materials shortages or substitutions;

•	variance in the manufacturing capability of our third-party manufacturers;
•	price increases;

•	failure of a significant supplier, manufacturer, or logistics provider to perform its obligations to us for technical, market or other reasons;

•	difficulties in establishing additional supplier, manufacturer or logistics provider relationships if we experience difficulties with our existing suppliers, manufacturers, or logistics providers;

•	shortages of materials or components;

•	misappropriation of our intellectual property;

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exposure to natural catastrophes, pandemics, political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured or the components thereof are sourced;

•	changes in local economic conditions in the jurisdictions where our suppliers, manufacturers, and logistics providers are located;

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the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, tariffs, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and

•	insufficient warranties and indemnities on ingredients or components supplied to our manufacturers or performance by these parties.

We also rely on our logistics providers, including last mile warehouse and delivery providers, to complete deliveries to customers. If any of these independent contractors do not perform their obligations or meet the expectations of us or our customers, our reputation and business could suffer.

The occurrence of any of these risks, especially during seasons of peak demand, could cause us to experience a significant disruption in our ability to produce and deliver our products to our customers.

The failure or inability of our contract manufacturers to comply with the specifications and requirements of our products could result in a product recall, which could adversely affect our reputation and subject us to significant liability should the consumption of any of our products cause or be claimed to cause illness or physical harm.

We sell nutritional products for human consumption, which involves risks such as product contamination or spoilage, product tampering, other adulteration, mislabeling and misbranding. We also sell stationary bikes. All of our products are manufactured by independent third-party contract manufacturers. In addition, we do not own a warehouse facility, instead it is managed for us by a third party. Under certain circumstances, we may be required to, or may voluntarily, recall or withdraw products.

A widespread recall or withdrawal of any of our products may negatively and significantly impact our sales and profitability for a period of time and could result in significant losses depending on the costs of the recall, destruction of product inventory, reduction in product availability, and reaction of competitors and consumers. We may also be subject to claims or lawsuits, including class actions lawsuits (which could significantly increase any adverse settlements or rulings), resulting in liability for actual or claimed injuries, illness or death. Any of these events could adversely affect our business, financial condition and results of operations. Even if a product liability claim or lawsuit is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential consumers and its corporate and brand image. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. We maintain product liability and product recall insurance in an amount that we believe to be adequate. However, we may incur claims or liabilities for which it is not insured or that exceed the amount of its insurance coverage. A product liability judgment against us or a product recall could adversely affect our business, financial condition and results of operations.

If any of our products are unacceptable to us or our customers, our business could be harmed.

We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. We have also received, and may in the future continue to receive, products that either meet our technical specifications but that are nonetheless unacceptable to us, or products that are otherwise unacceptable to us or our customers. Under these circumstances, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers or riders, they could lose confidence in the quality of our products and our results of operations could suffer and our business could be harmed.

Our products and services may be affected from time to time by design and manufacturing defects that could adversely affect our business and result in harm to our reputation.

Through Myx, we will offer complex hardware and software products and services that can be affected by design and manufacturing defects. Sophisticated operating system software and applications, such as those which will be offered by us, often have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects may also exist in components and products that we source from third parties. Any such defects could make our products and services unsafe, create a risk of environmental or property damage and personal injury, and subject us to the hazards and uncertainties of product liability claims and related litigation. In addition, from time to time we may experience outages, service slowdowns, or errors that affect our fitness and wellness programming. As a result, our services may not perform as anticipated and may not meet customer expectations. There can be no assurance that we will be able to detect and fix all issues and defects in the hardware, software, and services we offer. Failure to do so could result in widespread technical and performance issues affecting our products and services and could lead to claims against us. We maintain general liability insurance; however, design and manufacturing defects, and claims related thereto, may subject us to judgments or settlements that result in damages materially in excess of the limits of our insurance coverage. In addition, we may be exposed to recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, or intangible assets, and significant warranty and other expenses such as litigation costs and regulatory fines. If we cannot successfully defend any large claim, maintain our general liability insurance on acceptable terms, or maintain adequate coverage against potential claims, our financial results could be adversely impacted. Further, quality problems could adversely affect the experience for users of our products and services, and result in harm to our reputation, loss of competitive advantage, poor market acceptance, reduced demand for our products and services, delay in new product and service introductions, and lost revenue.

We may incur material product liability claims, which could increase our costs and adversely affect our revenues and operating income.

Additionally, our nutritional and dietary supplement products consist of herbs, vitamins and minerals and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain innovative ingredients that do not have long histories of human consumption. We do not always conduct or sponsor clinical studies for our products and previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers, we have been, and may again be, subjected to various product liability claims, including that the products contain contaminants, the products include inadequate instructions as to their uses, or the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims thereby requiring us to pay substantial monetary damages and adversely affecting our business.

Our business model relies on high quality customer service, and any negative impressions of our customer service experience may adversely affect our business and result in harm to our reputation.

We rely on high quality overall customer service across all of our products and services. Positive customer service experiences help drive a positive reputation, increased sales and minimization of litigation. For example, once our streaming services and integrated connected-bike products are purchased, our customers rely on our high-touch delivery and set up service to deliver and install their equipment in a professional and efficient manner. Our customers also rely on our support services to resolve any issues related to the use of such services and content. Providing a high-quality customer experience is vital to our success in generating word-of-mouth referrals to drive sales and for retaining existing customers. The importance of high-quality support will increase as we expand our business and introduce new products and services. If we do not help our customers quickly resolve issues and provide effective ongoing support, our reputation may suffer and our ability to retain and attract customers, or to sell additional products and services to existing customers, could be harmed.

The seasonal nature of our business could cause operating results to fluctuate.

We have experienced and continue to expect fluctuations in quarterly results of operations due to the seasonal nature of our business. The months of January to May result in the greatest retail sales due to renewed consumer focus on healthy living following New Year’s Day, as well as significant subscriber enrollment around that time. This seasonality could cause the post combination company’s share price to fluctuate as the results of an interim financial period may not be indicative of its full year results. Seasonality also impacts relative revenue and profitability of each quarter of the year, both on a quarter-to-quarter and year-over-year basis.

If we fail to obtain and retain high-profile strategic relationships, or if the reputation of any of these parties is impaired, our business may suffer.

A principal component of our marketing program has been to develop relationships with high-profile persons, such as Arnold Schwarzenegger and LeBron James, to help us extend the reach of our brand. Although we have relationships with several well-known individuals in this manner, we may not be able to attract and build relationships with new persons in the future. In addition, if the actions of these parties were to damage their or our reputation, our relationships may be less attractive to our current or prospective customers. Any of these failures by us or these parties could materially and adversely affect our business and revenues.

Our operating results could be adversely affected if we are unable to accurately forecast consumer demand for our products and services and adequately manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers and manufacturers, based on our estimates of future demand for particular products and services. Failure to accurately forecast our needs may result in manufacturing delays or increased costs. Our ability to accurately forecast demand could be affected by many factors, including changes in consumer demand for our products and services, changes in demand for the products and services of our competitors, unanticipated changes in general market conditions, and the weakening of economic conditions or consumer confidence in future economic conditions. This risk may be exacerbated by the fact that we may not carry a significant amount of inventory and may not be able to satisfy short-term demand increases. If we fail to accurately forecast consumer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margins to suffer and could impair the strength and premium nature of our brand. Further, lower than forecasted demand could also result in excess manufacturing capacity or reduced manufacturing efficiencies, which could result in lower margins. Conversely, if we underestimate consumer demand, our suppliers and manufacturers may not be able to deliver products to meet our requirements or we may be subject to higher costs in order to secure the necessary production capacity. An inability to meet consumer demand and delays in the delivery of our products to our customers could result in reputational harm and damaged customer relationships and have an adverse effect on our business, financial condition, and operating results.

Our founder has control over all stockholder decisions because he controls a substantial majority of our voting power through our Class X Common Stock, or “super” voting stock.

Our founder, Carl Daikeler, will own or control “super” voting shares of the Company that will represent approximately 84.8% of the voting power of the Company, as of immediately after the Closing. Following the Closing, Mr. Daikeler and certain of his affiliated entities will own a majority of the Company’s outstanding Class X Common Stock, which stock carries 10 votes per share, and, therefore, will control a majority of the voting power of the Company’s outstanding common stock. The Class X Common Stock carries substantially similar rights as the Class A Common Stock, except that each share of Class X Common Stock carries 10 votes. Therefore, Mr. Daikeler alone can exercise voting control over a majority of our voting power. As a result, Mr. Daikeler has the ability to control the outcome of all matters submitted to our stockholders for approval, including the election, removal, and replacement of our directors, amendments to the Company’s organizational documents and approval of major corporate transactions. This concentrated control could give our founder the ability to delay, defer or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that other stockholders support. Conversely, this concentrated control could allow our founder to consummate such a transaction that our other stockholders do not support. In addition, our founder may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm our business.

The Class X Common Stock will automatically convert into Class A Common Stock if Mr. Daikeler no longer provides services to Beachbody as a senior executive officer or director or if the Controlling Holders have sold more than 75% of the shares of Class X Common Stock held by them at the time of the consummation of the Business Combination.

As our Chief Executive Officer, Mr. Daikeler has control over our day-to-day management and the implementation of major strategic investments of our company, subject to authorization and oversight by our board of directors. As a board member and officer, Mr. Daikeler owes a fiduciary duty to our stockholders and must act in good faith in a manner they reasonably believe to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Daikeler is entitled to vote his shares, and shares over which he has voting control, in his own interests, which may not always be in the interests of our stockholders generally. Even if Mr. Daikeler’s employment with us is terminated, he will continue to have the ability to exercise the same significant voting power and potentially control the outcome of all matters submitted to our stockholders for approval.

The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.

Our Class X common stock has 10 votes per share, our Class A common stock has one vote per share, and our Class C common stock has no voting rights. Because our Class C common stock carries no voting rights, the issuance of the Class C common stock, including in future stock-based acquisition transactions, to fund employee equity incentive programs or otherwise could continue Mr. Daikeler’s current relative voting power and his ability to elect our directors and to determine the outcome of most matters submitted to a vote of our stockholders because, in the event of such an issuance of Class C common stock, the voting control of holders of Class X common stock would not be affected whereas the economic power of the Class X common stock would be diluted. This concentrated control limits or severely restricts other stockholders’ ability to influence corporate matters and we may take actions that some of our stockholders do not view as beneficial, which could reduce the market price of our Class A common stock and our Class C common stock.

Because the Company will be a “controlled company” within the meaning of the NYSE rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies

So long as more than 50% of the voting power for the election of directors of the Company is held by an individual, a group or another company, the Company will qualify as a “controlled company” within the meaning of the NYSE corporate governance standards. Mr. Daikeler controls over 80% of the voting power of our outstanding capital stock. As a result, the Company will be a “controlled company” within the meaning of the NYSE corporate governance standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Mr. Daikeler may have his interest in the Company diluted due to future equity issuances or his own actions in selling shares of Class X Common Stock, in each case, which could result in a loss of the “controlled company” exemption under the NYSE listing rules. The Company would then be required to comply with those provisions of the NYSE listing requirements.

We track certain operational and business metrics with internal methods that are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We track certain operational and business metrics, including total workouts and average monthly workouts per connected fitness subscription, with internal methods, which are not independently verified by any third party and, are often reliant upon an interface with mobile operating systems, networks and standards that we do not control. Our internal methods have limitations and our process for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we report. If the internal methods we use under-count or over-count metrics related to our total workouts, average monthly workouts per connected fitness subscription or other metrics as a result of algorithm or other technical errors, the operational and business metrics that we report may not be accurate. In addition, limitations or errors with respect to how we measure certain operational and business metrics may affect our understanding of certain details of our business, which could affect our longer-term strategies. If our operational and business metrics are not accurate representations of our business, market penetration, retention or engagement; if we discover material inaccuracies in our metrics; or if the metrics we rely on to track our performance do not provide an accurate measurement of our business, our reputation may be harmed, and our operating and financial results could be adversely affected.

Risks Related to Expansion

There can be no assurance that we can further penetrate existing markets or that we can successfully expand our business into new markets.

Our ability to further penetrate existing markets in which we compete or to successfully expand our business into additional countries in Western Europe, Asia, or elsewhere, to the extent we believe that we have identified attractive geographic expansion opportunities in the future, are subject to numerous factors, many of which are out of our control. These factors may include, among others, challenges around supplement formulations, localization, harmonization, market size and acceptance, costs, competitors, geopolitical stability, labor market dynamics, legal and regulatory, culture and language, infrastructure, supply chain, payment processing, customer service, payment method, taxes, foreign exchange, and repatriation.

In addition, government regulations in both our domestic and international markets can delay or prevent the introduction, or require the reformulation or withdrawal, of some of our products, which could have a material adverse effect on our business, financial condition and results of operations. Also, our ability to increase market penetration in some countries may be limited by the finite number of persons in a given country inclined to pursue a direct selling business opportunity. Moreover, our growth will depend upon improved training and other activities that enhance distributor retention in our markets. We cannot assure you that our efforts to increase our market penetration and distributor retention in existing markets will be successful.

We plan to expand into international markets, which will expose us to significant risks.

We are currently expanding our operations to other countries, which requires significant resources and management attention and subjects us to regulatory, economic, and political risks in addition to those we already face in the United States. There are significant risks and costs inherent in doing business in international markets, including:

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difficulty establishing and managing international operations and the increased operations, travel, infrastructure, including establishment of local delivery service and customer service operations, and legal compliance costs associated with locations in different countries or regions;

•	the need to vary pricing and margins to effectively compete in international markets;

•	the need to adapt and localize products for specific countries, including obtaining rights to third-party intellectual property and potentially unique music rights or licenses used in each country;

•	increased competition from local providers of similar products and services;

•	the ability to obtain, protect and enforce intellectual property rights abroad;

•	the need to offer content and customer support in various languages;

•	difficulties in understanding and complying with local laws, regulations, and customs in other jurisdictions;

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complexity and other risks associated with current and future legal and regulatory requirements in other countries, including legal requirements related to advertising, our supplements and nutritional products, consumer protection, consumer product safety and data privacy;

•	varying levels of internet technology adoption and infrastructure, and increased or varying network and hosting service provider costs;

•	tariffs and other non-tariff barriers, such as quotas and local content rules, as well as tax consequences;

•	fluctuations in currency exchange rates and the requirements of currency control regulations, which might restrict or prohibit conversion of other currencies into U.S. dollars; and

•	political or social unrest or economic instability in a specific country or region in which we operate.

We have limited experience with international regulatory environments and market practices and may not be able to penetrate or successfully operate in the markets we choose to enter. In addition, we may incur significant expenses as a result of our international expansion, and we may not be successful. We may face limited brand recognition in parts of the world that could lead to non-acceptance or delayed acceptance of our products and services by consumers in new markets. We may also face challenges to acceptance of our fitness, supplements and nutritional products, and wellness content in new markets. Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, financial condition, and operating results.

We may engage in merger and acquisition activities, which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our operating results.

As part of our business strategy, we have made or may make investments in other companies, products, or technologies in the future. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all, in the future. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by customers or investors. Moreover, an acquisition, investment, or business relationship may result in unforeseen operating difficulties and expenditures, including disrupting our ongoing operations, diverting management from their primary responsibilities, subjecting us to additional liabilities, increasing our expenses, and adversely impacting our business, financial condition, and operating results. Moreover, we may be exposed to unknown liabilities and the anticipated benefits of any acquisition, investment, or business relationship may not be realized, if, for example, we fail to successfully integrate such acquisitions, or the technologies associated with such acquisitions, into our company.

To pay for any such acquisitions, we would have to use cash, incur debt, or issue equity securities, each of which may affect our financial condition or the value of our capital stock and could result in dilution to our stockholders. Additionally, we may receive indications of interest from other parties interested in acquiring some or all of our business. The time required to evaluate such indications of interest could require significant attention from management, disrupt the ordinary functioning of our business, and could have an adverse effect on our business, financial condition, and operating results.

Covenants in the loan and security agreement governing our revolving credit facility may restrict our operations, and if we do not effectively manage our business to comply with these covenants, our financial condition could be adversely impacted.

We entered into a Credit Agreement with Bank of America in 2018, providing for a $35 million secured revolving line of credit. The revolving credit facility contains various restrictive covenants, including, among other things, minimum liquidity and revenue requirements, restrictions on our ability to dispose of assets, make acquisitions or investments, incur debt or liens, make certain distributions to our stockholders, or enter into certain types of related party transactions. These restrictions may restrict our current and future operations, particularly our ability to respond to certain changes in our business or industry or take future actions. Pursuant to the Credit Agreement, we granted the parties thereto a security interest in substantially all of our assets. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Amended and Restated Credit Agreement” for additional information.

Our ability to meet these restrictive covenants can be impacted by events beyond our control and we may be unable to do so. Our Credit Agreement provides that our breach or failure to satisfy certain covenants constitutes an event of default. Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding under its debt agreements to be immediately due and payable. In addition, our lenders would have the right to proceed against the assets we provided as collateral. If the debt under our Credit Agreement was to be accelerated, we may not have sufficient cash on hand or be able to sell sufficient collateral to repay it, which would have an immediate adverse effect on our business and operating results.

Risks Related to Our Personnel

Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations.

The labor costs associated with our businesses are subject to many external factors, including unemployment levels, prevailing wage rates, minimum wage laws, potential collective bargaining arrangements, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the federal minimum wage in the U.S., as well as the minimum wage in a number of individual states and municipalities, and to reform entitlement programs, such as health insurance and paid leave programs. As minimum wage rates increase or related laws and regulations change, we may need to increase not only the wage rates of our minimum wage employees, but also the wages paid to our other hourly or salaried employees. Our employees may seek to be represented by labor unions in the future or negotiate additional compensation. Any increase in the cost of our labor could have an adverse effect on our business, financial condition and results of operations or if we fail to pay such higher wages, we could suffer increased employee turnover. Increases in labor costs could force us to increase prices, which could adversely impact our visits. If competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline and could have a material adverse effect on our business, financial condition and results of operations.

If we cannot maintain our culture as we grow, we could lose the innovation, teamwork, and passion that we believe contribute to our success and our business may be harmed.

We believe that a critical component of our success has been our corporate culture. We have invested substantial time and resources in building our culture, which is based on our core purpose that we are here to help people achieve their goals and lead healthy, fulfilling lives. As we continue growing after the Merger and developing the infrastructure associated with being a public company, we will need to maintain our culture among a larger number of employees, dispersed across various geographic regions. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives.

We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition and results of operations.

Our success depends largely upon the continued services of our senior management team and other key employees. We rely on our executives in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying growth opportunities, and leading general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. Imperative to our success are also our fitness trainers, instructors and influencers, whom we rely on to develop safe, effective and fun workouts for our customers and to bring new, exciting and innovative fitness content to our platform. If we are unable to attract or retain creative and experienced trainers and nutritionists, we may not be able to generate workout content or dietary supplements on a scale or of a quality sufficient to retain or grow our membership base. The loss of one or more of our executive officers or other key employees, including any of our trainers, could have a serious adverse effect on our business. The replacement of one or more of our executive officers or other key employees would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. To continue to execute our growth strategy, we also must identify, hire and retain highly skilled personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Data and Information Systems

We collect, store, process, and use personal information and other customer data, which subjects us to legal obligations and laws and regulations related to data security and privacy, and any actual or perceived failure to meet those obligations could harm our business.

We collect, process, store, and use a wide variety of data from current and prospective customers, including personal information, such as home addresses, phone numbers and geolocation. Federal, state, and international laws and regulations governing data privacy, data protection, and e-commerce transactions require us to safeguard our customers’ personal information.

Many jurisdictions continue to consider the need for greater regulation or reform to existing regulatory frameworks for data privacy and data protection. In the United States, all 50 states have now passed laws to regulate the actions that a business must take in the event of a data breach, such as prompt disclosure and notification to affected users and regulatory authorities. In addition to data breach notification laws, some states have also enacted statutes and rules governing the ways in which businesses may collect, use, and retain personal information, granting data privacy rights to certain individuals, or requiring businesses to reasonably protect certain types of personal information they hold or otherwise comply with certain data security requirements for personal information. One such example is the California Consumer Privacy Act which came into effect in 2020. The U.S. federal and state governments will likely continue to consider the need for greater regulation aimed at restricting certain uses of personal data. In the European Union (EU), the General Data Protection Regulation (GDPR) came into effect in 2018 and implemented stringent operational requirements for processors and controllers of personal data, including, for example, requiring expanded disclosures about how personal data is to be used, limitations on retention of information, mandatory data breach notifications, and higher standards for data controllers to demonstrate that they have obtained either valid consent or have another legal basis to justify their data processing activities. The GDPR provides that EU member states may make their own additional laws and regulations in relation to certain data processing activities, which could further limit our ability to use and share personal data and could require localized changes to our operating model. Recent legal developments in the EU have created complexity and uncertainty regarding transfers of personal information from the EU to “third countries,” especially the United States. For example, last year the Court of Justice of the EU invalidated the EU-U.S. Privacy Shield Framework (a mechanism for the transfer of personal information to the EU to the US) and made clear that reliance on standard contractual clauses (another mechanism for the transfer of personal information outside of the EU) alone may not be sufficient in all circumstances. In addition, after the United Kingdom, or UK, left the EU, the UK enacted the UK GDPR, which together with the amended UK Data Protection Act 2018 retains the GDPR in UK national law, but also creates complexity and uncertainty regarding transfers between the UK and the EU, which could further limit our ability to use and share personal data and require localized changes to our operating model. Other jurisdictions besides the United States, EU and UK also have laws governing data privacy and security, such as Brazil’s Lei Geral de Proteção de Dados (LGPD), or are considering the adoption of new laws. Furthermore, we may be required to disclose personal data pursuant to demands from individuals, privacy advocates, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws. This disclosure or refusal to disclose personal data may result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations and could result in proceedings or actions against us in the same or other jurisdictions, damage to our reputation and brand, and inability to provide our products and services to consumers in some jurisdictions.

In order for us to maintain or become compliant with applicable laws as they come into effect, it may require substantial expenditures of resources to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us. Complying with any additional or new regulatory requirements on a jurisdiction-by-jurisdiction basis may impose significant burdens and costs on our operations or require us to alter our business practices. While we strive to materially comply with data protection laws and regulations applicable to us, any failure or perceived failure by us to comply with applicable data privacy laws and regulations, including in relation to the collection of necessary end-user consents and providing end-users with sufficient information with respect to our use of their personal data, may result in fines and penalties imposed by regulators. For example, under the GDPR and UK GDPR, fines of up to €20 million (£17.5 million) or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, may be assessed for non-compliance. In addition, we could also face governmental enforcement actions (including enforcement orders requiring us to cease collecting or processing data in a certain way), litigation and/or adverse publicity. Proceedings against us — regulatory, civil or otherwise — could force us to spend money and devote resources in the defense or settlement of, and remediation related to, such proceedings. Additionally, our international business expansion could be adversely affected if existing or future laws and regulations are interpreted or enforced in a manner that is inconsistent with our current business practices or that requires changes to these practices. If these laws and regulations materially limit our ability to collect, transfer, and use user data, our ability to continue our current operations without modification, develop new services or features of the products and expand our user base may be impaired.

Any major disruption or failure of our information technology systems or websites, or our failure to successfully implement upgrades and new technology effectively, could adversely affect our business and operations.

Certain of our information technology systems are designed and maintained by us and are critical for the efficient functioning of our business, including the manufacture and distribution of our connected fitness products, online sales of our connected fitness products, and the ability of our customers to access content on our platform. Our rapid growth has, in certain instances, strained these systems. As we grow, we continue to implement modifications and upgrades to our systems, and these activities subject us to inherent costs and risks associated with replacing and upgrading these systems, including, but not limited to, impairment of our ability to fulfill customer orders and other disruptions in our business operations. Further, our system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. If we fail to successfully implement modifications and upgrades or expand the functionality of our information technology systems, we could experience increased costs associated with diminished productivity and operating inefficiencies related to the flow of goods through our supply chain.

In addition, any unexpected technological interruptions to our systems or websites would disrupt our operations, including our ability to timely ship and track product orders, project inventory requirements, manage our supply chain, sell our connected fitness products online, provide services to our customers, and otherwise adequately serve our customers.

Nearly all of our revenue is generated over the internet via our websites, mobile applications and third-party OTT services and websites. The operation of our direct-to-consumer e-commerce business through our mobile applications and websites depends on our ability to maintain the efficient and uninterrupted operation of online order-taking and fulfillment operations. Any system interruptions or delays could prevent potential customers from purchasing our products.

Moreover, the ability of our customers to access the content on our platform could be diminished by a number of factors, including customers’ inability to access the internet, the failure of our network or software systems, security breaches, or variability in subscriber traffic for our platform. Platform failures would be most impactful if they occurred during peak platform use periods, which generally occur before and after standard work hours. During these peak periods, there are a significant number of customers concurrently accessing our platform and if we are unable to provide uninterrupted access, our customers’ perception of our platform’s reliability may be damaged, our revenue could be reduced, our reputation could be harmed, and we may be required to issue credits or refunds, or risk losing customers.

In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner which could have a material adverse effect on our business, financial condition, and operating results.

If we are unable to maintain a good relationship with Apple, our business will suffer.

The Apple App Store is a key primary distribution platform for our Beachbody app. We expect to generate a significant portion of our revenue through the platform for the foreseeable future. Any deterioration in our relationship with Apple would harm our business and revenue.

We are subject to Apple’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications on their platform.

Our business would be harmed if:

•	Apple discontinues or limits access to its platform by us and other app developers;

•	Apple removes app from their store; or

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Apple modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or change how the personal information of its users is made available to application developers on their platform or shared by users from Apple’s strong brand recognition and large user base.

If Apple loses its market position or otherwise falls out of favor with Internet users, we would need to identify additional channels for distributing our app, which would consume substantial resources and may not be effective. In addition, Apple has broad discretion to change its terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us.

If we suffer a security breach or otherwise fail to properly maintain the confidentiality and integrity of our data, including customer credit card, debit card and bank account information, our reputation and business could be materially and adversely affected.

In the ordinary course of business, we collect and transmit customer and employee data, including credit and debit card numbers, bank account information, driver’s license numbers, dates of birth and other highly sensitive personally identifiable information. We also use vendors and, as a result, we manage a number of third-party contractors who have access to our confidential information, including third party vendors of IT and data security systems and services.

We could be subject to a cyber incident or other adverse event that threatens the confidentiality, integrity or availability of information resources, including intentional attacks or unintentional events where parties gain unauthorized access to systems to disrupt operations, corrupt data or steal confidential information about customers, vendors and employees. A number of retailers and other companies have recently experienced serious cyber incidents and breaches of their information technology systems. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Despite our efforts and processes to prevent breaches, our products and services, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cybersecurity risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, third-party or employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, unauthorized access to customer data, and loss of consumer confidence. In addition, we may be the target of email scams that attempt to acquire personal information or company assets.

Some of the data we collect or process is sensitive and could be an attractive target of a criminal attack by malicious third parties with a wide range of motives and expertise, including lone wolves, organized criminal groups, “hacktivists,” disgruntled current or former employees and others. Because we accept electronic forms of payment from customers, our business requires the collection and retention of customer data, including credit and debit card numbers and other personally identifiable information in various information systems that we maintain and in those maintained by third parties with whom we contract to provide credit card processing. We also maintain important internal company data, such as personally identifiable information about our employees and information relating to our operations. The integrity and protection of customer, distributor, and employee data are critical to us.

Despite the security measures we have in place to comply with applicable laws and rules, our facilities and systems, and those of our third-party service providers (as well as their third-party service providers), may be vulnerable to security breaches, acts of cyber terrorism or sabotage, vandalism or theft, computer viruses, loss or corruption of data or programming or human errors or other similar events. Furthermore, the size and complexity of our information systems, and those of our third-party vendors (as well as their third-party service providers), make such systems potentially vulnerable to security breaches from inadvertent or intentional actions by our employees or vendors, or from attacks by malicious third parties. While we have agreements requiring our third-party service providers to use best practices for data security, we have no operational control over them. Because such attacks are increasing in sophistication and change frequently in nature, we and our third-party service providers may be unable to anticipate these attacks or implement adequate preventative measures, and any compromise of our systems, or those of our third-party vendors (as well as their third-party service providers), may not be discovered and remediated promptly. Changes in consumer behavior following a security breach or perceived security breach, act of cyber terrorism or sabotage, vandalism or theft, computer virus, loss or corruption of data or programming or human error or other similar event affecting a competitor, large retailer or financial institution may materially and adversely affect our business.

If our security and information systems, or those of our vendors, are compromised or if our employees fail to comply with these laws, regulations, or contract terms, and this information is obtained by unauthorized persons or used inappropriately, it could materially and adversely affect our reputation and could disrupt our operations and result in costly litigation, judgments, or penalties arising from violations of federal and state laws and payment card industry regulations, including those promulgated by industry groups, such as the Payment Card Industry Security Standards Council, National Automated Clearing House Association, or NACHA, Canadian Payments Association and individual credit card issuers. Under laws, regulations and contractual obligations, a cyber incident could also require us to notify customers, employees or other groups of the incident or could result in adverse publicity, loss of sales and profits, or an increase in fees payable to third parties. We could also incur penalties or remediation and other costs that could materially and adversely affect the operation of our business and results of operations. We maintain insurance coverage to address cyber incidents, and have also implemented processes, procedures and controls to help mitigate these risks; however, these measures do not guarantee that our reputation and financial results will not be adversely affected by such an incident.

We rely heavily on information systems, and any material failure, interruption or weakness may prevent us from effectively operating our business and damage our reputation.

We increasingly rely on information systems, including our technology-enabled platform through which we distribute workouts to our consumer base, point-of-sale processing systems and other information systems managed by third parties, to interact with our customers, billing information and other personally identifiable information, collection of cash, legal and regulatory compliance, management of our supply chain, accounting, staffing, payment of obligations, ACH transactions, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems, and any potential failure of third parties to provide quality uninterrupted service is beyond our control.

Our operations depend upon our ability, and the ability of our third-party service providers (as well as their third-party service providers), to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, denial-of-service attacks and other disruptions. The failure of these systems to operate effectively, stemming from maintenance problems, upgrading or transitioning to new platforms, expanding our systems as we grow, a breach in security or other unanticipated problems could result in interruptions to or delays in our business and customer service and reduce efficiency in our operations. In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may also cause service interruptions, operational delays due to the learning curve associated with using a new system, transaction processing errors and system conversion delays and may cause us to fail to comply with applicable laws. If our information systems, or those of our third-party service providers (as well as their third-party service providers), fail and our or our providers’ third-party back-up or disaster recovery plans are not adequate to address such failures, our revenues and profits could be reduced, and the reputation of our brand and our business could be materially and adversely affected.

Risks Related to Laws and Regulations

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and distribute through our content delivery platform.

As a producer and distributor of content, we face potential liability for negligence, copyright and trademark infringement, violations for rights of publicity, or other claims based on the nature and content of materials that we produce, license and distribute. We also may face potential liability for content used in promoting workouts and products, including marketing materials. We may decide to remove content from our workouts or to discontinue or alter our production of types of content if we believe such content might not be well received by our customers or could be damaging to our brand and business.

To the extent we do not accurately anticipate costs or mitigate risks, including for content that we obtain but ultimately does not appear in our products, or if we become liable for content we produce, license or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Our nutritional products must comply with regulations of the Food and Drug Administration, or FDA, as well as state, local and applicable international regulations. Any non-compliance with the FDA or other applicable regulations could harm our business.

Our products must comply with various FDA rules and regulations, including those regarding product manufacturing, marketing, food safety, required testing and appropriate labeling of our products. Conflicts between state and federal law regarding definitions of ingredients, as well as labeling requirements, may lead to non-compliance with state and local regulations. For example, states may maintain narrower definitions of ingredients, as well as more stringent labeling requirements, of which we are unaware. Any non-compliance at the state or local level could also adversely affect our business, financial condition and results of operations.

Because we do not manufacture our products directly, we must rely on these manufacturers to maintain compliance with regulatory requirements. Although we require our contract manufacturers to be compliant, we do not have direct control over such facilities. Failure of our contract manufacturers to comply with applicable regulations could have an adverse effect on our business.

Changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation.

Elements of our businesses, including the production, storage, distribution, sale, advertising, marketing, labeling, health and safety practices, transportation and use of many of our products, and sale of automatically renewing subscriptions, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as the laws and regulations administered by government entities and agencies outside the United States in markets in which our products or components thereof (such as packaging) may be made, manufactured or sold. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of a variety of factors, including political, economic or social events. Such changes may include changes in:

•	food and drug laws (including FDA and international regulations);

•	laws related to product labeling;

•	advertising and marketing laws and practices;

•	laws and programs restricting the sale and advertising of products;

•	laws and programs aimed at reducing, restricting or eliminating ingredients present in our supplement products;

•	laws and programs aimed at discouraging the consumption of products or ingredients or altering the package or portion size of our products;

•	state consumer protection and disclosure laws;

•	taxation requirements, including the imposition or proposed imposition of new or increased taxes or other limitations on the sale of our products; competition laws;

•	anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or FCPA, and the UK Bribery Act of 2010, or Bribery Act;

•	economic sanctions and anti-boycott laws, including laws administered by the U.S. Department of Treasury, Office of Foreign Assets Control and the European Union;

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laws relating to export, re-export, transfer, and import controls, including the Export Administration Regulations, the EU Dual Use Regulation, and the customs and import laws administered by the U.S. Customs and Border Protection;

•	labor and employment laws;

•	laws related to automatically renewing subscriptions and cancellation of such subscriptions;

•	data collection and privacy laws; and

•	environmental laws.

New laws, regulations or governmental policies and their related interpretations, or changes in any of the foregoing, including taxes or other limitations on the sale of our products, ingredients contained in our products or commodities used in the production of our products, may alter the environment in which we do business and, therefore, may impact our operating results or increase its costs or liabilities. In addition, if we fail to adhere to such laws and regulations, we could be subject to regulatory investigations, civil or criminal sanctions, as well as class action litigation, which has increased in its industry in recent years.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints both domestically and abroad.

In both domestic and foreign markets, the formulation, manufacturing, packaging, labeling, distribution, importation, exportation, licensing, sale and storage of our products are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions. There can be no assurance that we or our distributors are in compliance with all of these regulations. Our failure or our distributors’ failure to comply with these regulations or new regulations could lead to the imposition of significant penalties or claims and could have a material adverse effect on our business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may adversely affect the marketing of our products, resulting in significant loss of sales revenues.

Regulations related to conflict minerals may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of our products.

We are subject to requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which will require us to conduct due diligence on and disclose whether or not our products contain conflict minerals. The implementation of these requirements could adversely affect the sourcing, availability, and pricing of the materials used in the manufacture of components used in our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of minerals that may be used or necessary to the production of our products and, if applicable, potential changes to products, processes, or sources of supply as a consequence of such due diligence activities. It is also possible that we may face reputational harm if we determine that certain of our products contain minerals not determined to be conflict free or if we are unable to alter our products, processes, or sources of supply to avoid such materials.

Our network marketing program could be found not to be in compliance with current or newly adopted laws or regulations in one or more markets, which could have a material adverse effect on our business.

Our network marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States as well as regulations on direct selling in foreign markets administered by foreign agencies. We are subject to the risk that, in one or more markets, our network marketing program could be found not to be in compliance with applicable law or regulations. Regulations applicable to network marketing organizations generally are directed at preventing fraudulent or deceptive schemes, often referred to as “pyramid” or “chain sales” schemes, by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization’s products rather than investments in the organization or other non-retail sales-related criteria. The regulatory requirements concerning network marketing programs do not include “bright line” rules and are inherently fact-based, and thus, even in jurisdictions where we believe that our network marketing program is in full compliance with applicable laws or regulations governing network marketing systems, we are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. The failure of our network marketing program to comply with current or newly adopted regulations could have a material adverse effect on our business in a particular market or in general.

We are also subject to the risk of private party challenges to the legality of our network marketing program. The network marketing programs of other companies have been successfully challenged in the past. An adverse judicial determination with respect to our network marketing program, or in proceedings not involving us directly but which challenge the legality of network marketing systems, could have a material adverse effect on our business.

Our products or services offered as part of automatically renewing subscriptions or memberships could be found not to be in compliance with laws or regulations in one or more markets, which could have a material adverse effect on our business.

Certain of our products and services include subscriptions and memberships that automatically renew unless cancelled by the subscribing consumer. There are a number of consumer-protection regulations at the state and federal level that govern how automatically renewing subscriptions are offered, including the types of notices that must be provided to consumers upon sign-up, and the manner in which consumers are able to cancel such renewals. We are subject to the risk that, in one or more markets, our automatically renewing subscription products could be found not to be in compliance with applicable law or regulations. This could result in regulatory bodies or a private party bringing an action that challenges the legality of our subscription products. These actions, including those without merit, could result in us having to expend significant litigation costs to defend against such claims, incur penalties or pay damages as a result of legal judgments against us, or require us to change elements of our automatically renewing subscription products. Each of these could have a material adverse effect on our business.

Changes in legislation or requirements related to EFT, or our failure to comply with existing or future regulations, may materially and adversely impact our business.

We derive a significant amount of revenue from auto-renewal arrangements incorporated within our programs, which require express consent from our customers to commence. Any changes in the laws, regulations or interpretations of the laws regarding auto-renewal arrangements, or increased enforcement of such laws and/or regulations, could adversely affect our ability to engage or retain customers and harm our financial condition and operating performance. Our business relies heavily on the fact that our subscriptions continue on a recurring basis after the completion of any initial term requirements, and compliance with these laws and regulations and similar requirements may be onerous and expensive. In addition, variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business. States that have fitness membership statutes may be applicable to us and could provide harsh penalties for violations, including membership contracts being void or voidable. Our failure to comply fully with these rules or requirements may subject us to fines, higher transaction fees, penalties, damages and civil liability and may result in the loss of our ability to accept EFT payments, which would have a material adverse effect on our business and in turn our results of operations and financial condition. In addition, any such costs, which may arise in the future as a result of changes to the legislation and regulations or in their interpretation, could individually or in the aggregate cause us to change or limit our business practice, which may make our business model less attractive to our customers.

We are subject to a number of risks related to ACH, credit card and debit card payments we accept.

We accept payments through ACH, credit card and debit card transactions. For ACH, credit card and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our subscriptions, which could cause us to lose customers, or suffer an increase in our operating expenses, either of which could harm our operating results.

If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on our customer satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our customers’ credit cards, debit cards or bank accounts on a timely basis or at all, we could lose subscription revenue, which would harm our operating results.

If we fail to adequately control fraudulent ACH, credit card and debit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher ACH, credit card and debit card related costs, each of which could adversely affect our business, financial condition and results of operations. The termination of our ability to process payments through ACH transactions or on any major credit or debit card would significantly impair our ability to operate our business.

As consumer behavior shifts to use emerging forms of payment, there may be an increased reluctance to use ACH or credit cards for membership dues and point of sale transactions which could result in decreased revenues as consumers choose to give their business to competition with more convenient forms of payment. We may need to expand our information systems to support newer and emerging forms of payment methods, which may be time-consuming and expensive and may not realize a return on our investment.

We are subject to payment processing risk.

Our customers pay for our products and services using a variety of different payment methods, including credit and debit cards and gift cards. We rely on third parties to process payments. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses and results of operation could be adversely impacted. We leverage our third-party payment processors to bill customers on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we would have to find alternative methods of collecting payments, which could adversely impact customer acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operation and if not adequately controlled and managed could create negative consumer perceptions of our service.

We are subject to governmental export and import controls and economic sanctions laws that could subject us to liability and impair our ability to compete in international markets.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the import or export of technologies. Our products may be subject to U.S. export controls, which may require submission of a product classification and annual or semi-annual reports. Compliance with applicable regulatory requirements regarding the export of our products and services may create delays in the introduction of our products and services in international markets, prevent our international customers from accessing our products and services, and, in some cases, prevent the export of our products and services to some countries altogether.

Furthermore, U.S. export control laws and economic sanctions prohibit the provision of products and services to countries, governments, and persons targeted by U.S. sanctions. Even though we take precautions to prevent our products from being provided to targets of U.S. sanctions, our products and services could be provided to those targets or provided by our customers. Any such provision could have negative consequences, including government investigations, penalties, reputational harm. Our failure to obtain required import or export approval for our products could harm our international and domestic sales and adversely affect our revenue.

We could be subject to future enforcement action with respect to compliance with governmental export and import controls and economic sanctions laws that result in penalties, costs, and restrictions on export privileges that could have an adverse effect on our business, results of operations and financial condition.

Failure to comply with anti-corruption and anti-money laundering laws, including the FCPA and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.

We operate a global business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the Foreign Corrupt Practices Act, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. These laws that prohibit companies and their employees and third-party intermediaries from corruptly promising, authorizing, offering, or providing, directly or indirectly, improper payments or anything of value to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, agents or other parties or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, results of operations and financial condition.

We have begun to implement an anti-corruption compliance program and policies, procedures and training designed to foster compliance with these laws; however, our employees, contractors, and agents, and companies to which we outsource some of our business operations, may take actions in violation of our policies or applicable law. Any such violation could have an adverse effect on our reputation, business, operating results and prospects.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services, and brand.

Our success depends in large part on our proprietary content and technology and our trademarks, copyrights, patents, trade secrets and other intellectual property rights. We rely on, and expect to continue to rely on, a combination of trademark, trade dress, domain name, copyright, trade secret and patent laws, as well as confidentiality and license agreements with our employees, contractors, consultants, and third parties with whom we have relationships, to establish and protect our brand and other intellectual property rights. However, our efforts to obtain and protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that our intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with our business.

Effective protection of patents, trademarks, and domain names is expensive and can be difficult to maintain, both in terms of application and registration costs as well as the costs of defending and enforcing those rights. As we have grown, we have sought to obtain and protect our intellectual property rights in an increasing number of countries, a process that can be expensive and may not always be successful. For example, the U.S. Patent and Trademark Office and various foreign governmental patent agencies require compliance with a number of procedural requirements to complete the patent application process and to maintain issued patents, and noncompliance or non-payment could result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in a relevant jurisdiction. Further, intellectual property protection may not be available to us in every country in which our products and services are available. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit.

In order to protect our brand and intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Enforcement actions and litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Accordingly, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Our failure to secure, protect, and enforce our intellectual property rights could seriously damage our brand and our business.

We have been, and may in the future be, subject to claims that we infringed certain intellectual property rights of third parties, and such claims could result in costly litigation expenses or the loss of significant rights related to, among other things, our products and marketing activities, including as it relates to Myx stationary bike products.

There may be intellectual property rights held by others, including issued or pending patents, trademarks, and copyrights, and applications of the foregoing, that they allege cover significant aspects of our products, services, content, branding, or business methods. We have received in the past, and may receive in the future, communications from third parties, including practicing and non-practicing entities, claiming that we may have infringed, misused, or otherwise misappropriated their intellectual property rights. Moreover, companies in the stationary bicycle space are frequent targets of entities seeking to enforce their rights in their intellectual property, or to otherwise profit from royalties in connection with grants of licenses in their intellectual property. These intellectual property claims include enforcement of a broad variety of patents that cover various elements of stationary bicycle products.

Defending against intellectual property infringement claims may result in costly litigation expenses and diversion of technical and management personnel. It also may result in our inability to use certain technologies, content, branding, or business methods found to be in violation of another party’s rights. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements, revise our marketing activities, cease the sale of certain products, or take other actions to resolve the claims that would result in additional cost and expense to our business. Any of these results could materially adversely affect our ability to compete and our business, results of operations, and financial condition.

Our subscriber engagement on mobile devices depends upon effective operation with mobile operating systems, networks, and standards that we do not control.

A growing portion of our customers access our platform through Openfit/Beachbody on Demand (“BOD”) and there is no guarantee that popular mobile devices will continue to support Openfit/BOD or that mobile device users will use Openfit/BOD rather than competing products. We are dependent on the interoperability of Openfit/BOD with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems that degrade the functionality of our digital offering or give preferential treatment to competitors could adversely affect our platform’s usage on mobile devices. Additionally, in order to deliver high-quality mobile content, it is important that our digital offering is designed effectively and works well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards. In the event that it is more difficult for our customers to access and use our platform on their mobile devices or customers find our mobile offerings do not effectively meet their needs, our competitors develop products and services that are perceived to operate more effectively on mobile devices, or if our customers choose not to access or use our platform on their mobile devices or use mobile products that do not offer access to our platform, our subscriber growth and subscriber engagement could be adversely impacted.

In addition, a portion of our customers access our products through over-the-top (“OTT”) services such as AppleTV and Roku. These OTT services are managed by third parties that we do not control, and any changes in such systems or services that degrade the functionality of our digital offering or give preferential treatment to competitors could adversely affect our platform’s usage through these services.

Myx may be subject to warranty claims that could result in significant direct or indirect costs, or Myx could experience greater returns than expected, either of which could have an adverse effect on our business, financial condition, and operating results.

Myx generally provides a minimum 12-month limited warranty on all of its bikes. The occurrence of any material defects in our products could make it liable for damages and warranty claims in excess of its current reserves, which could result in an adverse effect on our business prospects, liquidity, financial condition, and cash flows if warranty claims were to materially exceed anticipated levels. In addition, Myx could incur significant costs to correct any defects, warranty claims, or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality and safety of its products could affect our brand image, decrease consumer and subscriber confidence and demand, and adversely affect our financial condition and operating results. Also, while its warranty is limited to repairs and returns, warranty claims may result in litigation, the occurrence of which could have an adverse effect on our business, financial condition, and operating results.

Changes in U.S. tax law may have an adverse effect on our business, financial condition and results of operations and affect the U.S. federal tax considerations of the purchase, ownership and disposition of the common stock.

Potential tax reforms in the U.S. may result in significant changes in the rules governing United States federal income taxation. Such changes may have an adverse effect on our business, financial condition and results of operations. Such changes may also affect the U.S. federal tax considerations of the purchase, ownership and disposition of our common stock.

We may be subject to obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could adversely harm our business.

State and local jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our trainings in various jurisdictions is unclear. While we do not believe we are currently required to collect and remit sales or similar taxes on our trainings in any jurisdiction in which we are not collecting such tax, we could face the possibility of tax assessments and audits. A successful assertion that we should be collecting sales, use, value added or other taxes on our trainings in those jurisdictions where we do not do so or have not historically done so could result in substantial tax liabilities and related penalties for past sales, discourage customers from purchasing our services or otherwise harm our business, results of operations and financial condition.

Risks Related to Being a Public Company

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, results of operations and financial condition.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. As an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which our controls are documented, designed or operating.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in our internal controls over financial reporting or are unable to comply with the requirements of Section 404 or assert that our internal controls over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our shares is influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price of our shares would likely be negatively impacted. In the event securities or industry analysts initiated coverage, and one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.

As a public company, we are subject to additional laws, regulations and stock exchange listing standards, which will impose additional costs on us and may strain our resources and divert our management’s attention.

As a company with publicly-traded securities, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the NYSE and other applicable securities laws and regulations. These rules and regulations require that we adopt additional controls and procedures and disclosure, corporate governance and other practices thereby significantly increasing our legal, financial and other compliance costs. These new obligations also make other aspects of our business more difficult, time-consuming or costly and increase demand on our personnel, systems and other resources. For example, to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we need to commit significant resources, hire additional staff and provide additional management oversight. Furthermore, as a result of disclosure of information in this prospectus and in our Exchange Act and other filings required of a public company, our business and financial condition become more visible, which we believe may give some of our competitors who may not be similarly required to disclose this type of information a competitive advantage. In addition to these added costs and burdens, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, other regulatory actions and civil litigation, any of which could negatively affect the price of our common stock.

Our Proposed Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Proposed Charter provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (3) any action asserting a claim against us or any director or officer arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Proposed Charter or Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. A complaint asserting a cause of action under the Securities Act of 1933, as amended, may be brought in state or federal court. With respect to the Securities Exchange Act of 1934, as amended, only claims brought derivatively under the Securities Exchange Act of 1934, as amended, would be subject to the forum selection clause described above. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Proposed Charter and Bylaws to be inapplicable or unenforceable in such action. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our Proposed Charter and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition and operating results. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Our quarterly operating results and other operating metrics may fluctuate from quarter to quarter, which makes these metrics difficult to predict.

Our quarterly operating results and other operating metrics have fluctuated in the past and may continue to fluctuate from quarter to quarter. As a result, you should not rely on our past quarterly operating results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial condition and operating results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	the continued market acceptance of, and the growth of the connected fitness and wellness market;

•	our ability to maintain and attract new customers;

•	our development and improvement of the quality of the subscriber experience, including, enhancing existing and creating new content, services, nutritional supplements, technology, and features;

•	the continued development and upgrading of our technology platform;

•	the timing and success of new product, service, feature, and content introductions by us or our competitors or any other change in the competitive landscape of our market;

•	pricing pressure as a result of competition or otherwise;

•	delays or disruptions in our supply chain;

•	errors in our forecasting of the demand for our products and services, which could lead to lower revenue or increased costs, or both;

•	increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

•	the continued maintenance and expansion of last mile delivery and maintenance services for our fitness products;

•	successful expansion into international markets;

•	seasonal fluctuations in subscriptions and usage of fitness products by our customers, each of which may change as our products and services evolve or as our business grows;

•	the diversification and growth of our revenue sources;

•	our ability to maintain gross margins and operating margins;

•	constraints on the availability of consumer financing or increased down payment requirements to finance purchases of our integrated fitness products;

•	system failures or breaches of security or privacy;

•	adverse litigation judgments, settlements, or other litigation-related costs, including content costs for past use;

•

changes in the legislative or regulatory environment, including with respect to privacy, consumer product safety, and advertising, or enforcement by government regulators, including fines, orders, or consent decrees;

•	fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;

•	changes in our effective tax rate;

•	changes in accounting standards, policies, guidance, interpretations, or principles; and

•	changes in business or macroeconomic conditions, including lower consumer confidence, recessionary conditions, increased unemployment rates, or stagnant or declining wages.

Any one of the factors above or the cumulative effect of some of the factors above may result in significant fluctuations in our operating results.

The variability and unpredictability of our quarterly operating results or other operating metrics could result in our failure to meet our expectations or those of analysts that cover us or investors with respect to revenue or other operating results for a particular period. If we fail to meet or exceed such expectations, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

The requirements of being a public company, including maintaining adequate internal control over our financial and management systems, may strain our resources, divert management’s attention, and affect our ability to attract and retain executive management and qualified board members.

As a public company we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We will be subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of the NYSE, and other applicable securities rules and regulations. Compliance with these rules and regulations will likely strain our financial and management systems, internal controls, and employees.

The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If we have material weaknesses or deficiencies in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. Effective internal control is necessary for us to produce reliable financial reports and is important to prevent fraud.

In addition, we will be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act when we cease to be an emerging growth company. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, operating results, and financial condition. Although we have already engaged additional resources to assist us in complying with these requirements, our finance team is small and we may need to hire more employees in the future, or engage outside consultants, which will increase our operating expenses.

We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. However, the lapse or waiver of any lock up restrictions or any sale or perception of a possible sale by our stockholders, and any related decline in the market price of our common stock, could impair our ability to raise capital. Separately, additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The forecasts of market growth and other projections included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you that our business will grow at a similar rate, if at all.

Growth forecasts and projections are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts in this prospectus relating to the expected growth in the fitness market, including estimates based on our own internal survey data, as well as any corresponding projections related to our potential performance, may prove to be inaccurate. Even if the markets experience the forecasted growth described in this prospectus, we may not grow our business at a similar rate, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

The Merger involves the integration of businesses that currently operate as independent businesses. Each of the companies will be required to devote attention and resources to integrating their business practices and operations following the Closing. The companies may encounter potential difficulties in the integration process including the following:

•

the inability to successfully integrate the businesses, including operations, technologies, products and services, in a manner that permits Beachbody, Myx or the Company to achieve the cost savings and operating synergies anticipated to result from the Merger, which could result in the anticipated benefits of the Merger not being realized partly or wholly in the time frame currently anticipated or at all;

•	the necessity of coordinating geographically separated organizations, systems and facilities;

•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Merger;

•	the integration of personnel with diverse business backgrounds and business cultures, while maintaining focus on providing consistent, high-quality products and services;

•	the consolidation and rationalization of information technology platforms and administrative infrastructures as well as accounting systems and related financial reporting activities; and

•	the challenge of preserving important relationships of both Beachbody and Myx and resolving potential conflicts that may arise.

Furthermore, it is possible that the integration process could result in the loss of talented employees or skilled workers of Beachbody and Myx. The loss of talented employees and skilled workers could adversely affect Beachbody’s, Myx’s or the Company’s ability to successfully conduct their respective businesses because of such employees’ experience and knowledge of the respective business. In addition, Beachbody, Myx, or the Company could be adversely affected by the diversion of our attention and any delays or difficulties encountered in connection with the integration of Beachbody and Myx. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the businesses. If Beachbody, Myx or the Company experience difficulties with the integration process, the anticipated benefits of the Merger may not be realized fully or at all, or may take longer to realize than expected. These integration matters could have an adverse effect on the business, results of operations, financial condition or prospects of Beachbody, Myx, or the Company during this transition period and for an undetermined period after completion of the Merger.

USE OF PROCEEDS

All of the shares of common stock and warrants offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of common stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of common stock issuable upon such exercise.

MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Market Price of Our Common Stock

Our common stock and warrants are listed on NYSE under the symbol “BODY” and “BODY WS,” respectively.

On July 19, 2021, the closing price of our Class A common stock was $8.79 per share and the closing price of our warrants was $2.28 per warrant. As of June 25, 2021, following the closing of the Business Combination, there were 163,175,632 shares of our Class A common stock outstanding, held of record by 122 holders, 141,250,310 shares of our Class X common stock outstanding, held of record by 3 holders, and 3 holders of record of our warrants.

Dividend Policy

We have not paid any cash dividends on our common stock to date and prior to the Business Combination, FRX had not paid any dividends on its ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, the “Company” refers to The Beachbody Company, Inc. (“Beachbody”) (f/k/a Forest Road Acquisition Corp.) and its subsidiaries after the closing of the business combination (the “Closing”), and Forest Road Acquisition Corp. (“Forest Road”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of The Beachbody Company Group, LLC (“Old Beachbody”), Forest Road and Myx adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheets of Old Beachbody, Forest Road and Myx on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 combine the historical statements of operations of Old Beachbody, Forest Road and Myx for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The Business Combination and related transactions contemplated in the Merger Agreement are as follows:

•	the merger of BB Merger Sub, LLC, a wholly owned subsidiary of Forest Road, with and into Old Beachbody;

•	the merger of MFH Merger Sub, LLC, a wholly owned subsidiary of Forest Road, with and into Myx; and

•

the issuance and sale of 22,500,000 shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $225,000,000 in the PIPE Placement pursuant to the Subscription Agreements.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, public stockholders were offered the opportunity to redeem shares of Forest Road Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account. The unaudited condensed combined pro forma financial statements reflect actual redemptions of 8,383,485 shares of Class A common stock at $10.00 per share (based on the marketable securities held in the trust account of approximately $300.0 million).

Old Beachbody was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Old Beachbody’s existing stockholders has the greatest voting interest in the combined entity with over 95% of the voting interest;

•	Old Beachbody has the ability to nominate a majority of the members of the Board of Directors of the combined entity;

•	Old Beachbody’s senior management is the senior management of the combined entity; and

•	Old Beachbody is the larger entity based on historical operating activity and has the larger employee base.

The Beachbody Merger was accounted for as a reverse recapitalization in accordance with GAAP, whereby Forest Road was treated as the acquired company and Old Beachbody was treated as the acquirer. Accordingly, for accounting purposes, the Beachbody Merger was treated as the equivalent of Old Beachbody issuing stock for the net assets of Forest Road, accompanied by a recapitalization. The net assets of Forest Road are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Beachbody Merger are those of Old Beachbody.

The Myx Merger was treated as a business combination in accordance with GAAP and was accounted for using the acquisition method of accounting. Old Beachbody recorded the estimated fair value of the assets acquired and liabilities assumed from Myx. Any excess amounts after allocating the estimated consideration to identifiable tangible and intangible assets acquired and liabilities assumed was recorded as goodwill.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021									As of March 31, 2021
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)			Transaction Accounting Adjustments (Note 3—PPA)			Pro Forma Combined
Assets
Cash and cash equivalents	$47,649	$730	$2,990	$300,004	(a	)	$(37,700)	(b	)	$403,756
				(10,500)	(b	)	(3,216)	(g	)
				(37,363)	(c	)
				225,000	(d	)
				(83,838)	(i	)
Accounts receivable, net	3,338	—	—							3,338
Inventory, net	65,653	—	13,502							79,155
Prepaid expenses and other current assets	60,184	256	3,127	(6,293)	(c	)				57,274

Total current assets	176,824	986	19,619	387,010			(40,916)			543,523

Property and equipment, net	81,905	—	71							81,976
Content assets, net	24,046	—	—							24,046
Intangible assets, net	19,540	—	—				79,800	(c	)	99,340
Goodwill	18,981	—	—				155,132	(b	)	174,113
Marketable securities held in Trust Account	—	300,004	—	(300,004)	(a	)				—
Right-of-use asset, net	31,380	—	—							31,380
Other assets	18,634	—	34				1,735	(a	)	2,001
							(18,402)	(b	)

Total assets	$371,310	$300,990	$19,724	$87,006			$177,349			$956,379

Liabilities
Bank line of credit	$—	$—	$6,015	$—			$(6,015)	(e	)	$—
Accounts payable and accrued expenses	122,868	2,674	18,160	(5,791)	(c	)	$(633)	(g	)	131,910
							$(5,368)	(e	)
Due to related party	—	21	6,672				(6,672)	(e	)	21
Deferred revenue	106,897	—	3,243							110,140
Current portion of lease liabilities	9,929	—	—							9,929
Other current liabilities	3,024	—	—							3,024

Total current liabilities	242,718	2,695	34,090	(5,791)			(18,688)			255,024

Long-term debt	20,000									20,000
Long-term lease liabilities, net	29,128	—	—							29,128
Deferred taxliabilities	3,216	—	—				19,950	(d	)	11,766
							(11,400)	(h	)
Warrant liabilities	—	45,606	—							45,606
Deferred underwriters’ discount payable	—	10,500	—	(10,500)	(b	)				—
Convertible instrument	—	—	16,667				(16,667)	(b	)	—
Other liabilities	4,375	—	11							4,386

Total liabilities	299,437	58,801	50,768	(16,291)			(26,805)			365,910

	As of March 31, 2021									As of March 31, 2021
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)			Transaction Accounting Adjustments (Note 3—PPA)			Pro Forma Combined
Commitments and contingencies
Redeemable convertible Series A preferred units	$98,110	$—	$—	$(98,110)	(f	)				$—
Class A common stock subject to possible redemption	—	237,188	—	(237,188)	(e	)				—
Stockholders’ equity/ Members’ equity (deficit)
Common units	584	—	—	(584)	(f	)				—
Member’s deficit	—	—	(31,044)				31,044	(f	)	—
Preferred stock	—	—	—							—
Class A common stock	—	1	—	2	(d	)	1	(b	)	16
				2	(e	)
				10	(f	)
				1	(g	)
				(1)	(i	)
Class B common stock	—	1	—	(1)	(g	)				—
Class X common stock				14	(f	)				14
Additional paid-in capital	—	29,506	—	(30,764)	(c	)	162,557	(b	)	613,809
				224,998	(d	)
				237,186	(e	)
				98,670	(f	)
				(24,507)	(h	)
				(83,837)	(i	)
Accumulated other comprehensive loss	(102)	—	—							(102)
Retained earnings (accumulated deficit)	(26,719)	(24,507)	—	24,507	(h	)	(2,583)	(g	)	(23,268)
				(7,101)	(c	)	1,735	(a	)
							11,400	(h	)

Total stockholders’ equity/ members’ equity (deficit)	(26,237)	5,001	(31,044)	438,595			204,154			590,469

Total liabilities and stockholders’ equity/ members’ equity (deficit)	$371,310	$300,990	$19,724	$87,006			$177,349			$956,379

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

								For the Three Months Ended March 31, 2021
	For the Three Months Ended March 31, 2021
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)		Transaction Accounting Adjustments (Note 3—PPA)		Pro Forma Combined
Revenue:
Digital	$95,150	$—	$—			$—		$95,150
Nutrition and other	131,069	—	—			—		131,069
Connected fitness	—	—	17,038			—		17,038

Total revenue	226,219	—	17,038	—		—		243,257
Cost of revenue:
Digital	11,122	—	—			—		11,122
Nutrition and other	56,995	—	—			—		56,995
Connected fitness	—	—	17,456			—		17,456

Total cost of revenue	68,117	—	17,456	—		—		85,573

Gross profit (loss)	158,102	—	(418)	—		—		157,684

Operating expenses:
Selling and marketing	144,696	—	4,789			—		149,485
Enterprise technology and development	27,089	—	813			—		27,902
General and administrative	17,946	2,725	3,029	199	(aa)	2,755	(aa)	23,768
				(2,253)	(bb)	(633)	(bb)
Restructuring	—	—	—			—		—

Total operating expenses	189,731	2,725	8,631	(2,054)		2,122		201,155

Operating loss	(31,629)	(2,725)	(9,049)	2,054		(2,122)		(43,471)
Other income (expenses)
Other income (expense), net	1,299	—	(91)					1,208
Offering cost associated with warrants recorded as liabilities	—	—	—					—
Change in fair value of warrant liabilities	—	(13,870)	—					(13,870)
Interest income on marketable securities held in Trust account		4	—					4
Loss from change in fair value of convertible instrument	—	—	(1,379)			1,379	(ee)	—
Interest expense	(123)	—	(113)			113	(ff)	(123)

Total other income (expenses)	1,176	(13,866)	(1,583)	—		1,492		(12,781)

								For the Three Months Ended March 31, 2021
	For the Three Months Ended March 31, 2021
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)		Transaction Accounting Adjustments (Note 3—PPA)		Pro Forma Combined
Loss before income taxes	$(30,453)	$(16,591)	$(10,632)	$2,054		$(630)		$(56,252)
Income tax provisions (benefit)	(395)	—	—	514	(dd)	(158)	(gg)	(39)

Net loss	$(30,058)	$(16,591)	$(10,632)	$1,540		$(472)		$(56,213)

Net loss per share, basic and diluted	$(0.48)							$(0.18)
Weighted average shares outstanding, basic and diluted	62,263,439							304,425,942

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the year ended December 31, 2020	For the period September 24, 2020 (inception) through December 31, 2020	For the year ended December 31, 2020							For the year ended December 31, 2020
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)			Transaction Accounting Adjustments (Note 3—PPA)			Pro Forma Combined
Revenue:
Digital	$334,804	$—	$—				$—			$334,804
Nutrition and other	528,778	—	—				—			528,778
Connected fitness	—	—	29,671				—			29,671

Total revenue	863,582	—	29,671	—			—			893,253
Cost of revenue:
Digital	38,285	—	—				—			38,285
Nutrition and other	211,422	—	—				—			211,422
Connected fitness	—	—	34,050				—			34,050

Total cost of revenue	249,707	—	34,050	—			—			283,757

Gross profit (loss)	613,875	—	(4,379)	—			—			609,496

Operating expenses:
Selling and marketing	464,000	—	9,243				—			473,243
Enterprise technology and development	93,036	—	1,950				—			94,986
General and administrative	64,818	531	6,540	797	(aa	)	11,020	(aa	)	89,122
				2,200	(cc	)	3,216	(cc	)
Restructuring	(1,677)	—	—				—			(1,677)

Total operating expenses	620,177	531	17,733	2,997			14,236			655,674

Operating loss	(6,302)	(531)	(22,112)	(2,997)			(14,236)			(46,178)
Other income (expenses)
Other income (expense), net	666	—	(156)				1,735	(dd	)	2,245
Offering cost associated with warrants recorded as liabilities	—	(981)		(4,901)	(cc	)				(5,882)
Change in fair value of warrant liabilities	—	(3,608)								(3,608)

	For the year ended December 31, 2020	For the period September 24, 2020 (inception) through December 31, 2020	For the year ended December 31, 2020							For the year ended December 31, 2020
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)			Transaction Accounting Adjustments (Note 3—PPA)			Pro Forma Combined
Loss on sale of private placement warrants		(2,796)								(2,796)
Loss from change in fair value of convertible instrument	—	—	(288)				288	(ee	)	—
Interest expense	(527)	—	(201)				201	(ff	)	(527)

Total other income (expenses)	139	(7,385)	(645)	(4,901)			2,224			(10,568)

Loss before income taxes	(6,163)	(7,916)	(22,757)	(7,898)			(12,012)			(56,746)
Income tax provisions (benefit)	15,269	—	—	(1,975)	(dd	)	(11,400)	(gg	)	1,894

Net loss	$(21,432)	$(7,916)	$(22,757)	$(5,923)			$(612)			$(58,640)

Net loss per share, basic and diluted	$(0.35)									$(0.19)
Weighted average shares outstanding, basic and diluted	61,229,753									304,425,942

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Beachbody Merger was accounted for as a reverse recapitalization in accordance with GAAP, whereby Forest Road was treated as the acquired company and Old Beachbody was treated as the acquirer. Accordingly, for accounting purposes, the Beachbody Merger was treated as the equivalent of Old Beachbody issuing stock for the net assets of Forest Road, accompanied by a recapitalization. The net assets of Forest Road were stated at historical cost, with no goodwill or other intangible assets recorded.

The Myx Merger was treated as a business combination in accordance with GAAP and was accounted for using the acquisition method of accounting. Old Beachbody recorded the estimated fair value of assets acquired and liabilities assumed from Myx. Any excess amounts after allocating the estimated consideration to identifiable tangible and intangible assets acquired and liabilities assumed were recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Old Beachbody’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136);

•	Forest Road’s unaudited balance sheet as of March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136); and

•	Myx’s unaudited balance sheet as of March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136).

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•

Old Beachbody’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136);

•

Forest Road’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136); and

•	Myx’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

Old Beachbody’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136);

•

Forest Road’s audited statement of operations for the period September 24, 2020 (inception) through December 31, 2020 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136); and

•	Myx’s audited statement of operations for the year ended December 31, 2020 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. In addition, for businesses acquired by Old Beachbody during the year ended December 31, 2020, the unaudited pro forma condensed combined financial information includes results from such businesses after the acquisitions. Acquisitions during the year ended December 31, 2020 did not meet the significance test thresholds that would have required pro forma presentation, as described in Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Old Beachbody, Forest Road and Myx.

2.	Accounting Policies and Reclassifications

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Old Beachbody’s, Myx’s and Forest Road’s financial statement presentation. Following the completion of the Business Combination, management will perform a comprehensive review of Old Beachbody’s, Myx’s and Forest Road’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021, are as follows:

Reverse Recapitalization Adjustments (Rr)

(a)	Reflects the reclassification of marketable securities held in the trust account that became available following the Business Combination.

(b)	Reflects the settlement of $10.5 million in deferred underwriters’ discount.

(c)	Represents estimated transaction costs incurred related to the Beachbody Merger of approximately $40.1 million, for legal, financial advisory and other professional fees. Of these costs:

•	$2.8 million was deferred in prepaid expenses and other current assets and paid by Old Beachbody as of March 31, 2021;

•	$3.5 million was deferred in prepaid expenses and other current assets and accrued in accounts payable and accrued expenses by Old Beachbody as of March 31, 2021;

•	$2.3 million was accrued by Forest Road in accounts payable and accrued expenses and recognized in expense as of March 31, 2021;

•	$37.4 million was reflected as a reduction of cash, which represents the total estimated transaction costs less the amounts previously paid by Old Beachbody;

•

$7.1 million were not capitalized as part of the Beachbody Merger and reflected as a decrease in retained earnings. The costs, which include amounts allocated to the public and private placement warrant liabilities assumed as part of the Beachbody Merger, are expensed through retained earnings and included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (RR-cc) below; and

•

$30.8 million were capitalized and offset against the proceeds from the Beachbody Merger and the PIPE Placement and reflected as a decrease in additional paid-in capital. This amount represents the total estimated transaction costs less: 1) $2.3 million recognized in expense by Forest Road and reclassified to additional paid-in capital (refer to Note RR—h below); and 2) $7.1 million that were not capitalized as part of the Business Combination and reflected as a decrease in retained earnings.

(d)	Reflects proceeds of $225,000,000 from the issuance and sale of 22,500,000 shares of Class A Common Stock at $10.00 per share in the PIPE Placement pursuant to the Subscription Agreements.

(e)	Reflects the reclassification of $237.2 million of Class A Common Stock subject to possible redemption to permanent equity.

(f)

Reflects the recapitalization of Old Beachbody equity comprised of 10,068,841 Old Beachbody Series A Preferred Units and 62,263,439 Old Beachbody Common Units into 101,762,614 shares of Class A Common Stock and 141,250,310 shares of Class X Common Stock.

(g)	Reflects the conversion of Class B Common Stock held by the Sponsor into Class A Common Stock.

(h)	Reflects the elimination of Forest Road’s historical accumulated deficit.

(i)

Represents redemptions of 8,383,485 shares of Class A Common Stock for $83.8 million allocated to Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Purchase Price Allocation Adjustments (Ppa)

(a)

Reflects the pro forma adjustment to Old Beachbody’s investment in the instrument between Old Beachbody and Myx to fair value at Closing. The fair value was determined using 1,533,483 shares issued to Old Beachbody equity holders upon conversion of the instrument and a $12.00 share price (as of June 25, 2021). The adjustment was recorded as an increase to Old Beachbody’s investment in the instrument (recorded in Other assets) and a corresponding increase in retained earnings on the unaudited pro forma condensed combined balance sheet. The fair value adjustment recorded through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (PPA-dd) below.

(b)	The estimated consideration is as follows:

Estimated Consideration:
Cash consideration(1)	$37,700
Share consideration(3).	162,558
Fair value of Myxinstrument held by Old Beachbody(2)(3)	18,402

Total estimated consideration	$218,660

(1)

Cash consideration includes the payoff of certain of Myx’s existing debt obligations and accounts payable and accrued expenses, the Myx Preferred Amount, and cash payments paid as consideration for certain Myx Common Units.

(2)

Fair value of Myx instrument held by Old Beachbody was determined using 1,533,483 shares of Class A common stock issued to Old Beachbody equity holders upon conversion of an instrument between Old Beachbody and Myx, pursuant to which Old Beachbody funded Myx an aggregate $15.0 million subject to certain terms and conditions, including (but not limited to) the right to convert certain of Old Beachbody’s rights under such instrument into equity interests of Myx.

(3)	Share consideration was determined using a $12.00 share price (as of June 25, 2021).

Under the acquisition method of accounting, the identifiable tangible and intangible assets acquired and liabilities assumed of Myx are recorded at the estimated acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Myx Merger. For all assets acquired and liabilities assumed other than identified intangible assets and goodwill, the carrying value was assumed to equal fair value.

The final determination of the estimated fair value of the identifiable tangible and intangible assets acquired and liabilities assumed will be determined when management has completed the detailed valuations and necessary calculations. The final determination could differ materially from the preliminary amounts used in the pro forma adjustments and may include (1) changes in the fair values and useful lives of intangible assets, (2) changes in the fair value of other assets and liabilities, (3) the related tax impact of any changes made and (4) the related impact to goodwill of any change made. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the Myx Merger to the identifiable tangible and intangible assets acquired and liabilities assumed based on Myx’s March 31, 2021 balance sheet, with the excess recorded as goodwill:

Estimated Goodwill:
Cash and cash equivalents	$2,990
Inventory, net	13,502
Prepaid expenses and other current assets	3,127
Property and equipment, net	71
Intangible assets, net	79,800
Other assets	34

Total assets	99,524
Accounts payable and accrued expenses(1)	12,792
Deferred revenue	3,243
Deferred tax liability	19,950
Other liabilities	11

Total liabilities	35,996

Net assets acquired(a)	63,528

Estimated consideration(b)	218,660

Estimated goodwill(b)—(a)	$155,132

(1)	Represents the carrying value of accounts payable and accrued expenses as of March 31, 2021 less amounts repaid with the proceeds from the cash consideration in the Myx Merger.

In accordance with Accounting Standards Codification (“ASC”) Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

(c)	The table below indicates the estimated fair value of each of the identifiable intangible assets:

	Preliminary Estimated Fair Value	Weighted Average Useful Life (Years)
Trade name / Trademark	$41,300	Indefinite
Developed technology	13,600	5
Customer relationships	21,500	3
Content library	3,400	3

	$79,800

The fair values of the trade name and trademark intangible assets were determined using an “income approach”, specifically, the relief-from royalty approach, which is a commonly accepted valuation approach. This approach is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. Therefore, a portion of Myx’s earnings, equal to the after-tax royalty that would have been paid for the use of the asset, can be attributed to the firm’s ownership. The fair value of the developed technology intangible asset was also determined by the relief-from-royalty approach. The fair values of the customer relationship intangible assets were determined by using an “income approach,” specifically a multi-period excess earnings approach, which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset or liability being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset or liability being measured. Both the amount and the duration of the cash flows are considered from a market participant perspective. Where appropriate, the net cash flows were adjusted to reflect the potential attrition of existing customers in the future, as existing customers are a “wasting” asset and are expected to decline over time. The fair value of the content library intangible assets were determined using a “cost approach”, which is a commonly accepted valuation approach. This approach uses the concept of replacement cost as an indicator of fair value; specifically, that a prudent investor would pay no more for an asset than the amount to recreate the asset.

(d)

Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation resulting from the step up in fair value of intangible assets. Deferred tax amounts determined based on an estimated combined blended statutory tax rate of 25.0%, based on jurisdictions where income has historically been generated. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon a final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(e)	Reflects the repayment of Myx’s bank line of credit, due to related party and certain accounts payable and accrued expenses with the proceeds from the cash consideration in the Myx Merger.

(f)	Represents the elimination of Myx’s historical Member’s deficit.

(g)

Represents estimated transaction costs of $3.2 million associated with the Myx Merger, which are expensed as incurred in accordance with GAAP. Of this amount, $0.6 million was accrued and recognized as an expense by Old Beachbody as of March 31, 2021. The cost expensed through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (PPA-cc) below.

(h)

Represents the reversal of a portion of Old Beachbody’s deferred tax asset valuation allowance as result of the deferred tax liabilities recognized in the Myx Merger. The change in the deferred tax asset valuation allowance recognized through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (PPA—gg) below.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 are as follows:

Reverse Recapitalization Adjustments (Rr)

(aa)	Reflects the amortization of estimated share-based expense associated with stock options granted as part of the Beachbody Merger.

(bb)

Represents adjustment to eliminate transaction costs expensed by Forest Road during the three months ended March 31, 2021. These costs will be considered equity issuance costs of the post-combination company, and are either capitalized as a reduction of additional paid-in capital or recognized in expense at the Closing. Transaction costs recognized in expense at Closing are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations, and accordingly, have been eliminated from the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021.

(cc)

Reflects estimated transaction costs related to the Beachbody Merger, which are not capitalized as part of the Beachbody Merger. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Additionally, the adjustment reflects amounts allocated to the public and private placement warrant liabilities that were assumed as part of the Beachbody Merger. This is a non-recurring item.

(dd)	Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

Purchase Price Allocation (PPA)

(aa)	Reflects the amortization expense recorded associated with the intangible assets recognized in the Myx Merger.

(bb)

Represents adjustment to eliminate transaction costs related to the Myx Merger that was recorded by Old Beachbody during the three months ended March 31, 2021. Transaction costs related to the Myx Merger are reflected in Note (PPA—cc) as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(cc)

Reflects estimated transaction costs related to the Myx Merger, which are expensed as incurred in accordance with GAAP. These costs, which include approximately $0.6 million previously recognized by Old Beachbody during the three months ended March 31, 2021, are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(dd)

Reflects the fair value adjustment on the investment held by Old Beachbody in the instrument between Old Beachbody and Myx based on the 1,533,483 shares of Class A common stock issued to Old Beachbody equity holders upon conversion of an instrument into equity interests of Myx in the Myx Merger and a $12.00 share price (as of June 25, 2021). The fair value adjustment is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(ee)	Reflects the elimination of the loss from change in fair value of convertible instrument, which is assumed to be converted to equity interests in Myx as part of the Myx Merger.

(ff)	Reflects the elimination of interest expense associated with Myx’s bank line of credit and due to related party, which were repaid as part of the Myx Merger.

(gg)

Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0% and the non-recurring income tax benefit associated with the partial reversal of the deferred tax asset valuation allowance as a result of the deferred tax liabilities recognized in the Myx Merger.

4.	Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Pro forma net loss (in thousands)	$(56,213)	$(58,606)
Pro forma weighted average shares outstanding, basic and diluted	304,425,942	304,425,942
Pro forma net loss per share, basic and diluted	$(0.18)	$(0.19)

Pro forma weighted average shares calculation, basis and diluted
Forest Road public stockholders(2)	21,616,515	21,616,515
Holders of Forest Road sponsor shares(2)	3,750,000	3,750,000
PIPE Investors	22,500,000	22,500,000
Legacy Beachbody equity holders(1)(2)	243,012,924	243,012,924
Myx equity holders	13,546,503	13,546,503

	304,425,942	304,425,942

(1)

Old Beachbody equity holders includes 1,533,483 shares of Class A Common Stock issued to Old Beachbody equity holders upon conversion of an instrument between Old Beachbody and Myx pursuant to which Old Beachbody funded Myx an aggregate $15.0 million subject to certain terms and conditions, including (but not limited to) the right to convert certain of Old Beachbody’s rights under such instrument into equity interests of Myx.

(2)	The pro forma basic and diluted shares exclude the following because including them would be antidilutive:

•	34,588,520 unexercised Old Beachbody stock options

•	3,980,392 unexercised Old Beachbody warrants

•	15,333,333 unexercised New Beachbody warrants

(3)

The pro forma basic and diluted shares of the holders of Forest Road Sponsor shares exclude 3,750,000 shares of Class A Common Stock subject to certain vesting restrictions pursuant to the Sponsor Agreement. These shares are considered contingently issuable shares for which the milestones have not yet been achieved.

BUSINESS

Who We Are

We are a health and wellness platform providing fitness, nutrition and stress-reducing programs to our customers. With over 2.7 million digital subscriptions and 0.4 million nutritional subscriptions, we believe our ability to offer solutions in both the global fitness market and the global nutrition market under one platform positions us a leading holistic health and wellness platform. We have a 22-year track record of creating innovative training, nutrition and stress-reducing programs that have improved the lives of millions of customers. We make fitness entertaining, approachable, effective and convenient, while fostering social connections that encourage customers to live healthier and more fulfilling lives.

We are a results-oriented company at the intersection of wellness, technology and media. We developed one of the original fitness digital streaming platforms with an extensive library of content containing over 80 complete workout programs and over 2,300 streaming workouts. We measure the success of our library by customer engagement indicators including a metric that divides daily active users by monthly active users (“DAU/MAU”) and “streams” by our subscribers over the respective periods. While the measure of a digital stream may vary across companies, we define streams and total streams as the stream of a video for at least 25% of its length during a given period. For the three months ended March 31, 2021, our DAU/MAU was 35%. In 2020 our subscribers’ streams totaled 180 million and during the three months ended March 31, 2021 totaled 56 million. We also measure our success by month over month retention rates of our digital subscribers, which was approximately 96% as of March 31, 2021.

Driven by our commitment to help people achieve their goals and lead healthy, fulfilling lives, we have built or acquired digital platforms to engage with our customers and deliver differentiated experiences, including Beachbody on Demand and Openfit and upon shareholder approval, will acquire Myx. Our digital platforms include an extensive library with high production value and creatively diverse fitness content at a price point as low as $9.99 per month or $99.00 per year. In addition to each platform that has its own unique distribution channels, the content we produce drives a flywheel of new digital and nutritional subscriptions that helps fuel revenue growth.

Our premium nutrition products help make meal planning and healthy weight loss achievable without deprivation or starvation. Simplicity and proven strategies are at the core of what we do and many of our brands, including Shakeology, Beachbody Performance and Ladder, have been clinically designed to help our customers achieve their goals. By leveraging data about our customers, such as which content they are engaging with, we are able to make targeted recommendations that support improved results.

We have also built a social commerce platform that organically increases our customers, inspires participants to achieve their goals and generates cash flow that can be used to accelerate our digital and international businesses. This platform consists hundreds of thousands of micro influencers or Coaches, who help customers maintain their fitness program through positive reinforcement, accountability and an online/offline support community.

Our revenue is primarily generated from the sale of digital subscriptions and nutritional products that are often bundled together. We also generate revenue through connected fitness products with the acquisition of Myx. We believe that this acquisition will help increase future revenue through connected devices and additional digital subscriptions. We also intend to increase revenues through future international expansion and opportunistic acquisitions.

Our holistic health and wellness platform has generated significant revenue and subscriber growth since fully transitioning to digital. In the last three years:

•	Total revenue was $790.3 million in 2018, $755.8 million in 2019, $863.6 million in 2020 and $226.2 million for the three months ended March 31, 2021

•	Net income (loss) was $0.1 million in 2018, $32.3 million in 2019, $(21.4) million in 2020 and $(30.1) million for three months ended March 31, 2021

•

Adjusted EBITDA was $68.1 million in 2018, $78.4 million in 2019, $51.5 million in 2020 and $(11.7) million for three months ended March 31, 2021; with 2020 and 2021 results to date reflecting a significant increase in media spend driving subscriber and deferred revenue growth

•	Digital subscriptions were 1.5 million at the end of 2018, 1.7 million at the end of 2019, 2.6 million at the end of 2020 and 2.7 million as of March 31, 2021

•	Digital subscription month over month retention was 94.1% in 2018, 95.3% in 2019, 95.5% in 2020 and 95.8% for three months ended March 31, 2021

•	Nutritional subscriptions were 0.4 million at the end of 2018, 0.3 million at the end of 2019 and 0.4 million at the end of 2020 and as of March 31, 2021

See “Selected Consolidated Financial and Other Data — Non-GAAP Financial Measures” for information regarding our use of Adjusted EBITDA and a reconciliation of net income/loss to Adjusted EBITDA. For a definition of digital subscriptions, nutritional subscriptions and subscriber retention, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Model — Key Operational and Business Metrics.”

Our Industry and Opportunity

Overview

We are a global leader in the health, wellness and fitness industry with over 2.7 million digital subscriptions and over 0.4 million nutritional subscriptions as of March 31, 2021. Our total revenue was $790.3 million in 2018, $755.8 million in 2019 and $863.6 million in 2020 and $226.2 million for the three months ended March 31, 2021. We believe our growth has been driven by an increasing awareness on health and wellness by customers, an acceleration of consumer purchases of digital fitness products, increased demand for convenience and streaming services, and a desire to live a healthier life. In 2020, 99% of our revenue was generated in North America and we believe there is a large opportunity to expand internationally where many of these same trends exist.

Industry

We operate within the global health, wellness, and fitness industries, which are comprised of diverse products and offerings such as online/offline fitness solutions, nutritional offerings, mental health products and connected fitness devices. According to the Global Wellness Institute, the total spend on the global wellness industry in 2019 was $4.5 trillion, of which physical activity, healthy eating and nutrition represented over $1.5 trillion in spending. Additionally, according to IHRSA (International Health, Racquet & Sportsclub Association), 183 million and 62 million people had gym memberships globally and in the United States, respectively, in 2019.

Our approach to health, wellness and fitness addresses a massive and largely untapped market by bringing various aspects of well-being together in one place. We have focused our efforts on the technological disruption in the growing global health, wellness, and fitness industry since the launch of the beta version of the Beachbody on Demand digital platform in fourth quarter of 2015. A recent study from The New Consumer suggests that 66% of customers prefer home fitness solutions to gyms, and we believe that we will continue to benefit from this investment in technology and structural shift in the global wellness industry as users continue to transition to digital fitness, nutrition and mindfulness solutions.

By providing cost-effective content, which requires little to no equipment, and, with the acquisition of Myx, a lower cost connected indoor bike, we believe that we will be able to significantly expand the market for fitness engagement. And while the COVID-19 pandemic drove significant subscriber growth, 59% of Americans say they do not plan on renewing their gym membership since the pandemic has helped them find more affordable ways to exercise and live a healthier lifestyle.

Total Addressable Market

According to the Global Wellness Institute, the Total Addressable Market (TAM) is approximately $1.5 trillion and includes the physical activity and healthy eating/weight loss markets. More specifically, 3.7% of the world’s population, or 277 million people, are members of gyms, health clubs and fitness studios and/or participate in structured or independent/at-home fitness activities or classes on a regular basis. Additionally, approximately $700 billion is spent annually on healthy eating, weight loss and nutrition supplements. Given our holistic approach and wide library of health and wellness content, we believe our potential customer is any person who is interested in taking a proactive step forward in improving his or her life through fitness, nutrition, mindfulness or better recovery. With approximately 2.7 million digital subscriptions as of March 31, 2021, we believe we have penetrated approximately 1% of our total addressable global market of 277 million people globally.

Consumer Trends in Our Favor

Increasing Focus on Health and Wellness

The growing awareness of the benefits of exercise, proper nutrition, mindfulness, and recovery is driving increased participation and spend in health, wellness, and fitness. This trend has translated into consistent year-over-year growth of the fitness industry both in the United States and globally over the past two decades, even during times of economic recession. According to IHRSA, health club industry revenues in the United States grew at a 5.4% annual growth rate over the last ten years. Employers and health insurance companies are also investing in employee well-being by offering incentives for preventative health measures such as exercise. Additionally, recent studies from the NIH suggest that the combination of exercise and a proper diet are more effective than exercise alone. We believe that our holistic solution positions us well relative to companies who are focused on one aspect of health and wellness.

Democratization of Health and Wellness Through More Accessible Digital Solutions

Many consumers have found that digital health and wellness offerings are more convenient or accessible than offline solutions, which has helped accelerate consumer spending. In 2020, according to an LEK consulting study, consumer investment in digital fitness increased by 30%-35%, positioning the sector for faster growth in the future. Many of these customers plan on continuing to use these digital services, even as gyms reopen, and the online fitness market is expected to grow from $6 billion in 2019 to $59 billion by 2027. We believe this increased use of digital services will help democratize health and wellness. At an annual subscription price of $99 a year for Beachbody on Demand, we believe Beachbody is well positioned to continue to be a leading digital health and wellness platform.

Mobile and Streaming Services Provides Anytime, Anywhere Access to Fitness and Nutrition Programs

The quality, quantity and speed of streaming content has significantly changed media consumption patterns. Consumers can select from extensive catalogs of content across video programming, music, and gaming, allowing for personalized, on-demand consumption anywhere, anytime and at a great value. This trend continues to shape the health and fitness industry as app stores have made this content more accessible around the world. As a result, fitness and health related downloads reached 656 million in the second quarter of 2020, up from 446 million in the second quarter of 2019 and we believe we can continue to capitalize on this opportunity.

Demand for Convenience and On-Demand Solutions

Household trends, longer working hours and the rise of mobile technology make it challenging to balance time between family, work and personal health and wellness. According to the Pew Research Center, there has been an increase in dual income families from 49% in 1970 to 66% in 2016. We believe that busy lifestyles, less free time, more people working from home and changing household dynamics are driving demand for more convenient health, wellness, and fitness options.

Desire for Community and Shared Experiences Through Social Platforms

We believe consumers are increasingly spending on experiences and are seeking meaningful community connections, even in a digital world. Community has been a key attribute of transcendent health and wellness brands such as Peloton, Lululemon and Crossfit. Our recent introduction of BODgroups has enabled us to increase our emphasis on community and leverage the power of our Coach network to help people get results and live healthier lives through positive reinforcement, accountability, and an online/offline support network.

Our Competitive Advantages

We attribute our success to the following competitive strengths:

We Provide a Holistic Health and Wellness Solution in a Digital Ecosystem

We provide a holistic health and wellness solution powered by three distinct experiential platforms that seamlessly interact with each other. Beachbody On Demand is a leading digital subscription platform that maintains a comprehensive library of on-demand, highly produced and creatively diverse fitness content, while also providing nutritional programming aimed to make meal planning and healthy weight loss achievable.

Openfit provides a comparable experience, but through a digitally streamed lens, leveraging the power of celebrity, mass social influence, story and live interactivity. Our acquisition of Myx will provide a complementary entrant into connected fitness, offering an indoor cycling experience, while encouraging broader cross training on and off the bike. Together, these platforms can create a community-driven digital ecosystem to increase and retain subscribers as well as increase engagement and will be the driving force behind our commitment to helping people achieve their goals and lead healthy, fulfilling lives.

Best-in-Class Content Creation Capabilities with One of the Largest Digital Fitness Catalogs in the Industry

Our digital libraries currently have access to over 2,300 fitness videos from 84 complete workout programs. Our production of content is one of our key core competencies as we leverage our expertise to attract new mass-market audiences and we have one of the largest digital fitness catalogs in the industry, powered by our best-in-class content creation capabilities. Our content library provides significant opportunities for sustainable growth due to the evergreen nature of our programs. We have world class training and live fitness classes that are accessible anywhere and deliver compelling value to our subscribers. Our disciplined and data-driven approach allows us to create and develop content in-house, utilizing teams to assess subscriber viewership and online and offline trends. We have three in-house studios that allow us to control our production quality and undergo rigorous testing and revisions to create compelling workouts. We also gather and study data and analytics to drive post-launch optimization. Our marketing and merchandising teams work in parallel to create branding opportunities, and also assemble product bundles to drive results and increase revenue.

Large and Growing Digital Subscriber Base Being Accelerated by a Social Commerce Platform and Relationships with Social Influencers and Celebrities

We have a large and growing digital subscriber base across each platform that continues to accelerate, driven by the burgeoning relationships that we have cultivated with our Coaches, social influencers and celebrity network. Coaches help attract and retain customers, while keeping them on track with their fitness and nutrition goals. Our roster of influencers and celebrities, including LeBron James and Arnold Schwarzenegger, helps to increase the visibility of our products and services. Our digital platforms have 2.7 million digital subscriptions as of March 31, 2021, up from nearly 1.5 million in 2018, with over 180 million streamed views in 2020 and 56 million streamed views for the three months ended March 31, 2021. We had a month over month retention of 96% for the three months ended March 31, 2021, with active subscribers averaging 13.6 workouts per month.

Compelling Unit Economics and Ability to Profitably Acquire Customers

We rely on a synergistic combination of direct marketing and social commerce to drive compelling lifetime value to cost of acquisition unit economics across our platforms. Our Coaches attract, motivate and retain customers with our fitness content and nutritional supplements. We believe that as customers get results with our programs, they become evangelists for our total solution. This in turn attracts more customers who form BOD groups on our proprietary social platform and compounds demand for future content releases. We have recently implemented live content that is only available to subscribers, and also have seen reductions in our customer acquisition costs following the launch of Openfit.

Compelling Financial Profile

Our 22-year track record of profitable growth is characterized by efficient customer acquisition, high retention, recurring revenue and rapid digital subscriber growth across our platforms. Our growth is attributable to a highly analytical and agile marketing approach and a social commerce platform, all of which contribute to efficient digital subscriber acquisition. Many of our digital subscribers also signup for nutrition subscriptions, which further contributes to revenue growth. We have a track record of generating strong returns from our marketing investments and believe we can accelerate these to significantly increase our total subscriber base and drive profitable long-term revenue growth. We see a substantial opportunity to increase customers as consumer demands shift to more at-home, digital and on-demand focused health and wellness options.

Mission Focused Founders Surrounded by Ambitious Management Team

Carl Daikeler and Jon Congdon founded Beachbody in 1998 with a bold mission — to help people achieve their goals and lead healthy, fulfilling lives. While the mission has remained consistent, the management team has evolved and strengthened into an ambitious world-class group highly focused on customer engagement. From emotional storytelling and social tools, first with the introduction of customer message board forums, to social media and now our proprietary social platform, we have proven our ability to innovate amidst changing consumer preferences and technological advancements. We continue to curate entrepreneurial, analytical and experienced management to innovate in product development, stabilize logistics, create new technology, better serve the customer and deliver highly tested and potent supplements. We remain as relentlessly focused on results as we were at inception.

Growth Opportunities

We believe there are several attractive opportunities to continue to drive long-term growth:

Integration of MYX into Our Connected Fitness Ecosystem

We plan to maximize the potential of MYX by leveraging our subscriber base, social commerce platform, marketing experience and content creation capabilities. The combined ecosystem will create a holistic at-home fitness and wellness experience with a connected device that delivers premium and diverse content at a compelling price point. MYX equipment will represent the foundation of our connected fitness offering and enable us to offer a holistic on-/off-bike approach to our customers. We will continue working with our Coaches and social influencers to highlight the benefits of our products and rapidly expand sales across our existing and new customer base.

Launch New Products and Expand Content Offering

We continually innovate to deliver new workouts, wellness programs and nutritional supplements to help our customers experience results. We have a proven track record of catering to changing customer preferences over our 22-year history. We are agile and work quickly to integrate feedback from our customers to stay up to date with new fitness trends. We use this real time data to create content to engage existing and new customers and leverage analytics to optimize products and drive engagement through multiple customer touchpoints. Total workouts streamed grew from 89 million in 2018, to over 104 million in 2019, 180 million in 2020, and 56 million for the three months ended March 31, 2021, demonstrating the engagement of our subscriber base.

Investment in Data and Marketing Technologies to Drive Subscription Growth

We believe we can increase our rate of subscriber growth and retention with new content offerings and an increased investment in media. We are constantly learning from our customers, Coaches, and influencers and can leverage this data in content creation and developing products that enhance customer lifetime value. We intend to continue increasing brand awareness and productivity of our social commerce channel. Our business model, working with third parties for logistics and supply chain, allows us to efficiently allocate capital, preserving valuable resources for customer acquisition and content creation.

International Expansion

We believe there is significant opportunity for both Openfit and Beachbody to grow internationally, particularly with the addition of the MYX bike. We currently distribute products in the United States, Canada, the United Kingdom and France with plans for expansion to Mexico in 2021 and Germany in 2022. We will continue to pursue disciplined international expansion by targeting developed countries where fitness and nutrition needs can be well-served with an in-home total solution at an affordable price.

Opportunistic Mergers and Acquisitions to Expand Our Offering and Leverage Our Platform

Our platform and ecosystem are well positioned to leverage our capabilities and growing subscriber base to offer new health, wellness and fitness options. We will continue to seek out capabilities that are accretive to our existing content base and can help us attract new customers, focusing on health and wellness with new innovations. We will benefit as a public company from further platform recognition and access to capital to help facilitate these transactions.

Our Product Offerings and Economic Model

Digital Subscriptions

Our digital subscriptions include Beachbody on Demand (BOD), launched in beta version in the fourth quarter of 2015, and Openfit, launched in 2019. The subscriptions are renewed on a monthly, quarterly, and annual basis and include unlimited access to an extensive library of live and on-demand fitness and nutrition content.

Our digital platforms provide a one stop shop for all types of fitness and nutrition content, with world famous brands such as P90X, Insanity, 21 Day Fix, 80 Day Obsession, Morning Melt-Down 100 and LIIFT4. The BOD platform gives users access to comprehensive, highly produced, and creatively diverse fitness content with dynamic trainers. We had over 2.7 million digital subscribers as of March 31, 2021, who have access to over 2,300 fitness, nutrition, mindfulness and recovery videos that can be accessed anywhere. BOD content is available on the web as well as iOS, Android, Roku and AppleTV.

Leveraging the power of celebrity, mass social influence, story and live interactivity, Openfit is a digital streaming platform for people who want to make the commitment to change their fitness and nutrition habits for the long term with the gratification of aligning that commitment with celebrities and influencers they admire and love to watch. Celebrity-influence is combined with live small group training supervised by a team of certified trainers offering real time feedback, motivation and professional instruction. Complemented by the acquisition of Ladder, which originally formulated its products to the specifications of founders LeBron James and Arnold Schwarzenegger, Openfit provides an original and exciting digital fitness and wellness resource. Openfit content can be streamed via iOS, Android, FireTV, Chromecast, Roku and AppleTV.

Digital subscriptions also help generate sales of our nutritional products, which are often sold together as bundles.

Nutritional Products

Our nutritional products include Shakeology, Beachbody Performance supplements and BEACHBARs. As part of our mission to be a total health and wellness solution for our consumers, our nutritional products are formulated and manufactured to high quality standards and complement our fitness and device offerings. Our research and development team rigorously assesses and develops new nutritional products that are in line with these goals, satisfies customer demand, and increases subscriptions and lifetime revenue. Shakeology, our premium nutrition shake, is clinically shown to help reduce cravings and promote healthy weight loss and formulated to help support healthy digestion and provide healthy energy with its proprietary formula of superfoods, phytonutrients, enzymes, fiber and protein, with no artificial sweeteners, flavors, colors or preservatives.

Beachbody Performance supplements include our pre-workout Energize, post-workout Recover and overnight recovery supplement Recharge, to reduce soreness and prepare the body for the next day’s workout. These products were created to meet a different need than Shakeology, which is a once-a-day premium nutrition shake that helps supplement a healthy diet.

BEACHBARs are low sugar, protein bars available in three flavors made with ingredients to help satisfy cravings without undermining our customers’ fitness and weight loss goals. We continue to research and develop additional nutritional products, and currently provide a variety of other nutritional supplements including collagen, fiber and greens “boosts.”

Connected Fitness Products

Our digital subscription offerings will be complemented by our entrance into connected fitness through the Myx acquisition. Our connected fitness products will include both Myx Fitness offerings launched in 2020: the MYX bike, a connected-stationary-bike with heart rate monitor, and MYX Plus, which includes the connected bike and heart rate monitor along with ancillary workout equipment such as a dumbbell, a kettlebell, resistance bands, a bike mat, an oversized exercise mat and a foam roller, creating an all-in-one home gym offering. The MYX bike is equipped with a unique swivel touch screen that enables users to engage with content beyond the indoor cycling experience and encourages broader cross-training, incorporating resistance training and yoga for a more holistic fitness experience and healthier results.

We believe that Myx’s focus on a holistic approach to fitness is the perfect fit for the Beachbody ecosystem, and together with Beachbody’s digital subscription offerings and nutritional products, will bring together a comprehensive in-home solution that provides personalization, live coaching, celebrity rides, nutritional supplements and healthy meal-planning.

We intend to provide Beachbody and Openfit content through the Myx Fitness touch screen. The content presented on the swivel touch screen will depend on the sales channel through which it was purchased, Beachbody or Openfit. We expect to sell the MYX/Openfit/Ladder offering to customers via our direct-to-consumer channel, retail and our current Openfit subscribers, and plan to offer the Beachbody content and supplements together with the MYX bike through BOD subscribers and Coaches.

The MYX bike is manufactured using commercial-grade equipment and includes a 21.5” 360-degree swivel screen. In the United States, the standard package sells for $1,299 and includes a Polar heart rate monitor with free delivery and set up. The MYX Plus package sells for $1,499. With approximately 27,500 bikes sold, MYX has been recognized as a leading brand in connected fitness by CNET, PC Magazine, USA Today, WIRED and Health.

Our Value Proposition

Our holistic approach to health and wellness provides the consumer with tools to succeed at a lower cost than most traditional gyms or fitness studios and nutrition/weight loss plans.

Our business model is characterized by developing compelling fitness and nutrition programs that are designed to provide the subscriber with results. This in turn attracts additional customers who see those results on social media. These consumers then become advocates for the company, which helps attract and retain new and existing consumers. This “virtuous cycle” of content, customer success, and new customer acquisition drives subscriber growth and recurring revenue opportunities.

Our monthly connected fitness subscription at an average price of $29.00 is less expensive than most monthly gym memberships, a fraction of the price of a personal training session, and less than the cost of one individual connected fitness class at a boutique studio. Boutique studio fitness classes typically cost between $25.00 and $45.00 per person per class and follow a strict schedule whereas our monthly connected fitness subscription covers the household and offers unlimited use, anytime, anywhere. Our on-demand library feature classes, spanning 5 to 60 minutes, provide our customers with flexibility and convenience.

Myx offers attractive 0% APR financing programs, which allow qualified customers to pay in monthly installments of as low as $37 for 36 months for a MYX bike. These financing programs have successfully broadened the base of customers by attracting consumers from a wider spectrum of ages and income levels.

Our nutritional products come in varying sizes and prices and are often bundled with digital content offerings. One of our most popular packages is the BOD and Shakeology Challenge pack, which is priced at $160 and comes with a one-month supply of Shakeology and an annual BOD membership.

Our Economic Model

Our Beachbody offerings provide access to our marketplace of Coaches, which are people who have signed up to use Beachbody’s products and organize groups on our proprietary social platform, BODgroups. On this platform, Coaches earn a share of the revenue generated by promoting our products and helping our customers succeed. They also earn additional bonuses for expanding this social network by building teams of Coaches. This marketplace, called Team Beachbody, is made up of hundreds of thousands of Coaches who get early access to each new program and receive a 25% discount on their purchases or a 25% commission on orders they generate through their efforts.

We also sell our digital subscription products, nutritional products and connected fitness products direct to consumer through our Beachbody and Openfit platforms. On Openfit, many of our influencers receive a commission on digital subscriptions or nutritional products that they help sell, however there is no commission paid on any subscriptions that are not sold through the social channels of these influencers.

Competition

We operate in the competitive and highly fragmented health and wellness market in which, given the holistic nature of our business, we face significant competition from multiple industry segments. Within fitness, we face significant competition from providers of at-home fitness solutions, connected fitness equipment and content, on-demand fitness offerings and health and wellness apps. We also face competition from weight management, dietary and nutritional supplement providers, and are sensitive to the introduction of new products or weight management plans, including various prescription drugs.

We are also subject to significant competition in attracting Coaches from other social commerce platforms, including those that market fitness solutions, weight management products and dietary and nutritional supplements. Our ability to remain competitive depends on our success in delivering results for our customers, maintaining our community, retaining Coaches through attractive compensation plans, and continuing to offer a vast content library as well as an attractive product portfolio.

Our competitors may develop, or have already developed, products, features, content, services, or technologies that are similar to ours or that achieve greater acceptance, may undertake more successful product development efforts, create more compelling marketing campaigns, or may adopt more aggressive pricing policies. Our competitors may develop or acquire, or have already developed or acquired, intellectual property rights that significantly limit or prevent our ability to compete effectively in the public marketplace. In addition, our competitors may have significantly greater resources than us, allowing them to identify and capitalize more efficiently upon opportunities in new markets and consumer preferences and trends, quickly transition and adapt their products and services, devote greater resources to marketing and advertising, or be better positioned to withstand substantial price competition. If we are not able to compete effectively against our competitors, they may acquire and engage customers or generate revenue at the expense of our efforts, which could have an adverse effect on our business, financial condition, and operating results.

Manufacturing

We rely on contract manufacturers to manufacture our nutritional products and Myx relies on contract manufacturers to manufacture its bikes and related equipment. The Myx contract manufacturers can schedule and purchase supplies independently or from our suppliers, according to contractual parameters. Nutritional ingredients are sourced according to our specifications from our approved suppliers. Outsourcing allows us to operate an asset-light business model and focus our efforts on innovation, sales and marketing. Our contract manufacturers are regularly audited by third parties and in the case of nutritionals they are audited by our Quality Assurance department, and comply with our rigorous Quality Assurance Protocols (QAPs) and specifications as well as follow industry good manufacturing practices (GMPs) and food safety guidelines. We believe our contract manufacturers have the capacity to meet our current and near-term supply needs. We monitor capacity and performance of our manufacturing partners and will qualify alternate suppliers as needed. We receive finished products from our contract manufacturers, which includes all packaging and ingredients used, as well as an agreed-upon charge for each item produced.

To mitigate against the risks related to a single source of supply, we qualify alternative suppliers and manufacturers when possible, and develop contingency plans for responding to disruptions, including maintaining adequate inventory of products.

Storage and Distribution

We outsource the storage and distribution of finished goods to third party logistics companies, with facilities geographically dispersed to help optimize shipping times to our customer base. In North America, our Beachbody products are currently distributed from Groveport, Ohio and shipped to US-based customers principally through FedEx, Smartpost or UPS and to our Canadian customers through a third-party specialty shipper. In Europe, our Beachbody products are distributed from Daventry, UK to customers via a European transport provider. We primarily distribute our products directly to consumers from our distribution centers, typically via Fedex. Usual delivery time is approximately five to seven days.

Myx outsources the storage and distribution of products through a third-party logistics provider, via separate distributions centers in California, New Jersey and Illinois, covering the entire United States.

Utilizing multiple partners from multiple locations enhances our geographic reach and allows us to further scale our distribution system and maintain flexibility, while reducing order fulfillment time and shipping costs, and expand our geographical reach. With our commitment to our customers-first approach, we will continue to invest to strengthen our operations’ coverage in locations we identify as strategic and cost-effective delivery markets throughout the United States, Canada and in new international regions.

Culture and People

Mission and Values

Like our brand, product and content offerings, our culture is dynamic, unique, and framed by our expansive vision and passion for community and collaboration. For our people, the purpose and function of our culture is clear, and operates as a shared language of values and as a way of getting things done that permeates through the many areas in which we operate as a company. Our culture is shaped by our Core Purpose: to help people achieve their goals and lead healthy, fulfilling lives. Our Core Purpose informs what we do, the products we develop, the people we hire and the business decisions we make, which helps us collaborate and interact with candor, passion and heart.

In furthering our Core Purpose, we employ the following business tenants, among others, in the way we operate:

•	Customers First: We have a customer-centered mindset that prioritizes a positive product and brand experience. We are proud to be innovators of a global, product-oriented, fitness-centered community.

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Constantly Moving Forward: We value innovation, continuous improvement, and challenging the status quo, all of which are keys to success in a competitive environment. We move quickly, take smart risks and learn from failures. We never let the fear of imperfection stop us from achieving great things.

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Team Members: We hire individuals who are great at what they do and encourage all our team members to think openly and creatively to solve tough, exciting problems. We empower our team members to think and act like owners.

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Diversity of Perspective: We know the importance and value of a team. We know our collective differences make us stronger and uphold the obligation to dissent and listen. We value inclusivity and we are proud that everyone can work to help solve difficult problems and have an impact.

Our Culture

To foster these values, we have committed to promote a culture that is informally professional. We are relaxed, comfortable and diverse, an inclusive group comprised of bright and talented people who are highly skilled and collaborative.

We offer generous benefits and compensation packages, such as parental leave, health and wellness offerings, product discounts, life insurance, and learning and development opportunities.

We are committed to equal pay, respecting all people and all beliefs, and creating a positive social impact.

Employees

We are extremely proud of our team which embodies a diverse mix of backgrounds, industries, and levels of experience. As of May 3, 2021 we employed 908 individuals across our Santa Monica, California headquarters, as well as our El Segundo, California, New York City, New York, Provo, Utah and Harpenden, United Kingdom locations.

Facilities

Our corporate headquarters are located in Santa Monica, California, where we occupy facilities totaling approximately 133,000 rentable square feet under a lease that expires in 2025. We use these facilities primarily for technology, product design, research and development, sales and marketing, supply chain and logistics, finance, legal, human resources, and information technology. We also have office space in El Segundo, California, Provo, Utah and Harpenden, United Kingdom, where we occupy approximately 53,000 aggregate rentable square feet under various leases that expire over the next 4 years.

In addition to our corporate headquarters and regional locations, we currently operate a production facility of approximately 19,400 square feet in Van Nuys, California where we produce our content. We intend to procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations as needed.

Intellectual Property

We believe our success, competitive advantages, and growth prospects depend in part upon our ability to develop and protect our technology and intellectual property rights. We rely upon a combination of patents, trademarks, trade secrets, copyrights, confidentiality agreements, contractual commitments and other legal rights to establish and protect our brands and intellectual property rights throughout the world. For example, we register and monitor third party trademarks worldwide and we have developed a robust enforcement program to protect our brands/trademarks, domains, copyrights to protect our intellectual property rights on various platforms including the web, borders/customs, and social channels to protect our brands, videos, DVDs and DVD kits, clothing, which have been and continue to be counterfeited. We have over 2,600 registered trademarks, 167 registered copyrights and eight patents (including five patents pending).

To minimize intellectual property infringement and counterfeiting, our team monitors domains, websites, eCommerce sites, social channels, distributors and other third parties through a third party platform that monitors eBay, Mercado Libre, YouTube, Vimeo, Instagram, Gumtree, Kijiji, Mercari and other platforms and sites in the

U.S. and worldwide to identify third parties who purport to sell our products including DVDs and videos. Additionally, we enter into agreements with our commercial partners, supply-chain vendors, employees and consultants to control access to, and clarify ownership of, our intellectual property and proprietary information.

Government Regulation

We are subject to many varying laws and regulations in the United States, Canada, the United Kingdom, the European Union and throughout the world, including those related to data privacy, data protection, data breach notification, content regulation, foods and dietary supplements, imports and exports, intellectual property, consumer protection, e-commerce, multi-level marketing, advertising, messaging, rights of publicity, health and safety, employment and labor, product liability, accessibility, competition, and taxation. These laws often require companies to implement specific information security controls to protect certain types of information, such as personal data, “special categories of personal data” or health data. While we strive to comply and remain compliant with each of these laws and regulations, they are constantly evolving and may be interpreted, applied, created, or amended in a manner that could require a change to our current compliance footprint, or harm our current or future business and operations. In addition, it is possible that certain governments may seek to block or limit our products and services or otherwise impose other restrictions that may affect the accessibility or usability of any or all of our products and services for an extended period of time or indefinitely.

With respect to data privacy and protection laws and regulations, in the European Union, the General Data Protection Regulation, or the GDPR, became effective in 2018. The GDPR is intended to create a single legal framework for privacy rights that applies across all EU member states, including France, which is currently the only country in the EU in which we operate. The GDPR created more stringent operational requirements for controllers and processors of personal data, including, for example, requiring enhanced disclosures to data subjects about how personal data is processed (including information about the profiling of individuals and automated individual decision-making), limiting retention periods of personal data, requiring mandatory data breach notification, and requiring additional policies and procedures to comply with the accountability principle under the GDPR. Similarly, other jurisdictions are instituting privacy and data security laws, rules, and regulations, which could increase our risk and compliance costs. As a result of Brexit, for example, we will need to continue compliance with the UK Data Protection Act of 2018 for privacy rights across the United Kingdom, the legal requirements of which largely follow the GDPR.

We are also subject to laws, rules, and regulations regarding cross-border transfers of personal data, including laws relating to the transfer of personal data outside the European Economic Area, or EEA, and the United Kingdom. We rely on transfer mechanisms permitted under these laws, including the standard contract clauses and intracompany data transfer agreements, which mechanisms have been subject to regulatory and judicial scrutiny. If these existing mechanisms for transferring personal data from the EEA, the United Kingdom, or other jurisdictions are unavailable, we may be unable to transfer personal data of employees or customers in those regions to the United States.

In addition to European data privacy rules, we are subject to privacy laws in the U.S. and Canada, the most comprehensive and strictest of which is the California Consumer Privacy Act, or CCPA. The CCPA requires us to provide clear notice to consumers about what data is collected about them, honor requests to opt-out of the sale of their personal data, and comply with certain requests related to their personal data, such as the right to access or delete their personal data. We will also be subject to the new California Privacy Rights Act (or, CPRA) which will take effect on January 1, 2023. The CPRA expands California’s consumer privacy law and builds upon the CCPA.

Additionally, along with our contract manufacturers, distributors and ingredients and packaging suppliers, we are subject to laws and regulations related to our food and nutritional products. In the United States, the federal agencies governing the manufacture, distribution and advertising of our products include, among others, the Federal Trade Commission, the Food and Drug Administration, the United States Department of Agriculture, or USDA, the U.S. Environmental Protection Agency and similar state and local agencies. Under various statutes, these agencies, among other things, prescribe the requirements and establish the standards for labeling, manufacturing, quality, and safety and regulate marketing and advertising to consumers. Certain of these agencies, in certain circumstances, must not only enforce regulations that apply to our food and nutritional products, but also review the manufacturing processes and facilities used to produce these products to ensure compliance with applicable regulations in the United States.

We are also subject to laws and regulations regarding automatically renewing subscriber products and services as well as the status and determination of independent contractor status for our distributors, affiliates and influencers. Any changes in the laws, regulations or interpretations of these laws, or increased enforcement of such laws and/or regulations, could adversely affect our ability to retain customers, promote sales, and harm our financial condition and operating performance.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to personal injuries sustained using our products and services, intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition and results of operations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF BEACHBODY

The following table shows selected historical financial information of Beachbody for the periods and as of the dates indicated.

The selected historical financial information of Beachbody as of December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018 was derived from the audited historical consolidated financial statements of Beachbody included elsewhere in this prospectus. The selected historical financial information of Beachbody for the three months ended March 31, 2021 and 2020 and the condensed consolidated balance sheet as of March 31, 2021 are derived from Beachbody’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. In Beachbody management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to fairly state Beachbody’s financial position as of March 31, 2021 and the results of operations for the three months ended March 31, 2021 and 2020. As explained elsewhere in this prospectus, the financial information contained in this section relates to Beachbody, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of Beachbody going forward. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus

The following selected historical financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beachbody” appearing elsewhere in this prospectus. The selected historical financial information in this section is not intended to replace Beachbody’s consolidated financial statements and the related notes. Beachbody’s historical results are not necessarily indicative of Beachbody’s future results.

	Three Months Ended March 31,		Year Ended December 31,
Statement of Operations Data	2021	2020	2020	2019	2018
	(amounts in thousands, except units and per unit amounts)
Revenue:
Digital	$95,150	$62,525	$334,804	$250,764	$210,726
Nutrition and other	131,069	106,811	528,778	505,015	579,563

Total revenue	226,219	169,336	863,582	755,779	790,289

Cost of revenue:
Digital	11,122	8,372	38,285	33,595	27,308
Nutrition and other	56,995	40,475	211,422	176,724	201,607

Total cost of revenue	68,117	48,847	249,707	210,319	228,915

Gross profit	158,102	120,489	613,875	545,460	561,374
Operating expenses:
Selling and marketing	144,696	94,226	464,000	384,376	401,141
Enterprise technology and development	27,089	21,333	93,036	84,132	91,189
General and administrative	17,946	15,184	64,818	56,899	63,096
Restructuring	—	—	(1,677)	1,171	6,555

Total operating expenses	189,731	130,743	620,177	526,578	561,981

Operating income (loss)	(31,629)	(10,254)	(6,302)	18,882	(607)
Interest expense	(123)	(95)	(527)	(790)	(268)
Other income, net	1,299	408	666	813	991

Income (loss) before income taxes	(30,454)	(9,941)	(6,163)	18,905	116
Income tax benefit (provision)	395	1,613	(15,269)	13,390	—

Net income (loss)	$(30,059)	$(8,328)	$(21,432)	$32,295	$116

Distribution and cumulative preferred return to Redeemable convertible preferred unit members	—	—	—	(349)	(21,752)

Net income available to common unit members (loss)	$(30,059)	$(8,328)	$(21,432)	$31,946	$(21,636)

Net income (loss) per common unit, basic	$(0.48)	$(0.14)	$(0.35)	$0.53	$(0.36)
Net income (loss) per common unit, diluted	$(0.48)	$(0.14)	$(0.35)	$0.45	$(0.36)
Weighted-average common units outstanding, basic	62,263,439	60,813,902	61,229,753	60,252,139	59,798,835
Weighted average common units outstanding, diluted	62,263,439	60,813,902	61,229,753	72,108,820	59,798,835

	As of March 31,	As of December 31,
	2021	2020	2019
Balance Sheet Data
Total assets	$371,310	$356,253	$291,111
Total liabilities	299,437	256,995	203,709
Total mezzanine equity	98,110	98,110	98,245
Total members’ equity	(26,237)	1,148	(10,843)

Key Performance Indicators

Beachbody reports the following financial and operational key performance indicators, which are used by management to assess its performance:

Adjusted EBITDA. Beachbody defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense, income tax (benefit) expense and depreciation and amortization, as further adjusted for the following items: equity-based compensation, transaction-related costs, restructuring and related costs and certain other non-core items. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beachbody—Non-GAAP Information” for important information about the limitations of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated in accordance with U.S. GAAP.

Digital Subscriptions. Digital subscriptions include Beachbody On Demand, Nutrition+, and Openfit subscriptions. Digital subscriptions include paid and free-to-pay subscriptions. Free to pay subscriptions, on average, represent less than 3% of total digital subscriptions. Digital subscriptions are inclusive of all billing plans, currently for annual, semi-annual, quarterly and monthly billing intervals.

Nutritional Subscriptions. Beachbody packages and synthesizes the content experience of digital subscriptions with nutritional subscriptions that work together. Beachbody Nutritional Subscriptions are monthly subscriptions to nutritional products such as, Shakeology, Beachbody Performance, BEACHBAR, Bevvy and Collagen.

Average Digital Retention. Beachbody uses month over month digital subscription retention to measure the retention of its digital subscriptions. Beachbody defines digital subscription retention as the average rate in which a subscription renews for a new billing cycle.

Daily Active Users to Monthly Active Users (DAU/MAU). Beachbody uses the ratio of daily active users to monthly active users to understand how frequently digital customers are utilizing its service in a given month. Beachbody defines a daily active user as a unique user streaming content on its platform in a given day. Beachbody defines monthly active user in this ratio as a unique user streaming content on its platform in that same month.

Average Monthly Streams per Average Active User. Beachbody uses average monthly streams per average active user to measure engagement, which is the leading indicator of retention for its digital subscribers. While the measure of a digital stream may vary across companies, Beachbody defines streams and total streams as the stream of a video for at least 25% of its length during a given period. Beachbody defines active user as a unique user streaming a program in a given period. Beachbody defines average monthly streams per active user as the total streams in the month divided by the average active users in the month.

The following table presents Beachbody’s key performance indicators for the periods indicated:

	As of March 31,		As of December 31,
	2020	2019	2020	2019	2018
Digital Subscriptions (millions)	2.7	1.9	2.6	1.7	1.5
Nutritional Subscriptions (millions)	0.4	0.4	0.4	0.3	0.4

	Three Months Ended March 31,		For The Year Ended December 31,
	2020	2019	2020	2019	2018
Average Digital Retention	95.8%	94.8%	95.5%	95.3%	94.1%
Total Streams (millions)	56	33	180	104	89
DAU/MAU	35.1%	30.0%	31.6%	29.2%	28.5%
Adjusted EBITDA (millions)(1)	$(11.7)	$2.7	$51.5	$78.4	$68.1

(1)

Adjusted EBITDA is a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beachbody—Non-GAAP Information” for the definition of and additional information about Adjusted EBITDA and reconciliation to net income (loss), the most directly comparable U.S. GAAP financial measure.

For important information about how Beachbody uses Digital Subscriptions, Nutritional Subscriptions, Average Digital Retention, Average Monthly Streams per Average Active User and Total Streams, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beachbody.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BEACHBODY

The following discussion and analysis of the financial condition and results of operations of Beachbody should be read together with our unaudited condensed interim consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, and our audited consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, in each case together with related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Business of Beachbody” and our pro forma financial information as of and for the three months ended March 31, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” For the purposes of this section, “we,” “us,” “our,” “the Company” and “Beachbody” refers to The Beachbody Company, Inc, a Delaware Corporation.

Overview of Our Business and History

Beachbody was founded in 1998 by Carl Daikeler and Jon Congdon with the mission of helping people achieve their goals and lead healthy, fulfilling lives. Headquartered in Santa Monica, CA, our comprehensive approach combines world-class fitness, nutrition and support to help people completely transform their lives— physically, mentally and financially.

We are the creator of some of the world’s most popular fitness programs, including P90X®, Insanity® and 21 Day Fix®, which transformed the in-home fitness market and disrupted the global fitness industry by making it accessible for people to get results—anytime, anywhere. We have also developed comprehensive nutrition-first programs, the Ultimate Portion Fix® and 2B Mindset®, which teach healthy eating habits and promote healthy, sustainable weight loss. All fitness and nutrition programs are available through our Beachbody On Demand ® streaming service. In addition, we offer nutritionals such as Shakeology® nutrition shakes and BEACHBAR® snack bars.

In 2019, we acquired Gixo and launched the Openfit platform, an all-in-one digital platform for fitness, nutrition and wellness. The Openfit platform provides certified trainer-led live group fitness experiences, a library of on-demand fitness programs, personalized nutritional plans, and virtual access to NASM (National Academy of Sports Medicine) certified trainers.

In 2020, we further expanded the Openfit platform with the acquisition of Ladder, the sports nutrition company founded by LeBron James and Arnold Schwarzenegger. With our shared commitment for a holistic approach to health and wellness, the Ladder brand and its performance supplements are now integrated into the Openfit platform and its supplement offerings.

Our goal is to continue to provide leading holistic health and wellness platforms. Leveraging our history of fitness content creation and our network of micro-influencers, whom we call Coaches, we have been successful in identifying market trends and expanding our market share. With our 2021 expansion into connected fitness, through the integration of Myx’s professional grade bike, tablet, connected fitness software, weights, and accessories, we plan to leverage our distribution, marketing and content creation capabilities to reach a wider health, wellness and fitness audience.

The health, wellness and fitness industry is undergoing a fundamental transition and we believe we are well positioned to capture additional market share as we operate at the center of three mega-trends: (1) digital content, (2) connected fitness and (3) consumer health & wellness.

•	Digital content: Digital is now a way of life. Our daily lives revolve around screens and content, and we are democratizing fitness content for everyone.

•

Connected fitness: Now that more consumers are spending more time at-home, they want fitness solutions that are accessible and fit into their busy schedules. With the planned acquisition of Myx, we are capitalizing on the connected fitness trends.

•

Consumer health & wellness: More people than ever are focused on their health & wellness, and we believe this trend will continue well into the future. With a branded line of premium nutrition products, we believe Beachbody and Ladder’s premium supplements are differentiated in the marketplace and have an opportunity to increase market share.

Key milestones in our growth history include:

HISTORICAL TIMELINE

22 YEARS OF **INNOVATION**

NOTABLE
FITNESS CONTENT PROGRAMS

NOTABLE
NUTRITIONAL PRODUCTS

	1998-2006	2007-2015	2016-2018	2019-FORWARD
STRATEGY	**LAUNCHED & GREW BUSINESS** (Primary Driver: Content)	**LAUNCHED E-COMMERCE PLATFORM & INTRODUCED COACH MICRO-INFLUENCERS** (Primary Drivers: Content & Nutrition)	**DIGITAL TRANSFORMATION** (Primary Drivers: Digital Content & Nutrition)	**DIGITAL EXPANSION & INTRODUCTION OF MACRO-INFLUENCERS & CONNECTED FITNESS** (Primary Drivers: Digital Content, Nutrition, Connected Fitness, International, M&A)
PRODUCT INNOVATION	▪ Fitness VHS & DVD's ▪ Nutritional supplement ▪ Limited equipment offerings	▪ Shakeology & Shakeology Boost ▪ Ultimate Reset & 3-Day Refresh ▪ Beachbody Performance	▪ **Launched Beachbody On Demand [BOD] platform** ▪ Expanded nutritional product lines (Vegan Shakeology expansion, seasonal flavors, Daily Sunshine, BEACHBARS)	▪ **Launched Openfit platform with Gixo acquisition** (2019) ▪ BODgroups launch (2020) ▪ Nutrition+ launch (2020) ▪ Expanded supplement portfolio ▪ **Ladder** acquisition & macro-influencer launch (2020) ▪ **Connected fitness merger** with **Myx** (est. June 2021)

DIGITAL SUBSCRIPTIONS

3.0M
2.5M
2.0M
1.5M
1.0M
0.5M
0.0M
0.6M
0.8M
1.0M
1.5M
1.7M
2.6M
2.7M
2015
LAUNCHED BOD BETA VERSION
2016
2017
2018
2019
LAUNCHED OPENFIT
2020
2021
AS OF MARCH 31

Historically, our revenue has primarily been generated through a network of micro-influencers, social media marketing channels and direct response advertising. Components of revenue include recurring digital subscription revenue and revenue from the sale of nutritional and other products. In addition to selling individual products on a one-time basis, we also bundle products together at discounted prices, which offers customers the greatest opportunity to achieve their health and wellness goals for the total solution – “fitness and nutrition”. It is this bundled approach to marketing, and the successful launch of our Beachbody On Demand platform in 2015 that allowed us to have insight into customer usage patterns, improve customer retention and drive lifetime revenue.

For the three months ended March 31, 2021, as compared to the three months ended March 31, 2020:

•	Total revenue was $226.2 million, a 34% increase;

•	Digital subscriptions were 2.7 million at period end, a 41% increase;

•	Digital revenue was $95.2 million, a 52% increase;

•	Nutrition and other revenue was $131.1 million, a 23% increase;

•	Net loss was $30.1 million, compared to a net loss of $8.3 million; and

•	Adjusted EBITDA was $(11.7) million, compared to $2.7 million.

For the year ended December 31, 2020, as compared to the year ended December 31, 2019:

•	Total revenue was $863.6 million, a 14% increase;

•	Digital subscriptions were 2.6 million at period end, a 53% increase;

•	Digital revenue was $334.8 million, a 34% increase;

•	Nutrition and other revenue was $528.8 million, a 5% increase;

•	Net loss was $21.4 million, compared to net income of $32.3 million; and

•	Adjusted EBITDA was $51.5 million, compared to $78.4 million.

For the year ended December 31, 2019, as compared to the year ended December 31, 2018:

•	Total revenue was $755.8 million, a 4% decrease;

•	Digital subscriptions were 1.7 million at period end, a 13% increase;

•	Digital revenue was $250.8 million, a 19% increase;

•	Nutrition and other revenue was $505.0 million, a 13% decrease;

•	Net income was $32.3 million, compared to $0.1 million; and

•	Adjusted EBITDA was $78.4 million, compared to $68.1 million.

For a definition of digital subscriptions see the section titled “—Key Operational and Business Metrics.”

See the section titled “—Non-GAAP Information” for information regarding our use of Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA.

Impact of COVID-19

The novel coronavirus is having a significant impact on most businesses, including Beachbody and Myx. During the year ended December 31, 2020, we saw strong demand for our digital subscriptions as the government ordered closures and restrictions on gyms and as consumers were reluctant to return to gyms as the COVID-19 pandemic continued. We also experienced modestly slower product fulfillment to customers.

The ultimate impact of COVID-19 on our financial and operating results is unknown and will depend on the length of time that these disruptions exist and whether the demand for many of our digital subscriptions continue. COVID-19 has had a significant impact and may continue to have a significant impact, the full extent of which is unknown, but which could be material. Although COVID-19 increased consumer demand for our digital solutions, we believe the structural shift towards wellness and fitness solutions like our platform existed before the impact of COVID-19, and we anticipate that this structural change to the fitness industry will continue after COVID-19.

Beachbody and Myx have business continuity programs in place to ensure that employees are safe and that the businesses continue to function while employees are working remotely. The businesses have been closely monitoring the impact of working from home and the potential strain on internet connectivity but have not seen any adverse impact on the ability of the businesses to function and we have not seen any network connectivity issues that would have an adverse impact on our customers’ ability to access our product offerings.

Our Business Model

Our business model is based on our investments in customer acquisition to accelerate digital subscriber growth along with the bundling of nutritional products that increase customer revenue and drive incremental nutrition subscriptions. We believe this flywheel creates multiple layers of community that drives loyalty, retention and lifetime revenue.

Grow Our Digital Subscriber Base

We launched the beta version of our first digital platform, Beachbody On Demand, in the fourth quarter of 2015, and our second platform, Openfit, in 2019. As of March 31, 2021, we had approximately 2.7 million digital subscriptions, with over 180 million streamed views in 2020 and approximately 56 million streamed view during the three months ended March 31, 2021. We believe our historical success in growing our digital subscription base is due to our network of micro-influencers, or Coaches, who drive sales across their social networks, macro-influencers who drive sales to a broad customer base, our social media community groups that create a peer-to-peer marketplace, data-driven marketing, education-based multi-channel sales efforts and word-of-mouth referrals. In order to continue to grow our digital subscription base, we plan to continue to increase consumer awareness through brand and product marketing, the introduction of new fitness and nutrition content, and geographical expansion.

The acquisition of Myx will enable us to create an exciting connected fitness experience for a broader audience at a compelling price and affordable monthly subscription.

In addition to our digital subscriptions, we often bundle products and nutritional offerings specifically designed to complement fitness programs. We believe that the growth of our digital subscription base creates marketing opportunities to cross sell nutritional products and subscriptions. We package and synthesize the content experience with nutritional subscriptions that work together. This relationship of content expanding the lifestyle change to nutrition is at the core of the Beachbody lifetime value model.

Increase Engagement to Drive High Retention

We provide a holistic approach for customers to achieve their personal fitness and nutrition goals. We continuously improve our platforms to increase usage. We analyze millions of streams per month to help us develop new platform features, as well as create new on-trend fitness and nutrition content. Through the network of micro-influencers, we have developed fitness and nutrition communities that help customers achieve a level of accountability and motivation that optimizes results. Our retention has also increased as subscribers have elected to purchase annual plans instead of monthly or quarterly plans, and we continue to innovate our content and nutritional supplement line.

Engagement is the leading indicator of retention for our digital subscribers and is measured as a percentage of Daily Active Users to Monthly Active Users, known as DAU/MAU. We have consistently seen an increase in our DAU/MAU engagement per digital subscription. Total streams by our digital subscribers have grown significantly. We evaluate engagement on a daily basis given the seasonality in our digital subscribers’ streaming patterns. While the measure of a digital stream may vary across companies, we define streams and total streams as the stream of a video for at least 25% of its length during a given period.

For definitions of digital subscriptions, DAU/MAU, digital retention, and total streams, see the section titled “—Key Operational and Business Metrics.”

Improve Profitability through Scaling Content Platform

The continued growth of our digital subscriptions will allow us to develop new fitness, nutrition and connected fitness products, which are expected to increase customer lifetime revenue. Additionally, we expect to leverage a significant portion of our content creation costs given the longevity of franchise titles (such as P90X, P90X2, P90X3, P90, P90X One on One), and we will continue to create new and original content given the proprietary knowledge, infrastructure, and talent we have to support our growth.

Our digital subscription gross margin was 88% for the three months ended March 31, 2021, 89% for the year ended December 31, 2020, and 87% in 2019 and 2018. The increase in gross margin from 2019 to the year ended December 31, 2020 was primarily driven by a change in the useful life of content assets from two years to three years based on our assessment of the longevity of the historical viewing and utilization patterns.

Maintain Compelling Unit Economics

Our financial model benefits from high digital subscription retention and high digital subscription and nutrition product margin. We offset sales and marketing investments with the gross margin earned, allowing for a defined payback. Thereafter, we seek to earn recurring, high-margin subscription revenue.

As we expand into connected fitness digital subscribers with the acquisition of Myx, develop new interactive platform features, increase our community of subscribers and transition more subscribers to annual plans, we believe we can maintain a high retention rate. In addition, with the growth of our connected fitness base over time, we expect to leverage Beachbody’s existing content creation capabilities to scale our fixed content production costs.

The Business Combination

Under the terms of the Merger Agreement, at the Closing, upon the terms and subject to the conditions of the Merger Agreement, in accordance with the DGCL and the DLLCA, (x) Beachbody Merger Sub was merged with and into Beachbody, following which the separate existence of Beachbody Merger Sub ceased and Beachbody continued as the surviving entity (the “Surviving Beachbody Entity”) and as a wholly- owned subsidiary of Forest Road, and all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Beachbody Merger Sub and Beachbody became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Beachbody Entity (the “Beachbody Merger”); (y) Myx Merger Sub was merged with and into Myx, following which the separate existence of Myx Merger Sub ceased and Myx continued as the surviving entity (the “Surviving Myx Entity”) and as a wholly-owned subsidiary of Forest Road, and all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Myx Merger Sub and Myx became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Myx Entity (the “Myx Merger”); and (z) immediately following the consummation of the Beachbody Merger, the Surviving Beachbody Entity was merged with and into Forest Road, following which the separate existence of the Surviving Beachbody Entity ceased and Forest Road continues as the surviving entity, and all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Beachbody Entity and Forest Road became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company (the “Forest Road Merger”, and together with the Beachbody Merger and the Myx Merger, the “Mergers”); (ii) as a result of the Mergers, among other things, all outstanding equity interests of Beachbody and Myx were cancelled in exchange for the right to receive, in the aggregate, a number of shares of common stock (or, in the case of outstanding Beachbody options, options to purchase shares of common stock) in the Company that is approximately equal to the quotient obtained by dividing (x) $2,900,000,000 by (y) $10.00, provided, however, that (1) certain Beachbody equityholders received common stock in the Company with similar rights as those being issued to all other recipients of merger consideration, except that such common stock will carry 10 votes per share; (2) certain Myx equityholders were entitled to receive, in lieu of their pro rata portion (based on their percentage ownership interests in Myx) of such shares, an amount in cash equal to the value of such shares, up to an aggregate amount of cash among all such equityholders not to exceed the result of $37.7 million minus certain payments to be made by Forest Road; and (3) the foregoing consideration is subject to adjustment (x) in the case of the Beachbody equity interests, based on the transaction expenses of Beachbody and Forest Road, and (y) in the case of each of the Beachbody equity interests and the Myx equity interests, based on the Closing Date and the related number of Myx units issuable to Beachbody, LLC, a Delaware limited liability company (“BB”) and wholly-owned subsidiary of Beachbody, upon conversion of instruments between Myx and BB, dated December 7, 2020 and March 4, 2021, pursuant to which BB funded Myx an aggregate of $15 million subject to certain terms and conditions, including (but not limited to) the right to convert, upon certain conditions, certain of BB’s rights under such instrument into equity interests of Myx; and (iii) upon the effective time of the Forest Road Merger (the “Effective Time”), the Company was renamed “The Beachbody Company, Inc.”, as described more fully in the section entitled “The Business Combination Proposal.” We refer to these transactions as the “Business Combination.”

We are the accounting acquirer of Myx and have preliminarily allocated the estimated purchase price of approximately $187.3 million (based on Forest Road’s share price as of May 24, 2021 of $9.92) to Myx’s assets and liabilities in the pro forma balance sheet included elsewhere in this prospectus. This would result in, among other adjustments, pro forma increases of approximately $62.6 million in intangible assets and $142.0 million in goodwill, compared to Beachbody’s balance sheet as of March 31, 2021. The fair value measurement period for the

Myx Acquisition will remain open upon the consummation of the Business Combination while we await further information and analyses to determine the acquisition date fair values of certain acquired assets and assumed liabilities. Additionally, we expect to incur one-time integration costs. We also plan to integrate Myx’s platform, services, assets and know-how with our operations over time, which we expect to result in substantial synergies and provide us with important competitive advantages. Expected synergies include expansion of Myx’s connected fitness content library, integration of corporate management and shared service functions and processes. Consequently, the future results we report for the combined business may not be comparable to Beachbody’s or Myx’s historical financial statements or the pro forma financial information included elsewhere in this prospectus.

The Beachbody Company Group, LLC shall be deemed the predecessor of the combined business, and the Company, as the parent company of the combined business, continues as the SEC registrant, meaning that Beachbody’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Beachbody Merger is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Myx will be treated as an acquired company for financial statement reporting purposes. The Business Combination is expected to have several significant impacts on our future reported financial position and results, as a consequence of reverse capitalization treatment (with respect to Forest Road) and acquisition accounting (with respect to Myx). These include an estimated increase in cash (as compared to our balance sheet at March 31, 2021) of between approximately $255.3 million, assuming maximum shareholder redemptions, and $430.3 million, assuming no shareholder redemptions. These pro forma cash amounts are net of (x) approximately $37.7 million in cash consideration payable to Myx members (including estimated purchase price adjustments pursuant to the Merger Agreement and certain seller transaction costs to be paid by the Company), and (y) total non-recurring transaction costs estimated at approximately $63.5 million (including acquisition-related advisory fees in connection with the Business Combination and deferred underwriting commissions in connection with Forest Road’s initial public offering, but excluding certain seller costs to be paid by the Company). A portion of the transaction costs will be treated as a reduction of equity (i.e., the deferred underwriting commissions and costs pertaining to the reverse recapitalization) and a portion will be expensed in the period in which the Business Combination closes (i.e., merger-related costs). The pro forma cash amounts include cash from (i) Forest Road’s trust account, the amount of which will depend on the level of shareholder redemptions, and (iii) the proceeds from the PIPE of approximately $225,000,000. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Beachbody shall become the successor to an SEC-registered and NYSE-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees. Beachbody estimates that these incremental costs will range between approximately $10 million and $15 million per year.

Non-GAAP Information

This prospectus includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of content assets, interest expense, income taxes, equity-based compensation, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate Beachbody’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-cash (for example, in the case of depreciation and amortization, equity-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net income (loss), the closest U.S. GAAP measure, for the periods indicated:

(in thousands)	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net income (loss)	$(30,058)	$(8,328)	$(21,432)	$32,295	$116
Adjusted for:
Depreciation and amortization	13,726	10,144	44,257	44,659	52,487
Amortization of capitalized cloud computing implementation costs	168	—	186	—	—
Amortization of content development assets	2,817	1,481	7,485	8,495	6,199
Interest expense	123	95	527	790	268
Income tax provision (benefit)	(395)	(1,613)	15,269	(13,390)	—
Equity- based compensation	2,573	895	5,398	3,580	3,649
Transaction costs	633	—	1,467	852	21
Restructuring (gain) loss	—	—	(1,677)	1,171	6,555
One-time customer returns adjustment	—	—	—	705	—
Non-operating costs (1)	(1,331)	(6)	(20)	(761)	(1,161)

Adjusted EBITDA	$(11,744)	$2,668	$51,460	$78,396	$68,134

(1)	Non-operating primarily includes interest income and gain on investment in the Myx convertible instrument.

Factors Affecting Our Results

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including the following:

Ability to Attract New Digital Subscriptions and Scale Our Platforms

Our long-term growth will depend in part on our continued ability to attract new digital subscriptions through the Beachbody On Demand and Openfit platforms as well as through Myx’s connected fitness offerings. If we cannot attract new digital subscriptions as quickly as we expect, our operating results may be adversely affected. The inability to grow our digital subscriptions would reduce efficiency in customer acquisition costs and slow growth.

Ability to Engage and Retain Our Existing Subscriptions

Our long-term growth will partially depend on our continued ability to retain existing subscriptions, both digital and for our nutritional products. Engagement is the leading indicator of retention for our digital subscribers, and we must continue to provide an experience that our subscribers enjoy. Product quality is key for retention of our nutritional customers. We cannot be sure that we will be successful in retaining subscriptions, or that retention levels will not materially decline due to any number of factors, such as harm to our brand, or our inability to anticipate and meet consumer preferences and successfully implement new platform features and content to meet those demands.

Ability to Invest

We will continue to make investments across our business to drive growth, and therefore we expect expenses to increase. We will continue to invest significant resources in selling and marketing to drive subscriber growth and demand for our products. We will also continue to invest to enhance our platforms, develop new nutritional products and platform features, and update and expand our content offering. As cost of revenue, operating expenses, and capital expenditures increase as we invest in our business for long-term growth, we are likely to experience losses, delaying our ability to achieve profitability and adversely affecting cash flows.

Ability to Grow in New Geographies

Entering new geographic markets requires us to invest in selling and marketing, technology, and personnel, including by establishing additional offices, and potentially smaller local production studios. Our international growth will depend on our ability to sell digital subscriptions and associated nutritional products in international markets. Our international expansion has resulted in, and will continue to result in, increased costs and is subject to a variety of risks, including local competition, content localization, multilingual customer support, potentially complex delivery logistics, and compliance with foreign laws and regulations.

Seasonality

Historically, our revenue generally correlates with the popularity and timing of our fitness program launches. For example, in 2018, our revenue was highest in the second quarter, while in 2019, our revenue was highest in the first quarter, and in 2020, our revenue was highest in the third quarter. Each of these quarters featured a program launch. We have historically incurred higher selling and marketing expenses during these periods, which may continue.

Key Operational and Business Metrics

In addition to the measures presented in our consolidated financial statements, we use the following key operational and business metrics to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

	As of March 31,		As of December 31,
	2021	2020	2020	2019	2018
Digital Subscriptions (millions)	2.7	1.9	2.6	1.7	1.5
Nutritional Subscriptions (millions)	0.4	0.4	0.4	0.3	0.4

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Average Digital Retention	95.8%	94.8%	95.5%	95.3%	94.1%
Total Streams (millions)	56.0	33.2	179.6	104.0	89.0
DAU/MAU	35.1%	30.0%	31.6%	29.2%	28.5%

Revenue (millions)	$226.2	$169.3	$863.6	$755.8	$790.3
Gross profit (millions)	$158.1	$120.5	$613.9	$545.5	$561.4
Gross margin	70%	71%	71%	72%	71%

Net income (loss) (millions)	$(30.1)	$(8.3)	$(21.4)	$32.3	$0.1
Adjusted EBITDA (millions) (1)	$(11.7)	$2.7	$51.5	$78.4	$68.1

(1)

Please see the section titled “—Non-GAAP Information” for a reconciliation of net income (loss) to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.

Digital Subscriptions

Our ability to expand the number of digital subscriptions is an indicator of our market penetration and growth. Digital subscriptions include Beachbody On Demand, Nutrition+, and Openfit subscriptions. Digital subscriptions include paid and free-to-pay subscriptions. Free-to-pay subscriptions, on average, represent less than 3% of total digital subscriptions. Digital subscriptions are inclusive of all billing plans, currently for annual, semi-annual, quarterly and monthly billing intervals.

Nutritional Subscriptions

We package and synthesize the content experience of digital subscriptions with nutritional subscriptions that work together.

Nutritional Subscriptions are monthly subscriptions to nutritional products such as, Shakeology, Beachbody Performance, BEACHBAR, Bevvy and Collagen.

Average Digital Retention

We use month over month digital subscription retention to measure the retention of our digital subscriptions. We define digital subscription retention as the average rate in which a subscription renews for a new billing cycle.

Total Streams

We measure streams and total streams to quantify the number of fitness or nutrition programs viewed per subscription which is a leading indicator of customer engagement and retention. While the measure of a digital stream may vary across companies, to qualify as a stream on either our Beachbody on Demand or Openfit platforms, a program must be viewed for a minimum of 25% of the total running time.

Daily Active Users to Monthly Active Users (DAU/MAU)

We use the ratio of daily active users to monthly active users to measure how frequently digital subscribers are utilizing our service in a given month. We define a daily active user as a unique user streaming content on our platform in a given day. We define a monthly active user as a unique user streaming content on our platform in that same month.

Components of our Operating Results and Results of Operations

We have historically operated and managed our business in two operating segments, Beachbody and Other. For financial reporting purposes, we have one reportable segment, Beachbody. We identified the reportable segment based on the information used by management to monitor performance and make operating decisions. See Notes 1 and 22 of the notes to our consolidated financial statements included elsewhere in this prospectus for additional information regarding our reportable segment. We will describe our results and operations on a consolidated basis as the Other, non-reportable operating segment is not material to the understanding of our business taken as a whole. With the planned acquisition of Myx, we expect decisions regarding the allocation of resources and the assessment of operating performance may be based on realigned reportable segments. The following discussion of results of operations are based on our reportable segment for the periods presented.

(in thousands)	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Revenue:
Digital	$95,150	$62,525	$334,804	$250,764	$210,726
Nutrition and other	131,069	106,811	528,778	505,015	579,563

Total revenue	226,219	169,336	863,582	755,779	790,289

Cost of revenue:
Digital	11,122	8,372	38,285	33,595	27,308
Nutrition and other	56,995	40,475	211,422	176,724	201,607

Total cost of revenue	68,117	48,847	249,707	210,319	228,915

Gross profit	158,102	120,489	613,875	545,460	561,374
Operating expenses:
Selling and marketing	144,696	94,226	464,000	384,376	401,141
Enterprise technology and development	27,089	21,333	93,036	84,132	91,189
General and administrative	17,946	15,184	64,818	56,899	63,096
Restructuring	—	—	(1,677)	1,171	6,555

Total operating expenses	189,731	130,743	620,177	526,578	561,981

Operating income (loss)	(31,629)	(10,254)	(6,302)	18,882	(607)
Interest expense	(123)	(95)	(527)	(790)	(268)
Other income, net	1,299	408	666	813	991

Income (loss) before income taxes	(30,453)	(9,941)	(6,163)	18,905	116
Income tax benefit (provision)	395	1,613	(15,269)	13,390	—

Net income (loss)	$(30,058)	$(8,328)	$(21,432)	$32,295	$116

Revenue

Revenue includes digital subscriptions, nutritional supplement subscriptions, one-time nutritional sales, and other fitness-related products. Subscription revenue is recognized ratably over the subscription period (up to 12 months). We often sell bundled products that combine Beachbody On Demand, Shakeology and/or other fitness and nutritional programs. We consider these sales to be revenue arrangements with multiple performance obligations and allocate the transaction price to each performance obligation based on its relative stand-alone selling price. We defer revenue when we receive payments in advance of delivery of products or the performance of services.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
Revenue
Digital	$95,150	$62,525	$32,625	52%
Nutrition and other	131,069	106,811	24,258	23%

Total revenue	$226,219	$169,336	$56,883	34%

The increase in digital revenue for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily attributable to 41% growth in digital subscriptions from 1.9 million as of March 31, 2020 to 2.7 million as of March 31, 2021.

The increase in nutrition and other revenue for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily due to a $21.1 million increase in revenue from subscriptions to and one-time purchases of Beachbody Performance supplements and Shakeology, a $2.1 million increase in shipping revenue, and a $1.3 million increase in accessories revenue.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Revenue
Digital	$334,804	$250,764	$210,726	$84,040	34%	$40,038	19%
Nutrition and other	528,778	505,015	579,563	23,763	5%	(74,548)	(13%)

Total revenue	$863,582	$755,779	$790,289	$107,803	14%	$(34,510)	(4%)

The increase in digital revenue for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily attributable to 53% growth in digital subscriptions from 1.7 million as of December 31, 2019 to 2.6 million as of December 31, 2020.

The increase in nutrition and other revenue for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily due to an increase in nutritional subscriptions from 0.3 million as of December 31, 2019 to 0.4 million as of December 31, 2020, a $30.3 million increase in revenue from subscriptions and one-time purchases of Beachbody Performance Supplements, and an $11.0 million increase in accessories revenue related to our product launches, partially offset by a $12.4 million decrease in revenue related to certification and in-person events.

The increase in digital revenue for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was primarily attributable to 13% growth in digital subscriptions from 1.5 million as of December 31, 2018 to 1.7 million as of December 31, 2019. In the last quarter of 2019, the Openfit platform launched with integration of Gixo-related technology improvements.

The decrease in nutrition and other revenue for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was primarily due to a sales mix shift in the nutritional portfolio from a concentration of higher priced Shakeology towards Beachbody Performance Supplements, BEACHBAR and Collagen, which carry lower price points. While this sales mix shift negatively impacted total revenue temporarily, it increased customer satisfaction, served different customer needs, and increased subscriptions to other product offerings.

Cost of Revenue

Digital Cost of Revenue

Digital cost of revenue includes costs associated with digital content creation including amortization and revisions of content assets, depreciation of streaming platforms and e-commerce websites, digital streaming costs, and amortization of acquired digital platform intangible assets. It also includes customer service costs, credit card processing fees, depreciation of production equipment, live trainer costs, facilities, and related personnel expenses.

Nutrition and Other Cost of Revenue

Nutrition and other cost of revenue includes product costs, shipping and handling, fulfillment and warehousing, customer service, and credit card processing fees. It also includes depreciation of nutrition-related e-commerce websites and social commerce platforms, amortization of acquired formulae intangible assets, facilities, and related personnel expenses.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
Cost of revenue
Digital	$11,122	$8,372	$2,750	33%
Nutrition and other	56,995	40,475	16,520	41%

Total cost of revenue	$68,117	$48,847	$19,270	39%

Gross profit
Digital	$84,028	$54,153	$29,875	55%
Nutrition and other	74,074	66,336	7,738	12%

Total gross profit	$158,102	$120,489	$37,613	31%

Gross margin
Digital	88%	87%
Nutrition and other	57%	62%

The increase in digital cost of revenue for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily driven by a $1.3 million increase in content assets amortization due to a content asset library (new and existing content) with higher costs being amortized during the three months ended March 31, 2021 compared to the three months ended March 31, 2020. Additional streaming costs of $0.3 million, credit card processing expenses of $0.6 million, customer service of $0.2 million, and Openfit live training costs of $0.1 million were attributable to the increase in revenue. The digital gross margin was relatively flat from the three months ended March 31, 2020 to the three months ended March 31, 2021.

The increase in nutrition and other cost of revenue for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was due to a $9.6 million increase in product costs, $3.6 million increase in shipping costs, $0.8 million increase in fulfillment, $1.3 million increase in customer service, and $0.3 million increase in credit card processing expenses primarily attributable to the increase in sales volume. Nutrition and other gross margin decreased as a result of higher freight and shipping rates during the three months ended March 31, 2021 in addition to increases in personnel-related costs and depreciation expense for which there is no commensurate revenue.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Cost of revenue
Digital	$38,285	$33,595	$27,308	$4,690	14%	$6,287	23%
Nutrition and other	211,422	176,724	201,607	34,698	20%	(24,883)	(12%)

Total cost of revenue	$249,707	$210,319	$228,915	$39,388	19%	$(18,596)	(8%)

Gross profit
Digital	$296,519	$217,169	$183,418	$79,350	37%	$33,751	18%
Nutrition and other	317,356	328,291	377,956	(10,935)	(3%)	(49,665)	(13%)

Total gross profit	$613,875	$545,460	$561,374	$68,415	13%	$(15,914)	(3%)

Gross margin
Digital	89%	87%	87%
Nutrition and other	60%	65%	65%

The increase in digital cost of revenue for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily driven by an additional $1.1 million in streaming costs and $1.7 million in credit card processing expenses attributable to the increase in revenue. Additional increases were due to a $1.1 million increase in Openfit live training costs and $1.6 million increase in the amortization of developed technology intangible assets related to the acquisition of Gixo in the third quarter of 2019. This was partially offset by a $1.0 million decrease in content assets amortization due to a change in useful life from two years to three years in 2020. This change in useful life was the primary driver of the increase in digital gross margin.

The increase in nutrition and other cost of revenue for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was due to a $20.3 million increase in product costs primarily attributable to the increase in sales volume, as well as a $1.2 million increase in customer service, $1.9 million increase in fulfillment and $7.3 million increase in shipping costs from COVID-19 pandemic-related disruptions. As such, nutrition and other gross margin decreased.

The increase in digital cost of revenue for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was primarily driven by a $2.3 million increase in content assets amortization, $1.3 million increase in web software depreciation, $1.6 million increase in Gixo acquisition-related intangible assets amortization, and $0.8 million increase in credit card processing expenses. Digital gross margin remained flat year-over-year.

The decrease in nutrition and other cost of revenue for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was proportional to the reduction in revenue. Nutrition and other gross margin remained flat year-over-year.

Operating Expenses

Selling and Marketing

Selling and marketing expenses primarily include the cost of micro-influencer compensation, advertising, royalties, content revisions, promotions and events, and third-party sales commissions as well as the personnel-related expenses for employees and consultants associated with these areas.

We intend to continue to invest in our selling and marketing capabilities in the future and expect this expense to increase in future periods as we release new products and expand internationally. Selling and marketing expense as a percentage of total revenue may fluctuate from period to period based on total revenue and the timing of our investments.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
Selling and marketing	$144,696	$94,226	$50,470	54%
As a percentage of total revenue	64.0%	55.6%

The increase in selling and marketing expense for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily due to an increase in media costs of $21.9 million to build awareness and conversion on our digital platforms, an $18.2 million increase in micro-influencer compensation and royalties at a similar percentage of sales to the prior year, and a $3.6 million increase in Coach events expense due to the pandemic-related cancellation of events during 2020.

Selling and marketing expense increased, as a percentage of total revenue, due to increased media costs to build awareness and drive subscriptions with associated future revenues as well as increased Coach events costs.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Selling and marketing	$464,000	$384,376	$401,141	$79,624	21%	$(16,765)	(4%)
As a percentage of total revenue	53.7%	50.9%	50.8%

The increase in selling and marketing expense for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily due to an increase in media costs of $35.2 million to build awareness and conversion on our digital platforms, and an increase in micro-influencer compensation at a similar percentage of sales to the prior year.

Selling and marketing expense increased, as a percentage of total revenue, due to increased media costs to build awareness and drive subscriptions with associated future revenues.

The decrease in selling and marketing expense for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was due to a reduction in media expenses. Selling and marketing expense as a percentage of total revenue remained relatively flat.

Enterprise technology and development

Enterprise technology and development expenses relate primarily to enterprise systems applications, hardware and software that serve as the technology infrastructure for the Company and are not directly related to services provided or tangible goods sold. This includes maintenance and enhancements of the Company’s enterprise resource planning (ERP) system, which is the core of our accounting, procurement, supply chain and other business support systems. Enterprise technology and development also includes reporting and business analytics tools, security systems such as identity management and payment card industry compliance, office productivity software, research and development tracking tools, and other non—customer facing applications. Enterprise technology and development expenses include personnel-related expenses for employees and consultants who create improvements to and maintain technology systems and are involved in the research and development of new and existing nutritional products, depreciation of enterprise technology-related assets, software licenses, hosting expenses, and technology equipment leases.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
Enterprise technology and development	$27,089	$21,333	$5,756	27%
As a percentage of total revenue	12.0%	12.6%

The increase in enterprise technology and development expense for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily due to a $3.3 million increase in personnel-related expenses and a $2.4 million increase in depreciation expense. Enterprise technology and development expense as a percentage of total revenue decreased by 60 basis points due to the leverage of fixed costs as revenue increased.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Enterprise technology and development	$93,036	$84,132	$91,189	$8,904	11%	$(7,057)	(8%)
As a percentage of total revenue	10.8%	11.1%	11.5%

The increase in enterprise technology and development expense for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily due to an increase in personnel-related expenses to develop and deploy improvements to our enterprise technology systems to enhance reporting and business analytics tools and make improvements to the Company’s enterprise resource planning systems. Enterprise technology and development expense as a percentage of total revenue decreased by 30 basis points due to leverage of fixed costs as revenue increased.

The decrease in enterprise technology and development expense for the year ended December 31, 2019, as compared to the year ended December 31, 2018 was primarily due to a decrease in depreciation as assets became fully depreciated as well as a decrease in enterprise software licenses and support, partially offset by an increase in personnel-related expenses due to headcount additions.

Enterprise technology and development expense as a percentage of total revenue for the year ended December 31, 2019, as compared to the year ended December 31, 2018, decreased by 40 basis points due to depreciation of certain assets reaching the end of their useful lives in 2019.

General and Administrative

General and administrative expense includes personnel-related expenses and facilities-related costs primarily for our executive, finance, accounting, legal and human resources functions. General and administrative expense also includes fees for professional services principally comprised of legal, audit, tax, and insurance.

We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance and reporting obligations of public companies, and increased costs for insurance, investor relations, and professional services. As a result, we expect that our general and administrative expenses will increase in future periods and vary from period to period as a percentage of revenue, but we expect to leverage these expenses over time as we grow our revenue.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
General and administrative	$17,946	$15,184	$2,762	18%
As a percentage of total revenue	7.9%	9.0%

The increase in general and administrative expenses for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily due to increases in professional services and other general corporate expenses. General and administrative expenses as a percentage of total revenue decreased by 110 basis points due to the leverage of fixed costs as revenue increased.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
General and administrative	$64,818	$56,899	$63,096	$7,919	14%	$(6,197)	(10%)
As a percentage of total revenue	7.5%	7.5%	8.0%

The increase in general and administrative expenses for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily due to personnel-related expenses which increased by $4.1 million and increases in legal, recruitment, and acquisition costs of $4.2 million.

The decrease in general and administrative expenses for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was primarily related to a one-time bonus expense for certain employees in 2018 with no similar event occurring in 2019.

Restructuring

Restructuring relates to our 2017 and 2018 restructuring plans, which were initiated to realign business priorities and optimize operations to maximize digital subscription scale and growth. The charges incurred primarily relate to lease termination adjustments and employee-related costs, with the restructuring benefit related to lower final lease termination expenses compared to initial estimates.

No restructuring gains or losses were incurred during each of the three months ended March 31, 2021 and 2020.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Restructuring (gain) loss	$(1,677)	$1,171	$6,555	$(2,848)	(243%)	$(5,384)	(82%)

Restructuring benefit for 2020 reflects adjustments to the estimated liability associated with the 2017 restructuring lease terminations.

Restructuring charges incurred during 2019 reflect adjustments to the lease liability associated with the 2018 restructuring plan.

Restructuring charges incurred during 2018 reflect employee-related costs associated with our 2018 restructuring plan.

Other Income (Expenses)

Interest expense primarily consists of interest expense associated with our borrowings and amortization of debt issuance costs for our Credit Facility. Other income, net, consists of interest income earned on investments and gains (losses) on foreign currency.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
Interest expense	$(123)	$(95)	$(29)	-31%
Other income, net	1,299	408	891	219%

The increase in interest expense for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020, was primarily due to a longer period of outstanding borrowings in 2021 compared to 2020. The increase in other income, net was primarily due to the gain on the investment in the convertible instrument from Myx during the three months ended March 31, 2021; there was no similar investment during the three months ended March 31, 2020.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Interest expense	$(527)	$(790)	$(268)	$263	33%	$(522)	(195%)
Other income, net	666	813	991	(147)	(18%)	(178)	(18%)

The decrease in interest expense for the year ended December 31, 2020, as compared to the year ended December 31, 2019, was primarily due to a shorter period of outstanding borrowings in 2020 compared to 2019. The decrease in other income, net was primarily due to lower interest income, partially offset by foreign currency gains.

The increase in interest expense for the year ended December 31, 2019, as compared to the year ended December 31, 2018 was primarily due to a longer period of outstanding borrowings on our Credit Facility in 2019 compared to 2018. The decrease in other income, net for the year ended December 31, 2019, as compared to the year ended December 31, 2018, was primarily due to a decrease in interest income with lower cash balances in 2019.

Income tax benefit (provision)

Income tax benefit (provision) consists of income taxes related to US federal and state jurisdictions as well as those foreign jurisdictions where we have business operations. Prior to April 2, 2019, we were treated as a partnership for US income tax purposes and not subject to US federal or state income taxation. Accordingly, no provision for US income taxes was recorded for the year ended December 31, 2018.

	Three Months Ended March 31,		2020 to 2021
	2021	2020	$ Change	% Change
	(dollars in thousands)
Income tax benefit (provision)	$395	$1,613	$(1,218)	(76%)

The income tax benefit in the three months ended March 31, 2021 reflects the expected tax benefit, net of valuation allowance on the net loss during the three months ended March 31, 2021, as compared to the income tax benefit in the three months ended March 31, 2020 which reflects the expected tax benefit on the net loss during the three months ended March 31, 2020. No valuation allowance adjustment was necessary during the three months ended March 31, 2020.

	Year Ended December 31,			2019 to 2020		2018 to 2019
	2020	2019	2018	$ Change	% Change	$ Change	% Change
	(dollars in thousands)
Income tax benefit (provision)	$(15,269)	$13,390	$—	$(28,659)	(214%)	$13,390	n/m

The income tax provision in 2020 was related to full valuation allowances against our deferred tax assets.

The income tax benefit in 2019 was primarily related to our change in tax status effective April 2, 2019 from a partnership to a C-Corporation and the initial recognition of deferred tax assets.

Liquidity and Capital Resources

Our operations have been financed primarily through cash flow from operating activities and borrowings under our Credit Facility. As of March 31, 2021, we had cash and cash equivalents of $47.6 million and $12.0 million of borrowing capacity available under our Credit Facility (defined below).

We believe our existing cash and cash equivalent balances, cash flow from operations, and amounts available for borrowing under our Credit Facility will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. Our future capital requirements may vary materially from those currently planned and will depend on many factors, including our rate of revenue growth, the timing and extent of growth initiatives, the expansion of selling and marketing activities, the timing of new nutrition product introductions, market acceptance of our nutrition products, and overall economic conditions. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our members. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. There can be no assurances that we will be able to raise additional capital. The inability to raise capital would adversely affect our ability to achieve our business objectives.

Amended and Restated Credit Agreement

On December 14, 2018, Beachbody, LLC, as borrower, and Beachbody Holdings, Inc. as a guarantor, entered into a credit agreement with Bank of America, N.A., as lender, administrative agent and letter of credit issuer for a $35 million revolving credit facility with a $10 million sublimit for letters of credit (the “Credit Facility”). During the three months ended March 31, 2021, the Credit Facility was amended to revise certain financial covenants. During the year ended December 31, 2020, the Credit Facility was amended, among other things, to extend the maturity date to December 14, 2021, amend certain pricing provisions and financial covenants, and amend the definitions of applicable rates based on our EBITDA. The Credit Facility was also amended whereby the Beachbody Company Group, LLC assumed the obligations under the Credit Facility. The Credit Facility was further amended in March 2021 to extend the maturity date to June 2022 and amend financial covenants.

As of March 31, 2021, we had $20.0 million outstanding under the Credit Facility and a letter of credit was issued for $3.0 million. As of December 31, 2020 and 2019, there were no borrowings outstanding and a letter of credit was issued for $3.0 million and $6.0 million, respectively. Borrowings may be either Eurodollar rate loans or base rate loans at our election. Eurodollar rate loans bear interest at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.75% to 2.25%, with a minimum LIBOR of 0.75%. Base rate loans are at the base rate, as defined in the Credit Facility, plus 0.75% to 1.25%. We also pay a 1.75% to 2.25% fee on the letters of credit outstanding and a 0.375% to 0.5% commitment fee on the unused Credit Facility. The Credit Facility contains certain reporting and financial covenants which require us to maintain a minimum consolidated EBITDA amount and comply with a maximum capital expenditures amount. We were in compliance with all covenants as of March 31, 2021, December 31, 2020 and 2019.

Cash Flows

The following table summarizes our cash flows for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands)
Net cash provided by (used in) operating activities	$(8,880)	$9,387
Net cash used in investing activities	(18,299)	(10,114)
Net cash provided by financing activities	17,758	32,000

Operating Activities. Net cash used in operating activities of $8.9 million for the three months ended March 31, 2021 was primarily due to the net loss of $30.1 million, partially offset by non-cash adjustments of $19.3 million and the net change in operating assets and liabilities of $1.9 million. Non-cash adjustments primarily consisted of depreciation and amortization of $13.7 million, amortization of content assets of $2.8 million, equity-based compensation expense of $2.6 million, and provision for excess and obsolete inventory of $2.0 million. The increase in net operating assets and liabilities was primarily due to a $13.3 million increase in accounts payable and accrued expenses related to increased expenditures to support general business growth and a $9.2 million increase in deferred revenue as a result of an increase in digital subscriptions; partially offset by a $7.4 million increase in content assets as well as increases in inventory, accounts receivable, prepaid expenses, and other assets.

Net cash provided by operating activities of $9.4 million for the three months ended March 31, 2020 was primarily due to the net loss of $8.3 million, offset by non-cash adjustments of $12.0 million and the net change in operating assets and liabilities of $5.7 million. Non-cash adjustments primarily consisted of depreciation and amortization of $10.1 million, amortization of content assets of $1.5 million, equity-based compensation expense of $0.9 million, unrealized loss on derivative financial instruments of $0.6 million, and provision for excess and obsolete inventory of $0.4 million. The increase in net operating assets and liabilities was primarily due to a $15.2 million increase in deferred revenue as a result of an increase in digital subscriptions and a $4.8 million decrease in prepaid expenses; partially offset by a $4.4 million increase in content assets and a $1.8 million increase in inventory as well as an increase in other assets and decrease in other liabilities.

Investing Activities. Net cash used in investing activities for the three months ended March 31, 2021 of $18.3 million was related to capital expenditures of $13.3 million and the investment in a convertible instrument of $5.0 million.

Net cash used in investing activities for the three months ended March 31, 2020 of $10.1 million was related to capital expenditures.

Financing Activities. Net cash provided by financing activities of $17.8 million for the three months ended March 31, 2021 was primarily related to the $20.0 million borrowings under the Credit Facility, partially offset by the $2.2 million payment of deferred financing costs.

Net cash provided by financing activities of $32.0 million for the three months ended March 31, 2020 was related to the $32.0 million borrowings under the Credit Facility.

The following table summarizes our cash flows for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Net cash provided by operating activities	$61,430	$42,017	$63,615
Net cash used in investing activities	(46,686)	(30,283)	(22,817)
Net cash provided by (used in) financing activities	165	(32,051)	(66,343)

Operating Activities. Net cash provided by operating activities of $61.4 million for 2020 was primarily due to non-cash adjustments of $75.1 million and the net change in operating assets and liabilities of $7.8 million, partially offset by net loss of $21.4 million. Non-cash adjustments primarily consisted of depreciation and amortization of $44.3 million, deferred income taxes of $15.6 million, amortization of content assets of $7.5 million, equity-based compensation expense and provision for excess and obsolete inventory. The increase in net operating assets and liabilities was primarily due to a $32.4 million increase in accounts payable and accrued expenses related to increased expenditures to support general business growth and a $24.8 million increase in deferred revenue as a result of an increase in digital subscriptions; partially offset by a $27.8 million increase in inventory as a result of building up nutritional products and accessories, $10.4 million decrease in other liabilities, and a $15.6 million increase in content assets.

Net cash provided by operating activities of $42.0 million for 2019 was primarily due to a net income of $32.3 million and non-cash adjustments of $45.3 million, partially offset by the net change in operating assets and liabilities of $35.6 million. Non-cash adjustments primarily consisted of depreciation and amortization of $44.7 million, amortization of content assets of $8.5 million, equity-based compensation expense and provision for excess and obsolete inventory, offset in part by the benefit from deferred income taxes. The increase in net operating assets and liabilities was primarily due to an $8.4 million increase in inventory levels, and a $10.4 million increase in content assets, partially offset by a $15.4 million decrease in accounts payable and accrued expenses.

Net cash provided by operating activities of $63.6 million for 2018 was primarily due to a net income of $0.1 million and non-cash adjustments of $66.2 million, partially offset by the net change in operating assets and liabilities of $2.7 million. Non-cash adjustments primarily consisted of depreciation and amortization, amortization of content assets, equity-based compensation expense, and provision for excess and obsolete inventory. The increase in net operating assets and liabilities was primarily due to increases in content assets, other assets and inventory driven by general growth; partially offset by a $20.7 million increase in deferred revenue related to an increase in Beachbody on Demand subscription revenue.

Investing Activities. Net cash used in investing activities for 2020 of $46.7 million was related to capital expenditures and the investment in a convertible instrument, partially offset by cash acquired through the acquisition of Ladder.

Net cash used in investing activities for 2019 of $30.3 million was primarily related to the capital expenditures of $23.8 million and the $6.5 million cash portion of the acquisition of Gixo, net of cash acquired.

Net cash used in investing activities for 2018 of $22.8 million was due to capital expenditures of approximately $23.9 million, partially offset by the proceeds from the sale and maturity of available-for-sale investments of $1.1 million.

Financing Activities. Net cash provided by financing activities of $0.2 million for 2020 was primarily related to the Holdings downstream merger, partially offset by deferred financing costs.

Net cash used in financing activities of $32.1 million for 2019 was primarily related to the $25.0 million repayment of borrowings under the Credit Facility and $7.1 million distributions to members.

Net cash used in financing activities of $66.3 million for 2018 was primarily related to the redemption of LNK’s Series A Preferred Units of $158.1 million and distributions to members of $28.7 million, partially offset by the net proceeds from the issuance of Series A Preferred Units to Raine of $95.6 million and borrowings under the Credit Facility of $25.0 million.

Contractual Obligations and Other Commitments

The following table summarizes our contractual cash obligations as of March 31, 2021:

	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Operating lease obligations	$43,035	$7,455	$22,964	$12,616	$—
Finance lease obligations	448	161	284	3	—
Noncancelable service and inventory purchase obligations	72,416	62,104	7,812	2,500	—

Total	$115,899	$69,720	$31,060	$15,119	$—

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2021.

Quantitative and Qualitative Disclosure About Market Risk

Foreign Currency Risk

We are exposed to foreign currency exchange risk related to transactions in currencies other than the U.S. Dollar, which is our functional currency. Our foreign subsidiaries, sales, certain inventory purchases and operating expenses expose us to foreign currency exchange risk. For the three months ended March 31, 2021 and 2020, approximately 10% and 8%, respectively, of our revenue was in foreign currencies. For the years ended December 31, 2020, 2019 and 2018, approximately 9%, 8% and 8%, respectively, of our revenue was in foreign currencies. These sales were primarily denominated in Canadian dollars and British pounds.

We use derivative instruments to manage the effects of fluctuations in foreign currency exchange rates on our net cash flows. We primarily enter into option and forward contracts to hedge forecasted payments, typically for up to 12 months, for cost of revenue, selling and marketing expenses, general and administrative expenses and intercompany transactions not denominated in the local currencies of our foreign operations. We designate some of these instruments as cash flow hedges and records them at fair value as either assets or liabilities within the consolidated balance sheets. Some of these instruments are freestanding derivatives for which hedge accounting does not apply.

Changes in the fair value of cash flow hedges are recorded in accumulated other comprehensive income (loss) until the hedged forecasted transaction affects earnings. Deferred gains and losses associated with cash flow hedges of third-party payments are recognized in cost of revenue, selling and marketing or general and administrative expenses, as applicable, during the period when the hedged underlying transaction affects earnings. Changes in the fair value of certain derivatives for which hedge accounting does not apply are immediately recognized directly in earnings to cost of revenue.

A hypothetical 10% change in exchange rates, with the U.S. dollar as the functional and reporting currency, would not result in a material increase or decrease in cost of revenue and operating expenses.

The aggregate notional amount of foreign exchange derivative instruments at March 31, 2021, December 31, 2020 and 2019 was $33.1 million, $34.0 million and $23.1 million, respectively.

Interest Rate Risk

We are primarily exposed to changes in short-term interest rates with respect to our cost of borrowing under our Credit Facility. We monitor our cost of borrowing under our facility, taking into account our funding requirements, and our expectations for short-term rates in the future. As of March 31, 2021, outstanding borrowings under the Credit Facility were $20.0 million and a letter of credit was issued for $3.0 million. As of December 31, 2020 and 2019, there were no borrowings outstanding and a letter of credit was issued for $3.0 million and $6.0 million, respectively. A hypothetical 10% change in the interest rate on our Credit Facility for all periods presented would not have a material impact on our financial statements.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. In preparing the consolidated financial statements, we make estimates and judgments that affect the reported amounts of assets, liabilities, members’ equity, revenue, expenses, and related disclosures. We re-evaluate our estimates on an on-going basis. Our estimates are based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Because of the uncertainty inherent in these matters, actual results may differ from these estimates and could differ based upon other assumptions or conditions. The critical accounting policies that reflect our more significant judgments and estimates used in the preparation of our consolidated financial statements include those noted below.

Revenue Recognition

The Company records revenue when it fulfills its performance obligation to transfer control of the goods or services to its customers. Control of shipped items is generally transferred when the product is delivered to the customer. The amount of revenue recognized is the consideration that the Company expects it will be entitled to receive in exchange for transferring goods or services to its customers. Control of services, which are primarily digital subscriptions, transfers over time, and as such, revenue is recognized ratably over the subscription period (up to 12 months), using a mid-month convention. The Company sells a variety of bundled products that combine digital subscriptions, nutritional products and/or other fitness products. The Company considers these sales to be revenue arrangements with multiple performance obligations and allocates the transaction price to each performance obligation based on its relative stand-alone selling price. The Company defers revenue when it receives payments in advance of delivery of products or the performance of services. Revenue is recorded net of expected returns, discounts and credit card chargebacks, which are estimated using the Company’s historical experience. Revenue is presented net of sales and value added taxes collected from customers and remitted to applicable government agencies.

Goodwill and Intangible Assets

Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the underlying identifiable assets and liabilities acquired in a business combination. Goodwill and intangible assets deemed to have an indefinite life are not amortized, but instead are assessed for impairment annually in the fourth quarter as of October 1. Additionally, if an event or change in circumstances occurs that would more likely than not reduce the fair value of the reporting unit below its carrying value, the Company would evaluate goodwill and other intangibles at that time.

In testing for goodwill impairment, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances lead to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is not required. If the Company concludes otherwise, the Company is required to perform the two-step impairment test. The goodwill impairment test is performed at the reporting unit level by comparing the estimated fair value of a reporting unit with its respective carrying value. If the estimated fair value exceeds the carrying value, goodwill at the reporting unit level is not impaired. If the estimated fair value is less than the carrying value, an impairment charge will be recorded to reduce the reporting unit to fair value.

The Company also evaluates qualitative factors to determine whether or not its indefinite lived intangible assets have been impaired and then performs a quantitative test if required.

Intangible assets deemed to have finite lives are amortized on a straight-line basis over their estimated useful lives, where the useful life is the period over which the asset is expected to contribute directly, or indirectly, to the Company’s future cash flows.

Equity-Based Compensation

The Company measures and recognizes expense for all equity-based awards based on their estimated fair values as of the grant date using the Black-Scholes option-pricing model. The Company recognizes the expense on a straight-line basis over the requisite service period, and forfeitures are accounted for as they occur. Equity-based compensation expense is included in cost of revenue, selling and marketing, enterprise technology and development, and general and administrative expense within the consolidated statements of operations.

Equity-based compensation expense for options granted to nonemployees is measured based on the fair value of the options issued, which is more reliably determined than the value of goods and services received. The fair value of the equity instruments issued is measured at the performance completion date.

Common Unit Valuations

The Company has historically granted common unit options at an exercise price equal to the fair value as determined by the Board of Managers on the date of grant. Given the absence of a public market for the Company’s common units, the Company was required to estimate the fair value of its common units at the time of each grant of an equity-based award. The Company utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its common units. These estimates and assumptions include numerous objective and subjective factors to determine the fair value of the Company’s common units at each grant date, including the following factors:

•	Relevant precedent transaction including the Company’s capital units;

•	the liquidation preferences, rights, preferences, and privileges of the Company’s preferred units relative to the common units;

•	the Company’s actual operating and financial performance;

•	current business conditions and projections;

•	the Company’s stage of development;

•

the likelihood and timing of achieving a liquidity event for the common units underlying the options, such as an initial public offering, given prevailing market conditions; any adjustment necessary to recognize a lack of marketability of the common units underlying the granted options;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions.

The Company and its Board of Managers believe this methodology is reasonable based upon its internal peer company analyses, and further supported by transactions involving the preferred units. If different assumptions had been made, equity-based compensation expense, net income (loss), and net income (loss) per unit could have been significantly different.

Income Taxes

Effective April 2, 2019, the Company made an election with the United States taxing authorities to change its entity status to a regarded C-Corporation from a regarded pass-through entity for income tax purposes. The consequences of this election were the recognition of a tax provision on the Company’s net income earned after that date and the recording of a net deferred tax asset as of the election date of $16.6 million as a benefit for income taxes from operations. The accumulated deficit and other comprehensive loss as of the election date have been eliminated against common units and Preferred Units with the allocation determined in accordance with the terms of the Beachbody, LLC Operating Agreement.

The Company is subject to income taxes in the United States, Canada, and the United Kingdom. The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

In evaluating its ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical and current operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company records uncertain tax positions on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other income, net, respectively, in the accompanying consolidated statements of operations. Accrued interest and penalties are included in accrued expenses and other liabilities in the consolidated balance sheets.

Recent Accounting Pronouncements

See Note 1, Organization, Business and Summary of Accounting Policies, of the notes to our consolidated financial statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the dates of the statement of financial position included in this prospectus.

MANAGEMENT

Name	Age	Position(s)
Executive Officers
Carl Daikeler	57	Co-Founder, Chairman and Chief Executive Officer
Jonathan Congdon	58	Co-Founder and Chief Executive Officer, Openfit
Sue Collyns	54	President and Chief Financial Officer
Jonathan Gelfand	48	Chief Legal Officer and Senior VP, Business Development
Robert Gifford	64	President and Chief Operating Officer
Michael Neimand	56	President, Beachbody
Kathy Vrabeck	58	Chief Strategy Officer

Non-Employee Directors
Mary Conlin	56	Director
Michael Heller	57	Director
Kevin Mayer	59	Director
John Salter	44	Director
Ben Van de Bunt	59	Director

Carl D. Daikeler has served as our Chairman and CEO since he co-founded Beachbody in 1998. Prior to Beachbody, Mr. Daikeler worked at Guthy-Renker assisting with new products for infomercials. He also runs the Beachbody Foundation, a non-profit organization contributing to a number of foundations such as the International Justice Mission, Hope Of The Valley, NAACP, The Lakota Tribe, Upward Bound House, Go Campaign, and Save-A-Warrior (SAW). Mr. Daikeler obtained a B.A. from Ithaca College.

Jonathan Congdon co-founded Beachbody in 1998. Since 2019 he has served as our Chief Executive Officer, Openfit and was previously our President and Chief Marketing Officer. Prior to Beachbody, Mr. Congdon worked at Guthy-Renker helping create and run the Select Network business with Carl Daikeler, which is how the 2 co-founders originally met. He serves on the St. John’s Health Center Foundation’s Board of Trustees and is a founding Board Member of the Careyes Foundation, which addresses youth education and community issues in the Costa Allegre region in Jalisco, Mexico. Mr. Congdon obtained a B.A. in Political Science from the University of California, Los Angeles.

Sue Collyns has served as our President and Chief Financial Officer since 2019 and served as Chief Financial Officer since joining the Company in 2014. Prior to joining Beachbody, LLC, from 2012 through 2014, she served as the Chief Financial Officer of Dun and Bradstreet, Credibility Corp., a privately held technology-based subscription company offering web solutions for businesses seeking to strengthen their credit score and business reputation. Ms. Collyns has also served in various executive roles, including Chief Operating Officer, Chief Financial Officer and Company Secretary, for California Pizza Kitchen, Inc., a casual dining restaurant chain, from 2001 through 2011. Ms. Collyns currently serves on the board of Myx Fitness Holdings, LLC, an at-home connected fitness platform consisting of an industry leading bike and home studio. Ms. Collyns also serves on the board of directors of Dine Brands Global, Inc. (NYSE: DIN), which owns, operates and franchises Applebee’s and IHOP restaurants, and is a member of the audit committee. Ms. Collyns also served on the board of directors for Potbelly Corporation, Waitr Holdings, Inc. and Zoes Kitchen, Inc., where she served in various roles, including audit committee chair and compensation committee chair, and was a member of its nominating and governance committees. Ms. Collyns obtained a B.A. in Economics from Macquarie University in Sydney, Australia and is a Certified Public Accountant.

Jonathan Gelfand is Chief Legal Officer and Senior Vice President, Business Development for The Beachbody Company Group and has been with the Company since May 2006. He advises the Company with respect to corporate governance, compliance, complex transactions, intellectual property registration and protection, advertising, privacy, marketing, regulatory and government affairs, litigation management and anti-piracy and counterfeit protection. He previously served as Chief Executive Officer and General Counsel for Miss A, LLC and Marketplace Products LLC, where he created two separate retail and direct response product companies and managed all business and legal aspects. Prior to joining the Company, he served as Senior Counsel for Sylmark, Inc. and, beforehand, as an Associate at Akin Gump Strauss Hauer & Feld, LLP. Mr. Gelfand became a Certified Information Privacy Professional (CIPP) for the United States in 2016 and for Europe in 2018. Mr. Gelfand obtained a B.A., cum laude, in Political Science from the University of California, San Diego, and a J.D. from Stanford University.

Robert Gifford has served as our President and Chief Operating Officer since March 2017. He oversees the company’s operational infrastructure, driving company efficiency, improving customer satisfaction and enabling long-term growth strategies. Prior to Beachbody, he served as the Head of Operations and Quality for the Ultrasound Division at Siemens Healthineers, a medical technology company, from 2016 through 2017. Mr. Gifford also served as a Corporate Officer, Senior Executive Vice President and President of Supply Chain Solutions, at Ingram Micro Inc., a privately held distribution company providing solutions to the technology and logistics industries, from 2010 through 2015. Mr. Gifford currently serves as a member of the board of directors of Logistyx Technologies, LLC, a transportation software company, and Benchmark Electronics, Inc. (NYSE: BHE), a public contract manufacturer company serving the defense, aerospace, medical and technology industries, where he chairs the Compensation Committee. Mr. Gifford has also served on the board of directors and in advisory roles for multiple non-profit organizations, including Second Harvest of Orange County, Second Harvest Heartland of Minnesota and The Nature Conservancy Minnesota, South Dakota and North Dakota Chapters. Mr. Gifford currently serves on the board of The Nature Conservancy of Nevada. Mr. Gifford obtained a B.S. from San Jose State University and an M.B.A. from Texas A&M University.

Kathy Vrabeck has served as our Chief Strategy Officer since May 2021. Prior to Beachbody, from October 2015 to April 2021 Ms. Vrabeck served as a Senior Client Partner at Korn Ferry, a global talent and organizational advisory firm, where she led Korn Ferry’s Consumer Digital sector. Prior to joining Korn Ferry in October 2015, she was a Partner at Heidrick & Struggles International, Inc., an executive search firm, where she served as both Global Sector Leader of their Media, Entertainment and Digital practice and partner-in-charge of the Los Angeles office. Prior to Heidrick & Struggles, Ms. Vrabeck held a number of leadership positions in digital media companies, including President, Legendary Digital at Legendary Entertainment from March 2009 to March 2011 where she was responsible for the creation, management and delivery of digital entertainment, with a focus on video games. From May 2007 to November 2008, Ms. Vrabeck was with Electronic Arts, Inc., a developer, marketer, publisher and distributor of video games, where she served as President, EA Casual Entertainment. Prior to that, Ms. Vrabeck held executive roles at Activision, Inc. from August 1999 to April 2006, including President, Activision Publishing. Ms. Vrabeck serves as Chair of the board of directors of MediaAlpha, Inc. (NYSE:MAX), a public company specializing in end customer acquisition for insurance carriers, and as a member of the Stone Brewing Company board of directors. Ms. Vrabeck received a B.A. in French and economics from DePauw University and an M.B.A. from Indiana University.

Michael Neimand has served as President, Beachbody since 2016 and is responsible for our direct selling activities, Team Beachbody, and the direct selling division’s international expansion efforts. Mr. Neimand joined Beachbody in 2006 and has held various positions including Executive Vice-President. Prior to Beachbody, he served as Vice President of Sales and Initiatives at Herbalife and was at the company from 1995 through 2006 and also worked at BAE Systems, a global defense, security and aerospace company. Mr. Neimand obtained a B.A. from the University of California, Los Angeles.

Mary Conlin serves as a member of our Board. From 2001-2007 Ms. Conlin served as Director and Head of Marketing & Corporate Communications for Pixar Animation Studios, a computer animation studio which was acquired in 2006 by The Walt Disney Company, and has since retired. Prior to Pixar, from 1990-1996 and again from 1998-1999 she served as Director of International Distribution and Director of Worldwide Promotions for the theatrical division at Warner Bros. Pictures, a multinational film production company. Ms. Conlin started her career in advertising at VMLY&R, formerly known as Young & Rubicam. Since May 2020 she has served on the board of directors for Daily Journal Corp, a public publishing and technology company. Ms. Conlin obtained a B.A. from Princeton University 1986 and an M.B.A. from Harvard University 1990. We believe Ms. Conlin is qualified to serve on our board of directors due to her extensive leadership and marketing experience.

Kevin Mayer serves as a member of our Board. From May 2020 to August 2020, Mr. Mayer served as Chief Executive Officer of TikTok Inc. and Chief Operating Officer of ByteDance Ltd., TikTok’s parent company. Prior to joining TikTok, Mr. Mayer oversaw the launch of Disney+ while serving as Chairman of Direct-to-Consumer & International division at Disney, which he joined in 1993. Mr. Mayer departed Disney in 2000 but returned in 2005, eventually rising to the role of Chief Strategy Officer before accepting the position of Chairman of Direct-to-Consumer & International until his departure in May 2020. Prior to rejoining Disney in 2005, Mr. Mayer served as a partner and head at L.E.K. Consulting’s Global Media and Entertainment practice. Prior to L.E.K., he held leading positions at interactive and internet businesses, including Chairman and Chief Executive Officer of Clear Channel Interactive, where he managed all aspects of new media business, including content, sales, business and technology development, and distribution. Mr. Mayer is an investor in, and serves on the strategic advisory board of, Forest Road. Mr. Mayer received his B.S. degree in Mechanical Engineering from Massachusetts Institute of Technology, a M.Sc. degree in Electrical Engineering from San Diego State University and an M.B.A. degree from Harvard University.

Michael Heller has served as a member of our Board since November 2012. Mr. Heller is currently the Executive Chairman and Chief Executive Officer of the law firm Cozen O’Connor, an international law firm with approximately 800 attorneys. He is currently a member of the board of directors of Hanover Fire and Casualty Co., a property and casualty insurance carrier. Mr. Heller also sits on several nonprofit boards, including Thomas Jefferson University Hospital, Villanova Law School, CEO’s vs Cancer, Greater Philadelphia Chamber of Commerce and Philadelphia Alliance for Capital and Technologies. Mr. Heller obtained a B.A. with high honors from The Pennsylvania State University and a J.D. from Villanova University. We believe Mr. Heller is qualified to serve on our board of directors due to his extensive leadership experience and service on boards of directors.

John S. Salter has served as a member of our Board since December 2018. He is a co-founder and partner of The Raine Group LLC, an integrated merchant bank advising and investing in high growth sectors of technology, media and telecommunications, where he is responsible for Raine’s digital media and gaming practice. Prior to co-founding Raine in May 2009, he was the Global Head of Digital Media at UBS Investment Bank in the Technology, Media and Telecommunications Group. Prior to joining UBS Investment Bank, Mr. Salter worked for Volpe, Brown, Whelan & Co., a boutique investment bank focused on technology and health care companies. In addition, he serves as a member of a number of boards of directors including Zumba Fitness, a global dance fitness company; Huuuge Games, a video game developer on mobile devices and PCs; and Play Games 24x7, a leading Indian gaming company. Mr. Salter obtained a B.A. from Stanford University. We believe Mr. Salter is qualified to serve on our board of directors due to his extensive leadership and industry experience and service on boards of directors.

Ben Van de Bunt has served as a member of our Board since March 2019. He is an entrepreneur and co-owner of Silver Creek, Paramount Equity, LoanPal, FHR, Inspire Energy, Nestidd, Omni Energy, Good Finch and Rosewood Homes. Previously, Mr. Van de Bunt was Chief Executive Officer and President at Guthy-Renker from 1993 through 2013. He previously served as a member of the board of directors of Houlihan Lokey, Solar City, Guthy-Renker, Inspire Energy, GivePower and St. John’s Hospital. Mr. Van de Bunt obtained a B.A. of the University of California, Los Angeles, and a J.D. from Harvard Law School. We believe Mr. Van de Bunt is qualified to serve on our board of directors due to his extensive venture capital experience and service on boards of directors.

Corporate Governance Guidelines and Code of Business Conduct

The Board will adopt Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable. In addition, the Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Company’s website. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

Board Composition

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Company’s board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Controlled Company Status

Mr. Daikeler owns a majority of the Company’s outstanding common stock and, therefore, controls a majority of the voting power of the Company’s outstanding common stock. As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange, which status permits the Company to elect not to comply with certain corporate governance requirements as further described herein.

Director Independence

As a result of the Company’s common stock being listed on the NYSE following consummation of the Business Combination, it will be required to comply with the applicable rules of such exchange in determining whether a director is independent. Prior to the completion of this Business Combination, the parties undertook a review of the independence of the individuals named above and have determined that each of Ms. Conlin and Messrs. Mayer, Salter and Van de Bunt qualifies as “independent” as defined under the applicable the NYSE rules.

Committees of the Board

The Company’s board of directors will direct the management of its business and affairs, as provided by Delaware law, and will conduct its business through meetings of the board of directors and standing committees. The Company has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which will operate under a written charter.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Current copies of the Company’s committee charters are posted on its website, www.TheBeachbodyCompany.com, as required by applicable SEC and the NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

The Company’s audit committee consists of Ms. Conlin and Messrs. Mayer and Salter. The Company’s board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Each member of the Company’s audit committee meets the requirements for financial literacy under the applicable the NYSE rules. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Company’s board of directors has determined that Mr. Mayer qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. In making this determination, the Company’s board has considered Mr. Mayer’s formal education and previous and current experience in financial and accounting roles. Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee.

The audit committee’s responsibilities will include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

•	discussing with the Company’s independent registered public accounting firm their independence from management;

•	reviewing with the Company’s independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

•	reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

The Company’s compensation committee consists of Ms. Conlin and Messrs. Heller and Van de Bunt. Ms. Conlin and Messrs. Heller and Mr. Van de Bunt are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Company’s board of directors has determined that Ms. Conlin and Mr. Van de Bunt are “independent” as defined under the applicable the NYSE listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities include, among other things:

•

reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating the performance of the Company’s Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of the Company’s Chief Executive Officer;

•	reviewing and setting or making recommendations to the Company’s board of directors regarding the compensation of the Company’s other executive officers;

•	making recommendations to the Company’s board of directors regarding the compensation of the Company’s directors;

•	reviewing and approving or making recommendations to the Company’s board of directors regarding the Company’s incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

•	We believe that the composition and functioning of the Company’s compensation committee meets the requirements for independence under the current the NYSE listing standards.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Ms. Conlin and Messrs. Heller and Van de Bunt. The Company’s board of directors has determined that each of Ms. Conlin and Mr. Van de Bunt is “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of the Company’s board of directors, consistent with criteria approved by the Company’s board of directors;

•	recommending to the Company’s board of directors the nominees for election to the Company’s board of directors at annual meetings of the Company’s stockholders;

•	overseeing an evaluation of the Company’s board of directors and its committees; and

•

developing and recommending to the Company’s board of directors a set of corporate governance guidelines. We believe that the composition and functioning of the Company’s nominating and corporate governance committee meets the requirements for independence under the current the NYSE listing standards.

The Company’s board of directors may from time to time establish other committees.

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on the Company’s website, www.beachbody.com. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than Beachbody, that has one or more executive officers serving as a member of the Company’s board of directors.

Related Person Policy of the Company

The Company’s Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Company’s Board;

•	any person who is known by the Company to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related person transactions.

Limitation on Liability and Indemnification Matters

The Company’s amended and restated articles of incorporation contain provisions that limit the liability of the Company’s directors for damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or its stockholders for damages as a result of an act or failure to act in his or her capacity as a director, unless:

•	the presumption that directors are acting in good faith, on an informed basis, and with a view to the interests of the corporation has been rebutted; and

•

it is proven that the director’s act or failure to act constituted a breach of his or her fiduciary duties as a director and such breach involved intentional misconduct, fraud or a knowing violation of law.

EXECUTIVE COMPENSATION

Beachbody

Throughout this section, unless otherwise noted, “Beachbody,” “we,” “us,” “our” and similar terms refer to The Beachbody Company Group, LLC and its subsidiaries prior to the consummation of the Business Combination, and to The Beachbody Company, Inc. and its subsidiaries (other than Myx) after the Business Combination.

This section discusses the material components of the executive compensation program for the Beachbody executive officers who are named in the “2020 Summary Compensation Table” below. In 2020, the “named executive officers” and their positions with Beachbody were as follows:

•	Carl Daikeler, Co-Founder, Chairman and Chief Executive Officer;

•	Robert Gifford, President and Chief Operating Officer; and

•	Jonathan Congdon, Co-Founder, Chief Executive Officer, Openfit.

Following the Closing, the named executive officers will continue in their current positions.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

2020 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020:

Name and Principal Position	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Carl Daikeler	850,000	2,200	—	850,000	99,124	1,801,324
Co-Founder, Chairman and Chief Executive Officer
Robert Gifford	550,000	300	219,329	321,594	24,327	1,115,550
President and Chief Operating Officer
Jonathan Congdon	600,000	2,200	—	400,020	57,820	1,060,040
Co-Founder, Chief Executive Officer, Openfit

(1)	Amounts reflect payment of a service-based anniversary bonus as further described below in “— 2020 Bonuses.”
(2)

Amount reflects the aggregate grant date fair market value of Beachbody Options (as defined herein) granted under the 2020 Plan (as defined herein) to Mr. Gifford during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount.

(3)

Amounts reflect annual bonuses earned by each named executive officer in 2020, based on the achievement of pre-established performance goals, and which were paid in cash in 2021 as further described below in “— 2020 Bonuses.”

(4)	For 2020, “All Other Compensation” consists of the following:

Name	Carl Daikeler	Robert Gifford	Jonathan Congdon
401(k) Plan Matching Contributions(1)	$8,550	$3,808	$8,550
Car Allowance	12,000	12,000	12,000
Mobile Phone Allowance & Benefits	5,185	2,400	1,599
Work From Home Allowance	300	300	300
Life and AD&D Insurance	57,218	104	6,199
Company-Paid Health & Welfare Benefits	8,282	5,715	8,282
Company-Paid Disability Insurance(2)	7,589	—	14,143
Travel Expenses	—	—	6,747

TOTAL	$99,124	$24,327	$57,820

(1)

Amount reflects 401(k) plan matching contribution paid pursuant to our 401(k) plan. With respect to 2020, we over-paid the matching contribution to Mr. Daikeler, which over-contribution ($3,166) is expected to be repaid in 2021; the amount in the table reflects the corrected matching contribution.

(2)	Amount reflects Beachbody-paid disability coverage, which includes gross-up payments, as follows: $3,763 for Mr. Daikeler and $7,012 for Mr. Congdon.

Narrative to Summary Compensation Table

2020 Salaries

In 2020, the named executive officers received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Messrs. Daikeler, Gifford and Congdon for 2020 were $850,000, $550,000 and $600,000, respectively, as set forth above in the Summary Compensation Table in the column entitled “Salary.”

2020 Bonuses

The named executive officers were awarded service-based anniversary bonuses in 2020, based on length of service with Beachbody in an amount equal to $100 for each year of service. The actual anniversary bonuses awarded to each named executive officer in 2020 are set forth above in the Summary Compensation Table in the column entitled “Bonuses.”

In addition, each named executive officer was eligible to earn a cash incentive bonus based upon the achievement of pre-determined performance goals of Beachbody for 2020, including goals related to consolidated net revenue and adjusted EBITDA achievement, each of which comprised 50% of the participant’s bonus opportunity for 2020. Under the 2020 bonus program, participants were eligible to receive up to 150% of the participant’s target bonus opportunity if both the consolidated net revenue and adjusted EBITDA goals actually achieved was 120% of the applicable target goal.

The 2020 target bonuses for Messrs. Daikeler and Congdon were 100% and 66.7%, respectively, of the officer’s annual base salary. Mr. Gifford’s 2020 target bonus initially was 50% of his annual base salary and, effective as of June 29, 2020, increased to 66.7% of his annual base salary. We actually achieved 100% of our consolidated net revenue goal and 100% of our adjusted EBITDA goal for 2020. The actual annual cash bonuses awarded to each named executive officer for 2020 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

We currently maintain the Beachbody Company Group, LLC 2020 Equity Compensation Plan, or the 2020 Plan, in order to provide our service providers the opportunity to acquire a proprietary interest in our success. We offer awards of options to purchase Beachbody common units (each, a “Beachbody Option”) to eligible service providers, including our named executive officers, pursuant to the 2020 Plan. For additional information about the 2020 Plan, please see the section titled, “— 2020 Equity Compensation Plan” below. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2021 Plan (as defined below), no further awards will be granted under the 2020 Plan.

The Forest Road Board adopted, and Forest Road’s stockholders approved, the 2021 Incentive Award Plan, referred to below as the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of the combined company and certain of its affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. The 2021 Plan became effective on the date on which it is adopted by the Forest Road Board, subject to approval by Forest Road’s stockholders. For additional information about the 2021 Plan, please see “The Incentive Plan Proposal” in this prospectus.

2020 Equity Grants

In 2020, we awarded a Beachbody Option to Mr. Gifford under the 2020 Plan covering 50,000 of our common units, or 167,972 shares of Class A Common Stock upon the consummation of the Business Combination. The Beachbody Option vests and becomes exercisable over a four-year period with respect to 25% of the units underlying the option on each annual anniversary of the vesting commencement date, subject to the executive’s continued service to Beachbody or its affiliates. All of the Beachbody Options held by Mr. Gifford as of December 31, 2020 are further described below in the section entitled, “— Outstanding Equity Awards at Fiscal Year-End.”

None of our other named executive officers received an incentive equity award in 2020.

Benefits and Perquisites

In 2020, the named executive officers participated in a 401(k) retirement savings plan maintained by Beachbody. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2020, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions, and these matching contributions vest based on years of service. We anticipate that, following the Closing, our named executive officers will continue to participate in this 401(k) plan on the same terms as other full-time employees.

In 2020, the named executive officers participated in health and welfare plans maintained by Beachbody, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance;

•	basic life and accidental death and dismemberment insurance;

•	supplemental life insurance; and

•	vacation and paid holidays.

Other Perquisites and Tax Gross-Ups

We also provide certain other perquisites to our named executive officers, including a car allowance, reimbursement for mobile phone expenses and reimbursement for expenses related to a named executive officer’s travel from his residence to our headquarters in Los Angeles. In addition, we make tax gross-up payments to cover the personal income taxes of Messrs. Daikeler and Congdon in connection with the long-term disability coverage we provided to these executives.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of Beachbody common units underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020. Each equity award listed in the following table was granted under the 2020 Plan.

		Option Awards
Name	Grant Date	Vesting Commencement Date	Shares of Class A Common Stock Underlying Unexercised Options (#) Exercisable	Shares of Class A Common Stock Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert Gifford	March 6, 2017	March 6, 2017(1)	1,007,835	671,890	2.26	March 5, 2027
	June 16, 2020	June 16, 2020(2)	—	167,972	2.51	June 15, 2030

(1)

This Beachbody Option vests and becomes exercisable over a five-year period with respect to 20% of the units underlying the option on each annual anniversary of the vesting commencement date, subject to the executive’s continued service with Beachbody or its affiliates through the applicable vesting date.

(2)

This Beachbody Option vests and becomes exercisable over a four-year period with respect to 25% of the units underlying the option on each annual anniversary of the vesting commencement date, subject to the executive’s continued service with Beachbody or its affiliates through the applicable vesting date.

Executive Compensation Arrangements — Existing Agreements

On January 13, 2017, we entered into an offer letter with Robert Gifford to serve as President and Chief Operating Officer, which we amended on January 20, 2017. Mr. Gifford’s employment under the offer letter is at-will and will continue until terminated at any time by either party. Pursuant to his offer letter, Mr. Gifford is entitled to receive an annual base salary of $550,000 per year. In addition, Mr. Gifford is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, the full cost of which is paid by Beachbody. Under the offer letter, Mr. Gifford is also eligible to receive an annual $12,000 car allowance, which is paid monthly.

Mr. Gifford is eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual and/or Company performance goals. Under the offer letter, Mr. Gifford’s target bonus and maximum bonus opportunities are 50% and 75%, respectively, of his annual base salary. Effective as of June 29, 2020, Mr. Gifford’s target bonus and maximum bonus opportunities increased to 66.7% and 100%, respectively, of his annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be contingent upon Mr. Gifford’s continued employment through the applicable payment date.

In connection with entering into his offer letter, Mr. Gifford was awarded a Beachbody Option covering 500,000 of our common units, or 1,679,725 shares of Class A Common Stock upon consummation of the Business Combination, with an exercise price equal to the fair market value per unit. The option vests as to 20% of the units underlying the option on each of the first five anniversaries of Mr. Gifford’s employment start date, subject to his continued employment with Beachbody through the applicable vesting date. Additional information on Mr. Gifford’s outstanding option awards can be found under the section titled “— Outstanding Equity Awards at Fiscal Year-End” above. In connection with his offer letter, Mr. Gifford also entered into Beachbody’s standard form of confidentiality agreement and arbitration agreement.

Beachbody has not entered into written employment agreements or offer letters with Messrs. Daikeler and Congdon.

Annual Bonus Plan

Beachbody maintains an annual bonus program in which each of the named executive officers participates. The named executive officers are eligible to receive bonuses under the bonus program upon Beachbody’s achievement of specified performance objectives and the named executive officer achieving individual goals. For more information on the 2020 Bonus Program, see the section entitled “— Narrative to Summary Compensation Table — 2020 Bonuses” above.

Director Compensation

In 2020, we did not provide compensation to our non-employee directors.

In connection with the Business Combination, we approved and implemented a compensation program (the “Director Compensation Program”) that consists of annual retainer fees and long-term equity awards for our non-employee directors (each, an “Eligible Director”). The material terms of the Director Compensation Program are described below.

Under the Director Compensation Program, in connection with the Closing, we granted to each Eligible Director a restricted stock unit award covering shares of our Class A common stock under the 2021 Plan (each, a “RSU Award”) with an aggregate value of $200,000. These RSU Awards will vest in full on the date of the annual meeting occurring in calendar year 2022, subject to continued service.

The Director Compensation Program also consists of the following components:

Cash Compensation:

•	Annual Retainer: $45,000

•	Annual Committee Chair Retainer:

•	Audit: $20,000

•	Compensation: $15,000

•	Nominating and Corporate Governance: $10,000

•	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $7,500

•	Nominating and Corporate Governance: $5,000

The annual cash retainer will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.

Equity Compensation:

•

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our Board after the Closing automatically shall be granted, on the date on which such Eligible Director is appointed or elected to serve on the Board, an RSU Award with an aggregate value of $200,000, pro-rated for the number of days that have elapsed since the last occurring annual meeting (or, if no annual meeting has then-occurred, the date of Closing).

Each Initial Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

•

Annual Grant: An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders (beginning with calendar year 2022) shall be granted, on the date of such annual meeting, an RSU Award with an aggregate value of $200,000.

Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2021 Plan). Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Equity Incentive Plans

2020 Equity Compensation Plan

Prior to the Business Combination, we maintained the 2020 Equity Compensation Plan (the “2020 Plan”), which was amended on December 28, 2020. In connection with the Business Combination, we amended and restated the 2020 Plan. The material terms of the 2020 Plan, as amended and restated, are summarized below.

Termination

Following the effectiveness of the 2021 Plan, the 2020 Plan terminated and we will not make any further awards under the 2020 Plan. However, any outstanding awards granted under the 2020 Plan will remain outstanding, subject to the terms of the 2020 Plan and applicable award agreement. Shares of our common stock subject to awards granted under the 2020 Plan that expire unexercised or are cancelled, terminated or forfeited in any manner without issuance of shares thereunder following the effective date of the 2021 Plan, will not become available for issuance under the 2021 Plan.

Eligibility and Administration

Our employees, non-employee directors and consultants are eligible to receive grants of nonqualified stock options, stock appreciation rights, or SARs, restricted stock and restricted stock unit awards that are valued in whole or in part by reference to shares of our common stock. The 2020 Plan is administered by our board of directors. Subject to the provisions of the 2020 Plan, the plan administrator has the authority and discretion to take any actions it deems necessary or advisable for the administration of the 2020 Plan.

Limitation on Awards and Shares Available

An aggregate 50,663,898 shares of our common stock (based on the exchange ratio set forth in the Merger Agreement) have been authorized for issuance under the 2020 Plan. The common shares offered under the 2020 Plan may be authorized but unissued units or reacquired units. In the event that an outstanding award expires or is cancelled for any reason, the shares allocable to the unexercised or otherwise canceled portion of such award are currently added back to the common shares available for issuance under the 2020 Plan.

Awards

The 2020 Plan provides for the grant of options, SARs restricted stock and restricted unit awards. All outstanding awards under the 2020 Plan are set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows:

•

Options and SARs. Awards of options provide for the purchase of our common shares in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date. The term of an option or SAR may not be longer than ten years.

•

Restricted Stock; Restricted Unit Awards. Restricted stock awards are grants of nontransferable common shares that are subject to certain vesting conditions and other restrictions, including performance goals. We also may grant restricted stock unit awards that have a value corresponding to the value of a share of our common stock.

Certain Transactions

In the event of certain changes in our capitalization such as a stock split, reverse stock split or spin-off, the plan administrator will make equitable adjustments to the 2020 Plan and outstanding awards. In the event of a corporate transaction, which includes us being a party to a merger or consolidation, or the sale of substantially all of our assets, the plan administrator has discretion to (i) provide that outstanding awards be continued or assumed or substituted by the acquiring or surviving entity, (ii) provide that all unexercised awards be terminated immediately prior to the corporate transaction (after giving option holders an opportunity to exercise their options), (iii) provide that all outstanding awards become fully vested and exercisable, (iv) provide for the cancellation of outstanding awards in consideration for cash (or another security) payments equal to the excess of the fair market value of the award over the exercise price of each award (if applicable) multiplied by the number of shares subject to the award or (v) provide for the cancellation of outstanding awards without payment.

Interests of Directors and Executive Officers in the Business Combination

Beachbody’s directors and executive officers have interests in the Business Combination that are different from, or in addition to, those of Forest Road’s shareholders generally. These interests include, among other things, the interests listed below:

Treatment of Equity Awards in Business Combination

As described further below, certain of Beachbody’s directors and executive officers hold outstanding equity awards under the 2020 Plan. The Merger Agreement provides that each Beachbody Option that is outstanding as of immediately prior to the Closing, whether vested or unvested, will be assumed by Forest Road and converted into a comparable option to purchase shares of Forest Road’s common stock (each, a “Converted Option”), based upon the BB Exchange Ratio (as defined in the Merger Agreement). Each Converted Option will otherwise be subject to the same terms and conditions as applied to the underlying Beachbody Option immediately prior to the Closing.

Option Awards Under the 2020 Plan

The following table sets forth, for each of Beachbody’s directors and executive officers, the number of common units subject to vested and unvested Beachbody Options held by the director or executive officer as of the Closing date.

None of the unvested Beachbody Options held by Beachbody’s executive officers, solely by virtue of the consummation of the Business Combination (whether alone or in connection with a termination of employment), accelerated and became exercisable.

Name	Vested Beachbody Options(1)	Unvested Beachbody Options(1)
Executive Officers
Carl Daikeler	—	—
Jonathan Congdon	—	—
Robert Gifford	1,385,773	461,924
Sue Collyns	3,050,381	201,567
Jonathan Gelfand	1,496,455	109,182
Michael Neimand	1,739,431	167,972
Directors
Michael Heller	—	—
John Salter	—	—
Ben Van de Bunt	117,580	50,392

(1)	Presented in shares of Class A Common Stock as of the Closing.

Severance Arrangements

Beachbody previously entered into offer letters with certain of its executive officers, which provide for (among other things) severance payments to be made in connection with qualifying terminations of employment. Each of Messrs. Gelfand and Neimand is entitled to a cash severance payment equal to 90 days of the executive’s then-current base salary, paid in accordance with Beachbody’s regular payroll practices, upon a termination of employment by Beachbody without cause.

Post-Closing Employment Agreements

We entered into, and the Board approved, a new employment agreement with Sue Collins, Beachbody’s President and Chief Financial Officer, in connection with the Closing.

Post-Closing Director Compensation

As described above, in connection with the Business Combination, we approved and implemented the Director Compensation Program, which consists of annual cash retainer fees and long-term equity awards for our non-employee directors (including Messrs. Heller, Salter and Van De Bunt). Under the Director Compensation Program, in connection with the Closing, we expect to grant to each of our non-employee directors a RSU Award under the 2021 Plan. Each of these RSU Awards will have an aggregate value of $200,000 and will vest in full on the date of the annual meeting occurring in calendar year 2022, subject to continued service.

The 2021 Plan

In connection with the Business Combination, the Forest Road Board adopted the 2021 Plan, which was then approved by Forest Road’s shareholders.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the Closing Date by:

•	each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock;

•	each director and each of the Company’s named executive officers; and

•	all current executive officers and directors as a group.

The information below is based on an aggregate of 163,175,632 shares of Class A common stock and 141,250,310 shares of Class X common stock issued and outstanding as of the Closing Date. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Class A common stock and Class X common stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A common stock and Class X common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Holders of Class X common stock are entitled to ten votes per share on all matters submitted to stockholders for their vote or approval.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them:

	Class A Common Stock		Class X Common Stock		Combined Voting Power (%)
Name and Address of Beneficial Owner(1)	Number	%	Number	%
5% Holders of Beachbody:
Raine Entities(2)(3)	39,160,846	24.0%	—	—	2.5%
Directors and Executive Officers
Carl Daikeler(4)	—	—%	133,649,614	94.6%	84.8%
Jonathan Congdon(5)	17,376,629	10.6%	—	—	1.1%
Sue Collyns	3,050,583	1.8%	—	—%	* %
Michael Neimand	1,806,739	1.1%	—	—%	* %
Jonathan Gelfand	1,580,191	*	—	—%	*
Robert Gifford	1,385,864	*	—	—%	*
Kathy Vrabeck	—	*	—	—%	*
John Salter	—	*	—	—%	*
Michael Heller(6)	3,916,892	2.4%	7,600,696	5.4%	5.1%
Ben Van de Bunt	117,588	*	—	—%	*
Mary Conlin	—	*	—	—%	*
Kevin Mayer	—	*	—	—%	*
All New Beachbody directors and executive officers as a group (12 individuals)	29,234,486	17.1%	141,250,310	100.0%	91.0%

*	—Less than 1.0%
(1)	Unless otherwise noted, the business address for each of the following entities or individuals is c/o The Beachbody Company, Inc., 3301 Exposition Blvd., Santa Monica, California 90404.
(2)	Includes RPIII Rainsanity LP, an affiliate of Raine, as well as Raine co-investment vehicles.
(3)	The business address of this shareholder is 65 East 55th Street, 24th Floor, New York, NY 10022.

(4)	Includes 133,649,614 shares owned by the Carl Daikeler & Isabelle Brousseau Daikeler Revocable Trust, over which Mr. Daikeler has sole voting and dispositive power.
(5)	Includes 17,376,629 shares owned by the Jonathan L. Congdon Revocable Trust, over which Mr. Congdon has sole voting and dispositive power.
(6)

Includes (i) 3,800,348 shares owned by the Ava Daikeler 2012 Irrevocable Trust and (ii) 3,800,348 shares owned by the Daniel Daikeler 2012 Irrevocable Trust, for both of which, Mr. Heller serves as trustee and has voting power.

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time of (i) an aggregate of 201,788,314 shares of common stock of Beachbody by the Selling Shareholders, (ii) the resale of 7,500,000 shares of common stock issued to the Sponsor, (iii) the resale of 22,500,000 shares of common stock issued in the PIPE Investment by certain of the Selling Stockholders, and (iv) the issuance by us and resale of 11,532,527 shares of common stock reserved for issuance upon the exercise of options to purchase common stock. This prospectus also relates to the issuance by us of up to 15,333,333 shares of common stock upon the exercise of outstanding warrants. The Selling Shareholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the common stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of shares of common stock and warrants that the Selling Shareholders may offer pursuant to this prospectus.

	Before the Offering				After the Offering
Name of Selling Shareholder	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants
Altai Capital Osprey LLC(1)	500,000	—	500,000	—	—	—	—
Athanor International Master Fund LP(2)	94,450	—	94,450	—	—	—	—
Athanor Master Fund LP(3)	405,550	—	405,550	—	—	—	—
Ava Daikeler 2012 Irrevocable Trust(4)	3,800,348	—	3,800,348	—	—	—	—
Azteca Partners LLC(5)	1,321,000	—	1,321,000	—	—	—	—
BEMAP Master Fund Ltd(6)	129,469	—	129,469	—	—	—	—
Ben Van de Bunt(7)	167,983	—	167,983	—	—	—	—
Bespoke Alpha MAC MIM LP(6)	16,730	—	16,730	—	—	—	—
BMO Nesbitt Burns ITF MMCAP International Inc. SPC(8)	300,000	—	300,000	—	—	—	—
Carl Daikeler(9)	134,657,516	—	134,657,516	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(10)	1,250,000	—	1,250,000	—	—	—	—
Daniel Daikeler 2012 Irrevocable Trust(11)	3,800,348	—	3,800,348	—	—	—	—
DS Liquid Div RVA MON LLC(6)	156,172	—	156,172	—	—	—	—
DSAM+ Alpha Master Fund(12)	404,000	—	404,000	—	—	—	—
DSAM+ Master Fund(12)	482,500	—	482,500	—	—	—	—
Eldridge PIPE Holdings, LLC(13)	1,500,000	—	1,500,000	—	—	—	—
Certain funds and accounts of Fidelity(14)	3,500,000		3,500,000
Fine Investments Ltd(15)	300,000	—	300,000	—	—	—	—
Ghisallo Master Fund LP(16)	500,000	—	500,000	—	—	—	—
Integrated Core Strategies (US) LLC(17)	614,100	—	614,100	—	—	—	—
JCA Investments, Inc.(18)	190,000	—	190,000	—	—	—	—
Jeremy Tarica(19)	375,000	—	375,000	—	—	—	—
JL3 Capital LLC(20)	100,000	—	100,000	—	—	—	—
Jonathan Gelfand(21)	1,857,363	—	1,857,363	—	—	—	—
Jonathan L. Congdon(22)	17,712,596	—	17,712,596	—	—	—	—
K2 Asset Management Ltd(15)	1,100,000	—	1,100,000	—	—	—	—
Kathy Vrabeck(23)	231,535	—	231,535	—	—	—	—
Keith L. Horn(24)	1,125,000	—	1,125,000	—	—	—	—
Kepos Alpha Master Fund L.P.(25)	300,000	—	300,000	—	—	—	—

	Before the Offering				After the Offering
Name of Selling Shareholder	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants
Linden Capital L.P.(26)	300,000	—	300,000	—	—	—	—
LMA SPC - Map 112 Segregated Portfolio(12)	149,400	—	149,400	—	—	—	—
Mark Burg(27)	50,000	—	50,000	—	—	—	—
Martin Luther King III(28)	50,000	—	50,000	—	—	—	—
Mayer Family Trust(29)	1,312,500	—	1,312,500	—	—	—	—
Michael G. Fisch 2006 Revocable Trust(30)	190,000	—	190,000	—	—	—	—
Michael J. Heller(31)	3,916,892	—	3,916,892	—	—	—	—
Michael Neimand(32)	2,243,496	—	2,243,496	—	—	—	—
Millais Limited(33)	300,000	—	300,000	—	—	—	—
Monashee Pure Alpha SPV I LP(6)	76,951	—	76,951	—	—	—	—
Monashee Solitario Fund LP(6)	98,707	—	98,707	—	—	—	—
Palomino Master Ltd.(5)	679,000	—	679,000	—	—	—	—
Park West Investors Master Fund, Limited(34)	1,821,000	—	1,821,000	—	—	—	—
Park West Partners International, Limited(34)	179,000	—	179,000	—	—	—	—
Peter Schlessel(35)	50,000	—	50,000	—	—	—	—
QH Special Opportunities, LLC(36)	1,000,000	—	1,000,000	—	—	—	—
Robert Gifford(37)	2,183,787	—	2,183,787	—	—	—	—
RPIII Rainsanity Co-Invest 1 LLC(38)	3,916,084	—	3,916,084	—	—	—	—
RPIII Rainsanity Co-Invest 2 LLC(38)	1,014,840	—	1,014,840	—	—	—	—
RPIII Rainsanity Co-Invest 3 LLC(38)	676,560	—	676,560	—	—	—	—
RPIII Rainsanity LP(38)	33,553,362	—	33,553,362	—	—	—	—
Salil Mehta(39)	375,000	—	375,000	—	—	—	—
SFL SPV I LLC(6)	21,971	—	21,971	—	—	—	—
Shaquille O’Neal Revocable Trust(40)	50,000	—	50,000	—	—	—	—
Sheila Stamps(41)	50,000	—	50,000	—	—	—	—
SHP 7 LLC(42)	1,000,000	—	1,000,000	—	—	—	—
Squamere Capital Partners LLC(43)	20,000	—	20,000	—	—	—	—
Sue Collyns(44)	3,588,131	—	3,588,131	—	—	—	—
Tech Opportunities LLC(45)	500,000	—	500,000	—	—	—	—
Teresa Miles Walsh(46)	50,000	—	50,000	—	—	—	—
Thomas Staggs(47)	1,312,500	—	1,312,500	—	—	—	—
TK Road LLC(48)	2,700,000	5,333,333	2,700,000	5,333,333	—	—	—
Victoria Partners, LP(49)	2,700,000	—	2,700,000	—	—	—	—
ZCA Focus Fund, L.P.(50)	300,000	—	300,000	—	—	—	—
TOTAL	243,320,841	5,333,333	243,320,841	5,333,333	—	—	—

(1)

Altai Capital Osprey GP, LLC (“Osprey GP”) and Altai Capital Management L.P. (“Management L.P.”) are the managing member and the investment manager, respectively, of Altai Capital Osprey LLC (“Osprey”). Altai Capital Management, LLC (“Management LLC”) is the general partner of Management L.P. The managing member of Management LLC is Rishi Bajaj (the “Altai Manager”). Management L.P., Management LLC and the Altai Manager may be deemed to beneficially own the securities held by Osprey. Management L.P., Management LLC and the Altai Manager each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. The principal business address of Osprey is c/o Altai Capital Management L.P., 4675 MacArthur Court, Suite 1500, Newport Beach, CA 92660.

(2)

Parvinder Thiara owns Athanor International Fund GP, LP, the general partner of Athanor International Master Fund, LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The business address of the selling securityholder is 888 Seventh Ave, 21st Floor, New York, NY 10019.

(3)

Parvinder Thiara owns Athanor Capital Partners, LP, the general partner of Athanor Master Fund, LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The business address of the selling securityholder is 888 Seventh Ave, 21st Floor, New York, NY 10019.

(4)

Shares offered hereby consist of 3,800,348 shares of Class X common stock. Michael Heller, a member of the Board of Directors of the Company, serves as trustee of Ava Daikeler 2012 Irrevocable Trust and has voting power over the shares held by the trust.

(5)

Appaloosa LP (“ALP”) is the managing member of Azteca Partners LLC (“Azteca”) and the investment adviser to Palomino Master Ltd. (“Palomino” and, collectively with Azteca, the “Appaloosa Funds”), Appaloosa Capital Inc. (“ACI”) is the general partner of ALP and David A. Tepper is the controlling stockholder and president of ACI and owns a majority of the limited partnership interests in ALP. The address of the Appaloosa Funds is c/o Appaloosa LP, 51 JFK Parkway, Short Hills, NJ 07078.

(6)

Each of DS Liquid Div RVA MON LLC (“DS”), BEMAP Master Fund Ltd. (“BEMAP”), Monashee Solitario Fund LP (“Solitario”), Monashee Pure Alpha SVP I LLP (“Pure Alpha”), SFL SPV I LLC (“SFL”) and Bespoke Alpha MAC MIM LP (“Bespoke”) is managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of such shares held by DS, BEMAP, Solitario, Pure Alpha, SFL, and Bespoke. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of DS, BEMAP, Solitario, Pure Alpha, SFL, Bespoke, Monashee Management and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(7)	Ben Van de Bunt currently serves as a director of the Company.
(8)

MM Asset Management Inc. is the investment advisor to MMCAP International Inc. SPC. Matthew MacIsaac is the Secretary of MM Asset Management Inc. and has voting and investment control of the shares held by MMCAP International Inc. SPC. BMO Nesbitt Burns ITF MMCAP International Inc. SPC is the record holder of such shares for and on behalf of MMCAP Master Segregated Portfolio. The address of MMCAP International Inc. SPC is c/o MM Asset Management Inc., 161 Bay St. TD Canada Trust Tower Ste 2240, Toronto, Ontario, M5J 2S1.

(9)

Shares offered hereby consist of 133,649,614 shares of Class X common stock held by Carl Daikeler & Isabelle Brousseau Daikeler Revocable Trust and 1,007,902 shares of Class A common stock held by Carl Daikeler. Mr. Daikeler has sole voting and dispositive power over the shares held by Carl Daikeler & Isabelle Brousseau Daikeler Revocable Trust and currently serves as a Chief Executive Officer and Chairman of the Board of Directors of the Company.

(10)

Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd. (“Citadel”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares held by Citadel. The foregoing should not be construed as an admission that Mr. Griffin or any of the Citadel related entities is the beneficial owner of any of securities other than the securities actually owned by such person (if any). Citadel’s address is 131 S Dearborn St, 32nd Floor, Chicago, IL 60603.

(11)

Shares offered hereby consist of 133,649,614 shares of Class X common stock. Michael Heller, a member of the Board of Directors of the Company, serves as trustee of Daniel Daikeler 2012 Irrevocable Trust and has voting power over the shares held by the trust.

(12)

DSAM Partners (London) Ltd. (“DSAM Partners”) is the investment advisor to the holder and as such may be deemed to have voting and investment power over the securities held by such holder. DSAM Partners is ultimately controlled by Mr. Guy Shahar. The holder and Mr. Shahar disclaim beneficial ownership of the securities listed above.

(13)

Mr. Todd L. Boehly is the indirect controlling member of Eldridge PIPE Holdings, LLC, and, in such capacity, maybe deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for Eldridge PIPE Holdings, LLC is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

(14)

Consists of (i) 82,763 shares of Class A common stock held by Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund; (ii) 1,693 shares of Class A common stock held by Booth & Co FBO Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund; (iii) 119,354 shares of Class A common stock held by Booth & Co., LLC FBO Variable Insurance Products Fund III: Growth Opportunities Portfolio; (iv) 59,005 shares of Class A common stock held by FLAPPER CO FBO FIAM Target Date Blue Chip Growth Commingled Pool; (v) 807,944 shares of Class A common stock held by Mag & Co FBO Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund; (vi) 25,579 shares of Class A common stock held by Mag & Co FBO Fidelity Blue Chip Growth Commingled Pool; (vii) 637,457 shares of Class A common stock held by Mag & Co FBO Fidelity Growth Company Commingled Pool; (viii) 118,698 shares of Class A common stock held by Mag & Co FBO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund; (ix) 742,455 shares of Class A common stock held by Mag & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth Fund; (x) 616,187 shares of Class A common stock held by Powhatan & Co., LLC FBO Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; (xi) 127,658 shares of Class A common stock held by Powhatan & Co., LLC FBO Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund; (xii) 34,374 shares of Class A common stock held by THISBE & CO FBO Fidelity NorthStar Fund; (xiii) 10,169 shares of Class A common stock held by THISBE & CO FBO Fidelity U.S. Growth Opportunities Investment Trust; (xiv) 2,016 shares of Class A common stock held by THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust; (xv) 28,159 shares of Class A common stock held by WARMWIND + CO FBO Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund; and (xvi) 86,489 shares of Class A common stock held by WAVECHART + CO FBO Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund.

(15)	The address for Fine Investments Ltd and K2 Asset Management Ltd is 11 Florinis Street, Office 302A, City Forum, CY-1065, Nicosia, Cyprus.
(16)

The selling securityholder is managed by Ghisallo Capital Management LLC. Michael Germino may be deemed to have voting and/or investment control over the shares held by Ghisallo Master Fund LP. The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Cayman Islands KY1-9008.

(17)

Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The address for Integrated Core Strategies is 399 Park Avenue, New York NY 10022.

(18)	The address for JCA Investments, Inc. is 600 Montgomery Street, Suite 1700, San Francisco, CA 94111.
(19)	Shares offered hereby consist of 187,500 shares of Class A common stock and up to 187,500 Unvested Sponsor Shares.
(20)	The address for JL3 Capital LLC is 1131 Sasco Hill Road, Fairfield, CT 06824.
(21)	Jonathan Gelfand is Chief Legal Officer and Senior Vice President, Business Development for The Beachbody Company Group.
(22)

Shares offered hereby consist of 17,376,629 shares of Class A common stock held by Jonathan L. Congdon Revocable Trust and 335,967 shares of Class A common stock held by Jonathan Congdon. Mr. Congdon has sole voting and dispositive power over the shares held by Jonathan L. Congdon Revocable Trust. Mr. Congdon is a co-founder of Beachbody and has served as the Chief Executive Officer, Openfit since 2019.

(23)	Kathy Vrabeck currently serves as the Chief Strategy Officer of the Company.

(24)

Shares offered hereby consist of 562,500 shares of Class A common stock and up to 562,500 Unvested Sponsor Shares. Keith L. Horn served as the Chief Executive Officer, Secretary and director of the Company until the Closing.

(25)

Kepos Capital LP, a Delaware limited partnership, is the investment manager of the selling securityholder and Kepos Partners LLC, a Delaware limited liability company, is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”), and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the selling securityholder is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, NY 10036.

(26)

The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address for Linden Capital L.P. is 590 Madison Avenue, 15th Floor, New York, NY 10022.

(27)	Shares offered hereby consist of 25,000 shares of Class A common stock and up to 25,000 Unvested Sponsor Shares.
(28)	Shares offered hereby consist of 25,000 shares of Class A common stock and up to 25,000 Unvested Sponsor Shares. Martin Luther King III served as a director of the Company until the Closing.
(29)

Shares offered hereby consist of 656,250 shares of Class A common stock and up to 656,250 Unvested Sponsor Shares. Kevin Mayer, a member of the Board of Directors of the Company, has voting power over the shares held by the trust.

(30)

Michael G. Fisch is the trustee of the Michael G. Fisch 2006 Revocable Trust and may be deemed to beneficially own and share voting and dispositive power over the shares held by the Michael G. Fisch 2006 Revocable Trust.

(31)	Michael J. Heller currently serves as a director of the Company.
(32)	Michael Neimand currently serves as President, Beachbody.
(33)	The address for Millais Limited is 767 5th Avenue, 9th Floor, New York, NY 10153.
(34)

Park West Asset Management LLC is the investment manager of the selling securityholder. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC and may be deemed to have voting and investment control over the subject securities. The address of the selling securityholder is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(35)	Shares offered hereby consist of 25,000 shares of Class A common stock and up to 25,000 Unvested Sponsor Shares. Peter Schlessel served as a director of the Company until the Closing.
(36)	The address for QH Special Opportunities, LLC is 285 Madison Avenue, New York, NY 10017.
(37)	Robert Gifford currently serves as President and Chief Operating Officer of the Company.
(38)

RPIII Corp SPV Management LLC (“RPIII SPV Management”) is the general partner of RPIII Rainsanity LP (“Rainsanity LP”). RPIII Corp Aggregator LP (“RPIII Aggregator”) is the sole member of RPIII SPV Management and the sole limited partner of Rainsanity LP. Raine Associates III Corp (AIV 2) GP LP (“Raine Associates III”) is the general partner of RPIII Aggregator and the manager of each of RPIII Rainsanity Co-Invest 1 LLC (“Rainsanity 1”), RPIII Rainsanity Co-Invest 2 LLC (“Rainsanity 2”) and RPIII Rainsanity Co-Invest 3 LLC (“Rainsanity 3” and collectively with Rainsanity LP, Rainsanity 1 and

Rainsanity 2, the “Rainsanity Holders”). Raine Associates III has delegated to Raine Capital LLC, an SEC registered investment advisor, the authority to manage the Rainsanity Holders. Raine Management LLC is the general partner of Raine Associates III. The Raine Group LLC is the parent company of Raine Capital LLC, Raine Management LLC, and their respective subsidiaries. The Raine Group is an integrated merchant bank that advises and invests in the technology, media and telecom sectors. The principal office and business address of each of the reporting persons is 65 East 55th Street, 24th Floor, New York, NY 10022.

John S. Salter, a Partner of The Raine Group and a member of the Investment Committee which makes decisions on behalf of the Rainsanity Holders, serves as a director of the Company.
(39)	Shares offered hereby consist of 187,500 shares of Class A common stock and up to 187,500 Unvested Sponsor Shares. Salil Mehta served as the Chief Financial Officer of the Company until the Closing.
(40)	Shares offered hereby consist of 25,000 shares of Class A common stock and up to 25,000 Unvested Sponsor Shares.
(41)	Shares offered hereby consist of 25,000 shares of Class A common stock and up to 25,000 Unvested Sponsor Shares. Sheila Stamps served as a director of the Company until the Closing.
(42)	The address for SHP 7 LLC is c/o Spruce, 435 Hudson Street #803, New York, NY 10014.
(43)	The address for Squamere Capital Partners LLC is c/o C.J. Lanktree, Managing Member, 203 West 86th Street Suite 309, New York, NY 10024.
(44)	Sue Collyns currently serves as President and Chief Financial Officer of the Company.
(45)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities, LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities, LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the selling securityholder is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(46)	Shares offered hereby consist of 25,000 shares of Class A common stock and up to 25,000 Unvested Sponsor Shares. Teresa Miles Walsh served as a director of the Company until the Closing.
(47)	Shares offered hereby consist of 656,250 shares of Class A common stock and up to 656,250 Unvested Sponsor Shares. Thomas Staggs served as a director of the Company until the Closing.
(48)	Shares offered hereby consist of 1,350,000 shares of Class A common stock and up to 1,350,000 Unvested Sponsor Shares.
(49)	The address for Victoria Partners, LP is 10801 W. Charleston Blvd., Suite 600, Las Vegas, NV 89135.
(50)	Zeke Capital Advisors, LLC is the general partner and investment manager of ZCA Focus Fund, LP. The address for ZCA Focus Fund, LP is 1205 Westlakes Drive, Suite 270, Berwyn, PA 19312.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of common stock and warrants.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of common stock or warrants registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of common stock or warrants in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the Selling Shareholders, see the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Van Nuys Studio

On August 27, 2018, the Company entered into a lease agreement for the property located at 7653 Burnet Avenue, Los Angeles, California, with Red Horse Real Estate Holdings, LLC (“Red Horse”), an affiliate of Carl Daikeler, Chairman of the Board of Directors and Chief Executive Officer to lease production studio space in Van Nuys, California (the “Van Nuys Studio”) owned by Red Horse. Total payments to Red Horse were $0.1 million for the three months ended March 31, 2021, $0.3 million in 2020 and 2019, and $0.1 million in 2018. There were no material amounts due to the related party as of March 31, 2021.

After Closing with the use of the proceeds, the Company purchased the Van Nuys Studio property located at 7653 Burnet Avenue, Los Angeles, California for its appraised value of $5,140,000 from Red Horse, an affiliate of Carl Daikeler, Co-Founder, Chairman of the Board of Directors and Chief Executive Officer.

Consulting Agreement with an Immediate Family Member of our Chairman of the Board of Directors and Chief Executive Officer

Transform, LLC, an affiliate of Isabelle Daikeler, the spouse of Carl Daikeler, Co-Founder, Chairman of the board of directors and Chief Executive Officer, provides research, development, endorsement and consulting services for certain nutritional supplements to the Company. Total payments to Transform were $0.8 million for the three months ended March 31, 2021, $0.2 million for 2020, 2019 and 2018. No amount was due to the related party as of March 31, 2021.

Trademark License

On June 9, 2016, Beachbody, LLC and The Beachbody Foundation, a 501(c)(3) non-profit charitable foundation owned, funded and controlled independently by Carl Daikeler, Co-Founder, Chairman of the Board of Directors and Chief Executive Officer entered into a Trademark License Agreement that provided a limited license for the use of certain trademarks.

Legal Services with Cozen O’Connor

Michael Heller, a minority shareholder and member of the Board of Directors is also a shareholder and Chief Executive Officer of a law firm, Cozen O’Connor P.C., that provides legal services to the Company. Total payments to Cozen O’Connor were $0.5 million for the three months ended March 31, 2021, $1.7 million in 2020, $1.6 million in 2019 and $1.7 million in 2018. The Company’s accounts payable related to the firm was $0.1 million as of March 31, 2021.

Payments to Raine

In connection with the Business Combination, the Company paid Raine an advisory fee of $10 million. John Salter, a member of the Board of Directors, is a Managing Director of Raine.

Indemnification Agreements

We have entered into, and plan on entering into, indemnification agreements with each of our directors and executive officers. The indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.

Related Person Transaction Policy and Procedures

The Company’s Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Company’s Board;

•	any person who is known by the Company to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related person transactions.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock reflects the Company’s capital stock as it existed as of the effective time of the Business Combination. The Company’s capital stock will be governed by the Company’s Charter, the Company’s Bylaws and the DGCL. This description is a summary and is not complete. We urge you to read the Company’s Charter, a form of which is included as Annex B-1 to this prospectus and is incorporated herein by reference, in its entirety.

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance of 2,000,000,000 shares, of which 1,600,000,000 shares will be shares of Class A common stock, par value $0.0001 per share, 200,000,000 shares will be shares of Class X common stock, par value $0.0001 per share, 100,000,000 shares will be shares of Class C common stock, par value $0.0001 per share, and 100,000,000 shares will be shares of preferred stock, par value $0.0001 per share.

As of June 25, 2021, the Company has approximately 163,175,632 shares of Class A common stock outstanding and approximately 141,250,310 shares of Class X common stock outstanding.

The Company’s Common Stock

Class A Common Stock

Voting Rights

Holders of the Company’s Class A common stock will be entitled to cast one vote per Class A share. Generally, holders of all classes of the Company’s common stock vote together as a single class, and an action is approved by the Company’s stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of the Company’s Class A common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of the Company’s Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the Company’s board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Company’s Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of the Company’s Class A common stock will be entitled, pro rata on a per share basis of total outstanding common stock of the Company, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Other Matters

No shares of the Company’s Class A common stock will be subject to redemption (except as described below under “Special Meeting – Redemption Rights”) or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of the Company’s Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of the Company’s Class A common stock re validly issued, fully paid and non-assessable.

Class X Common Stock

Voting Rights

Holders of the Company’s Class X common stock will be entitled to cast 10 votes per Class X share. Generally, holders of all classes of the Company’s common stock vote together as a single class, and an action is approved by the Company’s stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of the Company’s Class X common stock will not be entitled to cumulate their votes in the election of directors. The Class X Common Stock will automatically convert into Class A Common Stock if Mr. Daikeler no longer provides services to Beachbody as a senior executive officer or director or if the Controlling Holders have sold more than 75% of the shares of Class X Common Stock held by them at the time of the consummation of the Business Combination.

Dividend Rights

Holders of the Company’s Class X common stock will share ratably (based on the number of shares of Class X common stock held) if and when any dividend is declared by the Company’s board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Company’s Class X common stock with respect to the payment of dividends.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of the Company’s Class X common stock will be entitled, pro rata on a per share basis of total outstanding common stock of the Company, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Transfers

Pursuant to the Charter, holders of the Company’s Class X common stock are generally restricted from transferring such shares, other than to a Permitted Class X Owner or in connection with a divorce or domestic relations order or decree.

Other Matters

No shares of the Company’s Class X common stock are subject to redemption (except as described below under “Special Meeting of the Stockholders – Redemption Rights”) or have preemptive rights to purchase additional shares of Class X common stock. Holders of shares of the Company’s Class X common stock do not have subscription, redemption or conversion rights. All outstanding shares of the Company’s Class X common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Charter will provide that the Company’s board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

The purpose of authorizing the Company’s board of directors to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Company’s Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s Class A common stock.

Warrants

Public Stockholders’ Warrants

There are currently outstanding an aggregate of 15,333,333 warrants, which entitle the holder to acquire the Company’s Class A common stock. Each whole warrant entitles the registered holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, beginning 30 days after the Closing Date. A holder may exercise its warrants only for a whole number of shares of the Company’s Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above prevents a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Company’s Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a cashless basis, the Company will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of the Company’s Class A common stock issuable upon the exercise of the warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of the Company’s Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of the Company’s Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Company’s Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company’s management calls the warrants for redemption and does not require the holders to exercise their warrants on a cashless basis, the holders of the private placement warrants and their permitted transferees would be still entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company’s in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Company’s Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the Company’s Class A common stock is increased by a share capitalization payable in shares of the Company’s Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of the Company’s Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase the Company’s Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of the Company’s Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Company’s Class A common stock) and (ii) one minus the quotient of (x) the price per share of the Company’s Class A common stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of the Company’s Class A common stock, in determining the price payable for the Company’s Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of the Company’s Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Company’s Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the Company’s Class A common stock on account of such the Company’s Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of the Company’s Class A common stock in connection with the Business

Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Company’s Class A common stock in respect of such event.

If the number of outstanding shares of the Company’s Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of the Company’s Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of the Company’s Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of the Company’s Class A common stock.

Whenever the number of shares of the Company’s Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Company’s Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Company’s Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding the Company’s Class A common stock (other than those described above or that solely affects the par value of such the Company’s Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding the Company’s Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Company’s Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of the Company’s Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Company’s Class A common stock in such a transaction is payable in the form of the Company’s Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer and Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least a majority of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive the Company’s Class A common stock. After the issuance of the Company’s Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of the Company’s Class A common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of the Company’s Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Company’s Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until thirty (30) days after the Closing Date (except in limited circumstances) and they will not be redeemable by the Company for cash so long as they are held by our initial stockholders or their permitted transferees. The initial purchasers of the private placement warrants, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants sold in our initial public offering, including that they may be redeemed for shares of the Company’s Class A common stock. If the Private Placement Warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in our initial public offering.

Exclusive Forum

Our Charter will provide that, unless we consent in writing to the selection of an alternative form, the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on our behalf; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders owed to us or our stockholders; (3) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws (as either may be amended from time to time); or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine.

Our Charter provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any such foreign action is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce such actions and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Our amended and restated certificate of incorporation will also provide that any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences for our shareholders.

Anti-Takeover Effects of Provisions of the Company’s Charter and Bylaws and Applicable Law

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Proposed Charter, the Company opted out of Section 203 of the DGCL, but will provide other similar restrictions regarding takeovers by interested stockholders.

Limitations on Liability and Indemnification of Officers and Directors

See the section captioned “Executive Compensation — Limitation of Liability and Indemnification of Directors and Officers.”

Transfer Agent

The transfer agent for the Company’s common stock will be American Stock Transfer & Trust Company.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial Business Combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the warrants included in the units.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of

Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest-bearing basis. Up to $1,500,000 of such loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial Business Combination, subject to certain exceptions.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial Business Combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The Company’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted our common stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Beachbody was required to file reports) preceding the sale.

Persons who have beneficially owned restricted our common stock shares or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after Forest Road has completed Forest Road’s initial business combination.

Following the recent consummation of the Business Combination, Beachbody is no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•

block trades in which the broker-dealer will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and

•	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or warrants or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The Selling Shareholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock and warrants offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Shareholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our common stock or warrants and any material relationships between us and the Selling Shareholders. Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our common stock or warrants.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock or warrants pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our common stock and warrants to be offered and sold pursuant to this prospectus. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.

LEGAL MATTERS

Latham & Watkins LLP, Los Angeles, California, has passed upon the validity of the securities of Beachbody offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Forest Road Acquisition Corp. as of December 31, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of The Beachbody Company Group, LLC as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, included in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On July 2, 2021, the audit committee of the Board approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, subject to satisfactory completion of their client acceptance procedures. EY served as Old Beachbody’s independent registered public accounting firm prior to the Business Combination. Accordingly, also on July 2, 2021, the Company dismissed WithumSmith+Brown, PC (“Withum”), who served as Forest Road’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm.

The report of Withum, dated May 3, 2021, on Forest Road’s balance sheet as of December 31, 2020 and the related statements of operations, for the period from September 24, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “Forest Road financial statements”) did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than the restatement of the Company’s financial statements for the period ended December 31, 2020.

During the period from September 24, 2020 (inception) through December 31, 2020, and the subsequent interim period through June 25, 2021, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the period from September 24, 2020 (inception) through December 31, 2020, and the subsequent interim period through June 25, 2021, neither Forest Road nor anyone on its behalf consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Forest Road’s financial statements, and neither a written report nor oral advice was provided to Forest Road that EY concluded was an important factor considered by Forest Road in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

The Beachbody Company Group, LLC

Unaudited Condensed Consolidated Balance Sheets

(in thousands)	As of March 31, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$47,649	$56,827
Accounts receivable, net	3,338	855
Inventory, net	65,653	65,354
Prepaid expenses	10,789	8,650
Other current assets	49,395	37,364

Total current assets	176,824	169,050

Property and equipment, net	81,905	80,169
Content assets, net	24,046	19,437
Intangible assets, net	19,540	21,120
Goodwill	18,981	18,981
Right-of-use assets, net	31,380	33,272
Other assets	18,634	14,224

Total assets	$371,310	$356,253

Liabilities, Mezzanine Equity and Members’ Equity (Deficit)
Current liabilities:
Accounts payable	$34,939	$28,981
Accrued expenses	87,929	79,955
Deferred revenue	106,897	97,504
Current portion of lease liabilities	9,929	10,371
Other current liabilities	3,024	3,106

Total current liabilities	242,718	219,917
Long-term debt	20,000	—
Long-term lease liabilities, net	29,128	31,252
Deferred tax liabilities	3,216	3,729
Other liabilities	4,375	2,097

Total liabilities	299,437	256,995

Commitments and contingencies (Note 12)

Mezzanine equity:
Redeemable convertible Series A preferred units	98,110	98,110
Members’ equity (deficit):
Common units	584	(1,989)
Accumulated other comprehensive loss	(102)	(202)
Retained earnings (accumulated deficit)	(26,719)	3,339

Total members’ equity (deficit)	(26,237)	1,148

Total liabilities, mezzanine equity and members’ equity (deficit)	$371,310	$356,253

See accompanying notes to unaudited condensed consolidated financial statements.

The Beachbody Company Group, LLC

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except for unit data)	Three Months Ended March 31,
	2021	2020
Revenue:
Digital	$95,150	$62,525
Nutrition and other	131,069	106,811

Total revenue	226,219	169,336

Cost of revenue:
Digital	11,122	8,372
Nutrition and other	56,995	40,475

Total cost of revenue	68,117	48,847

Gross profit	158,102	120,489

Operating expenses:
Selling and marketing	144,696	94,226
Enterprise technology and development	27,089	21,333
General and administrative	17,946	15,184

Total operating expenses	189,731	130,743

Operating loss	(31,629)	(10,254)

Interest expense	(123)	(95)

Other income, net	1,299	408

Loss before income taxes	(30,453)	(9,941)

Income tax benefit	395	1,613

Net loss	(30,058)	(8,328)

Distribution and cumulative preferred return to Redeemable convertible Series A preferred unit members	—	—

Net loss available to common unit members	$(30,058)	$(8,328)

Net loss per common unit, basic	$(0.48)	$(0.14)

Net loss per common unit, diluted	$(0.48)	$(0.14)

Weighted-average common units outstanding, basic	62,263,439	60,813,902

Weighted-average common units outstanding, diluted	62,263,439	60,813,902

See accompanying notes to unaudited condensed consolidated financial statements.

The Beachbody Company Group, LLC

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in thousands)	Three Months Ended March 31,
	2021	2020
Net loss	$(30,058)	$(8,328)
Other comprehensive income:
Change in fair value of derivative financial instruments, net of tax	(109)	410
Reclassification of losses on derivative financial instruments included in net loss	167	26
Foreign currency translation adjustment	42	(376)

Total other comprehensive income	100	60

Total comprehensive loss	$(29,958)	$(8,268)

See accompanying notes to unaudited condensed consolidated financial statements.

The Beachbody Company Group, LLC

Unaudited Condensed Consolidated Statements of Mezzanine Equity and Members’ Equity (Deficit)

(in thousands)	Redeemable Convertible Series A Preferred Units	Common Units	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated (Deficit)	Total Members’ Equity (Deficit)
Balances at December 31, 2019	$98,245	$(35,626)	$12	$24,771	$(10,843)
Net loss	—	—	—	(8,328)	(8,328)
Other comprehensive income	—	—	60	—	60
Equity-based compensation	—	895	—	—	895

Balances at March 31, 2020	$98,245	$(34,731)	$72	$16,443	$(18,216)

Balances at December 31, 2020	$98,110	$(1,989)	$(202)	$3,339	$1,148
Net loss	—	—	—	(30,058)	(30,058)
Other comprehensive income	—	—	100	—	100
Equity-based compensation	—	2,573	—	—	2,573

Balances at March 31, 2021	$98,110	$584	$(102)	$(26,719)	$(26,237)

See accompanying notes to unaudited condensed consolidated financial statements.

The Beachbody Company Group, LLC

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(30,058)	$(8,328)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	13,726	10,144
Allowance for doubtful accounts	—	32
Equity-based compensation	2,573	895
Amortization of content assets	2,817	1,481
Deferred income taxes	(528)	(1,482)
Unrealized gain (loss) on derivative financial instruments	75	580
Gain on investment in convertible instrument	(1,379)	—
Provision for excess and obsolete inventory	2,040	394
Changes in operating assets and liabilities:
Accounts receivable	(2,481)	(962)
Inventory	(2,321)	(1,827)
Content assets	(7,425)	(4,425)
Prepaid expenses	(2,139)	4,828
Other assets	(5,903)	(5,500)
Accounts payable	7,137	(5,700)
Accrued expenses	6,136	6,201
Reserve for returns	(88)	459
Deferred revenue	9,224	15,167
Other liabilities	(286)	(2,570)

Net cash provided by (used in) operating activities	(8,880)	9,387

Cash flows from investing activities:
Purchase of property and equipment	(13,299)	(10,114)
Investment in convertible instrument	(5,000)	—

Cash used in investing activities	(18,299)	(10,114)

Cash flows from financing activities:
Borrowings under Credit Facility	20,000	32,000
Deferred financing costs	(2,242)	—

Net cash provided by financing activities	17,758	32,000

Effect of exchange rates on cash	243	(740)
Net increase (decrease) in cash and cash equivalents	(9,178)	30,533
Cash and cash equivalents, beginning of period	56,827	41,564

Cash and cash equivalents, end of period	$47,649	$72,097

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$58	$15
Cash paid during the period for income taxes, net	$16	$26

Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$6,196	$3,659
Supplemental disclosure of noncash financing activities:
Deferred financing costs, accrued but not paid	$3,812	$—

See accompanying notes to unaudited condensed consolidated financial statements.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Organization, Business and Summary of Accounting Policies

Organization and Description of Business

Beachbody, LLC (“Beachbody”), a Delaware limited liability company, was founded in 1998 and is a leading innovator of health, home fitness, nutrition, and weight-loss programs. Beachbody is focused on digital platform development, fitness content and brand creation, and proprietary nutritional product formulation across two brands: Beachbody and Openfit. The Beachbody On Demand streaming service with workouts from Beachbody’s programs such as P90X, Insanity, and 21 Day Fix, and Openfit, that includes live trainer-led workouts and personalized nutrition, are each available as an app on iOS and Android mobile devices; a streaming channel on OTT devices such as Apple TV, Roku, Amazon Fire, and Chromecast; and online. Beachbody’s revenue is primarily generated through a network of independent distributors (“Coaches” or “micro influencers”), internet marketing channels, and direct response advertising. Beachbody markets and sells its products primarily in the United States, United Kingdom, and Canada, and approximately 35% of the Beachbody’s revenues are attributable to Shakeology, Beachbody’s premium nutritional shake.

In August 2020, The Beachbody Company Group, LLC, a Delaware limited liability company, (“Beachbody Group”) was formed with Beachbody Holdings, Inc. (“Holdings”) as its sole member. In September 2020, in connection with the Ladder acquisition, described below, all outstanding units of Beachbody were exchanged for Beachbody Group units with Beachbody being the surviving entity and a direct subsidiary of Beachbody Group. The exchange of Beachbody units for Beachbody Group units was accounted for as a change in reporting entity with the historical financial statements of Beachbody presented prior to the exchange. Collectively, Beachbody and Beachbody Group are referred to as the “Company”.

In September 2020, the Company acquired Ladder, LLC (“Ladder”), a Delaware limited liability company. The aggregate consideration for Ladder was approximately $27.8 million, which consisted of the issuance of approximately 1.4 million common units based on the fair value of common units of $19.24 per unit.

On December 28, 2020, the Company and Holdings entered into an Agreement and Plan of Merger (the “Agreement”) whereby Holdings merged with the Company, and following the merger, members of Holdings became direct members of the Company, Holdings ceased to exist, and the Company became the surviving entity, (the “Holdings Downstream Merger”). Prior to the Holdings Downstream Merger, Holdings had de minimis operations, and held approximately 96% of the common units of the Company. The transfer of the equity interest was between entities under common control and was recorded at their carrying amounts on a prospective basis. In connection with the Holdings Downstream Merger, the Company exchanged the shares held by Holdings and issued shares to the underlying Holdings shareholders at a conversion rate of 1.0900214 (the “Exchange Ratio”). Common units and net loss per common unit prior to the Holdings Downstream Merger have been retroactively restated to reflect the Exchange Ratio.

As of March 31, 2021, RPIII Rainsanity LP (“Raine”) and its co-investors owned approximately 16%, and all other investors owned approximately 84% of the membership interests in the Company.

The members’ personal liability for the obligations or debts of the Company is limited. The Company’s operating agreement calls for the Company to be dissolved and terminated upon the earliest occurrence of the following events: bankruptcy of the Company, decision by a majority of both the common and Redeemable Convertible Series A Preferred Unit (“Preferred Unit”) holders to dissolve the Company, or the date the Company may otherwise be dissolved by operation of law or judicial decree.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Pending Business Combination

On February 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forest Road Acquisition Corp, a special purpose acquisition company (“Forest Road”), BB Merger Sub, LLC, (“BB Merger Sub”), MFH Merger Sub, LLC (“Myx Merger Sub”), and Myx Fitness Holdings, LLC (“Myx”), pursuant to which, and subject to the approval of Forest Road’s shareholders, (1) BB Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Forest Road (the “Surviving Beachbody Entity”); (2) Myx Merger Sub will merge with and into Myx, with Myx surviving as a wholly-owned subsidiary of Forest Road; and (3) the Surviving Beachbody Entity will merge with and into Forest Road, with Forest Road surviving such merger (the “Surviving Company”, and such mergers the “Business Combination”). Upon consummation of the Business Combination all of the Company’s and Myx’s outstanding equity interests will be converted into the right to receive equity interests in the Surviving Company, except that certain Myx equity interests will be exchanged for cash consideration and will be cancelled pursuant to the terms of and subject to the adjustments set forth in the Merger Agreement. As the Business Combination has not consummated as of March 31, 2021, there is no impact of the operations of Forest Road or Myx in the financial statements of the Company.

Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates include, but are not limited to, the valuation of acquired intangible assets, revenue arrangements with multiple performance obligations, equity-based compensation, amortization of content assets, impairment of goodwill, and the useful lives and recoverability of long-lived assets. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgements about the carrying amounts of assets and liabilities. Actual results could differ from those estimates.

Unaudited Interim Condensed Financial Statements

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of March 31, 2021 and its results of operations and cash flows for the three months ended March 31, 2021 and 2020. The financial data and other financial information disclosed in the notes to these condensed consolidated financial statements related to the three-month periods are also unaudited. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results expected for the full fiscal year or any other period.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s annual financial statements as of and for the fiscal year ended December 31, 2020.

Fair Value Option

The guidance in ASC 825, Financial Instruments, provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, must be applied to an entire instrument, and is irrevocable once elected. The Company elected to measure the investment in the convertible instruments from Myx using the fair value option at each reporting date. Assets and liabilities measured at fair value pursuant to this guidance are required to be reported separately in the consolidated balance sheets or the footnotes from those instruments using another measurement method.

For assets and liabilities that are measured using quoted prices in active markets for identical assets or liabilities, the total fair value is the published market price per unit multiplied by the number of units held without consideration of transaction costs (Level 1). Assets and liabilities that are measured using significant other observable inputs are valued by reference to similar assets or liabilities, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data (Level 2). For all remaining assets and liabilities for which there are no significant observable inputs, fair value is derived using an assessment of various discount rates, default risk, credit quality, and the overall capital market liquidity (Level 3). These valuations require significant judgment.

Fair values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate the recorded value due to the short period of time to maturity. The fair value of derivative instruments is based on Level 2 inputs such as observable forward rates, spot rates, and foreign currency exchange rates. The Company’s investment in the convertible instrument is classified within Level 3 of the fair value hierarchy because its fair value is based on significant inputs that are unobservable in the market. The fair value of goodwill and intangible assets is based on a valuation performed by a third- party using Level 3 inputs.

Accounts Receivable, Net

The Company provides credit in the normal course of business to its customers. Accounts receivable consist primarily of credit card receivables arising from the sale of products to customers on an installment basis, which generally have payment terms ranging from one to three months. Receivables are individually insignificant and are due from a large number of geographically dispersed customers. Accounts receivable is reported net of allowances for doubtful accounts which were approximately zero as of March 31, 2021 and December 31, 2020. The allowance for doubtful accounts is evaluated and adjusted to reflect the Company’s expected credit losses based on collection history and an analysis of the accounts receivable aging. The change in the allowance for doubtful accounts during the three months ended March 31, 2021 and 2020 is as follows (in thousands):

	March 31,
	2021	2020
Balance, beginning of period	$(16)	$(69)
Charges	—	(32)
Write-offs	—	46

Balance, end of period	$(16)	$(55)

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting. The cost of an acquired company is assigned to the tangible and identifiable assets purchased and the liabilities assumed on the basis of their fair values at the date of acquisition. Any excess of the purchase price over the fair value of tangible and intangible assets acquired is assigned to goodwill. The transaction costs associated with business combinations are expensed as they are incurred.

Investment in Convertible Instrument

In December 2020, the Company purchased a $10.0 million convertible instrument from Myx. The convertible instrument matures 18 months from issuance and bears interest of 11% per annum. The principal and accrued interest on the convertible instrument will automatically convert into preferred shares upon the closing by Myx of a convertible preferred equity financing with gross proceeds of at least $35.0 million (a “Qualified Financing”). The principal and accrued interest will be automatically converted into fully paid and non-assessable units of the preferred securities issued in such Qualified Financing at a conversion price equal to 85% of the lowest price per unit paid in cash by investors in such Qualified Financing. In March 2021, the Company increased the principal of the convertible instrument from Myx from $10.0 million to $15.0 million.

Upon a change in control involving the Company and a special purpose acquisition company, immediately prior to the change in control transaction, the principal and accrued interest will be automatically converted into preferred equity units of Myx at a conversion price equal to 85% of the price per unit contemplated in the change of control transaction. Such preferred equity units will automatically convert into common shares of the surviving entity.

The Company has elected to measure the investment in convertible instrument from Myx using the fair value option at each reporting date. Under the fair value option, bifurcation of an embedded derivative is not necessary, and all related gains and losses on the host contract and derivative due to change in the fair value will be reflected in other income, net in the condensed consolidated statements of operations. The convertible instrument is included within other assets in the condensed consolidated balance sheets. As of March 31, 2021, the fair value of the convertible instrument investment was $16.7 million.

The Company measures its investment in convertible instrument at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the investment in convertible instrument uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

The fair value of the investment in convertible instrument may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the asset. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs:

	Fair Value as of March 31, 2021	Valuation Technique	Unobservable Input Description	Input
Investment in convertible instrument	$16,667	Scenario-based analysis	Probability of Change of Control	90%
			Probability of Qualified Financing	10%
			Period in which outcomes are expected to be achieved	1.19 years
			Discount rate	20%

The convertible instrument was valued using a scenario-based analysis. Two primary scenarios were considered to arrive at the valuation conclusion for the convertible instrument. The first scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a change in control event. The second scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a Qualified Financing event. As of the date of the investment in the convertible instrument, an implied yield was calculated such that the sum of the value of the straight debt and the value of the conversion feature was equal to the principal investment amount. The implied yield of the investment is carried forward with a market adjustment and used as the primary discount rate for subsequent valuation dates.

The significant unobservable inputs used in the fair value measurement of the Company’s investment in convertible instrument are the probabilities of Myx closing of the future qualified financing or change of control, which would trigger conversion of the convertible instruments, probabilities as to the periods in which the outcomes are expected to be achieved and discount rate. Significant changes in the probabilities of the completion of the future qualified financing or change in control would result in a significantly higher or lower fair value measurement, respectively. Significant changes in the probabilities as the period in which outcomes will be achieved would result in a significantly lower or higher fair value measurement, respectively.

The following table presents changes in the Level 3 investment in convertible investment measured at fair value for the three months ended March 31, 2021:

Balance, December 31, 2020	$10,288
Investment in convertible instrument	5,000
Change in fair value	1,379

Balance, March 31, 2021	$16,667

For the three months ended March 31, 2021, the change in the fair value of the investment in convertible instrument resulted from an adjustment to the remaining period to the expected outcome, change in discount rate, change in probability of change of control and change in probability of qualified financing. No other changes in valuation techniques occurred during the three months ended March 31, 2021.

Revenue Recognition

The Company’s primary sources of revenue are from sales of digital subscriptions and nutritional products. The Company records revenue when it fulfills its performance obligation to transfer control of the goods or services to its customer. Control of shipped items is generally transferred when the product is delivered to the customer.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

The amount of revenue recognized is the consideration that the Company expects it will be entitled to receive in exchange for transferring goods or services to its customers. Control of services, which are primarily digital subscriptions, transfers over time, and as such, revenue is recognized ratably over the subscription period (up to 12 months), using a mid-month convention. The Company sells a variety of bundled products that combine digital subscriptions, nutritional products, and/or other fitness products. The Company considers these sales to be revenue arrangements with multiple performance obligations and allocates the transaction price to each performance obligation based on its relative stand-alone selling price. The Company defers revenue when it receives payments in advance of delivery of products or the performance of services.

Revenue is recorded net of expected value of returns, discounts, and credit card chargebacks, which are estimated using the Company’s historical experience. Revenue is presented net of sales taxes and value added taxes (VAT and GST/HST) collected from customers and remitted to applicable government agencies.

The Company is the principal in all its relationships where third parties may sell or distribute the Company’s goods or services. Payments made to the third parties are recorded in selling and marketing expenses within the condensed consolidated statements of operations.

Recently Adopted Accounting Pronouncements or Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes specific exceptions to the general principles in Topic 740 in addition to simplifying other areas of Topic 740. The guidance in this update is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 and is effective for all other entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption had no material impact to the Company’s consolidated financial statements.

2.	Revenue

The Company’s revenue disaggregated by geographic region is as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
United States	$202,716	$155,024
Rest of world[1]	23,503	14,312

Total revenue	$226,219	$169,336

(1)	Consists of Canada and United Kingdom. In 2021, also includes France.

Deferred Revenue

Deferred revenue is recorded for nonrefundable cash payments received for the Company’s performance obligation to transfer, or stand ready to transfer, goods or services in the future. Deferred revenue consists of subscription fees billed that have not been recognized. During the three months ended March 31, 2021 and 2020, the Company recognized $55.6 million and $38.4 million, respectively of revenue that was included in the deferred revenue balance as of December 31, 2020 and 2019, respectively.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

3.	Inventory, net

Inventory, net consists of the following (in thousands):

	March 31,	December 31,
	2021	2020
Raw materials and work in process	$26,657	$26,480
Finished goods	38,996	38,874

Total inventory	$65,653	$65,354

Adjustments to reduce the carrying value of excess and obsolete inventory down to the lower of cost or net realizable value were $2.0 million and $0.4 million during the three months ended March 31, 2021 and 2020, respectively, and are included in the unaudited condensed consolidated statements of operations as a component of nutrition and other cost of revenue.

4.	Other Current Assets

Other current assets consist of the following (in thousands):

	March 31,	December 31,
	2021	2020
Deferred coach costs	$31,769	$29,967
Deposits	8,784	3,035
Other	8,842	4,362

Total other current assets	$49,395	$37,364

5.	Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	March 31,	December 31,
	2021	2020
Computer software	$195,133	$194,314
Leasehold improvements	24,197	24,197
Computer equipment	19,437	21,172
Computer software and web development projects in-process	13,617	12,380
Furniture, fixtures and equipment	7,010	7,016

Property and equipment, gross	259,394	259,079
Less: Accumulated depreciation	(177,489)	(178,910)

Property and equipment, net	$81,905	$80,169

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

The Company recorded depreciation expense related to property and equipment in the following expense categories of its unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$3,738	$3,039
Selling and marketing	451	516
Enterprise technology and development	7,311	4,937
General and administrative	646	802

Total depreciation	$12,146	$9,294

6.	Content Assets, Net

Content assets, net consist of the following (in thousands):

	March 31,	December 31,
	2021	2020
Released, less amortization	$21,190	$17,306
In production	2,856	2,131

Content assets, net	$24,046	$19,437

The Company expects $12.0 million of content assets to be amortized during the next 12 months and 100% within three years. The Company recorded amortization expense of $2.8 million and $1.5 million for content assets during the three months ended March 31, 2021 and 2020, respectively.

7.	Acquisitions

Ladder

On September 18, 2020, the Company acquired Ladder, a sports nutrition company, to enhance the Openfit platform by providing premium, NSF-certified supplements developed and endorsed by elite athletes.

The Company recognized the assets and liabilities of Ladder based on its preliminary estimates of their acquisition date fair values. The purchase price allocations are subject to change as the Company continues to gather information relevant to its determination of the fair value of the assets and liabilities acquired primarily related to, but not limited to, deferred income taxes. Any adjustments to the purchase price allocations will be made as soon as practicable but no later than one year from the acquisition date. There were no adjustments to

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

the purchase price allocations during the three months ended March 31, 2021. The following table summarizes the components of consideration and the preliminary fair value estimates of assets acquired and liabilities assumed (in thousands):

Purchase Price
Common units issued in connection with acquisition (1)	$27,889

Allocation
Goodwill	$11,606
Intangible assets:
Trade name	7,500
Customer-related	300
Formulae	1,950
Talent and representation contracts	10,300

20,050
Cash acquired	1,247
Other assets acquired	1,132
Liabilities acquired	(1,834)
Deferred tax liabilities	(4,312)

$27,889

(1)	The fair value of common units issued in connection with the acquisition was calculated based on 1,449,537 units of the Company multiplied by the estimated fair value per unit of $19.24.

The excess of the purchase price over the estimated fair values of the net assets acquired, including identifiable intangible assets, is recorded as goodwill. Goodwill is primarily attributable to the assembled workforce of Ladder and expected synergies from combining operations. Goodwill recognized was allocated to the Company’s Openfit operating segment and is generally not deductible for tax purposes. The revenue and operating loss from Ladder included in the Company’s unaudited condensed consolidated statements of operations for the three months ended March 31, 2021 was $0.4 million and $0.3 million, respectively.

The following unaudited pro forma financial information presents the combined results of operations as if Ladder had been combined with the Company as of January 1, 2020. The pro forma financial information includes the accounting effects of the business combination, including amortization of intangible assets. The unaudited pro forma financial information is presented for information purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the periods presented, nor should it be taken as indication of the Company’s future consolidated results of operations.

Three Months Ended March 31, 2020
Pro forma combined:
Revenue	169,942
Net loss	(10,418)

8.	Goodwill and Acquired Intangible Assets

Goodwill

Goodwill was $19.0 million as of March 31, 2021 and December 31, 2020. There were no adjustments to goodwill during the three months ended March 31, 2021.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Intangible Assets, Net

Intangible assets as of March 31, 2021 and December 31, 2020 consisted of the following (in thousands):

	March 31, 2021			December 31, 2020
	Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net	Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net	Weighted-Average Remaining Useful Life (years)
Contract-based	$300	$(175)	$125	$300	$(150)	$150	1.3
Customer-related	700	(425)	275	700	(337)	363	0.8
Technology-based	6,200	(5,425)	775	6,200	(4,650)	1,550	0.3
Talent and representation contracts	10,300	(1,287)	9,013	10,300	(644)	9,656	3.5
Formulae	1,950	(98)	1,852	1,950	(49)	1,901	9.5
Trade name	7,500	—	7,500	7,500	—	7,500	Indefinite

	$26,950	$(7,410)	$19,540	$26,950	$(5,830)	$21,120

Amortization expense for acquired intangible assets was $1.6 million and $0.9 million during the three months ended March 31, 2021 and 2020, respectively. The estimated future amortization expense of acquired intangible assets as of March 31, 2021 is as follows (in thousands):

Nine months ended December 31, 2021	$3,090
Year ended December 31, 2022	2,933
Year ended December 31, 2023	2,770
Year ended December 31, 2024	2,126
Year ended December 31, 2025	195
Thereafter	926

$12,040

9.	Accrued Expenses

Accrued expenses consist of the followings (in thousands):

	March 31, 2021	December 31, 2020
Employee compensation and benefits	$12,849	$28,855
Coach costs	25,751	19,126
Inventory, shipping and fulfillment	9,858	10,244
Information technology	7,619	5,621
Sales and income taxes	4,517	4,132
Advertising	13,557	3,626
Other accrued expenses	13,778	8,351

Total accrued expenses	$87,929	$79,955

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

10.	Credit Facility

In December 2018, Beachbody, LLC, as borrower, and Beachbody Holdings, Inc. as a guarantor, entered into a credit agreement with Bank of America, N.A., as lender, administrative agent and letter of credit issuer for a $35 million revolving credit facility with a $10 million sublimit for letters of credit (the “Credit Facility”).

The Credit Facility was amended in April 2020 to extend the maturity date to December 2021, amend certain pricing provisions and financial covenants, and amend other provisions including the definition of applicable rates based on consolidated EBITDA pricing levels. The Credit Facility was further amended in September 2020, whereby Beachbody Group assumed the Company’s obligations under the Credit Facility, and also in March 2021 to extend the maturity date to June 2022 and amend financial covenants.

As of March 31, 2021 and December 31, 2020, there were $20.0 million and no borrowings outstanding, respectively, and a letter of credit was issued under the Credit Facility for $3.0 million and $3.0 million, respectively.

Borrowings may be either Eurodollar rate loans or base rate loans at the Company’s election. Eurodollar rate loans bear interest at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.75% to 2.25%. Base rate loans are at the base rate, as defined in the amended Credit Facility, plus 0.75% to 1.25%. The interest rate on the outstanding borrowings as of March 31, 2021 was 3.0%. The Company also pays a 1.75% to 2.25% fee on the letters of credit outstanding and a 0.375% to 0.5% commitment fee on the unused Credit Facility. The Company incurred $0.1 million of interest and $0.1 million of fees under the Credit Facility during each of the three months ended March 31, 2021 and 2020.

The Credit Facility contains certain reporting and financial covenants which require the Company to maintain a minimum consolidated EBITDA amount and comply with a maximum capital expenditures amount. The Company was in compliance with all covenants as of March 31, 2021.

11.	Leases

The Company leases facilities under noncancelable operating leases expiring through 2025 and certain equipment under a finance lease expiring in 2024.

At March 31, 2021 and December 31, 2020, the Company had operating lease liabilities of $38.7 million and $41.2 million, respectively, and right-of-use assets of $31.0 million and $32.9 million, respectively. As of March 31, 2020 and December 31, 2020, the Company had finance lease liabilities $0.4 million and $0.4 million, respectively, and right-of-use assets of $0.4 million and $0.4 million, respectively.

The Company’s leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Certain of the Company’s leases include renewal options and escalation clauses; renewal options have not been included in the calculation of lease liabilities and right-of-use assets as the Company is not reasonably certain to exercise these options. Variable expenses generally represent the Company’s share of the landlord operating expenses.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

The following summarizes the Company’s leases (in thousands):

	Three Months Ended March 31,
	2021	2020
Finance lease costs:
Amortization of right-of-use assets	$37	$37
Interest on lease liabilities	4	6
Operating lease costs	2,393	2,460

Total lease costs	$2,434	$2,503

	Three Months Ended March 31,
	2021	2020
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$4	$6
Operating cash flows from operating leases	3,067	3,101
Financing cash flows from finance leases	36	35

Weighted-average remaining lease term - finance leases	3.0	4.0
Weighted-average remaining lease term - operating leases	3.7	4.7

Weighted-average discount rate - finance leases	4.0%	4.0%
Weighted-average discount rate - operating leases	5.5%	5.5%

Maturities of our operating and finance leases, excluding short-term leases, are as follows (in thousands):

	Operating Leases	Finance Leases	Total
Nine Months Ended December 31, 2021	$7,455	161	7,616
Year ended December 31, 2022	11,183	161	11,344
Year ended December 31, 2023	11,781	123	11,904
Year ended December 31, 2024	12,616	3	12,619

Total	43,035	448	43,483
Less present value discount	(4,351)	(61)	(4,412)

Lease liabilities at March 31, 2021	$38,684	$387	$39,071

As the Company’s lease agreements do not provide an implicit rate, the discount rates used to determine the present value of lease payments are generally based on the Company’s estimated incremental borrowing rate for a secured borrowing of a similar term as the lease.

12.	Commitments and Contingencies

Inventory Purchase and Service Agreements

The Company has noncancelable inventory purchase and service agreements with multiple service providers which expire at varying dates through 2025. Service agreement obligations include amounts related to fitness and nutrition trainers, future events, information systems support, and other technology projects.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Future minimum payments under noncancelable service and inventory purchase agreements for the periods succeeding March 31, 2021 are as follows (in thousands):

Nine Months Ended December 31, 2021	$62,104
Year ended December 31, 2022	6,381
Year ended December 31, 2023	1,431
Year ended December 31, 2024	1,250
Year ended December 31, 2025	1,250

$72,416

The preceding table excludes royalty payments to fitness trainers, talent, and others that are based on future sales as such amounts cannot be reasonably estimated.

Contingencies

The Company is subject to litigation from time to time in the ordinary course of business. Such claims typically involve its products, intellectual property, and relationships with suppliers, customers, distributors, employees, and others. Contingent liabilities are recorded when it is both probable that a loss has occurred and the amount of the loss can be reasonable estimated. Although it is not possible to predict how litigation and other claims will be resolved, the Company does not believe that any currently identified claims or litigation matters will have a material adverse effect on its consolidated financial position or results of operations.

13.	Preferred Units

As of March 31, 2021, the Company has 20,137,681 authorized and 10,068,841 outstanding Preferred Units held by Raine and its co-investors.

The Preferred Units are convertible into common units, at the option of Raine, at any time, with no additional consideration required. The Preferred Units convert to common units at a rate of 1-for-1, subject to adjustment for certain events including unit split, unit dividend or recapitalization. The Preferred Units are subject to automatic conversion if the Company consummates an initial public offering that meets certain criteria.

Raine may redeem its Preferred Units at any time after December 14, 2024, at a price equal to the greater of (i) the fair market value of the common units into which such Preferred Units are convertible or (ii) approximately $9.93 per unit, or $100.0 million in aggregate (the “Capital Contribution”), reduced by general distributions previously made to Raine plus any declared but unpaid distributions as of the date of the redemption notice.

Raine is entitled to distributions, in the amount, if any, of available cash flows, as determined by a majority of the Board of Managers. Distributions are to be made to common unit members and Preferred Unit members in proportion to their percentage of ownership interests, with priority to certain tax distributions and distributions to reimburse Holdings and Raine for certain third-party expenses that have not been previously paid.

The redemption by Raine or the completion of an initial public offering are not solely within the control of the Company, and as such, the Preferred Units are classified as mezzanine members’ equity.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

14.	Members’ Equity

As described in Note 1, in August 2020, the Beachbody Group was formed with Holdings as its sole member, and in September 2020, in connection with the Ladder acquisition, all outstanding units of Beachbody were exchanged for Beachbody Group units with Beachbody surviving as a direct subsidiary of Beachbody Group.

As described in Note 1, in December 2020, Holdings merged with the Company and following the merger, members of Holdings became direct members of the Company, Holdings ceased to exist, and the Company became the surviving entity. In connection with Holdings Downstream Merger, the Company exchanged the shares held by Holdings and the underlying Holdings’ shareholders at the Exchange Ratio.

As of March 31, 2021, 100,000,000 common units of Beachbody Group are authorized. As of March 31, 2021, and December 31, 2020, 62,263,439 and 62,263,439 common units, respectively, were outstanding.

Common Stock Units

As described in Note 7- Acquisitions, in September 2020, in connection with the Ladder acquisition, 1,449,537 common units were issued.

Accumulated Other Comprehensive Income (Loss)

The following tables summarize changes in accumulated other comprehensive income (loss), net of tax (in thousands):

	Unrealized Gain (Loss) on Derivatives	Foreign Currency Translation Adjustment	Total
Balances at December 31, 2019	(99)	111	12
Other comprehensive income (loss) before reclassifications	554	(376)	178
Amounts reclassified from accumulated other comprehensive income (loss)	26	—	26
Tax effect	(144)	—	(144)

Balances at March 31, 2020	$337	$(265)	$72

Balances at December 31, 2020	(246)	44	(202)
Other comprehensive income (loss) before reclassifications	(92)	42	(50)
Amounts reclassified from accumulated other comprehensive income (loss)	167	—	167
Tax effect	(17)	—	(17)

Balances at March 31, 2021	$(188)	$86	$(102)

15.	Equity-Based Compensation

Equity Compensation Plans

In connection with the September 2020 exchange of Beachbody units for Beachbody Group units by which Beachbody Group became the reporting entity, the Board of Managers approved the 2020 Beachbody Company Group LLC Equity Compensation Plan (the “2020 Plan”). Options previously granted by Beachbody pursuant to

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

the 2013 Beachbody LLC Compensation Plan (the “2013 Plan”) and outstanding at the time of the exchange were replaced with options to acquire shares of Beachbody Group common units pursuant to the 2020 Plan, with terms that were identical to the original options. In the accompanying unaudited condensed consolidated financial statements and notes, options issued under the 2013 Plan and respective compensation expense are presented as if such options had been issued and outstanding under the 2020 Plan for all previous periods.

All options and awards typically expire ten years from the date of grant if not exercised. In the event of a termination of employment, all unvested options are forfeited immediately. Generally, any vested options may be exercised within three months, depending upon the circumstances of termination, except for instances of termination “with cause” whereby any vested options or awards are forfeited immediately.

Under the 2020 Plan, up to 15,080,000 common units of the Company may be awarded to certain employees, consultants, and members of the Company’s Board of Managers through the granting of one or more of the following types of awards: (a) nonqualified unit options, (b) unit awards, and (c) unit appreciation rights. To date, the Company has granted nonqualified unit options with vesting periods ranging from three to five years. The Company issues new common units upon exercise of unit options.

Employees, consultants, and managers of the Company also participated in the Holdings 2007 Stock Incentive Plan (the “Holdings Plan”). Options to acquire common stock of Holdings under the Holdings Plan generally expire ten years from the date of grant. Upon adoption of the 2013 Plan, no further options were granted under the Holdings Plan; however, options remained outstanding (“Holdings Options”). In connection with the Holdings Downstream Merger, as described in Note 1, each Holdings Option that was outstanding and unexercised immediately prior to the Holdings Downstream Merger (“Holdings Converted Option”) was converted into an option to purchase, on the same terms and conditions as the Holdings Options, a number of common units of the Company equal to the number of shares of common stock that are subject to the Holdings Converted Option multiplied by the Exchange Ratio, at an exercise price per common unit equal to the exercise price per share of common stock applicable to such Holdings Converted Option divided by the Exchange Ratio. The Holdings Converted Options assumed as a result of the Holdings Downstream Merger were not remeasured as the fair value of the option before and after the Holdings Downstream Merger was the same.

A summary of the activity under the 2020 Plan is as follows:

	Unit Options Outstanding
	Number of Options	Weighted- Average Exercise Price (per option)	Weighted- Average Remaining Contractual Term (in years)
Outstanding at December 31, 2020	10,170,288	$7.04	5.70
Granted	265,000	$32.40
Forfeited	(126,044)	$8.34

Outstanding at March 31, 2021	10,309,244	$7.67	5.53

Exercisable at March 31, 2021	6,674,590	$6.21	3.94

Exercisable and expected to vest at March 31, 2021	10,309,244	$7.67	5.53

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

The fair value of each award as of the date of grant is estimated using a Black-Scholes option-pricing model. The following table summarizes the assumptions used to determine the fair value of option grants:

	Three Months Ended March 31,
	2021	2020
Risk-free rate	0.7%	0.6%
Dividend yield rate	0.0%	0.0%
Volatility	53.9%	53.4%
Expected term (in years)	6.2	6.2
Weighted-average exercise price	$32.40	$8.44

The vesting periods are based on the terms of the option grant agreements. The risk-free interest rates are based on the U.S. Treasury rates as of the grant dates for the expected terms of the options. The price volatilities represent calculated values based on the historical price volatilities of publicly traded companies within the Company’s industry group over the options’ expected terms. The expected terms of the options granted were estimated using the simplified method by taking an average of the vesting periods and the original contractual terms. The exercise prices represent the estimated fair values of one common unit of the Company’s equity on the grant dates.

A summary of the unvested option activity is as follows:

	Number of Options	Weighted- Average Grant Date Fair Value (per option)
Unvested at December 31, 2020	3,701,114	$4.34
Granted	265,000	16.50
Vested	(205,416)	4.40
Forfeited	(126,044)	3.98

Unvested at March 31, 2021	3,634,654	$5.23

The fair value of options granted during the three months ended March 31, 2021 and 2020 was $4.4 million, (or $16.50 weighted average per option) and $1.2 million (or $4.23 weighted average per option), respectively. The total fair value of awards which vested during the three months ended March 31, 2021 and 2020 was $0.9 million and $1.0 million, respectively.

Warrants

During the year ended December 31, 2020, the Company issued warrants for the purchase of 1,184,834 of the Company’s common units at an exercise price of $8.44 per unit. The warrants vest 25% at the grant date and 25% at each of the first, second, and third anniversaries of the grant date. The warrants have a 10-year contractual term. As of March 31, 2021, 296,208 warrants were exercisable. Compensation cost measured for the warrants will be recognized over the requisite service period, which is 4.25 years.

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Equity-Based Compensation Expense

Equity-based compensation expense for the three months ended March 31, 2020 and 2019 was as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$91	$56
Selling and marketing	1,717	128
Enterprise technology and development	306	288
General and administrative	459	423

Total equity-based compensation	$2,573	$895

As of March 31, 2021, the total unrecognized equity-based compensation expense was $31.4 million and has a weighted-average recognition period of 3.20 years.

16.	Derivative Financial Instruments

As of March 31, 2021 and December 31, 2020, the notional amount of the Company’s outstanding foreign exchange options was $33.1 million and $34.0 million, respectively. There were no outstanding forward contracts as of March 31, 2021 and December 31, 2020.

The following table presents the fair value of the Company’s derivative instruments which are included in other current assets in the unaudited condensed consolidated balance sheets (in thousands):

	March 31, 2021	December 31, 2020
Derivatives designated as hedging instruments	$94	$134
Derivatives not designated as hedging instruments	23	30

Total derivative assets	$117	$164

There were no derivative liabilities as of March 31, 2021 and December 31, 2020.

The following table shows the pre-tax effects of the Company’s derivative instruments on its unaudited condensed consolidated statements of operations (in thousands):

	Three Months Ended March 31,
	2021	2020
(Losses) gains recognized in other comprehensive income (loss)	$(92)	$554
Losses reclassified from accumulated other comprehensive income (loss) into net income (loss) (1)	$(167)	$(26)
(Losses) gains recognized in net income (loss) on derivatives not designated as hedging instruments	$(21)	$104

(1)	Amounts reclassified from accumulated other comprehensive income (loss) into cost of revenue for the three months ended March 31, 2021 and 2020 were approximately $0.1 million and approximately zero,

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

respectively. Amounts reclassified from accumulated other comprehensive income (loss) into general and administrative expenses for the three months ended March 31, 2021 and 2020 were $0.1 million and approximately zero, respectively.

The Company expects that $0.3 million of existing losses recorded in accumulated other comprehensive income (loss) will be reclassified into net income (loss) over the next 12 months. The Company assessed its derivative instruments and determined that they were effective during the three months ended March 31, 2021 and 2020.

17.	Income Taxes

The Company recorded a benefit for income taxes of $0.4 million and $1.6 million for the three months ended March 31, 2021 and 2020, respectively. The Company’s effective benefit tax rate was 1.3% and 16.2% for the three months ended March 31, 2021 and 2020, respectively.

The Company evaluates its tax positions on a quarterly basis and revises its estimate accordingly. There are no material changes to the Company’s uncertain tax positions, interest, or penalties during the three months ended March 31, 2021.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted into law, and the new legislation contains several key tax positions, including the five-year net operating loss carryback, an adjustment business interest limitation, and payroll tax deferral. The Company is required to recognize the effect of tax law changes in the period of enactment. The Company has assessed the applicability of the CARES Act and determined there to be no material impact to the Company other than its ability to use the entire $4.6 million of net operating loss carryback from 2020 to 2019 for federal income tax purposes. On December 27, 2020 the Consolidated Appropriations Act, 2021 was signed into law. It provides additional COVID-19 focused relief and extends certain provisions of the CARES Act. At this time, the Company does not believe that the Consolidated Appropriations Act, 2021 will have a material impact on our financial statements.

18.	Earnings per common unit

Basic net income per common unit is calculated by dividing net income allocable to common unit members (after adjustment for Preferred Unit members’ return) by the weighed-average number of common units outstanding during the period. Diluted net income per common unit adjusts net income and net income per common unit for the effect of all potentially dilutive shares of the Company’s common units.

The computation of earnings (loss) per common unit is as follows (in thousands, except unit and per unit information):

	Three Months Ended March 31,
	2021	2020
Numerator:
Net income (loss)	$(30,058)	$(8,328)

Net income (loss) available to common unit members-basic	$(30,058)	$(8,328)

Add: Third party reimbursements to Preferred Unit members	—	—

Net income (loss) available to common unit members-diluted	$(30,058)	$(8,328)

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

	Three Months Ended March 31,
	2021	2020
Denominator:
Weighted-average common units outstanding, basic	62,263,439	60,813,902

Dilutive effect of equity-based awards	—	—
Dilutive effect of Preferred Units	—	—

Weighted-average common units outstanding, diluted	62,263,439	60,813,902

Net income (loss) per common unit, basic	$(0.48)	$(0.14)
Net income (loss) per common unit, diluted	$(0.48)	$(0.14)

Basic net loss per common unit is the same as dilutive net loss per common unit for the three months ended March 31, 2021 and 2020 as the inclusion of all potential common units would have been antidilutive.

The following table presents the common units that are excluded from the computation of diluted net income (loss) per common unit as of the periods presented because including them would have been antidilutive.

	Three Months Ended March 31,
	2021	2020
Options	10,309,244	9,134,074
Warrants	1,184,834	—
Preferred Units	10,068,841	10,068,841

	21,562,919	19,202,915

19.	Related Party Transactions

In 2018, the Company entered into a lease agreement with a company owned by the controlling shareholder. Total payments to the related party were $0.1 million for each of the three months ended March 31, 2021 and 2020. There were no material amounts due to the related party as of March 31, 2021 and December 31, 2020.

The Company has a royalty agreement with a company related to a controlling shareholder. The related party assisted the Company with the development of several products and receives royalties based on the sales of these products. Total payments to the related party were $0.8 million and $0.1 million during the three months ended March 31, 2021 and 2020, respectively. As of March 31, 2021 and December 31, 2020, approximately zero and $0.7 million, respectively, was due to the related company pursuant to the royalty agreement.

A minority shareholder of Holdings is also a shareholder in a law firm that provides legal services to the Company. Total payments to the related party were $0.5 million and approximately zero during the three months ended March 31, 2021 and 2020, respectively. The Company’s accounts payable related to the firm was $0.1 million and $0.5 million as of March 31, 2021 and December 31, 2020.

20.	Segment Information

The Company applies ASC 280, Segment Reporting, in determining reportable segments for financial statement disclosure. Segment information is presented based on the financial information the Company uses to manage the business which is organized around our digital platforms. The Company has two operating segments, Beachbody and Other, and one reportable segment, Beachbody. The Beachbody segment primarily derives revenue from

The Beachbody Company Group, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Beachbody on Demand digital subscriptions, nutritional products, and other fitness related products. Other derives revenue primarily from Openfit digital subscriptions and nutritional products. The Company uses contribution as a measure of profit or loss, defined as revenue less directly attributable cost of revenue and certain selling and marketing expenses including media, Coach and social influencer compensation, royalties, and third-party sales commissions. Contribution does not include allocated costs as described below as the CODM does not include these costs in assessing performance. There are no inter-segment transactions. The Company manages its assets on a consolidated basis, and, as such, does not report asset information by segment.

Summary information by reportable segment is as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
Beachbody:
Revenue	$221,750	$168,364
Contribution	46,475	50,695
Other:
Revenue	4,469	972
Contribution	(5,135)	(4,123)
Consolidated:
Revenue	226,219	169,336
Contribution	41,340	46,572

Reconciliation of consolidated contribution to loss before income taxes (in thousands):

	Three Months Ended March 31,
	2021	2020
Consolidated contribution	$41,340	$46,572
Amounts not directly related to segments:
Cost of revenue (1)	7,843	6,735
Selling and marketing (2)	20,091	13,574
Enterprise technology and development	27,089	21,333
General and administrative	17,946	15,184
Interest expense	123	95
Other income, net	(1,299)	(408)

Loss before income taxes	$(30,453)	$(9,941)

(1)

Cost of revenue not directly related to segments includes certain allocated costs related to management, facilities, and personnel-related expenses associated with quality assurance and supply chain logistics. Depreciation of certain software and production equipment and amortization of formulae and technology-based intangible assets are also included in this line.

(2)

Selling and marketing not directly related to segments includes indirect selling and marketing expenses and certain allocated personnel-related expenses for employees and consultants. Depreciation of certain software and amortization of contract-based intangible assets are also included in this line.

21.	Subsequent Events

The Company has evaluated subsequent events through May 18, 2021, the date which the unaudited condensed consolidated financial statements were issued.

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of The Beachbody Company Group, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Beachbody Company Group, LLC (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), mezzanine equity and members’ equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2011.

Los Angeles, California

March 30, 2021

The Beachbody Company Group, LLC

Consolidated Balance Sheets

(in thousands)	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$56,827	$41,564
Accounts receivable, net	855	1,518
Inventory, net	65,354	39,728
Prepaid expenses	8,650	14,305
Other current assets	37,364	30,593

Total current assets	169,050	127,708

Property and equipment, net	80,169	81,958
Content assets, net	19,437	11,434
Intangible assets, net	21,120	5,200
Goodwill	18,981	7,657
Right-of-use assets, net	33,272	40,293
Deferred tax assets	—	15,979
Other assets	14,224	882

Total assets	$356,253	$291,111

Liabilities, Mezzanine Equity and Members’ Equity
Current liabilities:
Accounts payable	$28,981	$16,515
Accrued expenses	79,955	57,254
Deferred revenue	97,504	72,371
Current portion of lease liabilities	10,371	11,364
Other current liabilities	3,106	4,169

Total current liabilities	219,917	161,673
Long-term lease liabilities, net	31,252	39,051
Deferred tax liabilities	3,729	—
Other liabilities	2,097	2,985

Total liabilities	256,995	203,709

Commitments and contingencies (Note 13)

Mezzanine equity:
Redeemable convertible Series A preferred units	98,110	98,245
Members’ equity:
Common units	(1,989)	(35,626)
Accumulated other comprehensive income (loss)	(202)	12
Retained earnings	3,339	24,771

Total members’ equity	1,148	(10,843)

Total liabilities, mezzanine equity and members’ equity	$356,253	$291,111

See accompanying notes to consolidated financial statements.

The Beachbody Company Group, LLC

Consolidated Statements of Operations

(in thousands, except for unit data)	Year Ended December 31,
	2020	2019	2018
Revenue:
Digital	$334,804	$250,764	$210,726
Nutrition and other	528,778	505,015	579,563

Total revenue	863,582	755,779	790,289
Cost of revenue:
Digital	38,285	33,595	27,308
Nutrition and other	211,422	176,724	201,607

Total cost of revenue	249,707	210,319	228,915
Gross profit	613,875	545,460	561,374

Operating expenses:
Selling and marketing	464,000	384,376	401,141
Enterprise technology and development	93,036	84,132	91,189
General and administrative	64,818	56,899	63,096
Restructuring (gain) loss	(1,677)	1,171	6,555

Total operating expenses	620,177	526,578	561,981

Operating income (loss)	(6,302)	18,882	(607)

Interest expense	(527)	(790)	(268)

Other income, net	666	813	991

Income (loss) before income taxes	(6,163)	18,905	116

Income tax benefit (provision)	(15,269)	13,390	—

Net income (loss)	(21,432)	32,295	116
Distribution and cumulative preferred return to Redeemable convertible Series A preferred unit members	—	(349)	(21,752)

Net income (loss) available to common unit members	$(21,432)	$31,946	$(21,636)

Net income (loss) per common unit, basic	$(0.35)	$0.53	$(0.36)

Net income (loss) per common unit, diluted	$(0.35)	$0.45	$(0.36)

Weighted-average common units outstanding, basic	61,229,753	60,252,139	59,798,835

Weighted-average common units outstanding, diluted	61,229,753	72,108,820	59,798,835

See accompanying notes to consolidated financial statements.

The Beachbody Company Group, LLC

Consolidated Statements of Comprehensive Income (Loss)

(in thousands)	Year Ended December 31,
	2020	2019	2018
Net income (loss)	$(21,432)	$32,295	$116
Other comprehensive income (loss):
Unrealized gain on investments	—	—	3
Change in fair value of derivative financial instruments, net of tax	(239)	(686)	299
Reclassification of losses on derivative financial instruments included in net income (loss)	92	219	264
Foreign currency translation adjustment	(67)	110	(236)
Elimination of accumulated balances with election of C-corp tax status	—	2,061	—

Total other comprehensive income (loss)	(214)	1,704	330

Total comprehensive income (loss)	$(21,646)	$33,999	$446

See accompanying notes to consolidated financial statements.

The Beachbody Company Group, LLC

Consolidated Statements of Mezzanine Equity and Members’ Equity

(in thousands)	Redeemable Convertible Series A Preferred Units	Common Units	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated) (Deficit)	Total Members’ Equity
Balances at December 31, 2017	$92,107	$26,471	$(2,022)	$19,809	$44,258
Net income	—	—	—	116	116
Other comprehensive income	—	—	330	—	330
Members’ distributions	—	—	—	(28,681)	(28,681)
Equity-based compensation	—	3,649	—	—	3,649
Redemption of Series A Preferred Units	(92,107)	—	—	(65,984)	(65,984)
Issuance of Series A Preferred Units, net	95,641	—	—	—	—

Balances at December 31, 2018	95,641	30,120	(1,692)	(74,740)	(46,312)
Net income	—	—	—	7,524	7,524
Other comprehensive loss	—	—	(369)	—	(369)
Members’ distributions	—	—	—	(7,051)	(7,051)
Equity-based compensation	—	720	—	—	720

Balances at April 2, 2019	95,641	30,840	(2,061)	(74,267)	(45,488)
Elimination of accumulated balances with election of C-corp tax status	1,393	(77,721)	2,061	74,267	(1,393)

Balances at April 2, 2019 after elimination	97,034	(46,881)	—	—	(46,881)
Net income	—	—	—	24,771	24,771
Other comprehensive income	—	—	12	—	12
Members’ distributions	—	—	—	—	—
Equity-based compensation	—	2,860	—	—	2,860
Tax asset contribution	1,211	—	—	—	—
Common units issued in connection with acquisition	—	8,395	—	—	8,395

Balances at December 31, 2019	98,245	(35,626)	12	24,771	(10,843)
Net loss	—	—	—	(21,432)	(21,432)
Other comprehensive loss	—	—	(214)	—	(214)
Equity-based compensation	—	5,398	—	—	5,398
Tax asset contribution	(135)	—	—	—	—
Holdings downstream merger	—	350	—	—	350
Common units issued in connection with acquisition	—	27,889	—	—	27,889

Balances at December 31, 2020	$98,110	$(1,989)	$(202)	$3,339	$1,148

See accompanying notes to consolidated financial statements.

The Beachbody Company Group, LLC

Consolidated Statements of Cash Flows

(in thousands)	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$(21,432)	$32,295	$116
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	44,257	44,659	52,487
Allowance for doubtful accounts	87	528	1,319
Equity-based compensation	5,398	3,580	3,649
Amortization of content assets	7,485	8,495	6,199
Impairment and loss on disposal of property and equipment	6	198	250
Deferred income taxes	15,595	(14,451)	—
Unrealized gain (loss) on derivative financial instruments	(193)	(505)	566
Provision for excess and obsolete inventory	2,759	2,755	1,721
Change in fair value of convertible instrument	(288)	—	—
Changes in operating assets and liabilities:
Accounts receivable	642	526	(149)
Inventory	(27,754)	(8,418)	(2,208)
Content assets	(15,555)	(10,353)	(7,900)
Prepaid expenses	5,732	(5,514)	796
Other assets	(2,129)	6,093	(8,945)
Accounts payable	10,619	2,050	6,883
Accrued expenses	21,804	(17,488)	(4,724)
Deferred revenue	24,770	3,454	20,733
Other liabilities	(10,373)	(5,887)	(7,178)

Net cash provided by operating activities	61,430	42,017	63,615

Cash flows from investing activities:
Purchase of property and equipment	(37,933)	(23,810)	(23,912)
Investment in convertible instrument	(10,000)	—	—
Proceeds from sale and maturities of available-for-sale investments	—	—	1,095
Cash acquired (cash paid for acquisition, net of cash acquired)	1,247	(6,473)	—

Net cash used in investing activities	(46,686)	(30,283)	(22,817)

Cash flows from financing activities:
Redemption of Series A Preferred Units	—	—	(158,091)
Issuance of Series A Preferred Units	—	—	100,000
Issuance costs related to Series A Preferred Units	—	—	(4,359)
Borrowings under Credit Facility	32,000	—	25,000
Repayments under Credit Facility	(32,000)	(25,000)	—
Issuance costs related to Credit Facility	—	—	(212)
Members’ distributions	—	(7,051)	(28,681)
Deferred financing costs	(240)	—	—
Holdings downstream merger	405	—	—

Net cash provided by (used in) financing activities	165	(32,051)	(66,343)

Effect of exchange rates on cash	354	408	(1,210)
Net increase (decrease) in cash and cash equivalents	15,263	(19,909)	(26,755)
Cash and cash equivalents, beginning of year	41,564	61,473	88,228

Cash and cash equivalents, end of year	$56,827	$41,564	$61,473

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$206	$626	$90
Cash paid during the year for income taxes, net	$333	$1,054	$—
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$5,614	$3,626	$3,348
Common units issued in connection with acquisition	$27,889	$8,395	$—
Supplemental disclosure of noncash financing activities:
Deferred financing costs, accrued but not paid	$1,593	$—	$—
Tax asset contribution	$(135)	$1,211	$—

See accompanying notes to consolidated financial statements.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

1.	Organization, Business and Summary of Accounting Policies

Organization and Description of Business

Beachbody, LLC (“Beachbody”), a Delaware limited liability company, was founded in 1998 and is a leading innovator of health, home fitness, nutrition, and weight-loss programs. Beachbody is focused on digital platform development, fitness content and brand creation, and proprietary nutritional product formulation across two brands: Beachbody and Openfit. The Beachbody On Demand streaming service with workouts from Beachbody’s programs such as P90X, Insanity, and 21 Day Fix, and Openfit, that includes live trainer-led workouts and personalized nutrition, are each available as an app on iOS and Android mobile devices; a streaming channel on OTT devices such as Apple TV, Roku, Amazon Fire, and Chromecast; and online. Beachbody’s revenue is primarily generated through a network of independent distributors (“Coaches” or “micro influencers”), internet marketing channels and direct response advertising. Beachbody markets and sells its products primarily in the United States, United Kingdom, and Canada, and approximately 38% of the Beachbody’s revenues are attributable to Shakeology, Beachbody’s premium nutritional shake.

Prior to December 14, 2018, Beachbody Holdings, Inc. (“Holdings”) owned approximately 81% and LNK BB HoldCo, LLC (“LNK”) owned approximately 19% of the membership interests in Beachbody. On December 14, 2018, RPIII Rainsanity LP (“Raine”) purchased an approximate 14% interest in Beachbody, and Beachbody immediately redeemed all of LNK’s ownership interest. In April 2019, Raine agreed to sell an aggregate 1,510,326 Redeemable Convertible Series A Preferred Units (“Preferred Unit”) of its membership interest to three co-investors.

On July 22, 2019, Beachbody completed the acquisition of Gixo, Inc. (“Gixo”) for a combination of cash and common units of Beachbody (see Note 7 – Acquisitions).

In August 2020, The Beachbody Company Group, LLC, a Delaware limited liability company, (“Beachbody Group”) was formed with Holdings as its sole member. In September 2020, in connection with the Ladder acquisition, described below, all outstanding units of Beachbody were exchanged for Beachbody Group units with Beachbody being the surviving entity and a direct subsidiary of Beachbody Group. The exchange of Beachbody units for Beachbody Group units was accounted for as a change in reporting entity with the historical financial statements of Beachbody presented prior to the exchange. Collectively, Beachbody and Beachbody Group are referred to as the “Company”.

In September 2020, the Company acquired Ladder, LLC (“Ladder”), a Delaware limited liability company. The aggregate consideration for Ladder was approximately $27.8 million, which consisted of the issuance of approximately 1.4 million common units based on the fair value of common units of $19.24 per unit.

On December 28, 2020, the Company and Holdings entered into an Agreement and Plan of Merger (the “Agreement”) whereby Holdings merged with the Company, and following the merger, members of Holdings became direct members of the Company, Holdings ceased to exist, and the Company became the surviving entity, (the “Holdings Downstream Merger”). Prior to the Holdings Downstream Merger, Holdings had de minimis operations, and held approximately 96% of the common units of the Company. The transfer of the equity interest was between entities under common control and was recorded at their carrying amounts on a prospective basis. In connection with the Holdings Downstream Merger, the Company exchanged the shares held by Holdings and issued shares to the underlying Holdings shareholders at a conversion rate of 1.0900214 (the “Exchange Ratio”). Common units and net income (loss) per common unit prior to the Holdings Downstream Merger have been retroactively restated to reflect the Exchange Ratio.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

As of December 31, 2020, Raine and its co-investors owned approximately 16%, and all other investors owned approximately 84% of the membership interests in the Company.

The members’ personal liability for the obligations or debts of the Company is limited. The Company’s operating agreement calls for the Company to be dissolved and terminated upon the earliest occurrence of the following events: bankruptcy of the Company, decision by a majority of both the common and Preferred Unit holders to dissolve the Company, or the date the Company may otherwise be dissolved by operation of law or judicial decree.

Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates include, but are not limited to, the valuation of acquired intangible assets, revenue arrangements with multiple performance obligations, equity-based compensation, impairment of goodwill, and the useful lives and recoverability of long-lived assets. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgements about the carrying amounts of assets and liabilities. Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. If a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the possible loss or states that such an estimate cannot be made.

Fair Value Option

The guidance in ASC 825, Financial Instruments, provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, must be applied to an entire instrument, and is irrevocable once elected. The Company elected to measure the investment in the convertible instrument from Myx Fitness Holdings, LLC (“Myx”) using the fair value option at each reporting date. Assets and liabilities measured at fair value pursuant to this guidance are required to be reported separately in the consolidated balance sheets or the footnotes from those instruments using another measurement method.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Fair Value Measurements

For assets and liabilities that are measured using quoted prices in active markets for identical assets or liabilities, the total fair value is the published market price per unit multiplied by the number of units held without consideration of transaction costs (Level 1). Assets and liabilities that are measured using significant other observable inputs are valued by reference to similar assets or liabilities, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data (Level 2). For all remaining assets and liabilities for which there are no significant observable inputs, fair value is derived using an assessment of various discount rates, default risk, credit quality, and the overall capital market liquidity (Level 3). These valuations require significant judgment.

Fair values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate the recorded value due to the short period of time to maturity. The fair value of derivative instruments is based on Level 2 inputs such as observable forward rates, spot rates, and foreign currency exchange rates. The Company’s investment in the convertible instrument is classified within Level 3 of the fair value hierarchy because its fair value is based on significant inputs that are unobservable in the market. The fair value of goodwill and intangible assets is based on a valuation performed by a third-party using Level 3 inputs.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in checking and money market funds. The Company also classifies amounts in transit from payment processors for customer credit and debit card transactions as cash equivalents. Highly liquid investments with original maturities of three months or less at the time of acquisition are considered cash equivalents. The Company maintains its cash in bank accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company mitigates its risk by placing funds in high-credit quality financial institutions and utilizing nighty sweeps into U.S. Treasury funds for certain cash accounts. Consequently, the Company believes it is not exposed to any significant risk on its cash and cash equivalents balances.

Accounts Receivable, Net

The Company provides credit in the normal course of business to its customers. Accounts receivable consist primarily of credit card receivables arising from the sale of products to customers on an installment basis, which generally have payment terms ranging from one to three months. Receivables are individually insignificant and are due from a large number of geographically dispersed customers. Accounts receivable is reported net of allowances for doubtful accounts which were approximately zero and $0.1 million as of December 31, 2020 and 2019, respectively. The allowance for doubtful accounts is evaluated and adjusted to reflect the Company’s expected credit losses based on collection history and an analysis of the accounts receivable aging. The change in the allowance for doubtful accounts during the years ended December 31, 2020, 2019 and 2018 is as follows (in thousands):

	December 31,
	2020	2019	2018
Balance, beginning of year	$(69)	$(243)	$(454)
Charges	(87)	(528)	(1,318)
Write-offs	140	702	1,529

Balance, end of year	$(16)	$(69)	$(243)

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Inventory, Net

Inventory consists of raw materials, work in process, and finished goods. Inventory is accounted for using the first-in, first-out method and is valued at the lower of cost or net realizable value. The Company records a reserve or adjusts the carrying value of inventory based on assumptions regarding future demand for the Company’s products, planned product discontinuances, and the physical condition (e.g. age and quality) of the inventory.

Content Assets, Net

The Company capitalizes costs associated with the development and production of its fitness and weight-loss programs streamed on both the Beachbody on Demand and Openfit platforms. The Company capitalizes production costs as customer usage and retention data supports that future revenue will be earned. These costs are classified as non-current assets in the consolidated balance sheets.

Content assets are predominantly monetized as a film group and are amortized over the estimated useful life based on projected usage, which has been derived from historical viewing patterns, resulting in an accelerated amortization pattern. During the year ended December 31, 2020, the Company changed the useful life of its content assets from two years to three years given changes in the historical and estimated viewing patterns. During the years ended December 31, 2019 and 2018, content assets were amortized on a straight-line basis over their estimated useful lives of two years. Amortization begins when the program is first available for streaming by customers and is recorded in the consolidated statements of operations as a component of digital cost of revenue. When an event or change in circumstances indicates a change in projected usage, content assets are reviewed for potential impairment in aggregate at a group level. To date, the Company has not identified any such event or changes in circumstances.

The effect of the change in estimated useful life of content assets resulted in a $3.7 million decrease in net loss, or $0.06 per common unit, for the year ended December 31, 2020.

Property and Equipment, Net

Property and equipment, which includes computer software and web development costs, are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets, which range from two to seven years. Leasehold improvements are depreciated over the shorter of the life of the assets or the remaining life of the related lease. Costs of maintenance, repairs, and minor replacements are expensed when incurred, while expenditures for major renewals and betterments that extend the useful life of an asset or provide additional utility are capitalized.

Software and web development projects in-process consist primarily of costs associated with internally developed software that has not yet been placed into service. The Company capitalizes eligible costs to acquire, develop, or modify internal-use software that are incurred subsequent to the preliminary project stage. Depreciation of these assets begins upon the initial usage of the software.

When property is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in net income (loss).

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting. The cost of an acquired company is assigned to the tangible and identifiable assets purchased and the liabilities assumed on the

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

basis of their fair values at the date of acquisition. Any excess of the purchase price over the fair value of tangible and intangible assets acquired is assigned to goodwill. The transaction costs associated with business combinations are expensed as they are incurred.

Goodwill and Intangible Assets

Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the underlying identifiable assets and liabilities acquired in a business combination. Goodwill and intangible assets deemed to have an indefinite life are not amortized, but instead are assessed for impairment annually in the fourth quarter as of October 1. Additionally, if an event or change in circumstances occurs that would more likely than not reduce the fair value of the reporting unit below its carrying value, the Company would evaluate goodwill and other intangibles at that time.

In testing for goodwill impairment, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances lead to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is not required. If the Company concludes otherwise, the Company is required to perform the two-step impairment test. The goodwill impairment test is performed at the reporting unit level by comparing the estimated fair value of a reporting unit with its respective carrying value. If the estimated fair value exceeds the carrying value, goodwill at the reporting unit level is not impaired. If the estimated fair value is less than the carrying value, an impairment charge will be recorded to reduce the reporting unit to fair value. As of December 31, 2020, the Company has two reporting units, and based upon the Company’s assessment of qualitative factors, it is not more likely than not that the fair value of the reporting unit is less than its carrying amount.

The Company also evaluates qualitative factors to determine whether or not its indefinite lived intangible assets have been impaired and then performs a quantitative test if required.

Intangible assets deemed to have finite lives are amortized on a straight-line basis over their estimated useful lives, where the useful life is the period over which the asset is expected to contribute directly, or indirectly, to the Company’s future cash flows.

Impairment of Long-Lived Assets

Management reviews long-lived assets (including property and equipment, content assets and acquired intangible assets) for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Recoverability of assets is determined by comparing their carrying value to the forecasted undiscounted cash flows associated with the assets. If the evaluation of the forecasted cash flows indicates that the carrying value of the assets is not recoverable, the assets are written down to their fair value.

Leases

Effective January 1, 2019, the Company accounts for its leases of administrative offices and a production studio under ASC 842, Leases; the Company does not have any leases where it acts as a lessor. Under this guidance, arrangements meeting the definition of a lease are classified as operating or finance leases and are recorded on the consolidated balance sheets as both a right-of-use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right-of-use asset is

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset results in straight-lined rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right-of-use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right-of-use asset and lease liability, the Company elected to combine lease and non-lease components. Rental income on subleases is recognized on a straight-line basis over the estimated lease term. The Company excludes short-term leases having initial terms of 12 months or less as an accounting policy election and instead recognizes rent expense on a straight-line basis over the lease term for such leases.

The Company continues to account for leases in the prior period financial statements under ASC Topic 840. Rent for these operating leases is recognized on a straight-line basis over the lease term.

Investment in Convertible Instrument

In December 2020, the Company purchased a $10.0 million convertible instrument from Myx. The convertible instrument matures 18 months from issuance and bears interest of 11% per annum. The principal and accrued interest on the convertible instrument will automatically convert into preferred shares upon the closing by Myx of a convertible preferred equity financing with gross proceeds of at least $35.0 million (a “Qualified Financing”). The principal and accrued interest will be automatically converted into fully paid and non-assessable units of the preferred securities issued in such Qualified Financing at a conversion price equal to 85% of the lowest price per unit paid in cash by investors in such Qualified Financing.

Upon a change in control involving the Company and a special purpose acquisition company, immediately prior to the change in control transaction, the principal and accrued interest will be automatically converted into preferred equity units of Myx at a conversion price equal to 85% of the price per unit contemplated in the change of control transaction. Such preferred equity units will automatically convert into common shares of the surviving entity.

The Company has elected to measure the investment in convertible instrument from Myx using the fair value option at each reporting date. Under the fair value option, bifurcation of an embedded derivative is not necessary, and all related gains and losses on the host contract and derivative due to change in the fair value will be reflected in other income, net in the consolidated statements of operations. The convertible instrument is included within other assets in the consolidated balance sheets. As of December 31, 2020, the fair value of the convertible instrument investment was $10.3 million.

In March 2021, the Company increased the principal of the convertible instrument from $10.0 million to $15.0 million.

The Company measures its investment in convertible instrument at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the investment in convertible instrument uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

The fair value of the investment in convertible instrument may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the asset. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs:

	Fair Value as of December 31, 2020	Valuation Technique	Unobservable Input Description	Input
Investment in convertible instrument	$10,288	Scenario-based analysis	Probability of Change of Control	80%
			Probability of Qualified Financing	20%
			Period in which outcomes are expected to be achieved	1.43
			Discount rate	25%

The convertible instrument was valued using a scenario-based analysis. Two primary scenarios were considered to arrive at the valuation conclusion for the convertible instrument. The first scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a change in control event. The second scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a Qualified Financing event. As of the date of the investment in the convertible instrument, an implied yield was calculated such that the sum of the value of the straight debt and the value of the conversion feature was equal to the principal investment amount. The implied yield of the investment is carried forward with a market adjustment and used as the primary discount rate for subsequent valuation dates.

The significant unobservable inputs used in the fair value measurement of the Company’s investment in convertible instrument are the probabilities of Myx closing of the future qualified financing or change of control, which would trigger conversion of the convertible instruments, probabilities as to the periods in which the outcomes are expected to be achieved and discount rate. Significant changes in the probabilities of the completion of the future qualified financing or change in control would result in a significantly higher or lower fair value measurement, respectively. Significant changes in the probabilities as the period in which outcomes will be achieved would result in a significantly lower or higher fair value measurement, respectively.

The following table presents changes in the Level 3 investment in convertible investment measured at fair value for the year ended December 31, 2020:

Balance, December 31, 2019	$—
Investment in convertible instrument	10,000
Change in fair value	288

Balance, December 31, 2020	$10,288

For the year ended December 31, 2020, the change in the fair value of the investment in convertible instrument resulted from an adjustment to the remaining period to the expected outcome and change in discount rate. No other changes in valuation techniques or inputs occurred during the year ended December 31, 2020.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Revenue Recognition

The Company’s primary sources of revenue are from sales of digital subscriptions and nutritional products. The Company records revenue when it fulfills its performance obligation to transfer control of the goods or services to its customer. Control of shipped items is generally transferred when the product is delivered to the customer. The amount of revenue recognized is the consideration that the Company expects it will be entitled to receive in exchange for transferring goods or services to its customers. Control of services, which are primarily digital subscriptions, transfers over time, and as such, revenue is recognized ratably over the subscription period (up to 12 months), using a mid-month convention. The Company sells a variety of bundled products that combine digital subscriptions, nutritional products, and/or other fitness products. The Company considers these sales to be revenue arrangements with multiple performance obligations and allocates the transaction price to each performance obligation based on its relative standalone selling price. The Company defers revenue when it receives payments in advance of delivery of products or the performance of services.

Revenue is recorded net of expected value of returns, discounts, and credit card chargebacks, which are estimated using the Company’s historical experience. Revenue is presented net of sales taxes and value added taxes (VAT and GST/HST) collected from customers and remitted to applicable government agencies.

The Company is the principal in all its relationships where third parties may sell or distribute the Company’s goods or services. Payments made to the third parties are recorded in selling and marketing expenses within the consolidated statements of operations.

Cost of Revenue

Digital Cost of Revenue

Digital cost of revenue includes costs associated with digital content creation including amortization and revisions of content assets, depreciation of streaming platforms and e-commerce websites, digital streaming costs, and amortization of acquired digital platform intangible assets. It also includes customer service costs, credit card processing fees, depreciation of production equipment, live trainer costs, facilities, and related personnel expenses.

Nutrition and Other Cost of Revenue

Nutrition and other cost of revenue includes product costs, shipping and handling, fulfillment and warehousing, customer service, and credit card processing fees. It also includes depreciation of nutrition-related e-commerce websites and social commerce platforms, amortization of acquired formulae intangible assets, facilities, and related personnel expenses.

The costs associated with shipping goods to customers amounted to $36.3 million, $29.0 million and $32.0 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Selling and Marketing

Selling and marketing expenses primarily include the costs of Coach and social influencer compensation, advertising, royalties, promotions and events, and third-party sales commissions as well as the personnel-related expenses for employees and consultants associated with these areas. Selling and marketing expenses also include depreciation of certain software and amortization of contract-based intangible assets.

The Company pays Coach commissions when commissionable sales are made. In cases where the underlying revenue is deferred, the Company also defers the Coach commissions and expenses these costs in the same

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

period in which the underlying revenue is recognized. Deferred Coach commissions are included in other current assets in the consolidated balance sheets and were $29.8 million and $23.4 million as of December 31, 2020 and December 31, 2019, respectively.

Coaches are also eligible for various bonuses, recognition, and complimentary participation in events, including those based on sales volume. The Company expenses these costs in the period in which they are earned. These expenses as well as Coach commissions earned but not paid are included in accrued expenses in the consolidated balance sheets.

Advertising costs are primarily comprised of social media, television media, and internet advertising expenses and also include print, radio, and infomercial production costs. Generally, television media costs are expensed at the time the media airs, while the costs to produce television infomercials are expensed as incurred. Total advertising expense, including the costs to produce infomercials, amounted to $98.2 million, $59.3 million and $74.6 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Enterprise technology and development

Enterprise technology and development expenses relate primarily to enterprise systems applications, hardware and software that serve as the technology infrastructure for the Company and are not directly related to services provided or tangible goods sold. This includes maintenance and enhancements of the Company’s enterprise resource planning (ERP) system, which is the core of our accounting, procurement, supply chain and other business support systems. Enterprise technology and development also includes reporting and business analytics tools, security systems such as identity management and payment card industry compliance, office productivity software, research and development tracking tools, and other non-customer facing applications. Enterprise technology and development expenses include personnel-related expenses for employees and consultants who create improvements to and maintain technology systems and are involved in the research and development of new and existing nutritional products, depreciation of enterprise technology-related assets, software licenses, hosting expenses, and technology equipment leases.

Research and development costs, which are expensed as incurred, were $4.6 million, $4.6 million and $4.8 million during the years ended December 31, 2020, 2019 and 2018, respectively.

Equity-Based Compensation

The Company measures and recognizes expense for all equity-based awards granted to employees based on their estimated fair values as of the grant date using the Black-Scholes option-pricing model. The Company recognizes the expense on a straight-line basis over the requisite service period, and forfeitures are accounted for as they occur. Equity-based compensation expense is included in cost of revenue, selling and marketing, enterprise technology and development, and general and administrative expense within the consolidated statements of operations.

Equity-based compensation expense for options granted to nonemployees is measured based on the fair value of the options issued, which is more reliably determined than the value of goods and services received. The fair value of the equity instruments issued is measured at the performance completion date.

Common Unit Valuations

The Company has historically granted common unit options at an exercise price equal to the fair value as determined by the Board of Managers on the date of grant. Given the absence of a public market for the Company’s common units, the Company estimated the fair value of its common units at the time of each grant of

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

an equity-based award. The Company utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its common units. These estimates and assumptions include numerous objective and subjective factors to determine the fair value of the Company’s common units at each grant date, including the following factors:

•	Relevant precedent transactions including the Company’s capital units;

•	the liquidation preferences, rights, preferences, and privileges of the Company’s preferred units relative to the common units;

•	the Company’s actual operating and financial performance;

•	current business conditions and projections;

•	the Company’s stage of development;

•	the likelihood and timing of achieving a liquidity event for the common units underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common units underlying the granted options;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions.

The Company and its Board of Managers believe this methodology is reasonable based upon its internal peer company analyses, and further supported by transactions involving the preferred units. If different assumptions had been made, equity-based compensation expense, net income (loss), and net income (loss) per unit could have been significantly different.

Redeemable Convertible Series A Preferred Units

The Preferred Units are redeemable at a determinable price on a fixed or determinable date, at the option of the holder, or upon the occurrence of an event that is not solely within the control of the Company and therefore are classified outside of permanent members’ equity, in mezzanine members’ equity.

Derivative Financial Instruments

The Company uses derivative instruments to manage the effects of fluctuations in foreign currency exchange rates on the Company’s net cash flows. The Company primarily enters into option and forward contracts to hedge forecasted payments, typically for up to 12 months, for cost of revenue, selling and marketing expenses, general and administrative expenses, and intercompany transactions not denominated in the local currencies of the Company’s foreign operations. The Company designates certain of these instruments as cash flow hedges and records them at fair value as either assets or liabilities within the consolidated balance sheets. Certain of these instruments are freestanding derivatives for which hedge accounting does not apply.

Changes in the fair value of cash flow hedges are recorded in accumulated other comprehensive income (loss) until the hedged forecasted transaction affects earnings. Deferred gains and losses associated with cash flow hedges of third-party payments are recognized in cost of revenue, selling and marketing, or general and administrative expenses, as applicable, during the period when the hedged underlying transaction affects earnings. Changes in the fair value of certain derivatives for which hedge accounting does not apply are immediately recognized directly in earnings to cost of revenue.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

The Company classifies cash flows related to derivative financial instruments as operating activities in the consolidated statements of cash flows.

Income Taxes

Effective April 2, 2019, the Company made an election with the United States taxing authorities to change its entity status to a regarded C-Corporation from a regarded pass-through entity for income tax purposes. The consequences of this election were the recognition of a tax provision on the Company’s net income earned after that date and the recording of a net deferred tax asset as of the election date of $16.6 million as a benefit for income taxes from operations. The accumulated deficit and other comprehensive loss as of the election date have been eliminated against common units and Preferred Units with the allocation determined in accordance with the terms of the Beachbody, LLC Operating Agreement.

The Company is subject to income taxes in the United States, Canada, and the United Kingdom. The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

In evaluating its ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical and current operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company records uncertain tax positions on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other income, net, respectively, in the accompanying consolidated statements of operations. Accrued interest and penalties are included in accrued expenses and other liabilities in the consolidated balance sheets.

Foreign Currency

The reporting currency for the consolidated financial statements of the Company is the U.S. dollar. The functional currency of the Company’s foreign subsidiaries is the local currency of the subsidiaries. The assets and liabilities of these subsidiaries are translated into U.S. dollars at exchange rates in effect at the end of each reporting period. Revenues and expenses for these subsidiaries are translated at average exchange rates in effect during the applicable period. Translation adjustments are included in accumulated other comprehensive income (loss) as a component of members’ equity. Gains and losses related to the recurring measurement and settlement of foreign currency transactions are included as a component of other income, net in the consolidated statements of operations and were gain of $0.2 million, loss of $0.1 million and gain of $0.1 million during the years ended December 31, 2020, 2019 and 2018, respectively.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Segments

Operating segments are defined as the components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in assessing performance and in deciding how to allocate resources to an individual segment. The Company’s CODM is its Chief Executive Officer, and the Company has determined that there are two operating segments, Beachbody and Other. For financial reporting purposes, there is one reportable segment, Beachbody. Other primarily comprises Openfit, which is an immaterial operating segment.

As of December 31, 2020 and 2019, the Company’s long-lived assets are located in the U.S.

Earnings per unit

The Company follows the authoritative guidance which establishes standards regarding the computation of earnings per share (“EPS”) by companies that have issued securities other than common stock that contractually entitle the holder to participate in distribution and earnings or the contractual obligation to share in losses of a company. The guidance requires earnings to be hypothetically allocated between the common, preferred, and other participating unit holders based on their respective rights to receive non-forfeitable distributions, whether or not declared.

Basic net income (loss) per common unit is calculated by dividing net income (loss) allocable to common unit holders (after adjustment for Preferred Unit holders return) by the weighed-average number of common units outstanding during the period.

Diluted net income (loss) per common unit adjusts net income (loss) and net income (loss) per common unit for the effect of all potentially dilutive units of the Company’s common units.

Recently Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which amended the existing accounting standards for revenue recognition. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration to be received in exchange for those goods or services. The Company adopted Topic 606 with a date of initial application of January 1, 2018 using the modified retrospective method applied to all contracts existing as of January 1, 2018. Results for the years ended December 31, 2020, 2019 and 2018 are presented under Topic 606. Given the nature of the Company’s products and the terms and conditions applicable to its sales to its customers, the timing and amount of revenue recognized based on the underlying principles of this guidance are generally consistent with the Company’s revenue recognition policy under previous guidance, and the adoption of Topic 606 did not have a significant impact on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amended the existing accounting standards for leases. ASU 2016-02 is intended to increase transparency and comparability among organizations and requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements. The Company early adopted the ASU effective January 1, 2019 using the additional (optional) approach by recording a right-of-use asset of $47.5 million after netting previously recorded lease assets and liabilities such as deferred rent and a lease liability of $59.1 million. There was no effect on opening retained earnings. The Company accounted for leases in the prior period financial statements under ASC Topic 840. In adopting the new standard, the Company elected to apply the practical expedients regarding the identification of leases, lease classification, indirect costs, and the combination of lease and non-lease components; the Company did not elect the use of hindsight in assessing the lease term. See Note 12 – Leases for additional information and disclosure on the Company’s leases.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. ASU 2016-13 also provides updated guidance regarding the impairment of available-for-sale debt securities and includes additional disclosure requirements. The Company adopted this standard as of January 1, 2020 with an immaterial impact on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, to clarify the accounting for implementation costs of a hosting arrangement that is a service contract and align that accounting with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The Company adopted this standard as of January 1, 2020 with an immaterial impact on the consolidated financial statements.

In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, in order to align accounting for production costs for films and episodic content produced for television and streaming services. The standard revises presentation requirements, requires that an organization provide new disclosures about content that is either produced or licensed, addresses cash flow classification for license agreements, and addresses when an organization should assess films and license agreements for program material for impairment at the film-group level. The Company adopted this standard on a prospective basis as of January 1, 2020 with an immaterial impact on the consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes specific exceptions to the general principles in Topic 740 in addition to simplifying other areas of Topic 740. The guidance in this update is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 and is effective for all other entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is evaluating the impact of the adoption of this guidance on its consolidated financial statements.

2.	Revenue

The Company’s revenue disaggregated by geographic region is as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
United States	$786,186	$694,756	$723,485
Rest of world[1]	77,396	61,023	66,804

Total revenue	$863,582	$755,779	$790,289

(1)	Consists of Canada and United Kingdom. In 2020, also includes France.

Deferred Revenue

Deferred revenue is recorded for nonrefundable cash payments received for the Company’s performance obligation to transfer, or stand ready to transfer, goods or services in the future. Deferred revenue consists of subscription fees billed that have not been recognized. During the year ended December 31, 2020 and 2019, the

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Company recognized $67.7 and $64.0 million, respectively of revenue that was included in the deferred revenue balance as of December 31, 2019 and 2018, respectively.

3.	Inventory, net

Inventory, net consists of the following (in thousands):

	December 31,
	2020	2019
Raw materials and work in process	$26,480	$13,328
Finished goods	38,874	26,400

Total inventory	$65,354	$39,728

Adjustments to reduce the carrying value of excess and obsolete inventory down to the lower of cost or net realizable value were $2.8 million, $2.8 million and $1.7 million during the years ended December 31, 2020, 2019 and 2018, respectively, and are included in the consolidated statements of operations as a component of nutrition and other cost of revenue. Inventory held on consignment was $0.1 million and $0.1 million at December 31, 2020 and 2019, respectively.

4.	Other Current Assets

Other current assets consist of the following (in thousands):

	December 31,
	2020	2019
Deferred coach costs	$29,967	$23,426
Other	7,397	7,167

Total other current assets	$37,364	$30,593

5.	Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	December 31,
	2020	2019
Computer software	$194,314	$177,676
Leasehold improvements	24,197	26,776
Computer equipment	21,172	17,158
Computer software and web development projects in-process	12,380	10,013
Furniture, fixtures and equipment	7,016	7,677

Property and equipment, gross	259,079	239,300
Less: Accumulated depreciation	(178,910)	(157,342)

Property and equipment, net	$80,169	$81,958

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

The Company recorded depreciation expense related to property and equipment in the following expense categories of its consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$13,619	$16,005	$21,026
Selling and marketing	2,220	2,067	2,412
Enterprise technology and development	21,274	21,114	25,144
General and administrative	3,014	3,773	3,905

Total depreciation	$40,127	$42,959	$52,487

During the years ended December 31, 2020, 2019 and 2018, the Company determined that certain capitalized website and software development projects had no future use. The Company recognized a loss on impairment of approximately zero, $0.2 million and $0.2 million in cost of revenue within the consolidated statements of operations during the years ended December 31, 2020, 2019 and 2018, respectively.

6.	Content Assets, Net

Content assets, net consist of the following (in thousands):

	December 31,
	2020	2019
Released, less amortization	$17,306	$7,925
In production	2,131	3,509

Content assets, net	$19,437	$11,434

The Company expects $9.9 million of content assets to be amortized during the next 12 months and 100% within three years. The Company recorded amortization expense of $7.5 million, $8.5 million and $6.2 million for content assets during the years ended December 31, 2020, 2019 and 2018, respectively.

7.	Acquisitions

Ladder

On September 18, 2020, the Company acquired Ladder, a sports nutrition company, to enhance the Openfit platform by providing premium, NSF-certified supplements developed and endorsed by elite athletes. Acquisition-related costs were $1.1 million and are included in general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2020.

The Company recognized the assets and liabilities of Ladder based on its preliminary estimates of their acquisition date fair values. The purchase price allocations are subject to change as the Company continues to gather information relevant to its determination of the fair value of the assets and liabilities acquired primarily related to, but not limited to, deferred income taxes. Any adjustments to the purchase price allocations will be made as soon as

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

practicable but no later than one year from the acquisition date. The following table summarizes the components of consideration and the preliminary fair value estimates of assets acquired and liabilities assumed (in thousands):

Purchase Price
Common units issued in connection with acquisition (1)	$27,889

Allocation
Goodwill	$11,606
Intangible assets:
Trade name	7,500
Customer-related	300
Formulae	1,950
Talent and representation contracts	10,300

20,050

Cash acquired	1,247
Other assets acquired	1,132
Liabilities acquired	(1,834)
Deferred tax liabilities	(4,312)

$27,889

(1)	The fair value of common units issued in connection with the acquisition was calculated based on 1,449,537 units of the Company multiplied by the estimated fair value per unit of $19.24.

The excess of the purchase price over the estimated fair values of the net assets acquired, including identifiable intangible assets, is recorded as goodwill. Goodwill is primarily attributable to the assembled workforce of Ladder and expected synergies from combining operations. Goodwill recognized was allocated to the Company’s Openfit operating segment and is generally not deductible for tax purposes.

The revenue and operating loss from Ladder included in the Company’s consolidated statements of operations for the year ended December 31, 2020 were $0.7 million and $0.9 million, respectively.

The following unaudited pro forma financial information presents the combined results of operations as if Ladder had been combined with the Company as of January 1, 2019. The pro forma financial information includes the accounting effects of the business combination, including amortization of intangible assets. The unaudited pro forma financial information is presented for information purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the periods presented, nor should it be taken as indication of the Company’s future consolidated results of operations.

	Year Ended December 31,
	2020	2019
Pro forma combined:
Revenue	$865,757	$757,174
Net (loss) income	(29,272)	24,308

Gixo

On July 22, 2019, the Company acquired Gixo, a virtual fitness training company, to acquire technology and employee knowledge that would enhance the Openfit platform experience for the Company’s customers by creating trainer-led live group fitness integrated with personalized nutrition programming and tracking. The

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

purchase price was approximately $14.9 million, net of cash acquired. Acquisition-related costs were $0.9 million and are included in general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2019.

During the year ended December 31, 2020, the Company made an adjustment to the fair value of deferred income tax assets acquired. The following table summarizes the components of consideration and the final adjusted fair value of assets acquired and liabilities assumed (in thousands):

Purchase Price
Cash paid, net of cash acquired	$6,473
Common units issued in connection with acquisition	8,395

$14,868

Allocation
Goodwill	$7,375
Intangible assets:
Contract-based	300
Customer-related	400
Technology-based	6,200

6,900
Other assets acquired	141
Deferred tax assets	550
Liabilities acquired	(98)

$14,868

The excess of the purchase price over the estimated fair values of the net assets acquired, including identifiable intangible assets, is recorded as goodwill. Goodwill is generally not deductible for tax purposes.

Revenue and operating expenses from Gixo were not material during the year ended December 31, 2019.

8.	Goodwill and Acquired Intangible Assets

Changes in goodwill for the years ended December 31, 2020 and 2019 is as follows (in thousands):

	December 31,
	2020	2019
Goodwill, beginning of year	$7,657	$—
Acquisition	11,606	7,657
Other adjustments	(282)	—

Goodwill, end of year	$18,981	$7,657

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Intangible Assets, Net

Intangible assets as of December 31, 2020 and 2019 consisted of the following (in thousands):

	December 31, 2020			December 31, 2019			Weighted-Average Remaining Useful Life (years)
	Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net	Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net
Contract-based	$300	$(150)	$150	$300	$(50)	$250	1.5
Customer-related	700	(337)	363	400	(100)	300	1.0
Technology-based	6,200	(4,650)	1,550	6,200	(1,550)	4,650	0.5
Talent and representation contracts	10,300	(644)	9,656	—	—	—	3.8
Formulae	1,950	(49)	1,901	—	—	—	9.8
Trade name	7,500	—	7,500	—	—	—	Indefinite

	$26,950	$(5,830)	$21,120	$6,900	$(1,700)	$5,200

Amortization expense for acquired intangible assets was $4.1 million and $1.7 million during the years ended December 31, 2020 and 2019, respectively. The estimated future amortization expense of acquired intangible assets as of December 31, 2020 is as follows (in thousands):

Year ended December 31, 2021	4,670
Year ended December 31, 2022	2,933
Year ended December 31, 2023	2,770
Year ended December 31, 2024	2,126
Year ended December 31, 2025	195
Thereafter	926

$13,620

9.	Accrued Expenses

Accrued expenses consist of the following (in thousands):

	December 31,
	2020	2019
Employee compensation and benefits	$28,855	$21,833
Coach costs	19,126	14,159
Inventory, shipping and fulfillment	10,244	6,742
Information technology	5,621	4,219
Sales and income taxes	4,132	3,046
Advertising	3,626	616
Other accrued expenses	8,351	6,639

Total accrued expenses	$79,955	$57,254

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

10.	Restructuring

In February 2017, the Company completed certain restructuring actions to more closely align with its business priorities (the “2017 Plan”). In February 2018, the Company implemented a restructuring plan to further optimize operations (the “2018 Plan”).

The following tables summarizes the Company’s restructuring costs activity (in thousands):

	Liability as of December 31, 2019	2017 Plan Adjustments	Payments / Utilization	Liability as of December 31, 2020
Lease termination costs	2,332	(1,677)	(224)	431

Total	$2,332	$(1,677)	$(224)	$431

	Liability as of December 31, 2018	2017 Plan Adjustments	Payments / Utilization	Liability as of December 31, 2019
Lease termination costs	4,288	1,171	(3,127)	2,332

Total	$4,288	$1,171	$(3,127)	$2,332

As of December 31, 2020 and 2019, the short-term portion of the liability of $0.1 million and $0.6 million, respectively, is included in accrued expenses and the long-term portion of the liability of $0.3 million and $1.7 million, respectively, is included in other liabilities in the consolidated balance sheets.

11.	Credit Facility

In December 2018, Beachbody, LLC, as borrower, and Beachbody Holdings, Inc. as a guarantor, entered into a credit agreement with Bank of America, N.A., as lender, administrative agent and letter of credit issuer for a $35 million revolving credit facility with a $10 million sublimit for letters of credit (the “Credit Facility”).

The Credit Facility was amended in April 2020 to extend the maturity date to December 2021, amend certain pricing provisions and financial covenants, and amend other provisions including the definition of applicable rates based on consolidated EBITDA pricing levels. The Credit Facility was further amended in September 2020, whereby Beachbody Group assumed the Company’s obligations under the Credit Facility, and also in March 2021 to extend the maturity date to June 2022 and amend financial covenants.

As of December 31, 2020 and 2019, there were no borrowings outstanding and a letter of credit was issued under the Credit Facility for $3.0 million and $6.0 million, respectively.

Borrowings may be either Eurodollar rate loans or base rate loans at the Company’s election. Eurodollar rate loans bear interest at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.75% to 2.25%. Base rate loans are at the base rate, as defined in the amended Credit Facility, plus 0.75% to 1.25%. The Company also pays a 1.75% to 2.25% fee on the letters of credit outstanding and a 0.375% to 0.5% commitment fee on the unused Credit Facility. The Company incurred $0.2 million and $0.6 million of interest and $0.1 million and approximately $0.1 million of fees under the Credit Facility during the years ended December 31, 2020 and 2019, respectively.

The Credit Facility contains certain reporting and financial covenants which require the Company to maintain a minimum consolidated EBITDA amount and comply with a maximum capital expenditures amount. The Company was in compliance with all covenants as of December 31, 2020.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

12.	Leases

The Company leases facilities under noncancelable operating leases expiring through 2025 and certain equipment under a finance lease expiring in 2024.

At December 31, 2020 and 2019, the Company had operating lease liabilities of $41.2 million and $49.8, respectively, and right-of-use assets of $32.9 million and $39.7 million, respectively. As of December 31, 2020 and 2019, the Company had finance lease liabilities $0.4 million and $0.6 million, respectively, and right-of-use assets of $0.4 million and $0.6 million, respectively.

The Company’s leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Certain of the Company’s leases include renewal options and escalation clauses; renewal options have not been included in the calculation of lease liabilities and right-of-use assets as the Company is not reasonably certain to exercise these options. Variable expenses generally represent the Company’s share of the landlord operating expenses.

The following summarizes the Company’s leases (in thousands):

	Year Ended December 31,
	2020	2019
Finance lease costs:
Amortization of right-of-use asset	$147	$144
Interest on lease liabilities	20	25
Operating lease costs	9,691	10,007
Short-term lease costs	166	411
Variable lease costs	303	1,329
Short-term sublease income	—	(383)

Total lease costs	$10,327	$11,533

	Year Ended December 31,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$24	$25
Operating cash flows from operating leases	11,459	11,508
Financing cash flows from finance leases	141	134
Right-of-use asset obtained in exchange for new finance lease liabilities	—	662
Right-of-use asset obtained in exchange for new operating lease liabilities	421	46,788

Weighted-average remaining lease term- finance leases	3.3	4.3
Weighted-average remaining lease term- operating leases	4.0	4.9

Weighted-average discount rate- finance leases	4.0%	4.0%
Weighted-average discount rate- operating leases	5.5%	5.5%

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Maturities of our operating and finance leases, excluding short-term leases, are as follows (in thousands):

	Operating Leases	Finance Leases	Total
Year ended December 31, 2021	10,523	161	10,684
Year ended December 31, 2022	11,183	161	11,344
Year ended December 31, 2023	11,781	123	11,904
Year ended December 31, 2024	12,616	3	12,619
Year ended December 31, 2025	—	—	—
Thereafter	—	—	—

Total	46,103	448	46,551
Less present value discount	(4,903)	(25)	(4,928)

Lease liabilities at December 31, 2020	$41,200	$423	$41,623

As the Company’s lease agreements do not provide an implicit rate, the discount rates used to determine the present value of lease payments are generally based on the Company’s estimated incremental borrowing rate for a secured borrowing of a similar term as the lease.

Rent expense associated with the operating leases, accounted for under ASC Topic 840, was $9.0 million for the year ended December 31, 2018.

13.	Commitments and Contingencies

Inventory Purchase and Service Agreements

The Company has noncancelable inventory purchase and service agreements with multiple service providers which expire at varying dates through 2025. Service agreement obligations include amounts related to fitness and nutrition trainers, future events, information systems support, and other technology projects.

Future minimum payments under noncancelable service and inventory purchase agreements for the years succeeding December 31, 2020 are as follows (in thousands):

Year ended December 31, 2021	$55,702
Year ended December 31, 2022	4,367
Year ended December 31, 2023	1,431
Year ended December 31, 2024	2,469
And thereafter	1,250

$65,219

The preceding table excludes royalty payments to fitness trainers, talent and others that are based on future sales as such amounts cannot be reasonably estimated.

Contingencies

The Company is subject to litigation from time to time in the ordinary course of business. Such claims typically involve its products, intellectual property, and relationships with suppliers, customers, distributors, employees and others. Contingent liabilities are recorded when it is both probable that a loss has occurred and the amount of the loss can be reasonable estimated. Although it is not possible to predict how litigation and other claims will be resolved, the Company does not believe that any currently identified claims or litigation matters will have a material adverse effect on its consolidated financial position or results of operations.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

14.	Preferred Units

As of December 31, 2020, the Company has 20,137,681 authorized and 10,068,841 outstanding Preferred Units held by Raine and its co-investors. The Preferred Units were purchased by Raine on December 14, 2018 for approximately $9.93 per unit, or $100.0 million in aggregate (the “Capital Contribution”). The aggregate proceeds received by the Company were reduced by issuance costs of $4.4 million. The net proceeds of $95.6 million were used to redeem the Preferred Units held by LNK for $158.1 million, which represented LNK’s liquidation preference as of December 14, 2018.

In April 2019, Raine agreed to sell an aggregate 1,510,326 Preferred Units of its membership interest to three co-investors. No additional Preferred Units were issued by the Company, and the aggregate Preferred Units owned by Raine and its co-investors remained at 10,068,841.

The Preferred Units are convertible into common units, at the option of Raine, at any time, with no additional consideration required. The Preferred Units convert to common units at a rate of 1-for-1, subject to adjustment for certain events including unit split, unit dividend or recapitalization. The Preferred Units are subject to automatic conversion if the Company consummates an initial public offering that meets certain criteria.

Raine may redeem its Preferred Units at any time after December 14, 2024, at a price equal to the greater of (i) the fair market value of the common units into which such Preferred Units are convertible or (ii) the Capital Contribution, reduced by general distributions previously made to Raine plus any declared but unpaid distributions as of the date of the redemption notice.

Raine is entitled to distributions, in the amount, if any, of available cash flows, as determined by a majority of the Board of Managers. Distributions are to be made to common unit members and Preferred Unit members in proportion to their percentage of ownership interests, with priority to certain tax distributions and distributions to reimbursement Holdings and Raine for certain third-party expenses that have not been previously paid.

The redemption by Raine or the completion of an initial public offering are not solely within the control of the Company, and as such, the Preferred Units are classified as mezzanine members’ equity.

15.	Members’ Equity

As described in Note 1, in August 2020, Beachbody Group was formed with Holdings as its sole member, and in September 2020, in connection with the Ladder acquisition, all outstanding units of Beachbody were exchanged for Beachbody Group units with Beachbody surviving as a direct subsidiary of Beachbody Group.

As described in Note 1, in December 2020, Holdings merged with the Company and following the merger, members of Holdings became direct members of the Company, Holdings ceased to exist, and the Company became the surviving entity. In connection with Holdings Downstream Merger, the Company exchanged the shares held by Holdings and the underlying Holdings’ shareholders at the Exchange Ratio.

As of December 31, 2020, 100,000,000 common units of Beachbody Group are authorized. As of December 31, 2020 and 2019, 62,263,439 and 60,813,902 common units, respectively, were outstanding.

In connection with the Company’s April 2, 2019 election to change its entity status to a regarded C-Corporation from a regarded pass though entity for income tax purposes, the consolidated financial statements have been revised to reflect the elimination of the accumulated deficit and other comprehensive loss against common units

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

and Preferred Units as detailed below with the allocation determined in accordance with the terms of the Beachbody, LLC Operating Agreement.

(in thousands)	Redeemable Convertible Series A Preferred Units	Common Units	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated) (Deficit)	Total Members’ Equity
Balances at April 2, 2019 as originally reported	$95,641	$30,840	$(2,061)	$(74,267)	$(45,488)
Elimination of accumulated balances with election of C-corp tax status	1,393	(77,721)	2,061	74,267	(1,393)

Balances at April 2, 2019 as revised	$97,034	$(46,881)	$—	$—	$(46,881)

Balances at December 31, 2019 as originally reported	$96,852	$42,095	$(2,049)	$(49,496)	$(9,450)
Elimination of accumulated balances with election of C-corp tax status	1,393	(77,721)	2,061	74,267	(1,393)

Balances at December 31, 2019 as revised	$98,245	$(35,626)	$12	$24,771	$(10,843)

Common Units

As described in Note 7 - Acquisitions, in September 2020 in connection with the Ladder acquisition, 1,449,537 common units were issued as part of the purchase price consideration.

In July 2019, 1,015,067 common units were issued as part of the purchase price consideration in exchange for all of the outstanding shares of Gixo.

Accumulated Other Comprehensive Income (Loss)

The following table summarizes changes in accumulated other comprehensive income (loss), net of tax (in thousands):

	Unrealized Gain (Loss) on Investments	Unrealized Gain (Loss) on Derivatives	Foreign Currency Translation Adjustment	Total
Balances at December 31, 2017	$(3)	$(401)	$(1,618)	$(2,022)
Other comprehensive income (loss) before reclassifications	3	299	(236)	66
Amounts reclassified from accumulated other comprehensive income (loss)	—	264	—	264

Balances at December 31, 2018	—	162	(1,854)	(1,692)
Other comprehensive income (loss) before reclassifications	—	(369)	(1)	(370)
Amounts reclassified from accumulated other comprehensive income (loss)	—	1	—	1

Balances at April 2, 2019	—	(206)	(1,855)	(2,061)
Elimination of accumulated balances with election of C-corp tax status	—	206	1,855	2,061
Other comprehensive income (loss) before reclassifications	—	(365)	111	(254)
Amounts reclassified from accumulated other comprehensive income (loss)	—	218	—	218
Tax effect	—	48	—	48

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

	Unrealized Gain (Loss) on Investments	Unrealized Gain (Loss) on Derivatives	Foreign Currency Translation Adjustment	Total
Balances at December 31, 2019	—	(99)	111	12
Other comprehensive income (loss) before reclassifications	—	(289)	(67)	(356)
Amounts reclassified from accumulated other comprehensive income (loss)	—	92	—	92
Tax effect	—	50	—	50

Balances at December 31, 2020	$—	$(246)	$44	$(202)

16.	Equity-Based Compensation

Equity Compensation Plans

In connection with the September 2020 exchange of Beachbody units for Beachbody Group units by which Beachbody Group became the reporting entity, the Board of Managers approved the 2020 Beachbody Company Group LLC Equity Compensation Plan (the “2020 Plan”). Options previously granted by Beachbody pursuant to the 2013 Beachbody LLC Compensation Plan (the “2013 Plan”) and outstanding at the time of the exchange were replaced with options to acquire shares of Beachbody Group common units pursuant to the 2020 Plan, with terms that were identical to the original options. In the accompanying consolidated financial statements and notes, options issued under the 2013 Plan and respective compensation expense are presented as if such options had been issued and outstanding under the 2020 Plan for all previous periods.

All options and awards typically expire ten years from the date of grant if not exercised. In the event of a termination of employment, all unvested options are forfeited immediately. Generally, any vested options may be exercised within three months, depending upon the circumstances of termination, except for instances of termination “with cause” whereby any vested options or awards are forfeited immediately.

Under the 2020 Plan, up to 15,080,000 common units of the Company may be awarded to certain employees, consultants, and members of the Company’s Board of Managers through the granting of one or more of the following types of awards: (a) nonqualified unit options, (b) unit awards, and (c) unit appreciation rights. To date, the Company has granted nonqualified unit options with vesting periods ranging from three to five years. The Company issues new common units upon exercise of unit options.

Employees, consultants, and managers of the Company also participated in the Holdings 2007 Stock Incentive Plan (the “Holdings Plan”). Options to acquire common stock of Holdings under the Holdings Plan generally expire ten years from the date of grant. Upon adoption of the 2013 Plan, no further options were granted under the Holdings Plan; however, options remained outstanding (“Holdings Options”). In connection with the Holdings Downstream Merger, as described in Note 1, each Holdings Option that was outstanding and unexercised immediately prior to the Holdings Downstream Merger (“Holdings Converted Option”) was converted into an option to purchase, on the same terms and conditions as the Holdings Options, a number of common units of the Company equal to the number of shares of common stock that are subject to the Holdings Converted Option multiplied by the Exchange Ratio, at an exercise price per common unit equal to the exercise price per share of common stock applicable to such Holdings Converted Option divided by the Exchange Ratio. The Holdings Converted Options assumed as a result of the Holdings Downstream Merger were not remeasured as the fair value of the option before and after the Holdings Downstream Merger was the same.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

A summary of the activity under the 2020 Plan is as follows:

	Unit Options Outstanding
	Number of Options	Weighted- Average Exercise Price (per option)	Weighted- Average Remaining Contractural Term (in years)
Outstanding at December 31, 2017	7,151,213	$6.85	7.36
Granted	760,000	5.68
Forfeited	(1,096,133)	7.74

Outstanding at December 31, 2018	6,815,080	6.57	6.57
Granted	2,347,176	8.27
Forfeited	(1,026,920)	7.13

Outstanding at December 31, 2019	8,135,336	6.99	6.63
Granted	1,440,200	9.77
Assumed in Holdings Downstream Merger	1,584,764	4.50
Forfeited	(990,012)	6.56

Outstanding at December 31, 2020	10,170,288	7.04	5.70

Exercisable at December 31, 2020	6,469,174	6.14	4.11

Exercisable and expected to vest at December 31, 2020	8,335,524	7.48	6.27

A summary of the activity under the Holdings Plan is as follows:

	Stock Options Outstanding
	Number of Options	Weighted- Average Exercise Price (per option)	Weighted- Average Remaining Contractural Term (in years)
Outstanding at December 31, 2017	3,699,850	3.11	2.85
Exercised	(43,400)	5.76
Forfeited	(282,100)	5.06
Expired	(1,714,300)	0.98

Outstanding at December 31, 2018	1,660,050	4.91	4.14
Forfeited	(195,300)	5.12

Outstanding at December 31, 2019	1,464,750	4.89	3.11
Expired	(10,850)	2.71
Converted with Holdings Downstream Merger	(1,453,900)	4.90

Outstanding at December 31, 2020	—	$—	—

Exercisable at December 31, 2020	—	$—	—

Exercisable and expected to vest at December 31, 2020	—	$—	—

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

The fair value of each award as of the date of grant is estimated using a Black-Scholes option-pricing model. The following table summarizes the assumptions used to determine the fair value of option grants:

	Year Ended December 31,
	2020	2019	2018
Risk-free rate	0.49%	2.0%	2.81%
Dividend yield rate	0.00%	0.00%	0.0%
Volatility	54.93%	47.66%	47.19%
Expected term (in years)	6.22	6.37	6.37
Weighted-average exercise price	$10.05	$8.27	$5.68

The vesting periods are based on the terms of the option grant agreements. The risk-free interest rates are based on the U.S. Treasury rates as of the grant dates for the expected terms of the options. The price volatilities represent calculated values based on the historical price volatilities of publicly traded companies within the Company’s industry group over the options’ expected terms. The expected terms of the options granted were estimated using the simplified method by taking an average of the vesting periods and the original contractual terms. The exercise prices represent the estimated fair values of one common unit of the Company’s equity on the grant dates.

A summary of the unvested option activity is as follows:

	Number of Options	Weighted- Average Grant Date Fair Value (per option)
Unvested at December 31, 2017	3,839,858	3.83
Granted	760,000	2.83
Vested	(1,211,188)	3.33
Forfeited	(810,106)	4.08

Unvested at December 31, 2018	2,578,564	3.69
Granted	2,347,176	4.03
Vested	(432,332)	3.79
Forfeited	(984,602)	3.55

Unvested at December 31, 2019	3,508,806	3.95
Granted	1,440,200	5.16
Vested	(998,892)	3.95
Forfeited	(249,000)	4.24

Unvested at December 31, 2020	3,701,114	$4.34

The fair value of options granted during the years ended December 31, 2020, 2019 and 2018 was $7.4 million (or $5.16 weighted average per option), $9.3 million (or $4.03 weighted average per option) and $2.2 million (or $2.83 weighted average per option), respectively. The total fair value of awards which vested during the years ended December 31, 2020, 2019 and 2018 was $3.9 million, $1.6 million and $4.0 million, respectively.

Warrants

During the year ended December 31, 2020, the Company issued warrants for the purchase of 1,184,834 of the Company’s common units at an exercise price of $8.44 per unit. The warrants vest 25% at the grant date and 25% at each of the first, second, and third anniversaries of the grant date. The warrants have a 10-year contractual term. As of December 31, 2020, 296,208 warrants were exercisable.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

The fair value of the warrants, measured at the date of issuance was $14.89 per warrant. The fair value was estimated using a Black-Scholes option-pricing model using a risk-free interest rate of 0.7%, dividend yield of 0.0%, volatility of 56.0% and expected term of 10 years.

Compensation cost measured for the warrants will be recognized over the requisite service period, which is 4.25 years.

Equity-Based Compensation Expense

Equity-based compensation expense for the years ended December 31, 2020, 2019 and 2018 was as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$216	$175	$218
Selling and marketing	2,169	843	1,453
Enterprise technology and development	1,294	857	570
General and administrative	1,719	1,705	1,408

Total equity-based compensation	$5,398	$3,580	$3,649

As of December 31, 2020, the total unrecognized equity-based compensation expense was $29.1 million and has a weighted-average recognition period of 3.23 years.

17.	Derivative Financial Instruments

As of December 31, 2020 and 2019, the notional amount of the Company’s outstanding foreign exchange options was $34.0 million and $23.1 million, respectively. There were no outstanding forward contracts as of December 31, 2020 and 2019.

The following table presents the fair value of the Company’s derivative instruments which are included in other current assets in the consolidated balance sheets (in thousands):

	December 31,
	2020	2019
Derivatives designated as hedging instruments	$134	$76
Derivatives not designated as hedging instruments	30	14

Total derivative assets	$164	$90

There were no derivative liabilities as of December 31, 2020 and 2019.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

The following table shows the pre-tax effects of the Company’s derivative instruments on its consolidated statements of operations (in thousands):

	December 31,
	2020	2019	2018
(Losses) gains recognized in other comprehensive income (loss)	$(289)	$(734)	$299
Losses reclassified from accumulated other comprehensive income (loss) into net income (loss) (1)	(92)	(219)	(264)
(Losses) gains recognized in net income (loss) on derivatives not designated as hedging instruments	(112)	(130)	15

(1)

Amounts reclassified from accumulated other comprehensive income ( loss) into cost of revenue for the years ended December 31, 2020, 2019 and 2018 were approximately zero, $0.1 million and $0.1 million, respectively. Amounts reclassified from accumulated other comprehensive income (loss) into general and administrative expenses for the years ended December 31, 2020, 2019 and 2018 were $0.1 million, $0.1 million and $0.2 million, respectively.

The Company expects that $0.4 million of existing losses recorded in accumulated other comprehensive income

(loss) will be reclassified into net income (loss) over the next 12 months. The Company assessed its derivative instruments and determined that they were effective during each of the years ended December 31, 2020 and 2019.

18.	Income Taxes

In April 2019, the Company changed its entity status to a regarded C-Corporation from a regarded pass-through entity for income tax purposes.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted into law, and the new legislation contains several key tax positions, including the five-year net operating loss carryback, an adjustment business interest limitation, and payroll tax deferral. The Company is required to recognize the effect of tax law changes in the period of enactment. The Company has assessed the applicability of the CARES Act and determined there to be no material impact to the Company other than its ability to use the entire $4.6 million of net operating loss carryback from 2020 to 2019 for federal income tax purposes. On December 27, 2020 the Consolidated Appropriations Act, 2021 was signed into law. It provides additional COVID-19 focused relief and extends certain provisions of the CARES Act. At this time, the Company does not believe that the Consolidated Appropriations Act, 2021 will have a material impact on our financial statements.

The components of the Company’s income (loss) before income taxes are as follows (in thousands):

	Year Ended December 31,
	2020	2019
U.S.	$(8,120)	$15,219
Foreign	1,957	3,686

Income (loss) before income taxes	$(6,163)	$18,905

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

The components of the income tax provision (benefit), net are as follows (in thousands):

	Year Ended December 31,
	2020	2019
Current:
Federal	$(481)	$477
State and local	(4)	331
Foreign	159	253

	(326)	1,061

Deferred:
Federal	11,759	(10,888)
State and local	3,791	(3,612)
Foreign	45	49

	15,595	(14,451)

Income tax provision (benefit), net	$15,269	$(13,390)

During the year ended December 31, 2020, the Company recorded a $16.2 million deferred tax expense to establish full valuation allowances against its U.S. and U.K. deferred tax assets as the Company concluded it is not more likely than not that it will be able to realize these deferred tax assets in a future period. The Company has certain deferred tax liabilities that will reverse in a different period than its deferred tax assets and has deferred tax liabilities with an indefinite reversal period resulting in a net deferred tax liability of $3.7 million after recording the valuation allowances.

The actual tax rate on income (loss) before income taxes reconciles to the applicable statutory federal income tax rate as follows:

	Year Ended December 31,
	2020	2019
Federal statutory rate	21.0%	21.0%
State income taxes net of federal benefit	0.5%	2.9%
Valuation allowance on deferred tax assets	(262.4)%	—
Deferred tax asset recorded at C-Corporation election	—	(88.0)%
R & D Credits (federal and state net of federal benefit)	14.2%	(2.3)%
Equity-based compensation	(9.1)%	1.7%
Pre-April 2, 2019 pass-through income not taxed at entity level	—	(8.4)%
Other	(11.9)%	2.3%

Effective tax rate	(247.7)%	(70.8)%

Deferred tax assets and liabilities are as follows (in thousands):

	As of December 31,
	2020	2019
Deferred tax assets:
Tax basis step-up	$16,620	$18,422
Lease obligations	10,495	12,340
Equity-based compensation	5,467	4,705

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

	As of December 31,
	2020	2019
Inventory	3,939	4,161
Net operating losses	6,483	2,922
Accrued employee compensation and benefits	2,129	1,585
Accrued expenses	932	716
Other	2,343	1,607

Total deferred tax assets	48,408	46,458

Deferred tax liabilities:
Property and equipment	(18,381)	(16,331)
Lease assets	(8,144)	(9,615)
Intangible assets	(3,770)	159
Prepaid expenses	(1,572)	(2,506)
Content assets	(4,096)	(2,186)

Total deferred tax liabilities	(35,963)	(30,479)

Net deferred tax assets before valuation allowance	12,445	15,979
Valuation allowance	(16,174)	—

Net deferred tax asset (liability)	$(3,729)	$15,979

Taxes on the net income of foreign corporate subsidiaries in excess of a deemed return on their intangible assets, or global intangible low-taxed income (“GILTI”), is recognized as an expense in the period the tax is incurred. We have not provided deferred taxes related to temporary differences that, on their reversal, will impact the amount of income subject to GILTI in the period tax is incurred.

As of December 31, 2020 and 2019, the Company had accumulated U.S. federal and state net operating loss carryforwards of $25.9 million and $18.8 million, respectively. Of the $25.9 million of federal net operating loss carryforwards, $2.3 million was generated before January 1, 2018 and subject to a 20-year carryforward period. The remaining $23.6 million can be carried forward indefinitely but is subject to an 80% taxable income limitation. The U.S. federal losses subject to carryforward limitations and state net operating loss carryforwards will begin to expire in 2037 and 2023, respectively. As of December 31, 2020 and 2019, we had accumulated U.S. federal and state research tax credits of $0.8 million and $0.3 million, respectively. The U.S. federal research tax credits will begin to expire in 2039. The U.S. state research tax credits do not expire.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

Uncertain Tax Positions

The following table summarizes the activity related to gross unrecognized tax benefits (in thousands):

	Year Ended December 31,
	2020	2019
Unrecognized tax benefits, beginning of year	$—	$—
Additions for current year tax positions	184	—

Unrecognized tax benefits (excluding interest and penalties), end of year	184	—
Interest and penalties associated with unrecognized tax benefits	—	—

Unrecognized tax benefits including interest and penalties, end of year	$184	$—

The total amount of gross unrecognized tax benefits, including interest and penalties, was $0.2 million and approximately zero as of December 31, 2020 and 2019, respectively. All of the unrecognized tax benefit was recorded as a reduction in our gross deferred tax assets, offset by a corresponding reduction in our valuation allowance.

Tax years ending on or after December 31, 2017 are subject to examination in the U.S., and tax years ending on or after December 31, 2018 are subject to examination in the U.K.

19.	Earnings per common unit

The computation of earnings (loss) per common unit is as follows (in thousands, except per unit information):

	Year Ended December 31,
	2020	2019	2018
Numerator:
Net income (loss)	$(21,432)	$32,295	$116
Less: Preferred Unit cumulative preferred return	—	—	(16,753)
Preferred Unit distribution	—	—	(4,746)
Third party reimbursements to Preferred Unit members	—	(349)	(253)

Net income (loss) available to common unit members-basic	$(21,432)	$31,946	$(21,636)

Add: Third party reimbursements to Preferred Unit members	—	349	—

Net income (loss) available to common unit members-diluted	$(21,432)	$32,295	$(21,636)

Denominator:
Weighted-average common units outstanding, basic	61,229,753	60,252,139	59,798,835

Dilutive effect of equity-based awards	—	1,787,840	—

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

	Year Ended December 31,
	2020	2019	2018
Dilutive effect of Preferred Units	—	10,068,841	—

Weighted-average common units outstanding, diluted	61,229,753	72,108,820	59,798,835

Net income (loss) per common unit, basic	$(0.35)	$0.53	$(0.36)
Net income (loss) per common unit, diluted	$(0.35)	$0.45	$(0.36)

Basic net loss per common unit is the same as dilutive net loss per common unit for the years ended December 31, 2020 and 2018 as the inclusion of all potential common units would have been antidilutive.

As discussed in Note 14, the Preferred Unit members are entitled to distributions, in the amount of available cash flows, as determined by a majority of the Board of Managers. Distributions would be made to Preferred Unit members in proportion to their percentage of ownership interests. The computation of net income available to common unit holders for the year ended 2019 presented above does not include an allocation of available cash flows to Preferred Unit members as the amount is not readily determinable and non-discretionary. If the Preferred Unit members were allocated net income in proportion to their percentage of ownership interest, net income per common unit, basic would be $0.45.

The following table presents the potential common units that are excluded from the computation of diluted net income (loss) per common unit as of the periods presented because including them would have been antidilutive.

	Year Ended December 31,
	2020	2019	2018
Options	10,170,288	413,407	8,475,130
Warrants	1,184,834	—	—
Preferred Units	10,068,841	—	10,068,841

	21,423,963	413,407	18,543,971

20.	Employee Benefit Plan

The Company maintains a defined contribution 401(k) plan for the benefit of all employees who have met the eligibility requirements. Participants may contribute up to 75% of their eligible compensation, subject only to annual limitations set by the Internal Revenue Service. The Company matches 50% of participant contributions, up to 6% of the participant’s total compensation. For the years ended December 31, 2020, 2019 and 2018, the Company recorded expense for matching contributions of $2.0 million, $1.9 million and $1.7 million, respectively.

21.	Related Party Transactions

In 2018, the Company entered into a lease agreement with a company owned by a controlling shareholder. Total payments to the related party were $0.3 million, $0.3 million and $0.1 million for the years ended December 31, 2020, 2019 and 2018, respectively. There were no material amounts due to the related party as of December 31, 2020 and 2019.

The Company has a royalty agreement with a company related to a controlling shareholder. The related party assisted the Company with the development of several products and receives royalties based on the sales of these products. Total payments to the related party were $0.2 million in each of the years ended December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020 and 2019, $0.7 million and approximately zero was due to the related company pursuant to the royalty agreement, respectively.

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

A minority shareholder of Holdings is also a shareholder in a law firm that provides legal services to the Company. Total payments to the related party were $1.7 million, $1.6 million and $1.7 million during the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s accounts payable related to the firm was $0.5 million and $0.2 million during the years ended December 31, 2020 and 2019 respectively.

22.	Segment Information

The Company applies ASC 280, Segment Reporting, in determining reportable segments for financial statement disclosure. Segment information is presented based on the financial information the Company uses to manage the business which is organized around our digital platforms. The Company has two operating segments, Beachbody and Other, and one reportable segment, Beachbody. The Beachbody segment primarily derives revenue from Beachbody on Demand digital subscriptions, nutritional products, and other fitness related products. Other derives revenue primarily from Openfit digital subscriptions and nutritional products. The Company uses contribution as a measure of profit or loss, defined as revenue less directly attributable cost of revenue and certain selling and marketing expenses including media, Coach and social influencer compensation, royalties, and third-party sales commissions. Contribution does not include allocated costs as described below as the CODM does not include these costs in assessing performance. There are no inter-segment transactions. The Company manages its assets on a consolidated basis, and, as such, does not report asset information by segment.

Summary information by reportable segment is as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Beachbody:
Revenue	$853,317	$752,375	$790,289
Contribution	255,800	261,322	251,400
Other:
Revenue	10,265	3,404	—
Contribution	(15,816)	(10,462)	—
Consolidated:
Revenue	863,582	755,779	790,289
Contribution	239,984	250,860	251,400

Reconciliation of consolidated contribution to income (loss) before income taxes (in thousands):

	Year Ended December 31,
	2020	2019	2018
Consolidated contribution	$239,984	$250,860	$251,400
Amounts not directly related to segments:
Cost of revenue (1)	28,668	28,372	32,229
Selling and marketing (2)	61,441	61,404	58,938
Enterprise technology and development	93,036	84,132	91,189
General and administrative	$64,818	$56,899	$63,096
Restructuring (gain) loss	(1,677)	1,171	6,555
Interest expense	527	790	268
Other income, net	(666)	(813)	(991)

Income (loss) before income taxes	$(6,163)	$18,905	$116

The Beachbody Company Group, LLC

Notes to Consolidated Financial Statements

(1)

Cost of revenue not directly related to segments includes certain allocated costs related to management, facilities, and personnel-related expenses associated with quality assurance and supply chain logistics. Depreciation of certain software and production equipment and amortization of formulae and technology-based intangible assets are also included in this line.

(2)

Selling and marketing not directly related to segments includes indirect selling and marketing expenses and certain allocated personnel-related expenses for employees and consultants. Depreciation of certain software and amortization of contract-based intangible assets are also included in this line.

23.	Subsequent Events

The Company has evaluated subsequent events through March 30, 2021, the date which the consolidated financial statements were issued.

On February 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forest Road Acquisition Corp, a special purpose acquisition company (“Forest Road”), BB Merger Sub, LLC, (“BB Merger Sub”), MFH Merger Sub, LLC (“Myx Merger Sub”), and Myx, pursuant to which, and subject to the approval of Forest Road’s shareholders, (1) BB Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Forest Road (the “Surviving Beachbody Entity”); (2) Myx Merger Sub will merge with and into Myx, with Myx surviving as a wholly-owned subsidiary of Forest Road; and (3) the Surviving Beachbody Entity will merge with and into Forest Road, with Forest Road surviving such merger (the “Surviving Company”, and such mergers the “Business Combination”). Upon consummation of the Business Combination all of the Company’s and Myx’s outstanding equity interests will be converted into the right to receive equity interests in the Surviving Company, except that certain Myx equity interests will be exchanged for cash consideration and will be cancelled pursuant to the terms of and subject to the adjustments set forth in the Merger Agreement. The transaction is expected to close in the second quarter of 2021.

INDEPENDENT AUDITOR’S REPORT

To Management,

Myx Fitness Holdings, LLC and Subsidiaries:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Myx Fitness Holdings, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020, 2019 and 2018 and the related consolidated statements of operations, changes in members’ capital (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered losses from operations for the years ended December 31, 2020, 2019 and 2018, which have caused significant decreases in members’ capital, resulting in a members’ deficit as of December 31, 2020. These matters create substantial doubt regarding the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ WithumSmith+Brown, PC

Red Bank, NJ

March 23, 2021

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2020, 2019 and 2018

	2020	2019	2018
Assets
Current assets
Cash and cash equivalents	$5,683,633	$229,276	$114,098
Inventory	10,233,827	133,876	—
Prepaid expenses and other current assets	2,090,913	244,533	—

Total current assets	18,008,373	607,685	114,098
Property and equipment, net	83,287	133,986	171,634
Other assets	37,823	—	—

	$18,129,483	$741,671	$285,732

Liabilities and Members’ Capital (Deficit)

Current liabilities
Bank line of credit	$6,009,630	$—	$—
Accounts payable and accrued expenses	12,963,147	619,352	197,260
Due to related party	6,589,184	—	—
Deferred revenue	4,078,223	96,061	—

Total current liabilities	29,640,184	715,413	197,260
Non-current liabilities
Convertible instrument	10,288,176	—	—
Deferred rent	10,889	9,592	4,761

Total liabilities	39,939,249	725,005	202,021

Members’ capital (deficit)	(21,809,766)	16,666	83,711

	$18,129,483	$741,671	$285,732

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Net sales	$29,670,633	$—	$—
Cost of goods sold	34,050,418	—	—

Gross deficit	(4,379,785)	—	—

Operating expenses
Selling and marketing expenses	9,243,127	766,002	130,725
Technology and development	1,950,285	1,565,448	996,789
General and administrative	6,484,462	1,686,114	820,720
Depreciation	55,288	63,055	34,402

	17,733,162	4,080,619	1,982,636

Loss from operations	(22,112,947)	(4,080,619)	(1,982,636)

Other income (expense)
Other income (expense)	(155,642)	37,771	16,710
Loss from change in fair value of convertible instrument	(288,176)	—	—
Interest expense	(200,693)	—	—

	(644,511)	37,771	16,710

Net loss	$(22,757,458)	$(4,042,848)	$(1,965,926)

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Capital (Deficit)

Years Ended December 31, 2020, 2019 and 2018

	Class A		Class B		Accumulated
	Units	Amount	Units	Amount	Deficit	Total
January 1, 2018	8,089,363	$824,852	—	$—	$(583,923)	$240,929
Capital contributions	—	1,808,708	—	—	—	1,808,708
Net loss	—	—	—	—	(1,965,926)	(1,965,926)

December 31, 2018	8,089,363	2,633,560	—	—	(2,549,849)	83,711
Capital contributions	—	3,975,803	—	—	—	3,975,803
Net loss	—	—	—	—	(4,042,848)	(4,042,848)

December 31, 2019	8,089,363	6,609,363	—	—	(6,592,697)	16,666
Issuance of Class A units, net of issuance costs	1,269,773	911,636	—	—	—	911,636
Class B units granted as unit based compensation	—	—	1,154,335	19,390	—	19,390
Net loss	—	—	—	—	(22,757,458)	(22,757,458)

December 31, 2020	9,359,136	$7,520,999	1,154,335	$19,390	$(29,350,155)	$(21,809,766)

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Operating activities
Net loss	$(22,757,458)	$(4,042,848)	$(1,965,926)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	55,288	63,055	34,402
Loss from change in fair value of convertible instrument	288,176	—	—
Class B units granted as unit based compensation	19,390	—	—
Changes in operating assets and liabilities
Inventory	(10,099,951)	(133,876)	—
Prepaid expenses and other current assets	(1,846,380)	(244,533)	—
Other assets	(37,823)	—	—
Bank line of credit accrued interest	9,630	—	—
Accounts payable and accrued expenses	12,343,795	422,092	177,260
Due to related party	—	—	(8,412)
Related party accrued interest	89,184	—	—
Deferred revenue	3,982,162	96,061	—
Deferred rent	1,297	4,831	4,761

Net cash used in operating activities	(17,952,690)	(3,835,218)	(1,757,915)

Investing activities
Capital expenditures	(4,589)	(25,407)	(64,772)

Financing activities
Proceeds from bank line of credit	6,000,000	—	—
Proceeds from related party loans	12,544,000	—	—
Payments on related party loans	(6,044,000)	—	—
Proceeds from convertible instrument	10,000,000	—	—
Proceeds from issuance of Class A units, net of issuance costs	911,636	—	—
Capital contributions	—	3,975,803	1,808,708

Net cash provided by financing activities	23,411,636	3,975,803	1,808,708

Net change in cash and cash equivalents	5,454,357	115,178	(13,979)
Cash and cash equivalents
Beginning of year	229,276	114,098	128,077

End of year	$5,683,633	$229,276	$114,098

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$28,565	$—	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

1.	NATURE OF BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Myx Fitness, LLC (“Myx Fitness”), a Delaware limited liability company, was founded in 2016 with the goal of redefining home fitness by offering best in-class connected fitness gear at an affordable price to a broad segment of the marketplace. Myx Fitness will continue until dissolved in accordance with its governing documents.

Myx Fitness operates an interactive fitness platform that provides commercial-grade stationary bikes and accessories, and on-demand subscription-based instructor-led fitness classes that enable customers to have an all-in-one home fitness studio. The personalized digital content is provided through a bike-mounted tablet and a streaming application that provides access to the personalized Myx content experience, which includes heart rate-based training, AI-based smart recommendations and a 1:1 approach to coaching. Customers also have access to personalized data profiles, popular music across multiple genres, and non-coach led content. All production of classes occurs in the Myx Fitness studio in Greenwich, Connecticut.

Based in Greenwich, Connecticut, Myx Fitness primarily invested time developing the equipment and related software for 2019 and prior. Myx Fitness took pre-orders for its products in November 2019 and first recognized revenue in January 2020, when it began delivering hardware equipment to customers.

On November 6, 2020, Myx Fitness re-organized its corporate structure through the formation of Myx Fitness Holdings, LLC (“Holdings”), whose majority owner is Myx Brands Holdings, LLC (“MBH”). Holdings was created for the purpose of becoming a holding company that holds a 99.5% ownership interest in Myx Fitness and a 100% ownership interest in MFEH, LLC (“MFEH”), which, in turn, owns a 0.5% ownership interest in Myx Fitness.

Principles of Consolidation

The consolidated financial statements include the accounts of Holdings and its wholly owned subsidiaries, Myx Fitness and MFEH (collectively the “Company”). All significant inter-company balances and transactions have been eliminated in consolidation.

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The Company’s management has evaluated its current financial position after reporting operating losses which have resulted in a net loss of approximately $23,000,000, $4,000,000 and $2,000,000 for the years ended December 31, 2020, 2019 and 2018, respectively, as well as net cash used in operating activities of approximately $18,000,000, $3,800,000 and $1,800,000 for the years ended December 31, 2020, 2019 and 2018, respectively. These matters create substantial doubt regarding the Company’s ability to continue as a going concern.

Until June 2020, the operations of Myx Fitness were financed primarily through a certain member’s capital contributions. During 2020, the Company gained access to additional financing including a bank line of credit, issuance of Class A units, and the issuance of a convertible instrument. Management has developed a strategic plan in order to profitably grow, which is mostly dependent on sales growth, the profitability of the product and the Company’s overall performance.

The Company’s ability to fund operations is dependent on the financing received subsequent to the consolidated balance sheet date. The accompanying consolidated financial statements do not include any

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

adjustments that might be necessary related to the recoverability or classification of recorded assets or the amounts or classifications of liabilities in the event management’s plan is not successful.

Impact of COVID-19

The Company cannot predict the long-term impact on its development timelines, revenue levels and its liquidity due to the worldwide spread of COVID-19. While it is reasonably possible that the virus could have an effect on the Company’s financial condition and results of operations, the full extent of such impact is not yet known. The Company is continuing to assess the impact the spread of COVID-19 may have on its operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below:

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, if applicable, and expenses during the reporting period. Significant estimates are used in the useful lives and recoverability of long-lived assets, the fair value of the convertible instrument and equity-based compensation. Actual results could differ from those estimates.

Cash, Cash Equivalents and Concentration of Credit Risk

Cash includes amounts on deposit in major financial institutions. The Company also classifies amounts in transit from payment processors for customer credit and debit card transactions as cash equivalents, meaning any instruments with maturities of three months or less.

The Company maintains cash balances at a U.S. bank. Cash accounts are generally non-interest bearing and are insured up to $250,000 by the Federal Deposit Insurance Corporation. Management monitors its cash balances and has not experienced any collection losses and does not believe the Company is exposed to any significant risk on its cash and cash equivalents balances.

Inventory

Inventory consists principally of connected exercise equipment (bikes, tablets, heart rate monitors and weights) and its value is determined under the FIFO (first-in, first-out) method. The Company has not experienced any risk of inventory obsolescence and maintains positive relationships with favorable terms with all key suppliers. Inventory is valued at the lower of cost or net realizable value. The Company’s inventory balance as of December 31, 2020, 2019 and 2018 amounted to approximately $10,200,000, $134,000 and $0, respectively. As of December 31, 2020 approximately $7,700,000 of the Company’s inventory consisted of inventory in-transit from suppliers, approximately $900,000 en route to customers and approximately $1,600,000 of inventory is finished goods on hand. As of December 31, 2019, inventory of approximately $134,000 is finished goods on hand. As of December 31, 2018, the Company maintained $0 in inventory.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

Vendor Deposits

Vendor deposits, included in prepaid assets on the consolidated balance sheets, amounting to approximately $1,300,000, $220,000 and $0 for the years ended December 31, 2020, 2019 and 2018, respectively, consist of amounts paid to vendors for assembly of the connected fitness equipment (see Note 2 – Revenue Recognition). Any amount paid, prior to custody of the connected fitness equipment, is recorded as a vendor deposit, which is reported as a component of prepaid expenses and other current assets. Once custody of the connected fitness equipment passes to the Company, the related vendor deposit is then reclassified to inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation charges with respect to property and equipment have been made using the straight-line method. Expenditures for repairs and maintenance are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and therefore, included in property and equipment.

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with professional standards, which require that if facts and circumstances indicate that the cost of fixed assets or other assets may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the assets to the assets’ carrying values to determine if a write-down to market value or discounted cash flow value would be required. There were no such write-downs required during the years ended December 31, 2020, 2019 and 2018.

Fair Value

The Company follows the accounting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

The carrying amounts of the bank line of credit, accounts payable and amounts due to related parties approximate fair value due to the short-term nature and maturity of these instruments.

The Company’s convertible instrument is classified within Level 3 of the fair value hierarchy because its fair value is based on significant inputs not unobservable in the market, see Note 5. Fair value with respect to the Company Profits Interest Plan is described further in the notes below.

Fair Value Option

As permitted under ASC 825, Financial Instruments, the Company has elected the fair value option to account for its convertible instrument. The Company records the convertible instrument at fair value with changes in fair value recorded in the consolidated statements of operations. As a result of applying the fair value option, direct costs and fees related to the convertible instrument were expensed as incurred and not deferred.

Income Taxes

For the years ended December 31, 2019 and 2018, the Company was treated as single member LLC for federal and state income tax purposes. Consequently, taxes were not payable by, or provided for, the Company. The member was taxed individually on its interest in the Company’s earnings, which continued indefinitely until dissolved by the Board of Directors.

After the reorganization (see Note 1) and the issuance of Class A units (see Note 7) on November 6, 2020, the Company is treated as a partnership for federal and state income tax purposes. Consequently, taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company’s earnings in accordance with the regulations of its operating agreement.

The Company has a subsidiary, MFEH, which is an LLC. For tax purposes, it is treated as a C Corporation. Its deferred income tax assets and liabilities are recognized for the differences between the financial and income tax reporting bases of assets and liabilities based on the enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in the deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the subsidiary’s various income tax returns for the year reported.

The accounting guidance for the balance sheet presentation of deferred tax assets and liabilities simplifies the current presentation, where deferred tax assets and liabilities are required to be separated into current and non-current amounts in a classified balance sheet, and requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as non-current deferred tax assets or liabilities. The guidance does not change the existing requirement that only permits offsetting within a tax jurisdiction.

For the year ended December 31, 2020, MFEH incurred losses, therefore, there is no current income tax expense. Its deferred tax assets result primarily from a net operating loss carryforward. The deferred tax assets were fully reserved at December 31, 2020.

The Company follows professional standards regarding accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition requirements. The Company has evaluated its tax positions and has concluded that there are no significant uncertain tax positions for either federal or state purposes. Further, there was no income tax interest or penalties in 2020, 2019 and 2018.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

Revenue Recognition

On January 1, 2019, the Company adopted FASB ASC 606 on a modified retrospective basis, which amended the accounting standards for revenue recognition. As a result, the new guidance was applied retrospectively to contracts which were not completed as of January 1, 2019. Contracts, if any, completed prior to January 1, 2019 were accounted for using the guidance in effect at that time. There was no cumulative effect adjustment resulting from the application of the new guidance, in particular due to the timing of the product launch relative to this change in policy. The new accounting guidance establishes principles for recognizing revenue upon the transfer of control of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services.

The Company’s potential contracts generally include sales of connected fitness equipment (bikes, tablets, weights and accessories) and monthly subscription revenue for workout content. For sales of the connected fitness equipment, the Company determines the transaction price based on the consideration expected to be received. All products have discrete unit prices that represent fair value and each individual product is generally considered to be a separate performance obligation. Some items are given discounts to customers at the time of sale, which are recognized at the same performance obligation time as the product for which the discount is associated. Revenue is recognized for each product performance obligation at the point in time of fulfillment to the customer. For the hardware product offerings, this occurs when the connected fitness equipment is delivered to the customer. Revenue from sources earned at a point in time amounted to approximately $28,100,000 for the year ended December 31, 2020.

Subsequent, or concurrent, with the sale of the connected fitness equipment, the Company also sells monthly workout subscriptions. Customers must have the Company-sold connected fitness equipment in order to be a subscription customer. There is a monthly fee to have access to the fitness content. There is no obligation of the customer to subscribe to the content and they may cancel at any time for any reason. Revenue is recognized over time (daily) associated with the value of the monthly subscription. Revenue from sources earned over time amounted to approximately $1,600,000.

The Company maintains a deferred revenue balance for product orders that have been placed but not fulfilled as well as pre-payment of the monthly subscription for the remaining days to fulfill the obligation of the content. As of December 31, 2020, 2019 and 2018, deferred revenue amounted to approximately $4,100,000, $96,000 and $0, respectively.

Selling and Marketing Expenses

The Company expenses the cost of selling, marketing and advertising costs as incurred. Advertising costs amounted to approximately $6,200,000, $190,000 and $15,000 for the years ended December 31, 2020, 2019 and 2018, respectively.

Technology and Development Expenses

Prior to the launch of the software for the streaming content, the Company expensed all technology and development costs associated with preparing the product for launch. After the launch, the Company expensed all technology and development costs associated with research and development for improvement of the software. These costs amounted to approximately $1,950,000, $1,565,000 and $997,000 for the years ended December 31, 2020, 2019 and 2018, respectively.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

Employee Profits Interest Plan

Holdings adopted a profits interest plan for the purposes of incentivizing key employees and contractors towards the common goal of the growth of the Company. According to the terms of its operating agreement, Holdings is managed by a board of managers, which has complete and exclusive control of the management of the entity’s business and affairs, including the granting of profits interest units, which are designated as Class B units. Class B membership units are nonvoting and thus have no control over the management and affairs of the Company. The units are also subject to restrictions on sale and transferability, and therefore the units are nonmarketable. The total number of Class B units available under this plan is 1,222,307.

In May 2020, the Company granted 681,513 Class B units to employees and contractors. These units vest over a four year period. In order to quantify the Fair Value of units issued, management used the income approach, specifically the Discounted Cash Flow method, to estimate the enterprise valuation of the Company with all known inputs driving towards the likely business outcomes at that time. When factoring in the probability of success of funding the business, debt obligations and the liquidation preference and interest of participating preferred Class A units as of that date, the fair value of Class B units granted in May 2020 was approximately $0.09 per unit. The compensation expense for the year ended December 31, 2020 was $10,690, with an increase in members equity for the same amount. The remaining unearned compensation expense for this issuance is approximately $53,000, upon additional vesting.

In November 2020, following the aforementioned reorganization of the corporate entities, the Company granted an additional 472,822 Class B units to employees and contractors. Using the same valuation approach and factoring in the probability of success of funding the business, debt obligations and the liquidation preference and interest of participating Class A units as of that date, the fair value of Class B units granted in November was approximately $0.44 per unit. The compensation expense for the year ended December 31, 2020 was $8,700, with an increase in members equity for the same amount. The remaining unearned compensation expense for this issuance is approximately $200,000, upon additional vesting.

Pending Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) superseding the leases requirements in Topic 840, Leases. Topic 842 specifies the accounting for leases to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing and uncertainty of cash flows arising from a lease. The ASU is the final version of Proposed Accounting Standards Update (Revised) 2013-270, Leases (Topic 842), which has been deleted. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. The Company has not yet selected a transition method and is currently evaluating the effect the updated standard will have on the consolidated financial statements.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

3.	PROPERTY AND EQUIPMENT

The major classifications of property and equipment at December 31, 2020, 2019 and 2018 are as follows:

	2020	2019	2018
Asset class (estimated useful life)
Leasehold improvements (shorter of lease term or useful life)	$162,836	$162,836	$148,066
Furniture and fixtures (5 years)	27,862	27,862	27,862
Computer equipment (3 years)	46,141	41,552	30,915

	236,839	232,250	206,843
Less: Accumulated depreciation	153,552	98,264	35,209

	$83,287	$133,986	$171,634

Depreciation expense, charged to operations, amounted to approximately $55,000, $63,000 and $34,000 for the years ended December 31, 2020, 2019 and 2018, respectively.

4.	BANK LINE OF CREDIT

On August 4, 2020, the Company secured a line of credit with JPMorgan Chase Bank N.A. in the amount of $6,000,000. The line of credit bears an interest rate of LIBOR plus 150 basis points (1.93% at December 31, 2020) and matures on August 31, 2021. The line is secured with assets pledged by a related party company under common control. At December 31, 2020, the balance outstanding amounted to $6,000,000, with interest charged to operations amounting to approximately $44,000, of which $10,000 has been accrued as of December 31, 2020. The Company was in compliance with all covenants as of the date that these consolidated financial statements were available to be issued.

5.	CONVERTIBLE INSTRUMENT

On December 7, 2020, the Company issued and sold a convertible instrument with a principal amount of $10,000,000. The instrument accrues a return of 11% per annum and has a maturity of June 7, 2022 or immediately prior to a Change of Control, as defined in the agreement. The holder of the instrument may also elect to convert the outstanding principal and return it into preferred equity units at a rate equal to 85% of the price per unit defined in a future Qualified Financing, as defined in the agreement.

As described in Note 2, the Company elected the fair value option to account for its convertible instrument. As of December 31, 2020, the fair value of the convertible instrument was approximately $10,300,000.

The Company measures the convertible instrument at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the convertible instrument uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the convertible instrument related to updated assumptions and estimates are recognized within the consolidated statements of operations.

The fair value of the convertible instrument may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

Level 3 Disclosures

The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs:

	Fair Value as of December 31, 2020	Valuation Technique	Unobservable Input Description	Input
Convertible instrument	$10,288,176	Scenario-based analysis	Probability of Change in Control	80%
			Probability of Qualified
			Financing	20%
			Period in which outcomes are expected to be achieved	0.3 years
			Discount rate	25.2%

The convertible instrument was valued using a scenario-based analysis. The first scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a change in control event. The second scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a qualified financing event. As of the issue date of the convertible instrument, an implied yield was calculated such that the sum of the value of the straight debt and the value of the conversion feature was equal to the principal investment amount. The implied yield of the convertible instrument is carried forward with a market adjustment and used as the primary discount rate for subsequent valuation dates.

The significant unobservable inputs used in the fair value measurement of the Company’s convertible instrument are the probabilities of the Company’s closing of the future qualified financing or change of control, which would trigger conversion of the convertible instrument, the period in which the outcomes are expected to be achieved and the discount rate. Significant changes in the probabilities of the completion of the future qualified financing or change in control would result in a significantly higher or lower fair value measurement, respectively. Significant changes in the probabilities of the period in which outcomes will be achieved would result in a significantly lower or higher fair value measurement, respectively.

The following table presents changes in the Level 3 convertible instrument measured at fair value for the year ended December 31, 2020:

Balance, December 31, 2019	$—
Issuance of convertible instrument	10,000,000
Change in fair value	288,176

Balance, December 31, 2020	$10,288,176

For the year ended December 31, 2020, the change in the fair value of the convertible instrument resulted from an adjustment to the expected outcome and change in discount rate for the remaining periods. No other changes in valuation techniques or inputs occurred during the year ended December 31, 2020.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

6.	COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases production studio space from a related party under common control. The lease commenced in May of 2018 and carries a term of 5 years with payments escalating over the life of the lease.

Approximate minimum future lease payments required by the Company for years ending December 31 are approximately as follows:

2021	$125,000
2022	129,000
2023	43,000

$297,000

Litigation

In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims and assessments. The Company has assessed its exposure for contingent liabilities and believes that any potential liability is not expected to have a material, if any, effect on its financial position, results of operations or cash flows.

Sales Tax

The Company is performing a sales tax nexus analysis and has determined that there is unpaid sales tax to various states. As of December 31, 2020, the Company accrued approximately $1,980,000 in unpaid sales tax of which approximately $1,086,000 was uncollected from customers. The uncollected portion of sales tax has been included in general and administrative expenses from operations. The final outcome has not been determined as of the date that these consolidated financial statements were available to be issued.

7.	MEMBERS’ EQUITY

On November 6, 2020, the Company raised funds in connection with the issuance of 1,269,773.41 units of Class A units for proceeds, net of issuance costs, totaling $911,636. Relevant terms related to the Class A units are described below.

Preferred Return

Outstanding capital contributions from the Class A members with respect to Class A units are subject to a preferred return of 7.5% per annum, accruing daily in arrears and compounded annually. The Board of Managers shall have discretion regarding the actual amounts to be distributed and timing of cash available for such a distribution.

As of December 31, 2020, the Company has not declared a preferred return.

Liquidation

In the event of one or a series of related transactions, events or occurrences resulting in (i) the liquidation, dissolution or winding up of the Company; (ii) the sale, exchange or other transfer of all or substantially all of the assets or outstanding units of the Company; or (iii) any merger, consolidation, reorganization, or other

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

business transfer or combination of the Company or series of such transactions, as a result of which the members of the Company prior to such transaction are not in control of the surviving entity, then the cash available from the capital proceeds of such transaction, event or occurrence shall be distributed as follows:

1.

First, to the Class A members, pro rata in accordance with each Class A member’s respective percentage interest, as compared to all Class A members only, until the unrecovered capital of each Class A member is reduced to zero;

2.

Second, to Myx Brands Holdings, LLC (“MBH”), a Delaware limited liability company and member of the Company, and any of its affiliates holding units, until MBH has received aggregate distributions equal to an annual amount equal to the product of (i) 6.5% less the applicable interest rate(s) relating to the amount of guaranteed indebtedness multiplied by (ii) the principal amount of such indebtedness outstanding. The annual amount shall be prorated for any portion of the calendar year the continuing guaranty is or remains outstanding.

3.

Third, to Class A members, pro rata in accordance with each Class A member’s respective percentage interest, as compared to all Class A members only, until the unpaid preferred return of each Class A member is reduced to zero; and

4.	Fourth, the balance to the Class A members, the Class B members and Class C members, pro rata in accordance with their respective percentage interests.

Voting

For situations for which the approval of the members (rather than the approval of the Board on behalf of the Members) is required by applicable law, the members shall act through meetings and written consents. Except as otherwise required, a holder of a Class A Unit issued and outstanding will have one vote per Class A Unit. The actions taken by the members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the members entitled to vote or consent may be taken by vote of the members entitled to vote or consent at a meeting or by written consent (without a meeting and without a vote) so long as such consent is signed by the members having not less than the minimum number of units that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the members shall have the same force and effect as if taken by the members at a meeting thereof.

Protective Provisions

The Holdings’ Operating Agreement restricts the Board of Managers from taking specific actions, whether solely or through Holdings or its’ Subsidiaries, without first (i) obtaining the prior approval of MBH and (ii) providing written notice to a related party so long as said related party remains employed at Palm Ventures, LLC. These restrictions include, but are not limited to, the following:

1.	Enter into any line of business not conducted, or proposed to be conducted, by Holdings or its Subsidiaries other than a reasonable extension of business or services currently employed by the Company.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

2.	Engage in any stock or asset acquisition of another entity or create or dissolve any subsidiary.

3.

Sell, convey, merge, reorganize or license Company properties or Subsidiaries outside of the normal course of business. Approved transactions may not exceed $100,000 individually or $200,000 in the aggregate within the fiscal year.

4.	Engage in any corporate reorganization, bankruptcy proceeding, voluntary liquidation or dissolution or sale of the Company.

5.

Incur, assume, guaranty or become a surety for any indebtedness outside of the ordinary course of business or in an amount in excess of $100,000 in any single transaction or $200,000 in the aggregate outstanding at any time. The Company may also not enter into any mortgage or pledge agreement of any assets or properties outside of the normal course of business. This does not include (i) purchase money security interests incurred in connection with any purchase of assets, (ii) statutory liens, or (iii) encumbrances otherwise incurred in the ordinary course of business.

6.	Purchase, redeem or otherwise acquire any securities, other than pursuant to agreements entered into in connection with equity incentive plans adopted by the Company.

7.

Enter into, engage, modify or amend any agreement or transaction with any affiliate of the Company other than the issuance of new securities with respect to indebtedness, the profits interest agreement, agreements not expressly prohibited by the Holdings’ Operating Agreement or commercial agreements entered into in the ordinary course of business.

8.	Declare or pay any distribution whether in cash, stock or property.

9.

Adopt, amend or terminate any contracts or terms of employment with any employee or officer whose annual compensation exceeds $100,000. Holdings also may not change the number of managers or create a committee of managers.

10.

Issue any equity securities or admit any additional members unless in connection with the issuance or exercise of Class B Units or admission of additional member in accordance with the Holdings’ Operating Agreement. The entity may not authorize or create a new class of security and may not alter the rights, preferences and privileges or the Class A, B and C Units.

11.

Adopt or materially amend or modify the annual budget and operating plan for any fiscal year. The Company also may not make any capital expenditures, individually and in the aggregate, in excess of $20,000 or amounts set forth in the Company’s annual budget.

12.	Modify any tax or accounting policy, practice or procedure except as required by applicable law or mandatory change in accounting principles generally accepted in the United States of America.

13.	Amend the organizational documents of Holdings or any subsidiary of Holdings or the Holdings’ Operating Agreement.

14.

Initiate or settle any action, suit, claim or proceeding that may impose any material obligation of Holdings or its subsidiaries or have a material adverse effect on the business as a whole. This includes all suits and claims in excess of $25,000.

8.	RELATED PARTY TRANSACTIONS

The Company leases production studio space, which is owned by a related party under common control, under an operating lease that requires monthly rental payments ranging from approximately $9,600 to $10,800 through April 2023. Under the agreement, the Company’s lease payments will increase by 3%

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

annually which commenced on May 1, 2019. Rent expense related to this lease amounted to approximately $123,000, $123,000 and $82,000 for the years ended December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020, there have not been any lease payments remitted to the lessor, which are included as a component of accrued expenses on the consolidated balance sheets.

For the years ended December 31, 2019 and 2018, a member of the Company contributed approximately $4,000,000 and $1,800,000, respectively, to be used in the Company’s operations.

In January 2020, the Company borrowed $945,000 from Palm Multi Funds at an annual interest rate of 6%. The balance increased to $1,500,000 in March 2020, $2,444,000 in June 2020 and, finally, $3,544,000 in July 2020. The amounts were paid in full along with all accrued interest in August 2020. In October 2020, the Company borrowed $500,000 increasing to $3,000,000 in November 2020. During December 2020, $2,500,000 was repaid, leaving an ending balance of $500,000 as of December 31, 2020.

In July 2020, the Company borrowed $1,100,000 under a senior secured promissory note from PALM QOZ1 TIER 1, LLC, a related party, at an annual interest rate of 5% which matures on June 15, 2021. The balance increased to $2,500,000 in September 2020 and then further to $6,000,000 in November 2020, which remained outstanding as of December 31, 2020.

Accrued interest on the related party promissory notes amounted to approximately $89,000 at December 31, 2020.

In August 2020, in conjunction with securing the line of credit with JPMorgan Chase Bank, the Company entered into a reimbursement agreement with Palm Multi Funds for a collateral fee of 5% of the funds secured from the bank. The fee is due upon the earlier of the repayment of the Credit Agreement with JPMorgan Chase or June 15, 2021.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 23, 2021, the date which the consolidated financial statements were available to be issued. Based on this evaluation, the Company has determined that the following subsequent events have occurred that require disclosure in the consolidated financial statements:

Warrant Issuance

On February 2, 2021, the Company issued 106,196 Class C units in the form of a warrant to Core Health and Fitness, LLC, at an exercise price of $0.01 per unit.

Merger Agreement

On February 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forest Road Acquisition Corp (“Forest Road”), a special purpose acquisition company, BB Merger Sub, LLC, (“BB Merger Sub”), MFH Merger Sub, LLC (“Myx Merger Sub”), and The Beachbody Company Group, LLC, (“Beachbody”), pursuant to which, and subject to the approval of Forest Road’s shareholders, (1) BB Merger Sub will merge with and into Beachbody, with Beachbody surviving as a wholly-owned subsidiary of Forest Road (the “Surviving Beachbody Entity”); (2) Myx Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Forest Road; and (3) the Surviving Beachbody Entity will merge with and into Forest Road, with Forest Road surviving such merger (the “Surviving Company”, and such mergers the “Business Combination”). Upon consummation of the Business Combination all of Beachbody’s and the Company’s outstanding equity

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020, 2019 and 2018

interests will be converted into the right to receive equity interests in the Surviving Company, except that certain equity interests of the Company will be exchanged for cash consideration and will be cancelled pursuant to the terms of and subject to the adjustments set forth in the Merger Agreement.

Convertible Instrument

On March 4, 2021, the Company received additional proceeds by increasing the principal amount of the convertible instrument with Beachbody LLC to $15,000,000, under the same terms as detailed in Note 5.

INDEPENDENT AUDITOR’S REVIEW REPORT

To Management,

Myx Fitness Holdings, LLC and Subsidiaries

Report on the Consolidated Financial Statements

We have reviewed the accompanying consolidated financial statements of Myx Fitness Holdings, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of March 31, 2021 and December 31, 2020 and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the three-month periods ended March 31, 2021 and 2020, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with accounting standards generally accepted in the United States of America applicable to reviews of interim consolidated financial information. A review of interim consolidated financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying interim consolidated financial information has been prepared assuming that the Company will continue as a going concern. Note 1 of the Company’s audited financial statements as of December 31, 2020 and 2019, and for the years then ended, includes a statement that a substantial doubt exists about the Company’s ability to continue as a going concern. Note 1 of the Company’s audited financial statements also discloses the events and conditions, management’s evaluation of the events and conditions, and management’s plans regarding these matters, including the fact that the Company has had recurring losses and net cash used in operating activities for the years ending December 31, 2020 and 2019. As further indicated in Note 1 of the accompanying interim consolidated financial information as of March 31, 2021, and for the three months then ended, the Company continued to incur net losses and net cash used in operating activities and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. The accompanying interim consolidated financial information does not include any adjustments that might result from the outcome of this uncertainty.

May 14, 2021

/s/    WithumSmith+Brown, PC

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

March 31, 2021 and December 31, 2020

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,989,816	$5,683,633
Inventory	13,501,813	10,233,827
Prepaid expenses and other current assets	3,127,758	2,090,913

Total current assets	19,619,387	18,008,373
Property and equipment, net	70,755	83,287
Other assets	34,000	37,823

	$19,724,142	$18,129,483

Liabilities and Members’ Deficit
Current liabilities
Bank line of credit	$6,014,633	$6,009,630
Accounts payable and accrued expenses	18,159,840	12,963,147
Due to related parties	6,672,009	6,589,184
Deferred revenue	3,243,410	4,078,223

Total current liabilities	34,089,892	29,640,184
Non-current liabilities
Convertible instrument	16,667,286	10,288,176
Deferred rent	10,916	10,889

Total liabilities	50,768,094	39,939,249

Members’ deficit	(31,043,952)	(21,809,766)

	$19,724,142	$18,129,483

See Independent Auditor’s Review Report.

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Statements of Operations (Unaudited)

Three-Months Ended March 31, 2021 and 2020

	2021	2020
Net sales	$17,038,217	$647,458
Cost of goods sold	17,456,037	739,367

Gross deficit	(417,820)	(91,909)

Operating expenses
Selling and marketing expenses	4,789,271	758,909
Technology and development	813,159	430,399
General and administrative	3,016,529	643,790
Depreciation	12,532	12,788

	8,631,491	1,845,886

Loss from operations	(9,049,311)	(1,937,795)

Other expense
Other expense	(91,456)	(53,238)
Loss from change in fair value of convertible instrument	(1,379,110)	—
Interest expense	(112,682)	(12,858)

	(1,583,248)	(66,096)

Net loss	$(10,632,559)	$(2,003,891)

See Independent Auditor’s Review Report.

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Deficit (Unaudited)

Three-Months Ended March 31, 2021 and 2020

	Class A		Class B		Class C		Accumulated Deficit	Total
	Units	Amount	Units	Amount	Units	Amount
January 1, 2021	9,359,136	$7,520,999	1,154,335	$19,390	—	$—	$(29,350,155)	$(21,809,766)
Class B unit based compensation	—	—	—	17,059	—	—	—	17,059
Issuance of Class C units, net of issuance costs	—	—	—	—	106,196	1,381,314	—	1,381,314
Net loss	—	—	—	—	—	—	(10,632,559)	(10,632,559)

March 31, 2021	9,359,136	$7,520,999	1,154,335	$36,449	106,196	$1,381,314	$(39,982,714)	$(31,043,952)

	Class A		Class B		Class C		Accumulated Deficit	Total
	Units	Amount	Units	Amount	Units	Amount
January 1, 2020	8,089,363	$6,609,363	—	$—	—	$—	$(6,592,697)	$16,666
Net loss	—	—	—	—	—	—	(2,003,891)	(2,003,891)

March 31, 2020	8,089,363	$6,609,363	—	$—	—	$—	$(8,596,588)	$(1,987,225)

See Independent Auditor’s Review Report.

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Consoldiated Statements of Cash Flows (Unaudited)

Three-Months Ended March 31, 2021 and 2020

	2021	2020
Operating activities
Net loss	$(10,632,559)	$(2,003,891)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	12,532	12,788
Loss from change in fair value of convertible instrument	1,379,110	—
Class B units granted as unit based compensation	17,059	—
Changes in operating assets and liabilities
Inventory	(3,267,986)	(441,456)
Prepaid expenses and other current assets	344,469	(158,650)
Other assets	3,823	—
Bank line of credit accrued interest	5,003	—
Accounts payable and accrued expenses	5,196,693	509,156
Related party accrued interest	82,825	12,858
Deferred revenue	(834,813)	651,873
Deferred rent	27	77,919

Net cash used in operating activities	(7,693,817)	(1,339,403)

Financing activities
Proceeds from related party loans	—	1,500,000
Proceeds from convertible instrument	5,000,000	—

Net cash provided by financing activities	5,000,000	1,500,000

Net change in cash and cash equivalents	(2,693,817)	160,597

Cash and cash equivalents
Beginning of period	5,683,633	229,276

End of period	$2,989,816	$389,873

Supplemental disclosure of cash flow information	$15,000	$—

See Independent Auditor’s Review Report.

The Notes to Consolidated Financial Statements are an integral part of these statements.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

1.	NATURE OF BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Myx Fitness, LLC (“Myx Fitness”), a Delaware limited liability company, was founded in 2016 with the goal of redefining home fitness by offering best in-class connected fitness gear at an affordable price to a broad segment of the marketplace. Myx Fitness will continue until dissolved in accordance with its governing documents.

Myx Fitness operates an interactive fitness platform that provides commercial-grade stationary bikes and accessories, and on-demand subscription-based instructor-led fitness classes that enable customers to have an all-in-one home fitness studio. The personalized digital content is provided through a bike-mounted tablet and a streaming application that provides access to the personalized Myx content experience, which includes heart rate-based training, AI-based smart recommendations and a 1:1 approach to coaching. Customers also have access to personalized data profiles, popular music across multiple genres, and non-coach led content. All production of classes occurs in the Myx Fitness studio in Greenwich, Connecticut.

Based in Greenwich, Connecticut, Myx Fitness primarily invested time developing the equipment and related software for 2019 and prior. Myx Fitness took pre-orders for its products in November 2019 and first recognized revenue in January 2020, when it began delivering hardware equipment to customers.

On November 6, 2020, Myx Fitness re-organized its corporate structure through the formation of Myx Fitness Holdings, LLC (“Holdings”), whose majority owner is Myx Brands Holdings, LLC (“MBH”). Holdings was created for the purpose of becoming a holding company that holds a 99.5% ownership interest in Myx Fitness and a 100% ownership interest in MFEH, LLC (“MFEH”), which, in turn, owns a 0.5% ownership interest in Myx Fitness.

Merger Agreement

On February 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forest Road Acquisition Corp, a special purpose acquisition company (“Forest Road”), BB Merger Sub, LLC, (“BB Merger Sub”), MFH Merger Sub, LLC (“Myx Merger Sub”), and The Beachbody Company Group, LLC, (“Beachbody”), pursuant to which, and subject to the approval of Forest Road’s shareholders, (1) BB Merger Sub will merge with and into Beachbody, with Beachbody surviving as a wholly-owned subsidiary of Forest Road (the “Surviving Beachbody Entity”); (2) Myx Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Forest Road; and (3) the Surviving Beachbody Entity will merge with and into Forest Road, with Forest Road surviving such merger (the “Surviving Company”, and such mergers the “Business Combination”). Upon consummation of the Business Combination all of Beachbody’s and the Company’s outstanding equity interests will be converted into the right to receive equity interests in the Surviving Company, except that certain equity interests of the Company will be exchanged for cash consideration and will be cancelled pursuant to the terms of and subject to the adjustments set forth in the Merger Agreement.

Principles of Consolidation

The consolidated financial statements include the accounts of Holdings and its wholly owned subsidiaries, Myx Fitness and MFEH (collectively the “Company”). All significant inter-company balances and transactions have been eliminated in consolidation.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The Company’s management has evaluated its current financial position after reporting operating losses which have resulted in a net loss of approximately $10,600,000 and $2,000,000 for the three-month periods ended March 31, 2021 and 2020, respectively, as well as net cash used in operating activities of approximately $7,700,000 and $1,300,000 for the three-month periods ended March 31, 2021 and 2020, respectively. These matters create substantial doubt regarding the Company’s ability to continue as a going concern.

Until June 2020, the operations of Myx Fitness were financed primarily through a certain member’s capital contributions. During 2020, the Company gained access to additional financing including a bank line of credit, issuance of Class A units, and the issuance of a convertible instrument. Management has developed a strategic plan in order to profitably grow, which is mostly dependent on sales growth, the profitability of the product and the Company’s overall performance.

In March 2021, the Company received financing needed to fund operations in the near-term. Further, the Company is anticipating a merger with a special-purpose acquisition company (“SPAC”) which may provide the capital infusion and resources to potentially alleviate any substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary related to the recoverability or classification of recorded assets or the amounts or classifications of liabilities in the event management’s plan is not successful.

Impact of COVID-19

The Company cannot predict the long-term impact on its development timelines, revenue levels and its liquidity due to the worldwide spread of COVID-19. While it is reasonably possible that the virus could have an effect on the Company’s financial condition and results of operations, the full extent of such impact is not yet known. The Company is continuing to assess the impact the spread of COVID-19 may have on its operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below:

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, if applicable, and expenses during the reporting period. Significant estimates are used in the useful lives and recoverability of long-lived assets, the fair value of the convertible instrument and equity-based compensation. Actual results could differ from those estimates.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

Cash, Cash Equivalents and Concentration of Credit Risk

Cash includes amounts on deposit in major financial institutions. The Company also classifies amounts in transit from payment processors for customer credit and debit card transactions as cash equivalents, meaning any instruments with maturities of three months or less.

The Company maintains cash balances at a U.S. bank. Cash accounts are generally non-interest bearing and are insured up to $250,000 by the Federal Deposit Insurance Corporation. Management monitors its cash balances and has not experienced any collection losses and does not believe the Company is exposed to any significant risk on its cash and cash equivalents balances.

Inventory

Inventory consists principally of connected exercise equipment (bikes, tablets, heart rate monitors and weights) and its value is determined under the FIFO (first-in, first-out) method. The Company has not experienced any risk of inventory obsolescence and maintains positive relationships with favorable terms with all key suppliers. Inventory is valued at the lower of cost or net realizable value. The Company’s inventory balance as of March 31, 2021 and December 31, 2020 amounted to approximately $13,500,000 and $10,200,000, respectively. As of March 31, 2021 and December 31, 2020, approximately $4,500,000 and $7,000,000 of the Company’s inventory consisted of inventory in-transit from suppliers, respectively, approximately $554,000 and $900,000 en route to customers, respectively, and approximately $8,500,000 and $1,600,000 of inventory is finished goods on hand, respectively.

Vendor Deposits

Vendor deposits, included in prepaid assets on the consolidated balance sheets, amounted to approximately $1,000,000 and $1,300,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, consists of amounts paid to vendors for assembly of the connected fitness equipment (see Note 2 – Revenue Recognition). Any amount paid, prior to custody of the connected fitness equipment, is recorded as a vendor deposit, which is reported as a component of prepaid expenses and other current assets. Once custody of the connected fitness equipment passes to the Company, the related vendor deposit is then reclassified to inventory.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses amounted to approximately $18,200,000 and $13,000,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. As of March 31, 2021, this consisted of approximately $12,900,000 of accounts payable, including current payments due to inventory vendors, approximately $3,100,000 of accrued expenses for services performed that had not been invoiced, approximately $1,600,000 of sales taxes payable, approximately $290,000 of warranty reserve for future service claims, approximately $50,000 of payroll liabilities and approximately $240,000 of accrued collateral fees (Note 9). As of December 31, 2020, this consisted of approximately $8,700,000 of accounts payable, including current payments due to inventory vendors, approximately $2,000,000 of sales taxes payable, approximately $1,800,000 of accrued expenses for services performed that had not been invoiced, approximately $280,000 of warranty reserve for future service claims, approximately $50,000 of payroll liabilities and approximately $160,000 of accrued collateral fee (Note 9).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation charges with respect to property and equipment have been made using the straight-line method. Expenditures for repairs and

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

maintenance are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and therefore, included in property and equipment.

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with professional standards, which require that if facts and circumstances indicate that the cost of fixed assets or other assets may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the assets to the assets’ carrying values to determine if a write-down to market value or discounted cash flow value would be required. There were no such write-downs required during the three months ended March 31, 2021 and the year ended December 31, 2020.

Fair Value

The Company follows the accounting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts of the bank line of credit, accounts payable and amounts due to related parties approximate fair value due to the short-term nature and maturity of these instruments.

The Company’s convertible instrument is classified within Level 3 of the fair value hierarchy because its fair value is based on significant inputs not unobservable in the market (Note 5). Fair value with respect to the Company Profits Interest Plan is described further in the notes below.

Fair Value Option

As permitted under ASC 825, Financial Instruments, the Company has elected the fair value option to account for its convertible instrument. The Company records the convertible instrument at fair value with changes in fair value recorded in the consolidated statement of operations. As a result of applying the fair value option, direct costs and fees related to the convertible instrument was expensed as incurred and was not deferred.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

Unit-Based Compensation — Warrants

The Company accounts for unit-based compensation using the fair value recognition provisions of Financial Account Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation (“ASC 718”).

Equity-based compensation expense for all equity based compensation awards is based on the grant date fair value in accordance with the provisions of ASC 718. The Company measures and recognizes compensation expense net of an estimated forfeiture rate for all unit-based awards made to employees, directors and non-employees based on estimated fair values recognized over the requisite service period.

The fair value of options granted is estimated as of the grant date using the probability weighted settlement valuation model. This valuation model for unit-based compensation expense requires the Company to make assumptions and judgments about the variables used in the model, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), volatility, and an assumed risk-free interest rate.

Income Taxes

Prior to November 6, 2020, the Company was treated as single member LLC for federal and state income tax purposes. Consequently, taxes were not payable by, or provided for, the Company. The member was taxed individually on its interest in the Company’s earnings, which continued indefinitely until dissolved by the Board of Directors.

After the reorganization (see Note 1) and the issuance of Class A units (see Note 8) on November 6, 2020, the Company is treated as a partnership for federal and state income tax purposes. Consequently, taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company’s earnings in accordance with the regulations of its operating agreement.

The Company has a subsidiary, MFEH, which is an LLC. For tax purposes, it is treated as a C Corporation. Its deferred income tax assets and liabilities are recognized for the differences between the financial and income tax reporting bases of assets and liabilities based on the enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in the deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the subsidiary’s various income tax returns for the year reported.

The accounting guidance for the balance sheet presentation of deferred tax assets and liabilities simplifies the current presentation, where deferred tax assets and liabilities are required to be separated into current and non-current amounts in a classified statement of financial position, and requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as non-current deferred tax assets or liabilities. The guidance does not change the existing requirement that only permits offsetting within a tax jurisdiction.

For the three months ended March 31, 2021 and the year ended December 31, 2020, MFEH incurred losses, therefore, there is no current income tax expense. Its deferred tax assets result primarily from a net operating loss carryforward. The deferred tax assets were fully reserved at March 31, 2021 and December 31, 2020.

The Company follows professional standards regarding accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition requirements. The Company has evaluated its tax positions and has concluded that there are no significant uncertain tax positions for

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

either federal or state purposes. Further, there were no income tax interest or penalties for the three months ended March 31, 2021 and the year ended December 31, 2020.

Revenue Recognition

The Company’s potential contracts generally include sales of connected fitness equipment (bikes, tablets, weights and accessories) and monthly subscription revenue for workout content. For sales of the connected fitness equipment, the Company determines the transaction price based on the consideration expected to be received. All products have discrete unit prices that represent fair value and each individual product is generally considered to be a separate performance obligation. Some items are given discounts to customers at the time of sale, which are recognized at the same performance obligation time as the product for which the discount is associated. Revenue is recognized for each product performance obligation at the point in time of fulfillment to the customer. For the hardware product offerings, this occurs when the connected fitness equipment is delivered to the customer. Revenue from sources earned at a point in time amounted to approximately $14,700,000 and $639,000 for the three month periods ended March 31, 2021 and 2020, respectively.

Subsequent, or concurrent, with the sale of the connected fitness equipment, the Company also sells monthly workout subscriptions. Customers must have the Company-sold connected fitness equipment in order to be a subscription customer. There is a monthly fee to have access to the fitness content. There is no obligation of the customer to subscribe to the content and they may cancel at any time for any reason. Revenue is recognized over time (daily) associated with the value of the monthly subscription. Revenue from sources earned over time amounted to approximately $2,300,000 and $8,000 for the three month periods ended March 31, 2021 and 2020, respectively.

The Company maintains a deferred revenue balance for product orders that have been placed but not fulfilled as well as pre-payment of the monthly subscription for the remaining days to fulfill the obligation of the content. As of March 31, 2021 and December 31, 2020, deferred revenue amounted to approximately $3,200,000 and $4,100,000, respectively. Deferred revenue at January 1, 2020 amounted to approximately $100,000.

Selling and Marketing Expenses

The Company expenses the cost of selling, marketing and advertising costs as incurred. Advertising costs amounted to approximately $3,500,000 and $385,000 for the three month periods ended March 31, 2021 and 2020, respectively.

Technology and Development Expenses

The Company expenses all technology and development costs associated with research and development for improvement of the software. These costs amounted to approximately $813,000 and $430,000 for the three month periods ended March 31, 2021 and 2020, respectively.

Employee Profits Interest Plan

Holdings adopted a profits interest plan for the purposes of incentivizing key employees and contractors towards common goal of growth of the Company. According to the terms of its operating agreement, Holdings is managed by a board of managers, which has complete and exclusive control of the management of the entity’s business and affairs, including the granting of profits interest units, which are designated as

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

Class B units. Class B membership units are nonvoting and thus have no control over the management and affairs of the Company. The units are also subject to restrictions on sale and transferability, and therefore the units are nonmarketable. The total number of Class B units available under this plan is 1,222,307.

In May 2020, the Company granted 681,513 Class B units to employees and contractors. These units vest over a four year period. In order to quantify the Fair Value of units issued, management used the income approach, specifically the Discounted Cash Flow method, to estimate the enterprise valuation of the Company with all known inputs driving towards the likely business outcomes at that time. When factoring in the probability of success of funding the business, debt obligations and the liquidation preference and interest of participating preferred Class A units as of that date, the fair value of Class B units granted in May 2020 was approximately $0.09 per unit. The compensation expense for the three months ended March 31, 2021 was approximately $4,000, with an increase in members equity for the same amount. The remaining unearned compensation expense for this issuance is approximately $49,000, upon additional vesting.

In November 2020, following the aforementioned reorganization of the corporate entities, the Company granted an additional 472,822 Class B units to employees and contractors. Using the same valuation approach and factoring in the probability of success of funding the business, debt obligations and the liquidation preference and interest of participating Class A units as of that date, the fair value of Class B units granted in November was approximately $0.44 per unit. The compensation expense for the three months ended March 31, 2021 was approximately $13,000, with an increase in members equity for the same amount. The remaining unearned compensation expense for this issuance is approximately $187,000, upon additional vesting.

Sales Tax

The Company’s policy is to record sales tax on the sale of its products as a liability, and does not include those amounts in revenue.

Pending Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) superseding the leases requirements in Topic 840, Leases. Topic 842 specifies the accounting for leases to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing and uncertainty of cash flows arising from a lease. The ASU is the final version of Proposed Accounting Standards Update (Revised) 2013-270, Leases (Topic 842), which has been deleted. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. The Company has not yet selected a transition method and is currently evaluating the effect the updated standard will have on the financial statements.

ASU 2020-04 Reference Rate Reform

In connection with the upcoming elimination of the London Inter-bank Offered Rate (“LIBOR”) and other reference interest rates, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) Facilitation of the Effects of Reference Reform on Financial Reporting. ASU 2020-04, which is available for contract modifications and hedging relationship modifications entered into or evaluated before December 31, 2022, provides certain practical expedients related to simplifying the accounting for contract modifications resulting from the change in terms from LIBOR to a new required interest rate benchmark. The Company is currently evaluating the effects of adopting this accounting standards update.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

3.	PROPERTY AND EQUIPMENT

The major classifications of property and equipment at March 31, 2021 and December 31, 2020 are as follows:

	March 31, 2021	December 31, 2020
Asset class (estimated useful life)
Leasehold improvements (shorter of lease term or useful life)	$162,836	$162,836
Furniture and fixtures (5 years)	27,862	27,862
Computer equipment (3 years)	46,141	46,141

	236,839	236,839
Less: Accumulated depreciation	166,084	153,552

	$70,755	$83,287

Depreciation expense, charged to operations, amounted to approximately $13,000 for each of the three month periods ended March 31, 2021 and 2020, respectively.

4.	BANK LINE OF CREDIT

On August 4, 2020, the Company secured a line of credit with JPMorgan Chase Bank N.A. in the amount of $6,000,000. The line of credit bears an interest rate of LIBOR plus 150 basis points (1.61% at March 31, 2021) and matures on August 31, 2021. The line is secured with assets pledged by a related party company under common control. At March 31, 2021 and December 31, 2020, the balance outstanding amounted to $6,000,000, with interest charged to operations amounting to approximately $30,000, of which $15,000 has been accrued as a component of the bank line of credit on the balance sheets as of March 31, 2021. The Company was in compliance with all covenants as of the date that these financial statements were available to be issued.

5.	CONVERTIBLE INSTRUMENT

On December 7, 2020, the Company issued and sold a convertible instrument with a principal amount of $10,000,000. On March 4, 2021, the principal amount of the instrument was increased to $15,000,000, which created two tranches of $10,000,000 and $5,000,000. The instrument accrues a return of 11% per annum. The $10,000,000 tranche has a maturity of June 7, 2022 or immediately prior to a Change of Control, as defined in the agreement. The $5,000,000 tranche has a maturity date of September 4, 2022 or immediately prior to a Change in Control, as defined in the agreement. The holder of the instrument may also elect to convert the outstanding principal and return it into preferred equity units at a rate equal to 85% of the price per unit defined in a future Qualified Financing, as defined in the agreement.

As described in Note 2, the Company elected the fair value option to account for its convertible instrument. As of March 31, 2021 and December 31, 2020, the fair value of the convertible instrument was approximately $16,700,000 and $10,300,000, respectively.

The Company measures the convertible instrument at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the convertible instrument uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

Changes in the fair value of the convertible instrument related to updated assumptions and estimates are recognized within the consolidated statements of operations.

The fair value of the convertible instrument may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

Level 3 Disclosures

The following table provides quantitative information associated with the fair value measurement of the Company’s Level 3 inputs:

	Fair Value as of March 31, 2021	Valuation Technique	Unobservable Input Description	Input
Convertible instrument	$16,667,286	Scenario-based analysis	Probability of Change in Control	90%

			Probability of Qualified Financing	10%

			Period in which outcomes are expected to be achieved	0.1 years

			Discount rate	19.8%
	Fair Value as of December 31, 2020	Valuation Technique	Unobservable Input Description	Input
Convertible instrument	$10,288,176	Scenario-based analysis	Probability of Change in Control	80%

			Probability of Qualified Financing	20%

			Period in which outcomes are expected to be achieved	0.1 years

			Discount rate	25.2%

The convertible instrument was valued using a scenario-based analysis. The first scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a change in control event. The second scenario considers the probability-weighted value of conversion at the stated discount to the issue price in a qualified financing event. As of the issue date of the convertible instrument, an implied yield was calculated such that the sum of the value of the straight debt and the value of the conversion feature was equal to the principal investment amount. The implied yield of the convertible instrument is carried forward with a market adjustment and used as the primary discount rate for subsequent valuation dates.

The significant unobservable inputs used in the fair value measurement of the Company’s convertible instrument are the probabilities of the Company’s closing of the future qualified financing or change of control, which would trigger conversion of the convertible instrument, period in which the outcomes are expected to be achieved and discount rate. Significant changes in an of the probabilities of the completion of

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

the future qualified financing or change in control would result in a significantly higher or lower fair value measurement, respectively. Significant changes in the probabilities as the period win which outcomes will be archived would result in a significantly lower or higher fair value measurement, respectively.

The following table presents changes in the Level 3 convertible instrument measured at fair value for the three months ended March 31, 2021 and the year ended December 31, 2020:

Balance, January 1, 2020	$—
Issuance of convertible instrument	10,000,000
Change in fair value	288,176

Balance, December 31, 2020	10,288,176
Increase in principal value	5,000,000
Change in fair value	1,379,110

Balance, March 31, 2021	$16,667,286

For the three months ended March 31, 2021 and the year ended December 31, 2020, the change in the fair value of the convertible instrument resulted from an adjustment to the expected outcome and change in discount rate for the remaining periods. No other changes in valuation techniques or inputs occurred during the three months ended March 31, 2021 or the year ended December 31, 2020.

6.	WARRANTS

On February 2, 2021, the Company issued 106,196 Class C units, in the form of a warrant, to Core Health and Fitness, LLC (“Core”), at an exercise price of $0.01 per unit. Class C units are nonvoting and thus have no control over the management and affairs of the Company. The units are also subject to restrictions on sale and transferability, and therefore, the units are nonmarketable. Core is the primary manufacturer of the stationary bike sold by the Company and, in return for the Class C units granted, agreed to a price discount of $42 per unit over the next 25,000 units purchased. The warrants have been recorded as equity on the statements of changes in members’ deficit due to the relative fair value of the warrants in connection with the reciprocated services. The fair value of the outstanding warrants was $1,381,314 and was recorded as an increase to prepaid expenses and a corresponding credit to members’ deficit as of March 31, 2021.

As of March 31, 2021, the Company has the following warrants outstanding:

Series of Units	Number of Units to be Purchased	Warrant Exercise Price Per Unit	Warrant Expiration Date
Class C	106,196	$0.01	February 2, 2026

7.	COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases the production studio space from a related party under common control. The lease commenced in May of 2018 and carries a term of 5 years with payments escalating over the life of the lease.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

Approximate minimum future lease payments required by the Company for years ending December 31 are approximately as follows:

April — December 2021	$93,750
2022	129,000
2023	43,000

$265,750

Litigation

In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims and assessments. The Company has assessed its exposure for contingent liabilities and believes that any potential liability is not expected to have a material, if any, effect on its financial position, results of operations or cash flows.

Sales Tax

The Company performed a sales tax nexus analysis and determined that there is unpaid sales tax to various states. As of March 31, 2021, the Company accrued approximately $1,600,000, which is reported as a component of accounts payable and accrued expenses, in unpaid sales tax of which approximately $600,000 was uncollected and accrued from customers during the year ended December 31, 2020. The final outcome in all states has not been determined as of the date that these financial statements were available to be issued.

8.	MEMBERS’ EQUITY

On November 6, 2020, the Company raised funds in connection with the issuance of 1,269,773.41 units of Class A units for proceeds, net of issuance costs, totaling $911,636. Relevant terms related to the Class A units are described below.

Preferred Return

Outstanding capital contributions from Class A members with respect to Class A units are subject to a preferred return of 7.5% per annum, accruing daily in arrears and compounded annually. The Board of Managers shall have discretion regarding the actual amounts to be distributed and timing of cash available for such a distribution.

As of March 31, 2021 and December 31, 2020, the Company has not declared a preferred return.

Liquidation

In the event of one or a series of related transactions, events or occurrences resulting in (i) the liquidation, dissolution or winding up of the Company; (ii) the sale, exchange or other transfer of all or substantially all of the assets or outstanding units of the Company; or (iii) any merger, consolidation, reorganization, or other business transfer or combination of the Company or series of such transactions, as a result of which the members of the Company prior to such transaction are not in control of the surviving entity, then the cash available from the capital proceeds of such transaction, event or occurrence shall be distributed as follows:

1.

First, to the Class A members, pro rata in accordance with each Class A member’s respective percentage interest, as compared to all Class A members only, until the unrecovered capital of each Class A member is reduced to zero;

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

2.

Second, to Myx Brands Holdings, LLC (“MBH”), a Delaware limited liability company and member of the Company, and any of its Affiliates holding units, until MBH has received aggregate distributions equal to an annual amount equal to the product of (i) 6.5% less the applicable interest rate(s) relating to the amount of guaranteed indebtedness multiplied by (ii) the principal amount of such indebtedness outstanding. The annual amount shall be prorated for any portion of the calendar year the continuing guaranty is or remains outstanding.

3.

Third, to Class A members, pro rata in accordance with each Class A member’s respective percentage interest, as compared to all Class A members only, until the unpaid preferred return of each Class A member is reduced to zero; and

4.	Fourth, the balance to the Class A members, the Class B members and Class C members, pro rata in accordance with their respective percentage interests.

Voting

For situations for which the approval of the members (rather than the approval of the Board on behalf of the Members) is required by applicable law, the members shall act through meetings and written consents. Except as otherwise required, a holder of a Class A Unit issued and outstanding will have one vote per Class A Unit. The actions taken by the members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the members entitled to vote or consent may be taken by vote of the members entitled to vote or consent at a meeting or by written consent (without a meeting and without a vote) so long as such consent is signed by the members having not less than the minimum number of units that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the members shall have the same force and effect as if taken by the members at a meeting thereof.

Protective Provisions

The Holdings’ Operating Agreement restricts the Board of Managers from taking specific actions, whether solely or through Holdings or its’ Subsidiaries, without first (i) obtaining the prior approval of MBH and (ii) providing written notice to a related party so long as said related party remains employed at Palm Ventures, LLC. These restrictions include, but are not limited to, the following:

1.	Enter into any line of business not conducted, or proposed to be conducted, by Holdings or its Subsidiaries other than a reasonable extension of business or services currently employed by the Company.

2.	Engage in any stock or asset acquisition of another entity or create or dissolve any subsidiary.

3.

Sell, convey, merge, reorganize or license Company properties or Subsidiaries outside of the normal course of business. Approved transactions may not exceed $100,000 individually or $200,000 in the aggregate within the fiscal year.

4.	Engage in any corporate reorganization, Bankruptcy proceeding, voluntary liquidation or dissolution or Sale of the Company.

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

5.

Incur, assume, guaranty or become a surety for any indebtedness outside of the ordinary course of business or in an amount in excess of $100,000 in any single transaction or $200,000 in the aggregate outstanding at any time. The Company may also not enter into any mortgage or pledge agreement of any assets or properties outside of the normal course of business. This does not include (i) purchase money security interests incurred in connection with any purchase of assets, (ii) statutory liens, or (iii) encumbrances otherwise incurred in the ordinary course of business.

6.	Purchase, redeem or otherwise acquire any securities, other than pursuant to agreements entered into in connection with equity incentive plans adopted by the Company.

7.

Enter into, engage, modify or amend any agreement or transaction with any affiliate of the Company other than the issuance of new securities with respect to indebtedness, the profits interest agreement, agreements not expressly prohibited by the Holdings’ Operating Agreement or commercial agreements entered into in the ordinary course of business.

8.	Declare or pay any distribution whether in cash, stock or property.

9.

Adopt, amend or terminate any contracts or terms of employment with any employee or officer whose annual compensation exceeds $100,000. Holdings also may not change the number of managers or create a committee of managers.

10.

Issue any equity securities or admit any additional members unless in connection with the issuance or exercise of Class B Units or admission of additional member in accordance with the Holdings’ Operating Agreement. The entity may not authorize or create a new class of security and may not alter the rights, preferences and privileges or the Class A, B and C Units.

11.

Adopt or materially amend or modify the annual budget and operating plan for any fiscal year. The Company also may not make any capital expenditures, individually and in the aggregate, in excess of $20,000 or amounts set forth in the Company’s annual budget.

12.	Modify any tax or accounting policy, practice or procedure except as required by applicable law or mandatory change in accounting principles generally accepted in the United States of America.

13.	Amend the organizational documents of Holdings or any subsidiary of Holdings or the Holdings’ Operating Agreement.

14.

Initiate or settle any action, suit, claim or proceeding that may impose any material obligation of Holdings or its subsidiaries or have a material adverse effect on the business as a whole. This includes all suits and claims in excess of $25,000.

9.	RELATED PARTY TRANSACTIONS

The Company leases production studio space, which is owned by a related party under common control, under an operating lease that requires monthly rental payments ranging from approximately $9,600 to $10,800 through April 2023. Under the agreement, the Company’s lease payments will increase by 3% annually which commenced on May 1, 2019. Rent expense related to this lease amounted to approximately $31,000 for the three month periods ended March 31, 2021 and 2020. As of March 31, 2021, there have not been any lease payments remitted to the lessor, which are included as a component of accrued expenses on the balance sheets.

In January 2020, the Company borrowed $945,000 from Palm Multi Funds at an annual interest rate of 6%. The balance increased to $1,500,000 in March 2020, $2,444,000 in June 2020 and, finally, $3,544,000 in July 2020. The amounts were paid in full along with all accrued interest in August 2020. In October 2020,

Myx Fitness Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Amounts relating to the periods ending March 31, 2021 and 2020 are unaudited)

the Company borrowed $500,000 increasing to $3,000,000 in November 2020. During December 2020, $2,500,000 was repaid, leaving an ending balance of $500,000 as of March 31, 2021 and December 31, 2020.

In July 2020, the Company borrowed $1,100,000 under a senior secured promissory note from PALM QOZ1 TIER 1, LLC, a related party, at an annual interest rate of 5%, which matures on June 15, 2021. The balance increased to $2,500,000 in September 2020 and then further to $6,000,000 in November 2020, which remained outstanding as of March 31, 2021.

Accrued interest on the related party promissory notes amounted to approximately $172,000 and $89,000 at March 31, 2021 and December 31, 2020, respectively.

In August 2020, in conjunction with securing the line of credit with JPMorgan Chase Bank, the Company entered into a reimbursement agreement with Palm Multi Funds for a collateral fee of 5% of the funds secured from the bank. The fee is due upon the earlier of the repayment of the Credit Agreement with JPMorgan Chase or June 15, 2021.

10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 14, 2021, the date which the consolidated financial statements were available to be issued. Based on this evaluation, the Company has determined that the following subsequent event has occurred that requires disclosure in the consolidated financial statements:

On April 7, 2021, the Company secured a related party note payable with Beachbody, LLC for the principal amount of up to $2,000,000. The note payable carries an interest rate of 11% and matures on October 7, 2022.

FOREST ROAD ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	March 31, 2021 (Unaudited)	December 31, 2020
Assets
Current assets:
Cash	$730,435	$1,183,830
Prepaid expenses	254,931	294,383

Total current assets	985,366	1,478,213
Marketable Securities Held in Trust account	300,004,432	300,000,000

Total assets	$300,989,798	$301,478,213

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,675,348	$409,896
Due to related party	20,600	—
Franchise tax payable	—	54,149

Total current liabilities	2,695,948	464,045
Warrant Liabilities	45,605,664	31,735,421
Deferred underwriters’ discount payable	10,500,000	10,500,000

Total liabilities	58,801,612	42,699,466

Commitments
Class A common stock subject to possible redemption, 23,718,818 and 25,377,874 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	237,188,180	253,778,740

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 300,000,000 shares authorized; 6,281,182 shares and 4,622,126 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively (excluding 23,718,818 and 25,377,874 shares subject to possible redemption, respectively)	628	462
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	750	750
Additional paid-in capital	29,506,028	12,915,634
Accumulated deficit	(24,507,400)	(7,916,839)

Total stockholders’ equity	5,000,006	5,000,007

Total liabilities and stockholders’ equity	$300,989,798	$301,478,213

The accompanying notes are an integral part of these unaudited condensed financial statements.

FOREST ROAD ACQUISITION CORP.

CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

Operating costs	$2,724,770

Loss from operations	(2,724,770)

Other Income (Expense)
Interest income	20
Change in fair value of warrant liabilities	(13,870,243)
Interest income on marketable securities held in Trust account	4,432

Total other income (expense)	(13,865,791)

Net loss	$(16,590,561)

Weighted average shares outstanding – Class A common stock	30,000,000

Basic and diluted net income per share of common stock – Class A common stock	$0.00

Weighted average shares outstanding – Class B common stock	7,500,000

Basic and diluted net income per share of common stock – Class B common stock	$(2.21)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FOREST ROAD ACQUISITION CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	4,622,126	$462	7,500,000	$750	$12,915,634	$(7,916,839)	$5,000,007
Change in Class A common stock subject to possible redemption	1,659,056	166	—	—	16,590,394	—	16,590,560
Net loss	—	—	—	—	—	(16,590,561)	(16,590,561)

Balance as of March 31, 2021	6,281,182	$628	7,500,000	$750	$29,506,028	$(24,507,400)	$5,000,006

The accompanying notes are an integral part of these unaudited condensed financial statements.

FOREST ROAD ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(16,509,561)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	13,870,243
Interest income on trust account	(4,432)
Changes in current assets and current liabilities:
Prepaid assets	39,452
Accounts payable and accrued expenses	2,265,452
Due to related party	20,600
Franchise tax payable	(54,149)

Net cash used in operating activities	(453,395)

Net Change in Cash	(453,395)
Cash - Beginning	1,183,830

Cash - Ending	$730,435

Supplemental Disclosure of Non-cash Financing Activities:
Change in value of Class A common stock subject to possible redemption	$(16,590,560)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Forest Road Acquisition Corp. (the “Company” or “Forest Road”) was incorporated in Delaware on September 24, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a specific industry or sector for purposes of consummating a Business Combination; however, the Company intends to concentrate its efforts on identifying businesses in the technology, media and telecommunications industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On February 9, 2021, Forest Road entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BB Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road, MFH Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road, The Beachbody Company Group, LLC, a Delaware limited liability company, and Myx Fitness Holdings, LLC, a Delaware limited liability company.

On February 9, 2021, Forest Road and certain investors entered into subscription agreements (the “Subscription Agreements”) pursuant to which such investors have agreed to purchase in connection with the Closing an aggregate of 22.5 million shares of Class A common stock for a purchase price of $10.00 per share, for an aggregate purchase price of $225 million (the “PIPE Investment”). The obligations of each party to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

As of March 31, 2021 and December 31, 2020, the Company had not yet commenced any operations. All activity through March 31, 2021, relates to the Company’s formation and the initial public offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Forest Road Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2020 (the “Effective Date”). On November 30, 2020, the Company consummated the IPO of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including the issuance of 3,900,000 Units as a result of the underwriters’ partial exercise of their over-allotment option. Each Unit consists of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant entitling its holder to purchase one share of Class A common stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $300,000,000 (Note 3).

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with the Sponsor of an aggregate of 5,333,333 warrants (“Private Placement Warrants”) to purchase Class A common stock, each at a price of $1.50 per Private Placement Warrant, generating total proceeds of $8,000,000 (Note 4).

Transaction costs amounted to $16,979,438, consisting of $6,000,000 of underwriting discount, $10,500,000 of deferred underwriters’ fee and $479,438 of other offering costs.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Trust Account

Following the closing of the IPO on November 30, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which was invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s certificate of incorporation, or (c) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the IPO, or November 30, 2022 (the “Combination Period”).

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company. The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights (including redemption rights) or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period. The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of March 31, 2021, the Company had cash outside the Trust Account of $730,435 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem common stock. As of March 31, 2021, none of the amount in the Trust Account was available to be withdrawn as described above.

Through March 31, 2021, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, advances from the Sponsor in an aggregate amount of $141,881 and the remaining net proceeds from the IPO and the sale of Private Placement Warrants.

The Company anticipates that the $730,435 outside of the Trust Account as of March 31, 2021 will be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the unaudited condensed financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating business combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the business combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors is under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, as amended, as of December 31, 2020 and for the period from September 24, 2020 (inception) through December 31, 2020 as filed with the SEC on May 3, 2021, which contains the audited financial statements and notes thereto. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were money market funds. During the three months ended March 31, 2021, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At March 31, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risk on such accounts.

Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standard Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2021 and December 31, 2020, 23,718,818 and 25,377,874 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.

Net Income (Loss) per Common Stock

Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. The Company has not considered the effect of warrants sold in the IPO and private placement to purchase 15,333,333 of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share of common stock, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (totaling $4,432 for the three months ended March 31, 2021) by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share of common stock, basic and diluted for Class B non-redeemable common stock is calculated by dividing the net income, adjusted for income attributable to Class A redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account. The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

The Company accounts for its 15,333,333 common stock warrants issued in connection with its IPO (10,000,000) and Private Placement (5,333,333) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company in connection with the IPO and Private Placement has been estimated using Monte Carlo simulations at each measurement date.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3 — Initial Public Offering

On November 30, 2020, the Company sold 30,000,000 Units at a price of $10.00 per Unit, including the issuance of 3,900,000 Units as a result of the underwriters’ partial exercise of their over-allotment option. Each Unit consists of one share of Class A common stock, par value $0.0001 per share and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants, at a price of $1.50 per unit, for an aggregate purchase price of $8,000,000. A portion of the proceeds from the Private Placement Warrants was added to the net proceeds from the IPO held in the Trust Account. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On September 29, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 7,187,500 shares of the Company’s Class B common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full. On November 24, 2020, as part of an upsizing of the IPO, the Sponsor was issued an additional 316,250 Founder Shares by the Company, resulting in a increase in the total number of shares of Class B common stock outstanding from 7,187,500 to 7,503,750 (of which 978,750 were subject to surrender for no consideration depending on the extent to which the underwriters exercised their over-allotment option). On November 30, 2020, the underwriters partially exercised their over-allotment option and forfeited the remaining over-allotment option, hence, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited, resulting in an aggregate of 7,500,000 Founder Shares outstanding at March 31, 2021 and December 31, 2020.

Promissory Note — Related Party

The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the IPO. The promissory note was non-interest bearing, unsecured and was due on the earlier of June 30, 2021 and the closing of the IPO. The promissory note was paid in full out of the IPO proceeds on November 30, 2020, As of March 31, 2021 and December 31, 2020, there was no balance outstanding under the promissory note.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Administrative Service Fee

The Company has agreed, commencing on the effective date of the IPO through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2020, the Company has paid $30,000 of administrative fees.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of March 31, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short-form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

On November 30, 2020, the underwriters were paid a cash underwriting fee of 2% of the gross proceeds of the IPO, totaling $6,000,000. In addition, $0.35 per unit, or approximately $10,500,000 in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the IPO and (b) 30 days after the completion of a Business Combination. The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash. Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

If the Company has not completed the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 300,000,000 shares of Class A common stock at par value of $0.0001 each. At March 31, 2021 and December 31, 2020, there were 6,281,182 and 4,622,126 shares issued and outstanding, respectively (excluding 23,718,818 and 25,377,874 shares, respectively on such dates, subject to possible redemption).

Class B Common Stock — The Company is authorized to issue a total of 20,000,000 shares of Class B common stock at par value of $0.0001 each. At March 31, 2021 and December 31, 2020, there were 7,500,000 shares of Class B common stock issued or outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 9 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1 - defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2 - defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

•

Level 3 - defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

At March 31, 2021, there were 10,000,000 Public Warrants and 5,333,333 Private Placement Warrants outstanding.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	March 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description
Warrant Liability – Public Warrants	$26,900,000	$26,900,000	$—	$—

Warrant Liability – Private Warrants	$18,705,664	$—	$—	$18,705,664

	$45,605,664	$26,900,000	$—	$18,705,664

The Company utilizes a Monte Carlo simulation model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. As of March 31, 2021, the public warrants were valued using the actual closing trading price on March 31, 2021.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three months ended March 31, 2021, other than the transfer of the Public Warrants from Level 3 to Level 1.

The following table provides quantitative information regarding Level 3 fair value measurements:

	As of March 31, 2020	As of December 31, 2020
Stock price	$10.12	$10.50
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility	43.3%	31.3%
Risk-free rate	0.92%	0.44%
Dividend yield	0.0%	0.0%

FOREST ROAD ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Forest Road Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Forest Road Acquisition Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from September 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 3, 2021

FOREST ROAD ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2020 (As Restated)

Assets
Cash	$1,183,830
Prepaid assets	294,383

Total current assets	1,478,213
Marketable Securities held in Trust Account	300,000,000

Total Assets	$301,478,213

Liabilities and Stockholders’ Equity
Accounts payable	$409,896
Franchise tax payable	54,149

Total current liabilities	464,045
Warrant liabilities	31,735,421
Deferred underwriters’ discount payable	10,500,000

Total liabilities	42,699,466

Commitments
Class A common stock subject to possible redemption, 25,377,874 shares at redemption value	253,778,740

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 300,000,000 shares authorized; 4,622,126 shares issued and outstanding (excluding 25,377,874 shares subject to possible redemption)	462
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding	750
Additional paid-in capital	12,915,634
Accumulated deficit	(7,916,839)

Total stockholders’ equity	5,000,007

Total Liabilities and Stockholders’ Equity	$301,478,213

See accompanying notes to the financial statements.

FOREST ROAD ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 24, 2020 (INCEPTION) TO DECEMBER 31, 2020 (As Restated)

Formation and operating costs	$531,404

Loss from operations	(531,404)

Other Income (Expense)
Interest income	10
Change in fair value of warrant liabilities	(3,608,275)
Offering cost associated with warrants recorded as liabilities	(980,895)
Loss on sale of private placement warrants	(2,796,275)

Total other income (expense)	(7,385,435)

Net loss	$(7,916,839)

Weighted average shares outstanding of Class A common stock	30,000,000

Basic and diluted net income per share, Class A common stock	$0.00

Weighted average shares outstanding of Class B common stock	6,856,915

Basic and diluted net loss per share, Class B common stock	$(1.15)

See accompanying notes to the financial statements.

FOREST ROAD ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM SEPTEMBER 24, 2020 (INCEPTION) TO DECEMBER 31, 2020 (As Restated)

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of September 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	7,503,750	750	24,250	—	25,000
Sale of Units in Initial Public Offering net of underwriter discount and offering cost less fair value of public warrants	30,000,000	3,000	—	—	266,667,586	—	266,670,586
Forfeiture of 3,750 shares by initial stockholders	—	—	(3,750)	—	—	—	—
Class A common stock subject to possible redemption	(25,377,874)	(2,538)	—	—	(253,776,202)	—	(253,778,740)
Net loss	—	—	—	—	—	(7,916,839)	(7,916,839)

Balance as of December 31, 2020	4,622,126	$462	7,500,000	$750	$12,915,634	$(7,916,839)	$5,000,007

See accompanying notes to the financial statements.

FOREST ROAD ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 24, 2020 (INCEPTION) TO DECEMBER 31, 2020 (As Restated)

Cash Flows from Operating Activities:
Net loss	$(7,916,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	3,608,275
Loss on sale of private placement warrants	2,796,275
Changes in current assets and current liabilities:
Prepaid assets	(294,383)
Franchise tax payable	54,149
Accounts payable	409,896

Net cash used in operating activities	(1,342,627)

Cash Flows from Investing Activities:
Investment of cash into trust account	(300,000,000)

Net cash used in investing activities	(300,000,000)

Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ discount	294,980,895
Proceeds from private placement warrants	8,000,000
Proceeds from Promissory note	141,881
Repayment of Promissory note	(141,881)
Proceeds from issuance of founder shares	25,000
Payments of offering costs	(479,438)

Net cash provided by financing activities	302,526,457

Net Change in Cash	1,183,830
Cash - Beginning	—

Cash - Ending	$1,183,830

Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$257,889,120

Change in value of Class A common stock subject to possible redemption	$(4,110,380)

Initial classification of warrant liabilities	$28,127,146

Deferred underwriters’ discount payable charged to additional paid-in capital	$10,500,000

See accompanying notes to the financial statements.

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Forest Road Acquisition Corp. (the “Company”) was incorporated in Delaware on September 24, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a specific industry or sector for purposes of consummating a Business Combination; however, the Company intends to concentrate its efforts on identifying businesses in the technology, media and telecommunications industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not yet commenced any operations. All activity through December 31, 2020, relates to the Company’s formation and the initial public offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Forest Road Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2020 (the “Effective Date”). On November 30, 2020, the Company consummated the IPO of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including the issuance of 3,900,000 Units as a result of the underwriters’ partial exercise of their over-allotment option. Each Unit consists of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant entitling its holder to purchase one share of Class A common stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $300,000,000 (Note 4).

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with the Sponsor of an aggregate of 5,333,333 warrants (“Private Placement Warrants”) to purchase Class A common stock, each at a price of $1.50 per Private Placement Warrant, generating total proceeds of $8,000,000 (Note 5).

Transaction costs amounted to $16,979,438, consisting of $6,000,000 of underwriting discount, $10,500,000 of deferred underwriters’ fee and $479,438 of other offering costs.

Trust Account

Following the closing of the IPO on November 30, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which was invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s certificate of incorporation, or (c) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the IPO, or November 30, 2022 (the “Combination Period).

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6), and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company. The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights (including redemption rights) or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period. The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of December 31, 2020, the Company had cash outside the Trust Account of $1,183,830 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem common stock. As of December 31, 2020, none of the amount in the Trust Account was available to be withdrawn as described above.

Through December 31, 2020, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, advances from the Sponsor in an aggregate amount of $141,881 and the remaining net proceeds from the IPO and the sale of Private Placement Warrants.

The Company anticipates that the $1,183,830 outside of the Trust Account as of December 31, 2020 will be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Working Capital Loans (as defined in Note 6) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 6), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating business combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the business combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors is under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 2 — Restatement of Previously Issued Financial Statements

The Company previously accounted for its outstanding warrants as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant.

Upon review of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (SPACs)” promulgated by the SEC on April 12, 2021, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. An instrument would be considered indexed to an entity’s own stock if its settlement amount were equal to the difference between the fair value of a fixed number of the entity’s equity shares and a fixed monetary amount or an instrument that includes variables that would be inputs to the fair value of a fixed-for-fixed forward or option on equity shares. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares.

As a result of the above, the Company is reclassifying the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of November 30, 2020 (audited)
Warrant Liabilities	$—	$28,127,146	$28,127,146
Class A Common Stock Subject to Possible Redemption	286,016,268	(28,127,148)	257,889,120
Class A Common Stock	140	281	421
Additional Paid-in Capital	5,028,404	3,776,890	8,805,294
Accumulated Deficit	(29,293)	(3,777,169)	(3,806,462)
Stockholders’ Equity	5,000,001	2	5,000,003
Balance sheet as of December 31, 2020 (audited)
Warrant Liabilities	$—	$31,735,421	$31,735,421
Class A Common Stock Subject to Possible Redemption	285,514,160	(31,735,420)	253,778,740
Class A Common Stock	145	317	462
Additional Paid-in Capital	5,530,507	7,385,127	12,915,634
Accumulated Deficit	(531,394)	(7,385,445)	(7,916,839)
Stockholders’ Equity	5,000,008	(1)	5,000,007
Period from September 24, 2020 (inception) to December 31, 2020 (audited)
Formation and operating costs	$—	$(2,796,275)	$(2,796,275)
Change in fair value of warrant liabilities	—	(3,608,275)	(3,608,275)
Offering cost associated with warrants recorded as liabilities	—	(980,895)	(980,895)
Net loss	(531,394)	(7,385,445)	(7,916,839)
Basic and diluted net loss per share, Class B	(0.08)	(1.07)	(1.15)

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

At December 31, 2020, the assets held in the Trust Account were money market funds. During the period September 24, 2020 (inception) to December 31, 2020, the Company did not withdraw any of interest income from the Trust Account to pay its tax obligations.

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risk on such accounts.

Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 25,377,874 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Income (loss) per Common Stock

Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. The Company has not considered the effect of warrants sold in the IPO and private placement to purchase 15,333,333 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share of common stock, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (totaling $0 for the period September 24, 2020 (Inception) through December 31, 2020) by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share of common stock, basic and diluted for Class B non-redeemable common stock is calculated by dividing the net income, adjusted for income attributable to Class A redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account. The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Company accounts for its 15,333,333 common stock warrants issued in connection with its IPO (10,000,000) and Private Placement (5,333,333) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company in connection with the IPO and Private Placement has been estimated using Monte-Carlo simulations at each measurement date.

The following table reflects the calculation of basic and diluted net income (loss) per share of common stock (in dollars, except per share amounts):

For the period From September 24, 2020 (Inception) through December 31, 2020
Redeemable Class A common stock
Numerator: Earnings allocable to Redeemable Class A common stock
Interest income	$—

Net earnings	$—

Denominator: Weighted average redeemable Class A common stock
Redeemable Class A common stock, basic and diluted	30,000,000
Earnings/basic and diluted redeemable Class A common stock	$0.00

Non-redeemable Class B common stock
Numerator: Net income minus redeemable net earnings
Net income (loss)	$(7,196,839)

Redeemable net earnings	—
Non-redeemable net loss	$(7,196,839)

Denominator: weighted average non-redeemable Class B common stock
Non-redeemable Class B common stock, basic and diluted	6,856,915
Loss/ Basic and diluted non-redeemable common stock	$(1.15)

Offering Costs associated with the Initial Public Offering

Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs were allocated on a relative fair value basis between stockholders’ equity and expense. The portion of offering costs allocated to the public warrants has been charged to expense. The portion of offering costs allocated to the public shares has been charged to stockholders’ equity. On December 31, 2020, offering costs totaled $16,979,438 (consisting of $6,000,000 of underwriting

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

fees, $10,500,000 of deferred underwriting fees and $479,438 of other offering costs), of which $980,895 was charged to expense and $15,998,543 was charged to stockholders’ equity.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On November 30, 2020, the Company sold 30,000,000 Units at a price of $10.00 per Unit, including the issuance of 3,900,000 Units as a result of the underwriters’ partial exercise of their over-allotment option. Each Unit consists of one share of Class A common stock, par value $0.0001 per share and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants, at a price of $1.50 per unit, for an aggregate purchase price of $8,000,000. A portion of the proceeds from the Private Placement Warrants was added to the net proceeds from the IPO held in the Trust Account. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the IPO

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

Note 6 — Related Party Transactions

Founder Shares

On September 29, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 7,187,500 shares of the Company’s Class B common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full. On November 24, 2020, as part of an upsizing of the IPO, the Sponsor was issued an additional 316,250 Founder Shares by the Company, resulting in a increase in the total number of shares of Class B common stock outstanding from 7,187,500 to 7,503,750 (of which 978,750 were subject to surrender for no consideration depending on the extent to which the underwriters exercised their over-allotment option). On November 30, 2020, the underwriters partially exercised their over-allotment option and forfeited the remaining over-allotment option, hence, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited, resulting in an aggregate of 7,500,000 Founder Shares outstanding at December 31, 2020.

Promissory Note — Related Party

The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the IPO. The promissory note was non-interest bearing, unsecured and was due on the earlier of June 30, 2021 and the closing of the IPO. The Company had $141,881 in borrowings outstanding under the promissory note, which was repaid in full out of the offering proceeds not held in the Trust Account.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the IPO through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period September 24, 2020 (inception) through December 31, 2020, the Company has paid $10,000 of administrative fees.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest,

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no Working Capital Loans were outstanding.

Note 7 — Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short-form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

On November 30, 2020, the underwriters were paid a cash underwriting fee of 2% of the gross proceeds of the IPO, totaling $6,000,000.

In addition, $0.35 per unit, or approximately $10,500,000 in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 8 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the IPO and (b) 30 days after the completion of a Business Combination. The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash. Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company has not completed the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 9 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 300,000,000 shares of Class A common stock at par value of $0.0001 each. At December 31, 2020, there were 4,622,126 shares issued and outstanding (excluding 25,377,874 shares subject to possible redemption)

Class B Common Stock — The Company is authorized to issue a total of 20,000,000 shares of Class B common stock at par value of $0.0001 each. At December 31, 2020, there were 7,500,000 shares of Class B common stock issued or outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 10 — Income Tax

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Start-up expenses	$100,224
Federal Net Operating loss	11,369

Total deferred tax asset	111,593
Valuation allowance	(111,593)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(111,593)
State
Current	—
Deferred	—
Change in valuation allowance	(111,593)

Income tax provision	$—

The Company’s net operating loss carryforward as of December 31, 2020 amounted to $54,139 which was available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from September 24, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $111,593.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Permanent Book/Tax Differences	-19.6%
Change in valuation allowance	-1.4%

Income tax provision	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities, since inception.

Note 11 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1 - defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2 - defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3 - defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

At December 31, 2020, assets held in the Trust Account were comprised of $300,000,000 in money market funds. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

At December 31, 2020, there were 10,000,000 Public Warrants and 5,333,333 Private Placement Warrants outstanding.

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2020	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description
Assets:
Money Market Funds held in Trust Account	$300,000,000	$300,000,000	$—	$—

Liabilities:
Warrant Liability – Public Warrants	$19,522,653	$—	$—	$19,522,653

Warrant Liability – Private Warrants	$12,212,768	$—	$—	$12,212,768

The Company utilizes a Monte Carlo simulation model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2020.

The following table provides quantitative information regarding Level 3 fair value measurements:

	At November 30, 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$10.18	$10.50
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility	28.9%	31.3%
Risk-free rate	0.45%	0.44%
Dividend yield	0.0%	0.0%
Probability of completing a Business Combination	85.0%	90.0%

FOREST ROAD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of September 24, 2020 (inception)	$—	$—	$—
Initial measurement on November 30, 2020	10,796,275	17,330,871	28,127,146
Change in fair value recognized in earnings	1,416,493	2,191,782	3,608,275
Fair value as of December 31, 2020	$12,212,768	$19,522,653	$31,735,421

Level 3 financial liabilities consist of the Public Warrant and Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Note 12 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Merger Agreement

On February 9, 2021, Forest Road entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BB Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road (“Beachbody Merger Sub”), MFH Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road (“Myx Merger Sub”), The Beachbody Company Group, LLC, a Delaware limited liability company (“Beachbody”), and Myx Fitness Holdings, LLC, a Delaware limited liability company (“Myx”).

Subscription Agreements

On February 9, 2021, Forest Road and certain investors entered into subscription agreements (the “Subscription Agreements”) pursuant to which such investors have agreed to purchase in connection with the Closing an aggregate of 22.5 million shares of Class A common stock for a purchase price of $10.00 per share, for an aggregate purchase price of $225 million (together, the “PIPE Investment”). The obligations of each party to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued. Based upon this review, other than as described above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.